As Filed with the Securities and Exchange Commission on January 31, 2003
Registration No. 333-101139

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BB&T CORPORATION
(Exact name of registrant as specified in its charter)
North Carolina	6060	56-0939887
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 West Second Street
Winston-Salem, North Carolina 27101
(336) 733-2000
(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)

Jerone C. Herring, Esq.
200 West Second Street, 3rd Floor
Winston-Salem, North Carolina 27101
(336) 733-2180
(Name, address, including Zip Code, and telephone number,
including area code, of agent for service)

The Commission is requested to send copies of
all communications to:
Christopher E. Leon, Esq.	James S. Fleischer, P.C.
Womble Carlyle Sandridge & Rice, PLLC	Silver, Freedman & Taff, L.L.P.
One West Fourth Street	1700 Wisconsin Avenue, N.W.
Winston-Salem, North Carolina 27101	Washington, D.C. 20007

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Special Meeting of Shareholders

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

The Board of Directors of Equitable Bank has unanimously approved a merger where Equitable will be merged into Branch Banking and Trust Company, a wholly owned bank subsidiary of BB&T. In the merger, you will receive one share of BB&T common stock for each share of Equitable common stock that you own.
You generally will not recognize gain or loss for federal income tax purposes on your receipt of the BB&T common stock.
The merger will join Equitable’s strengths as a customer-oriented and service-driven financial services company in the fast-growing Maryland suburbs of Washington, D.C., with BB&T’s position as a leading bank throughout the Washington D.C. area, including Maryland and Virginia, as well as throughout the Carolinas, West Virginia, Georgia, Kentucky, Florida and Tennessee.
At the special meeting, you will consider and vote on the merger agreement, the related plan of merger and the combination agreement. The merger cannot be completed unless holders of at least two-thirds of the shares of Equitable common stock entitled to vote approve the merger agreement, the plan of merger and the combination agreement. Equitable’s Board of Directors believes the merger is in the best interests of Equitable’s shareholders and recommends that the shareholders vote to approve the merger agreement, the plan of merger and the combination agreement. No vote of BB&T shareholders is required to approve the merger agreement, plan of merger and combination agreement.
BB&T common stock is listed on the New York Stock Exchange under the symbol “BBT.” On January 29, 2003, the closing price of BB&T common stock was $33.34. This price will, however, fluctuate between now and the merger.
The special meeting will be held at 10:00 a.m., Eastern Time, on March 5, 2003 at the main office of Equitable Bank located at 11501 Georgia Avenue, Wheaton, Maryland.
This proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. In addition, this proxy statement/prospectus incorporates important business and financial information about BB&T and Equitable from other documents that we have not included in the proxy statement/prospectus. You may obtain copies of these other documents without charge by requesting them in writing or by telephone at any time prior to February 26, 2003 from the appropriate company at the following addresses:

BB&T Corporation	Equitable Bank
Shareholder Reporting	11501 Georgia Avenue
Post Office Box 1290	Wheaton, Maryland
Winston-Salem,	20902
North Carolina 27102	Attn: Kathleen Yamada
(336) 733-3021	(301) 949-6500

Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you fail to return your proxy card and fail to vote in person, the effect will be the same as a vote against the merger agreement, the plan of merger and the combination agreement. Your vote is very important. You can revoke your proxy at any time before its exercise by filing written revocation with, or by delivering a later-dated proxy to Equitable’s corporate secretary before the meeting or by attending the meeting and voting in person. If your shares are registered in street name, you will need additional documentation from the record holder to vote in person at the meeting.
On behalf of the Board of Directors of Equitable, I urge you to vote “FOR” approval and adoption of the merger agreement.

Timothy F. Veith
President and Chief Executive Officer
Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of the BB&T common stock to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares of BB&T common stock to be issued in the merger are not savings or deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement/prospectus is dated January 31, 2003 and is expected to be first mailed to shareholders of Equitable on or about February 3, 2003.

Equitable Bank
11501 Georgia Avenue
Wheaton, Maryland 20902

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 5, 2003

Equitable Bank will hold a special meeting of shareholders on March 5, 2003 at 10:00 a.m. Eastern time, at the main office of Equitable Bank located at 11501 Georgia Avenue, Wheaton, Maryland, for the following purposes:

•
To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization, dated as of November 12, 2002, between Equitable Bank, Branch Banking and Trust Company and BB&T Corporation, a related plan of merger and the combination agreement (collectively, the “merger agreement”), providing for the merger of Equitable with and into Branch Banking and Trust Company, a wholly-owned bank subsidiary of BB&T (the “merger”). In the merger, each share of Equitable common stock will be converted into the right to receive one share of BB&T common stock, all as described in more detail in the accompanying proxy statement/prospectus. A copy of the merger agreement, related plan of merger and the combination agreement is attached as Appendix A to the accompanying proxy statement/prospectus.

•	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Holders of shares of Equitable common stock as of the close of business on January 10, 2003 are entitled to notice of the meeting and to vote at the meeting. If your shares are not registered in your own name, you will need additional documentation from the record holder in order to vote personally at the meeting.

A proxy card is enclosed. To ensure that your vote is counted, please complete, sign, date and return the proxy card in the enclosed, postage-paid return envelope, whether or not you plan to attend the meeting in person. You may revoke your proxy at any time before it is voted at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person. However, attendance at the meeting will not by itself revoke a proxy.

By Order of the Board of Directors

Timothy F. Veith
President and Chief Executive Officer

Wheaton, Maryland
January 31, 2003

Please complete, sign, date and return the enclosed proxy card promptly in the envelope provided, whether or not you plan to attend the meeting.

i

A WARNING ABOUT FORWARD-LOOKING INFORMATION

BB&T and Equitable have each made forward-looking statements in this document and in other documents to which this document refers that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the managements of BB&T and Equitable and on information currently available to them or, in the case of information that appears under the heading “The Merger—Background of and Reasons for the Merger” on page 11, information that was available to the managements of BB&T and Equitable as of the date of the merger agreement, and should be read in connection with the notices about forward-looking statements made by BB&T in its reports filed under the Securities Exchange Act of 1934, and Equitable in its reports filed with the OTS and attached to the proxy statement/prospectus. Forward-looking statements include the information concerning possible or assumed future results of operations of BB&T or Equitable set forth under “Summary” and “The Merger—Background of and Reasons for the Merger” and statements preceded by, followed by or that include the words “believes,” “expects,” “assumes,” “anticipates,” “intends,” “plans,” “estimates” or other similar expressions. See “Where You Can Find More Information” on page 53.

BB&T and Equitable have made statements in this document and in other documents to which this document refers regarding estimated earnings per share of BB&T on a stand-alone basis, expected cost savings from the merger, estimated merger or restructuring charges relating to the merger, estimated increases in Equitable’s fee income ratio and net interest margin, the anticipated accretive effect of the merger and BB&T’s anticipated performance in future periods. With respect to estimated cost savings and merger or restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and Equitable, the amount of general and administrative expense consolidation, costs relating to converting Equitable’s bank operations and data processing to BB&T’s systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies’ respective accounting reserve policies and the costs related to the merger. The realization of cost savings and the amount of merger or restructuring charges relating to the merger are subject to the risk that the foregoing assumptions prove to be incorrect, and actual results may be materially different from those expressed or implied by the forward-looking statements.

Any statements in this document about the anticipated accretive effect of the merger and BB&T’s anticipated performance in future periods are subject to risks relating to, among other things, the following:

•	expected cost savings from the merger or other previously announced mergers may not be fully realized or realized within the expected time-frame;

•	the loss of deposits, customers or revenues following the merger or other previously announced mergers may be greater than expected;

•	competitive pressures among financial institutions may increase significantly;

•	costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including Equitable, may be greater than expected;

•	changes in the interest rate environment may reduce margins or the volumes or values of loans made or held;

•
general economic or business conditions, either nationally or in the states or regions in which BB&T and Equitable do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and Equitable are engaged;

•	adverse changes may occur in the securities markets; and

•	competitors of BB&T and Equitable, which may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and Equitable.

Management of each of BB&T and Equitable believes the forward-looking statements about its company are reasonable; however, shareholders of Equitable should not place undue reliance on them. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BB&T following completion of the merger may differ materially from those expressed or implied in these forward-looking statements. Many of the factors that will determine these results and values are beyond BB&T’s and Equitable’s ability to control or predict.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to BB&T or Equitable or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither BB&T nor Equitable undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we refer you. See “Where You Can Find More Information” on page 53.

What You Will Receive in the Merger

If the merger is completed, you will receive one share of BB&T common stock for each share of Equitable common stock you own.

On January 29, 2002, the closing value of one share of BB&T common stock equaled $33.34. Because the market price of BB&T common stock fluctuates, you will not know when you vote what BB&T common stock will be worth when issued in the merger.

No Federal Income Tax on Shares Received in Merger (Page 30)

Neither company is required to complete the merger unless it receives a legal opinion from BB&T’s counsel, dated as of the closing date, to the effect that, based on specified facts, representations and assumptions, the merger will be treated as a “reorganization” for federal income tax purposes. Therefore, we expect that, for federal income tax purposes, you generally will not recognize any gain or loss on the conversion of shares of Equitable common stock into shares of BB&T common stock. Tax matters are complicated, and the tax consequences of the merger may vary among shareholders. We urge you to contact your own tax advisor to understand fully how the merger will affect you.

BB&T Dividend Policy Following the Merger

BB&T currently pays regular quarterly dividends of $0.29 per share of its common stock and, over the past five years, has had a dividend payout ratio in the range of approximately 39% to 40% of earnings excluding merger-related charges and a compound annualized dividend growth rate of 13.3%. BB&T has increased its quarterly cash dividend payments for 31 consecutive years. BB&T expects that it will continue to pay quarterly dividends consistent with this payout ratio, but may change that policy based on business conditions, BB&T’s financial condition, earnings and other factors.

Equitable Board of Directors Unanimously Recommends Shareholder Approval (Page 10)

The Equitable Board of Directors believes that the merger is in the best interests of Equitable shareholders and unanimously recommends that you vote “FOR” approval of the merger agreement, the related plan of merger and the combination agreement. The Equitable Board believes that, as a result of the merger, you will be able to achieve greater value on a long term basis than you would if Equitable remained independent.

Exchange Ratio Fair to Shareholders According to Equitable’s Financial Advisor (Page 16)

Equitable’s financial advisor, Keefe, Bruyette & Woods, Inc. has given an opinion to the Equitable Board that, as of September 27, 2002 (the date Equitable’s Board approved the merger agreement), the exchange ratio in the merger was fair from a financial point of view to you as holders of Equitable common stock. The full text of this opinion is attached as Appendix C to this proxy statement/prospectus. We encourage you to read the opinion carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Keefe, Bruyette & Woods in rendering its fairness opinion. At the time this proxy statement/prospectus is mailed to you, Equitable will have paid $75,000 to Keefe, Bruyette & Woods for such services. Equitable has agreed to pay Keefe, Bruyette & Woods an additional fee of $464,000, at the time the merger is completed.

Equitable Shareholders Do Not Have Dissent and Appraisal Rights (Page 38)

Holders of Equitable common stock do not have the right to dissent from the merger and demand an appraisal of the fair value of their shares in connection with the merger.

Meeting to be held March 5, 2003 (Page 9)

Equitable will hold the special shareholders’ meeting at 10:00 a.m., Eastern time, on March 5, 2003 at the main office of Equitable Bank located at 11501 Georgia Avenue, Wheaton, Maryland. At the meeting, you will vote on the merger agreement, the plan of merger and combination agreement and conduct any other business that properly arises.

The Companies (Page 39, 42)

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101
(336) 733-2000

BB&T is a financial holding company with more than $80.2 billion in assets as of December 31, 2002. It was the fourth largest financial holding company in terms of assets headquartered in the Southeast as of September 30, 2002. Through its banking subsidiaries, BB&T currently operates 1,121 branch offices in the Carolinas, Georgia, Virginia, Maryland, West Virginia, Tennessee, Kentucky, Florida, Alabama, Indiana and the Washington, D.C. area. BB&T ranks first in deposit market share in West Virginia, third in North Carolina and South Carolina, fourth in Virginia, third in Kentucky and maintains a significant market presence in Maryland, Georgia and Washington, D.C.

Equitable Bank
11501 Georgia Avenue
Wheaton, Maryland 20902
(301) 949-6500

Equitable is a federally chartered savings bank headquartered in Wheaton, Maryland, with total assets of $477 million. In addition to its Wheaton headquarters, Equitable operates two banking offices in Silver Spring and one each in Rockville and Beltsville.

The Merger (Page 11)

Equitable will merge with and into Branch Banking and Trust Company, a wholly owned bank subsidiary of BB&T. If the Equitable shareholders approve the merger agreement, the plan of merger and the combination agreement at the special meeting, we currently expect to complete the merger in the first quarter of 2003.

We have included the merger agreement as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement in full, as it is the legal document that governs the merger.

Two-Thirds Shareholder Vote Required (Page 9)

Approval of the merger agreement, the plan of merger and combination agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Equitable common stock entitled to vote. If you fail to vote, it will have the effect of a vote against the merger agreement, the plan of merger and combination agreement. At the record date, the directors and executive officers of Equitable and their affiliates together owned about 6.3% of the Equitable common stock entitled to vote at the meeting. The directors, acting as shareholders, have agreed to vote their shares in favor of the merger agreement.

Brokers who hold shares of Equitable stock as nominees will not have authority to vote them on the merger unless the beneficial owners of those shares provide voting instructions. If you hold your shares in street name, please see the voting form provided by your broker for additional information regarding the voting of your shares. If your shares are not registered in your name, you will need additional documentation from your record holder to vote the shares in person.

The merger does not require the approval of BB&T’s shareholders.

Record Date Set at January 10, 2003; One Vote per Share of Equitable Stock (Page 9)

If you owned shares of Equitable common stock at the close of business on January 10, 2003, the record date, you are entitled to vote on the merger agreement, the plan of merger and combination agreement and any other matters that may be properly considered at the meeting.

On the record date, there were 1,410,552 shares of Equitable common stock outstanding. At the meeting, you will have one vote for each share of Equitable common stock that you owned on the record date.

Interests of Equitable Directors and Executive Officers in the Merger that Differ From Your Interests (Page 28)

Some of Equitable’s directors and executive officers have interests in the merger that differ from, or are in addition to, the interests of other Equitable shareholders. These interests exist because of rights under benefit and compensation plans maintained by Equitable and, in the case of certain executive officers of Equitable, under employment agreements that may be entered into upon completion of the merger.

Employment Agreements.    Equitable’s President and Chief Executive Officer, Timothy F. Veith has entered into an employment agreement with Branch Banking and Trust Company, BB&T’s North Carolina bank subsidiary. The employment agreement provides for an employment term until the sixth anniversary after the merger is effective.

The employment agreement provides for a minimum salary as well as severance payments and other benefits if employment is terminated under certain circumstances following the merger.

As a result of the merger with BB&T, certain executive officers of Equitable will be entitled to receive payments under their existing employment agreements with Equitable.

Advisory Board.    Following completion of the merger, the members of the Equitable Board will be offered a position on one of BB&T’s local advisory boards.

For at least two years following the merger, the advisory board members who are neither employees of nor under contract with BB&T or any of its affiliates and who continue to serve will receive fees equal in amount to the retainer and schedule of attendance fees for directors of Equitable in effect on September 1, 2002. Membership on any advisory board is conditional on execution of a noncompetition agreement with BB&T.

The material terms and financial provisions of these arrangements are described under the heading “Interests of Equitable’s Directors and Officers in the Merger” on page 28.

Regulatory Approvals We Must Obtain for the Merger to Occur (Page 31)

We cannot complete the merger unless the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Commissioner of Banks (“NC Commissioner”) approves it, and the Office of Thrift Supervision (“OTS”) does not object. A notice also is required to be filed with the Georgia Department of Banking and Finance. We received approvals from the FDIC and the NC Commissioner for the merger. The required notice was filed with the OTS, and the OTS has deemed the notice complete. Notice was also filed with the Georgia Department of Banking and Finance. In addition, the option (discussed under “Option Agreement”), is subject to approval of the Board of Governors of the Federal Reserve System. We have received such approval.

Although we do not know of any reason why the Georgia Department of Banking and Finance would object to the merger, we cannot be certain that it will not object to the merger. It is uncertain what, if any, conditions may be imposed on the proposed merger by the Georgia Department of Banking and Finance.

Other Conditions that Must be Satisfied for the Merger to Occur (Page 22)

A number of other conditions must be met for us to complete the merger, including:

•	approval of the merger agreement, the plan of merger and the combination agreement by the Equitable shareholders;

•	receipt of the opinion of BB&T’s counsel that Equitable shareholders will not recognize gain or loss to the extent they exchange their Equitable common stock for BB&T common stock;

•	the continuing accuracy of the parties’ representations in the merger agreement;

•	the continuing effectiveness of the registration statement filed with the
Securities and Exchange Commission covering the shares of BB&T common stock to be issued in the merger; and

•	execution by Timothy F. Veith of a certificate pertaining to the effectiveness of his employment agreement described above.

Termination and Amendment of the Merger Agreement (Page 26)

We can mutually agree at any time to terminate the merger agreement without completing the merger. Either company can also unilaterally terminate the merger agreement if:

•	the merger is not completed by June 30, 2003;

•	the shareholders of Equitable do not approve the merger;

•	any condition that must be satisfied to complete the merger is not met; or

•	the other company violates, in a material way, any of its representations, warranties or obligations under the merger agreement and the violation is not cured in a timely fashion.

Generally, the company seeking to terminate cannot itself be in violation of the merger agreement in a way that would allow the other party to terminate.

BB&T and Equitable can agree to amend the merger agreement in any way, except that after the shareholders’ meeting we cannot decrease the consideration that you will receive in the merger. Either company can waive any of the requirements of the other company contained in the merger agreement, except that neither company can waive any required regulatory approval. Neither company intends to waive the condition that it receives a tax opinion. If a tax opinion from BB&T’s counsel is not available and the Equitable Board determines to proceed with the merger, Equitable will inform you and ask you to vote again on the merger agreement.

Option Agreement (Page 33)

As a condition to its offer to acquire Equitable, and to discourage other companies from attempting to acquire Equitable, BB&T required Equitable to grant BB&T a stock option that allows BB&T to buy up to 260,000 shares of Equitable’s common stock. The exercise price of the option is $26.50 per share. Generally, BB&T can exercise the option only if another party attempts to acquire control of Equitable. As of the date of this proxy statement/prospectus, we do not believe that has occurred.

BB&T to Use Purchase Accounting Treatment (Page 32)

BB&T will account for the merger using the purchase method of accounting. Under the purchase method, BB&T will record, at fair value, the acquired assets and assumed liabilities of Equitable. To the extent the total purchase price exceeds the fair value of tangible and identifiable intangible assets acquired over the liabilities assumed, BB&T will record goodwill. BB&T will include in its consolidated results of operations the results of Equitable’s operations after the merger is completed. Due to the immateriality of the proposed transaction to BB&T, no pro forma financial statements are included in this proxy statement/prospectus.

Share Price Information (Page 7)

BB&T common stock is traded on the New York Stock Exchange under the symbol “BBT”. Equitable common stock is traded on the Nasdaq National Market under the symbol “EQSB”. On September 26, 2002, the last full NYSE trading day before public announcement of the merger, BB&T common stock closed at $36.18. On September 25, 2002, the last full Nasdaq trading day before public announcement of the proposed merger, Equitable common stock closed at $26.93. On January 29, 2003, Equitable common stock closed at $33.29, and BB&T common stock closed at $33.34.

Listing of BB&T Common Stock

BB&T will list the shares of its common stock to be issued in the merger on the New York Stock Exchange.

Comparative Market Prices and Dividends

BB&T common stock is listed on the New York Stock Exchange under the symbol “BBT,” and Equitable common stock is listed on the Nasdaq National Market under the symbol “EQSB.” The table below shows the high and low closing prices of BB&T common stock and Equitable common stock and cash dividends paid per share for the last three fiscal years plus the interim period. The merger agreement restricts Equitable’s ability to increase dividends. See page 24.

	BB&T			Equitable
	High	Low	Cash Dividend	High	Low	Cash Dividend
Quarter Ended March 31, 2003 (through January 29, 2003)	$38.63	$33.18	$0.29*	$38.00	$32.93	$0.00
Quarter Ended
March 31, 2002	$39.11	$34.47	$0.26	$28.20	$25.10	$0.00
June 30, 2002	39.23	36.60	0.26	29.40	25.60	0.00
September 30, 2002	38.40	32.18	0.29	37.95	25.40	0.00
December 31, 2002	38.23	31.26	0.29	37.70	30.50	0.00
For year 2002	39.23	31.26	1.10	37.95	25.10	0.00
Quarter Ended
March 31, 2001	$37.88	$31.42	$0.23	$21.00	$14.06	$0.00
June 30, 2001	37.01	34.25	0.23	22.35	20.20	0.00
September 30, 2001	38.48	33.57	0.26	23.65	21.60	0.00
December 31, 2001	36.96	32.10	0.26	26.75	22.30	0.00
For year 2001	38.48	31.42	0.98	26.75	14.06	0.00
Quarter Ended
March 31, 2000	$29.19	$22.00	$0.20	$17.25	$12.00	$0.00
June 30, 2000	31.75	23.875	0.20	13.50	12.13	0.00
September 30, 2000	30.4375	24.06	0.23	13.625	12.00	0.00
December 31, 2000	38.25	27.38	0.23	13.875	13.00	0.00
For year 2000	38.25	22.00	0.86	17.25	12.00	0.00
Quarter Ended
March 31, 1999	$40.625	$34.5625	$0.175	$20.50	$16.75	$0.00
June 30, 1999	40.25	33.50	0.175	18.50	16.63	0.00
September 30, 1999	36.6875	30.1875	0.20	19.50	18.00	0.00
December 31, 1999	37.125	27.1875	0.20	18.25	16.00	0.00
For year 1999	40.625	27.1875	0.75	20.50	16.00	0.00

*	Cash dividend for the first quarter of 2003 was declared on December 17, 2002 and payable on February 3, 2003.

The table below shows the closing price of BB&T common stock on September 26, 2002, the last full NYSE trading day before public announcement of the proposed merger, and the closing price of Equitable common stock on September 25, 2002, the last full Nasdaq trading day before public announcement of the proposed merger.

BB&T historical	$36.18
Equitable historical	$26.93
Equitable pro forma equivalent**	$36.18

**	calculated by multiplying BB&T’s per share closing price by the exchange ratio of 1.

Selected Consolidated Financial Data

We are providing the following information to help you analyze the financial aspects of the merger. We derived this information from BB&T’s and Equitable’s audited financial statements for 1997 through 2001, and unaudited financial statements for the nine months ended September 30, 2002 with respect to BB&T and the audited financial statements for Equitable for the year ended September 30, 2002. The interim financial statements of BB&T include all adjustments (which include only normal, recurring adjustments) necessary to present fairly the results of operations for the applicable periods. This information is only a summary, and you should read it in conjunction with our historical financial statements and the related notes contained in the annual and quarterly reports and other documents that BB&T has filed with the Securities and Exchange Commission and that Equitable has filed with the OTS, along with the financial information contained herein. Equitable’s Annual Report on Form 10-K, as amended is attached to this proxy statement/prospectus as Appendix B and incorporated by reference herein. See “Where You Can Find More Information” on page 53. You should not rely on the nine-month information as being indicative of results expected for the entire year or for any future interim period. See “—Recent Developments—Fourth Quarter Earnings and Pending Acquisition” on page 8.

BB&T—Historical Financial Information
(Dollars in thousands, except for per share amounts)

	As of/For the Nine Months Ended September 30,		As of/For the Years Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
Net interest income	$2,039,389	$1,801,612	$2,434,485	$2,314,497	$2,194,709	$2,008,220	$1,856,142
Net income	965,754	695,695	973,638	698,488	778,725	720,964	565,103
Basic earnings per share	2.04	1.54	2.15	1.55	1.74	1.63	1.29
Diluted earnings per share	2.02	1.51	2.12	1.53	1.71	1.60	1.26
Cash dividends per share	.81	.72	.98	.86	.75	.66	.58
Book value per share	15.68	13.18	13.50	11.96	10.30	10.33	9.38
Total assets	78,186,831	70,309,046	70,869,945	66,552,823	59,380,433	54,373,105	49,240,765
Long-term debt	13,384,826	11,408,329	11,721,076	8,646,018	6,222,561	5,561,216	4,202,137

Equitable—Historical Financial Information
(Dollars in thousands, except for per share amounts)

	As of/For the Years Ended September 30,
	2002	2001	2000	1999	1998
Net interest income	$11,559	$9,244	$9,170	$8,696	$7,333
Net income	3,538	2,325	2,571	2,444	3,195
Basic earnings per share	2.69	1.78	1.98	1.89	2.50
Diluted earnings per share	2.48	1.68	1.90	1.78	2.31
Cash dividends per share	0	0	0	0	0
Book value per share	23.25	20.60	18.88	17.80	15.83
Total assets	460,394	477,873	465,199	438,832	359,857
Long-term debt	91,000	92,000	81,000	75,300	59,500

Comparative Per Share Data

We have summarized below the per share information for our companies on a historical, pro forma combined and equivalent basis. You should read this information in conjunction with our historical financial statements (and related notes) contained in the annual and quarterly reports and other documents we have filed with the Securities and Exchange Commission and the Office of Thrift Supervision. See “Where You Can Find More Information” on page 53. See also Appendix B for historical financial information of Equitable.

The pro forma combined information gives effect to the merger accounted for as a purchase, assuming that one share of BB&T common stock is issued for each outstanding share of Equitable common stock and assuming that the merger occurred as of the beginning of the periods presented. Pro forma equivalents of one Equitable common share amounts are calculated by multiplying the pro forma basic and diluted earnings per share, BB&T’s historical per share dividend and the pro forma shareholders’ equity by the exchange ratio of one share of BB&T common stock, so that the per share amounts equate to the respective values for one share of Equitable common stock. The following presentation presents 2002 per share amounts recasting Equitable’s 2002 data to conform to BB&T’s calendar year presentation. The 2001 presentation for Equitable is as of the fiscal year ended September 30, 2001 and has been taken from Equitable’s audited financial statements for that period. You should not rely on the pro forma information as being indicative of the historical results that we would have had if we had been combined or the future results that we will experience after the merger, nor should you rely on the nine-month information as being indicative of results expected for the entire year or for any future interim period. See “Recent Developments—Fourth Quarter Earnings and Pending Acquisition” on page 8.

	As of/For the Nine Months Ended September 30, 2002	As of/For the Year Ended December 31, 2001
Earnings per common share:
Basic
BB&T historical	2.04	2.15
Equitable historical	1.94	1.78
Pro forma combined	2.04	2.15
Equitable pro forma equivalent of one Equitable common share	2.04	2.15
Diluted
BB&T historical	2.02	2.12
Equitable historical	1.78	1.68
Pro forma combined	2.02	2.12
Equitable pro forma equivalent of one Equitable common share	2.02	2.12
Cash dividends declared per common share:
BB&T historical	.81	.98
Equitable historical	0.00	0.00
Pro forma combined	.81	.98
Equitable pro forma equivalent of one Equitable common share	.81	.98
Shareholders’ equity per common share:
BB&T historical	15.68	13.50
Equitable historical	23.25	20.60
Pro forma combined	15.70	13.52
Equitable pro forma equivalent of one Equitable common share	15.70	13.52

Recent Developments

Fourth Quarter Earnings

On January 13, 2003, BB&T reported earnings for the fourth quarter and full year of 2002. Net income for the fourth quarter of 2002 totaled $337.3 million, an increase of 21.3% compared to $277.9 million earned in the fourth quarter of 2001. On a diluted per share basis, net income for the fourth quarter of 2002 was $0.70, an increase of 14.8% compared to $.61 earned in the fourth quarter of 2001. For the twelve months ended December 31, 2002, net income was $1.303 billion, an increase of 33.8% compared to $973.6 million earned in 2001. On a diluted per share basis, net income was $2.72 for 2002, an increase of 28.3% compared to $2.12 earned for 2001. For the fourth quarter of 2002, the annualized returns on average assets and average shareholders’ equity were 1.71% and 17.97%, respectively, compared to 1.56% and 17.93% for the fourth quarter of 2001. For the twelve months ended December 31, 2002, the returns on average assets and average shareholders’ equity were 1.72% and 18.32%, respectively, compared to 1.41% and 16.78% for 2001. BB&T’s complete earnings announcement is included in the Form 8-K filed by BB&T on January 13, 2003. See “—Where You Can Find More Information” on page 53.

Pending Acquisition

On January 21, 2003, BB&T announced that it had agreed to acquire First Virginia Banks, Inc. of Falls Church, Virginia. In the transaction, valued at $3.38 billion based on BB&T’s closing price on January 17, 2003, First Virginia shareholders would receive for each share of First Virginia stock 1.26 shares of BB&T common stock. First Virginia is the largest and oldest bank holding company headquartered in Virginia, and First Virginia, with $11.2 billion in assets, is the parent company to eight community banks and 364 branch offices – 298 in Virginia, 55 in Maryland and 11 in northeast Tennessee. Furthermore, First Virginia is one of the top 25 auto finance providers in the country through its subsidiary, First Virginia Credit Services, Inc. As a result, the merger would make BB&T one of the top ten bank-owned auto finance companies in the country. The acquisition of First Virginia, which is expected to be completed in the third quarter of 2003, would move BB&T from fifth to second deposit market share in Virginia and bolster its presence in metro Washington, D.C., Maryland and Tennessee. Certain regulatory approvals, shareholder approvals and certain other conditions must be met for the merger to be completed. It is uncertain what, if any, conditions may be imposed with respect to the proposed merger by a regulator.

MEETING OF SHAREHOLDERS

General

We are providing this proxy statement/prospectus to Equitable shareholders of record as of January 10, 2003, along with a form of proxy that the Equitable Board is soliciting for use at a special meeting of shareholders of Equitable to be held on March 5, 2003 at 10:00 a.m., Eastern time, at the main office of Equitable Bank located at 11501 Georgia Avenue, Wheaton, Maryland. At the meeting, the shareholders of Equitable will vote upon a proposal to approve the amended and restated agreement and plan of reorganization, dated as of November 12, 2002, the related plan of merger pursuant to which Equitable will be merged with and into Branch Banking and Trust Company (“Branch Bank”) a wholly-owned bank subsidiary of BB&T and the combination agreement. In this proxy statement/prospectus, we refer to the amended and restated reorganization agreement, the related plan of merger and the combination agreement as the “merger agreement.” Proxies may be voted on other matters that may properly come before the meeting, if any, at the discretion of the proxy holders. The Equitable Board knows of no such other matters except those incidental to the conduct of the meeting. A copy of the merger agreement (excluding certain annexes) is attached as Appendix A.

Who Can Vote at the Meeting

You are entitled to vote your Equitable common stock if the records of Equitable show that you held your shares as of the record date, which is January 10, 2003. On the record date, there were 1,410,552 shares of Equitable common stock outstanding, held by approximately 98 holders of record representing approximately 450 beneficial owners. Each such share of Equitable common stock is entitled to one vote on each matter submitted at the meeting.

Attending the Meeting

If you are a beneficial owner of Equitable common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Equitable common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

Approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Equitable common stock entitled to vote. The proposal to adopt the merger agreement is a “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, shares held in street name that have been designated by brokers on proxy cards as not voted with respect to that proposal (“broker non-vote shares”) will not be counted as votes cast on it.

The merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Equitable common stock entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the merger. Accordingly, the Equitable Board urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-prepaid envelope.

Action on other matters, if any, that are properly presented at the meeting for consideration of the shareholders will be approved if a quorum is present for that matter and the votes cast favoring the action exceed the votes cast opposing the action. A quorum will be present for a particular matter if a majority of the outstanding shares of Equitable common stock entitled to vote on that matter is represented at the meeting in person or by proxy. For purposes of determining whether a quorum is present for a particular matter, shares with respect to which proxies have been marked as abstentions will be treated as shares present, but broker non-vote shares will not be treated as shares present. The Equitable Board is not aware of any other business to be presented at the meeting other than matters incidental to the conduct of the meeting.

You should not send in your stock certificates with your proxy cards. The procedure for surrendering your stock certificates is described under “The Merger—Exchange of Equitable Stock Certificates” on page 21.

As of the record date, the directors and executive officers of Equitable and their affiliates beneficially owned a total of 89,102 shares, or 6.3%, of the issued and outstanding shares of Equitable common stock (not including shares that may be acquired upon the exercise of stock options). The directors and executive officers of BB&T, their affiliates, BB&T and its subsidiaries owned less than 1% of the outstanding shares of Equitable common stock, excluding shares subject to the stock option granted to BB&T in connection with the merger agreement and described under the heading “Stock Option Agreement” on page 33.

Voting and Revocation of Proxies

The shares of Equitable stock represented by properly completed proxies received at or before the time for the meeting (or any adjournment) will be voted as directed by the respective shareholders unless the proxies are revoked as described below. If no instructions are given, executed proxies will be voted “FOR” approval of the merger agreement. Proxies marked “FOR” approval of the merger agreement and executed but unmarked proxies will be voted in the discretion of the proxy holders named in the proxies as to any proposed adjournment of the meeting. Proxies that are voted “AGAINST” approval of the merger agreement will not be voted in favor of any motion to adjourn the meeting to solicit more votes in favor of the merger. The proxies will be voted in the discretion of the proxy holders on other matters, if any, that are properly presented at the meeting and voted upon.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either: notify the Corporate Secretary of Equitable in writing at Equitable’s principal executive offices; submit a later-dated proxy to the Corporate Secretary of Equitable; or attend the meeting and vote your shares in person. Your attendance at the meeting will not automatically revoke your proxy. If you hold your shares in street name, please see the voting form provided by your broker for additional information regarding the voting of your shares.

Your broker may allow you to deliver your voting instructions via the telephone or the internet. Please see the voting instruction form from your broker. If your shares are not registered in your name, you will need additional documentation from your record holder to vote the shares in person.

Solicitation of Proxies

BB&T and Equitable will each pay 50% of the cost of printing this proxy statement/prospectus, and Equitable will pay all other costs of soliciting proxies. Directors, officers and other employees of Equitable or its subsidiaries may solicit proxies personally, by telephone or facsimile or otherwise. None of these people will receive any special compensation for solicitation activities. Equitable will arrange with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such brokerage firms and other custodians, nominees and fiduciaries, and Equitable will reimburse these record holders for their reasonable out-of-pocket expenses. Equitable has engaged Regan and Associates to assist in distributing proxy materials and contacting record and beneficial owners of Equitable common stock. Equitable has agreed to pay Regan and Associates approximately $5,500, including out of pocket expenses for its services to be rendered on behalf of Equitable.

Recommendation of the Equitable Board

The Equitable Board has approved the merger agreement and plan of merger and believes that the proposed transaction is fair to and in the best interests of Equitable and its shareholders. The Equitable Board unanimously recommends that Equitable’s shareholders vote “FOR” approval of the merger agreement. See “The Merger—Background of and Reasons for the Merger” on page 11.

THE MERGER

The following information describes the material aspects of the merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices to this proxy statement/prospectus, including the merger agreement, which is attached to this proxy statement/prospectus as Appendix A and incorporated herein by reference. All shareholders are urged to read the appendices in their entirety.

General

The merger agreement provides that Equitable will merge with and into Branch Bank, a wholly-owned bank subsidiary of BB&T. As a result of the merger, holders of Equitable common stock will be exchanging their shares of a federally chartered savings association, which is governed by the rules and regulations of the OTS, Equitable’s charter and Equitable’s bylaws, for shares of common stock of BB&T, a North Carolina corporation, which is governed by the North Carolina Business Corporation Act, BB&T’s articles of incorporation and BB&T’s bylaws. On the effective date of the merger, each share of Equitable common stock then issued and outstanding will be converted into and exchanged for the right to receive one share of BB&T common stock. Shares held by Equitable, BB&T, or their subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, will not be converted to BB&T common stock.

Background of and Reasons for the Merger

Background of the Merger

In December 2000, PL Capital and its affiliated entities filed a Schedule 13D announcing its ownership of 6.3% of Equitable’s outstanding stock. In its 13D, PL Capital stated, among other things, that it believed the optimal way to maximize the value of the franchise and dramatically increase shareholder value is for Equitable to investigate a sale to a larger banking organization. PL Capital also stated that members of the group may seek election or appointment to Equitable’s board of directors.

In January 2001, Equitable engaged Keefe, Bruyette & Woods, Inc. (“KBW”) to provide planning and financial advisory services regarding the strategic direction of the Bank and its shareholder enhancement efforts. Specifically, KBW reviewed and evaluated capital management alternatives, assisted in the development of additional business strategies and assisted in reviewing and updating current business plan strategies, including advice on strategy execution and shareholder communications. In March 2001, after an initial due diligence review, KBW presented its analysis to the board of Equitable. Included in the presentation were current market conditions for publicly traded savings institutions, comparative information of peer thrift institutions, a financial review of Equitable’s budget and business plan and an overview of the merger and acquisition market.

KBW continued to advise Equitable on an on-going basis consistent with the goals of its financial advisory engagement. KBW generally presented a quarterly review to Equitable on its progress in relation to its strategic plan and also provided a quarterly comparison to peer institutions and a general market overview, which included an update on the capital markets and merger and acquisition trends.

In September 2001, a representative of PL Capital contacted Equitable to request representation on Equitable’s board of directors. After considering the matter, Equitable determined that Mr. Garrett Goodbody, a member of the PL Capital group and managing partner of Goodbody Partners LP, a limited partnership which provides portfolio management and international financial services consulting, would be nominated to fill a newly created vacancy on Equitable’s board of directors. Equitable requested that in return for a board seat, PL Capital sign an agreement which provided, among other things, for a standstill agreement (the “standstill agreement”). In November, 2001 such agreement between PL Capital and Equitable was signed. Mr. Goodbody was appointed as a director as of January 1, 2002 for a term to expire in 2003. Equitable agreed to renominate Mr. Goodbody, or another individual selected by PL Capital, in 2003. PL Capital agreed not to, directly or indirectly, (1) initiate or encourage others to enter into merger negotiations with Equitable; (2) solicit proxies or participate in the solicitation of proxies in opposition to any recommendation of Equitable’s board of directors; (3) propose, submit or otherwise solicit stockholders of Equitable for the approval of one or more stockholder proposals; (4) vote for any nominee for election other than those nominated by Equitable’s board of directors; (5) make any statements in opposition to, or that would reflect negatively against Equitable or its directors or officers, or participate in any litigation against Equitable. Both PL Capital and the directors of Equitable agreed to vote their shares for Equitable’s nominees and PL Capital’s representative, respectively.

The standstill agreement terminates upon the earlier of (i) Equitable ceasing to exist by reason of merger, sale of assets, liquidation, exchange of shares or otherwise, or (ii) a representative of PL Capital ceasing to be a member of Equitable’s board of directors.

In April 2002, the board of directors of Equitable requested that KBW meet with them to review current operations of Equitable, with a focus on the strategic opportunities to enhance shareholder value over the next several years, the related risks and rewards of these options, and the current merger and acquisition market. This request resulted from the Board’s ongoing examination of the best ways to enhance shareholder value, its awareness and analysis of current market conditions and the participation of Mr. Goodbody in these discussions. After a thorough review, the Equitable board and management identified certain factors which could potentially limit the ability of Equitable to continue to further enhance shareholder value. These factors included, among others, (i) the absence of a holding company structure; (ii) the increased competition for deposits, and specifically the increasing strategic challenges of attracting low cost core checking, savings and money market deposits; (iii) the interest rate risk associated with a balance sheet containing predominantly residential real estate loans and mortgage backed securities funded by certificates of deposit and wholesale borrowings; (iv) the challenge of reducing the future volatility of Equitable’s earnings stream through asset and liability management and balance sheet restructuring; (v) the execution risk that accompanies a strategy of remaining an independent community banking institution in an increasingly competitive banking environment; (vi) the future valuation assigned to a small capitalization, traditional thrift franchise by the capital markets; (vii) the low average trading volume and liquidity of Equitable’s common stock; (viii) the record level of current earnings and the prospects for net interest margin contraction in future years, given the high levels of mortgage refinancing and significantly lower levels of reinvestment rates in the current interest rate environment; and (ix) anticipated expenditures required to implement new technology to remain competitive.

After considering these challenges, as well as the ability of Equitable to continue increasing shareholder value, the board decided to explore opportunities for a strategic alliance with a potential strategic partner having a broad and diversified business strategy, a strong currency with high liquidity, a solid reputation in executing a community banking strategy and a strong profile among institutional and individual investors.

In May 2002, KBW was engaged by Equitable to explore strategic alternatives to enhance shareholder value, including a possible strategic alliance with a larger partner. KBW, working with Equitable, prepared a confidential information memorandum (the “Memorandum”) containing financial and operating information about the Bank. Upon completion of the Memorandum, KBW was authorized by the board in June 2002 to begin the process of identifying potential strategic partners, and if possible, begin the negotiation of a strategic alliance.

KBW subsequently identified 24 potential strategic partners that could enhance the shareholder value of Equitable. Eighteen of the aforementioned potential strategic partners executed confidentiality agreements, and the Memorandum was sent out accordingly. By mid-July, four parties had submitted written preliminary non-binding indications of interest, including BB&T Corporation. On July 18, 2002, after receipt of the preliminary non-binding indications of interest, KBW reviewed with the board the pricing and terms of each proposal. After discussion with the board and its legal counsel, it was determined that three of the parties submitted non-binding indications of interest that were attractive enough to merit further consideration by Equitable. The fourth proposal was at a very low price level and not deemed attractive enough to merit additional consideration. KBW was instructed to explore the possibility of more favorable terms, including price, from the three parties and seek clarification of certain items not addressed by the three parties in their preliminary non-binding indications of interest. The three potential strategic partners were invited to perform on-site due diligence and were given access to additional non-public information and management of Equitable during this time period. All three potential strategic partners were asked to submit a second non-binding indication of interest by August 19, 2002. As a result of this process, three revised non-binding indications of interest were received by the deadline.

On August 22, 2002 and August 26, 2002, the Equitable board met with KBW and Equitable’s legal counsel to review the revised non-binding indications of interest. The pricing and terms of each non-binding indication of interest were reviewed by the Equitable board.

Proposal 1 was an all stock, fixed exchange ratio proposal from a local bank holding company with slightly over $2 billion in assets. Like the BB&T proposal, the ultimate value of this proposal was dependent upon the price of the buyer’s stock at closing and thereafter. Using a price based on the closing price of the prospective buyer’s common stock on August 19, 2002, KBW valued this proposal at $40.23 per share.

The second proposal was for 50% cash and 50% stock from a local bank holding company with assets of nearly $2 billion. The stock component was based on a floating exchange ratio so that together the cash and stock offered would have a value of $38.00 per share at closing, based on the average closing price of the buyer’s common stock for the 20 trading days prior to the closing date. KBW valued this proposal at $38.00 per share.

The third proposal was from BB&T and was identical to the terms ultimately agreed upon by Equitable. Using a price based on the closing price of BB&T common stock on August 19, 2002, KBW valued this proposal at $38.25 per share. Because the BB&T proposal and proposal one are based on a fixed exchange ratio, the ultimate value of either proposal would depend on the future stock price of the prospective buyers.

Equitable’s Reasons for the Merger and Recommendation of Directors

The Equitable board determined that the BB&T proposal was the most attractive proposal and provided the best potential to maximize long term shareholder value for several reasons, including:

•
The attractive relative valuation of BB&T’s stock on a price to earnings basis when compared to the other potential strategic partners. As of the August 19, 2002 date when final indications of interest were submitted, BB&T’s common stock had the lowest price to earnings ratio of the three potential strategic partners, based upon published 2002 mean GAAP earnings per share estimates.

•
BB&T’s demonstrated track record in acquiring and integrating community banking institutions. As of the August 19, 2002 evaluation date, BB&T had acquired over 20 community banking institutions in the previous five years and numerous non-bank institutions.

•
BB&T’s capacity to integrate the Equitable franchise and shareholder base without a material adverse impact to its stock price. As of June 30, 2002, BB&T had assets of over $76 billion and existing operations in the state of Maryland. The integration of Equitable Bank, which had assets of $476 million as of June 30, 2002, was believed to present a minimal integration risk to BB&T. Conversely, the other potential strategic partners had assets of approximately $2 billion as of June 30, 2002 and the integration of Equitable Bank was believed to present a higher degree of integration risk.

•
The substantial increase in common stock liquidity, market capitalization and average daily trading volume (on the August 19, 2002 evaluating date, BB&T had an average daily trading volume of 916,101 shares for the most recent 12 months) of BB&T common stock when compared to the other potential strategic partners. The average daily trading volume of BB&T is between 40 and 80 times higher than the other two potential strategic partners.

•	The strong current and long term historical operating and stock price performance of BB&T and the prospects for continued strong performance.

•	BB&T’s consistent historical track record of growth in assets, deposits, earnings per share and cash dividends per share and prospects for continued growth.

•	BB&T’s well diversified businesses strategy and solid execution of a community banking business model.

•
BB&T’s substantial community bank merger integration experience combined with its improvement in products and services would provide the least amount of disruption to Equitable customers and the best opportunity for an improvement in financial products and services.

•	The overall higher profile of BB&T in terms of geographic footprint, products and services, equity analyst coverage and profile among institutional investors.

Based upon these factors, the Equitable board instructed its legal counsel to begin negotiating a definitive agreement with BB&T.

On September 17, 2002, the Equitable board met with legal counsel to discuss the initial draft of the definitive agreement, which had been prepared by counsel to BB&T. Counsel explained the terms of the agreement and discussed certain modifications to the agreement that it had suggested. The board asked numerous questions of counsel regarding the terms of the agreement and the option.

On September 26, 2002, the Equitable board met with KBW and Equitable’s legal counsel. KBW reviewed with the Equitable board the recent weakness in overall equity market valuation and the volatility in the equity markets since the decision to pursue a definitive agreement with BB&T was reached by the Equitable board on August 26, 2002. The Equitable board reviewed several factors, including (a) recent equity market conditions and equity market volatility; (b) the original reasons for pursuing a larger, more diversified strategic partner back in April, 2002; (c) the Equitable board’s original goal of a strategic partner having a broad and diversified business strategy, a strong currency with high liquidity, a solid reputation in executing a community banking strategy and a strong profile among institutional and individual investors; and (d) the previously mentioned reasons for specifically selecting BB&T as a strategic partner during the August 22, 2002 and August 26, 2002 board meetings. As a result of these discussions, the Equitable board concluded that BB&T continued to be the best strategic partner to maximize long term value for Equitable stockholders.

On September 27, 2002, the Equitable board met with KBW and Equitable’s legal counsel. Prior to this meeting, the revised definitive agreement and the fairness presentation were distributed to Equitable’s board for its review. At this board meeting, Equitable’s legal counsel again reviewed the terms of the definitive agreement and other relevant documents and the contemplated transaction. KBW delivered its preliminary opinion that the merger consideration was fair, from a financial point of view, to the holders of Equitable common stock. After a thorough discussion of the transaction, the Equitable board voted unanimously to approve the definitive agreement and authorized execution of the definitive agreement and related documents.

The Equitable board believes that the terms of the definitive agreement are fair and in the best interests of Equitable and its shareholders. In the course of reaching its determination to approve the agreement, the board considered all factors it deemed material. These included:

•	The factors discussed with KBW at its August 2002 meetings.

•	The board’s consideration of the written opinion of KBW that the consideration to be received by Equitable’s stockholders pursuant to the agreement was fair to them from a financial point of view.

•	The types of business that BB&T conducts in the region, and the expanded service BB&T can provide Equitable’s customers and its surrounding communities.

•	The strong long term operating and stock price performance of BB&T.

•	The substantial increase in equity analyst coverage, liquidity, trading volume and market capitalization for Equitable stockholders.

•	BB&T’s historical growth rate in assets, deposits, earnings per share and cash dividends per share and prospects for continued growth.

•	The likelihood of receiving the required regulatory approvals in a timely manner.

The foregoing discussion of the information and factors considered by the board is not intended to be exhaustive, but constitutes the material factors considered by the board. In reaching its determination to approve and recommend the definitive agreement, the board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the definitive agreement were the product of arm’s length negotiations between representatives of Equitable and BB&T.

FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS OF EQUITABLE HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF EQUITABLE AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF EQUITABLE VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

BB&T’s Reasons for the Merger

One of BB&T’s announced objectives is to pursue in-market and contiguous state acquisitions of banks and thrifts in the $250 million to $10 billion asset size range. BB&T’s management believes that the acquisition of Equitable is consistent with this strategy, and will give BB&T the seventh highest deposit market share in the Washington D.C. metropolitan statistical area (the nation’s wealthiest based on per capita income) and will strengthen its position in the high growth and economically attractive markets of Montgomery and Prince George’s Counties, Maryland, a growing technology center.

In connection with BB&T’s consideration of the merger, its management analyzed selected investment criteria designed to assess the impact of the merger on BB&T and its shareholders. For the purpose of this analysis, BB&T made the following assumptions:

•	BB&T’s operating earnings per share (“EPS”) on a stand-alone basis for 2002 would be in line with the estimates published by First Call Corporation of $2.76;

•
BB&T’s operating earnings per share on a stand-alone basis for subsequent years would increase at an assumed annual rate, determined solely for the purpose of assessing the impact of the merger as described above, of 12%;

•	Equitable’s 2002 EPS (prior to the effects of the merger) is based on BB&T management’s estimate of $2.48 (based upon a projected range provided to BB&T by Equitable’s management);

•	Annual cost savings of approximately $2.7 million, or 40% of Equitable’s non-interest expense base;

•	Income statement and balance sheet growth rates attributable to Equitable would be 0% in year one, 6% in year 2; 15% in years 3 through 5, and 12% in years 6 through 10 except:

•	Equitable’s core fee income ratio is incrementally raised (prior to the margin enhancement below) to 25% by year 10;

•	Equitable’s core net interest margin (non-fully taxable equivalent) is estimated at 2.49% in 2002 and then would incrementally increase over ten years to a margin of 4.00%;

•	Equitable’s loan loss allowance would be 1.30%; and

•	Equitable’s net charge-off rate for loan losses would be 0.10% in 2003, 0.15% in 2004, 0.25% in 2005, 0.30% in 2006 and 0.35% in 2007 and thereafter.

Using the above assumptions, BB&T analyzed the merger to determine whether it would have an accretive or dilutive effect on estimated earnings per share, return on equity, return on assets and book value per share, as well as its effect on BB&T’s leverage capital ratio. This analysis indicated that the merger would:

•	be accretive to GAAP basis earnings per share and cash basis earnings per share, in year one;

•	be accretive to cash return on assets in year six;

•	be accretive to cash basis return on equity in year one;

•	be accretive to book value in year one; and

•	result in a combined leverage ratio that remains over 7%.

In conducting its analysis, BB&T excluded the effect of estimated one-time after-tax charges of $2.7 million related to completing the merger on earnings per share, return on assets and return on equity, as well as cash basis earnings per share, cash basis return on assets and cash basis return on equity.

In addition to the analysis described above, BB&T performed an internal rate of return analysis for the merger. The purpose of this analysis was to determine if the projected performance of Equitable, after applying the assumptions described above, would conform to BB&T’s criteria. BB&T’s current minimum internal rate of return requirement for this type of investment is 15%. The analysis performed in connection with the Equitable merger indicated that the projected internal rate of return is 25.17%.

None of the above information has been updated since the date of the merger agreement. There can be no certainty that actual results will be consistent with the results described above. For more information concerning the factors that could affect actual results, see “A Warning About Forward-Looking Information” on page iii.

Opinion of Equitable’s Financial Advisor

On May 3, 2002, KBW was retained by Equitable to evaluate Equitable’s strategic alternatives as part of a shareholder enhancement program and to evaluate any specific proposals that might be received regarding an acquisition of Equitable. KBW, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. KBW is familiar with the market for common stocks of publicly traded banks, thrifts and bank and thrift holding companies. The Equitable Board selected KBW on the basis of the firm’s reputation and its experience and expertise in transactions similar to the merger and its prior consultative working relationship with Equitable.

Pursuant to its engagement, KBW was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to shareholders of Equitable. KBW delivered its opinion to the Equitable board that, as of September 27, 2002, the merger consideration is fair, from a financial point of view, to the shareholders of Equitable. No limitations were imposed by the Equitable board upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion. KBW has consented to the inclusion herein of the summary of its opinion to the Equitable board and to the reference to the entire opinion attached hereto as Appendix C.

The full text of the opinion of KBW, which is attached as Appendix C to this proxy statement/prospectus, sets forth certain assumptions made, matters considered and limitations on the review undertaken by KBW, and should be read in its entirety. The summary of the opinion of KBW set forth in this proxy statement/prospectus is qualified in its entirety by reference to the opinion.

In rendering its opinion, KBW (i) reviewed the merger agreement, (ii) reviewed Equitable’s and BB&T’s annual reports, proxy statements and form 10-K’s for the prior three fiscal years of 2001, 2000 and 1999 and

10-Q’s for the quarters ended June 30, 2002 and March 31, 2002 and certain other internal financial analysis considered relevant, (iii) discussed with senior management and the board of directors of Equitable the current position and prospective outlook for Equitable, (iv) discussed with senior management of BB&T their operations, financial performance and future plans and prospects, (v) considered historical quotations, levels of activity and prices of recorded transactions in Equitable’s and BB&T’s common stock, (vi) reviewed financial and stock market data of other thrifts in a comparable asset range to Equitable, (vii) reviewed financial and stock market data of other banks in a comparable asset range to BB&T, (viii) reviewed certain recent business combinations with thrifts as the acquired company, which KBW deemed comparable in whole or in part, and (ix) performed other analyses which KBW considered appropriate.

Analysis of Recent Comparable Acquisition Transactions

In rendering its opinion, KBW analyzed certain comparable merger and acquisition transactions of both pending and completed thrift deals, comparing the acquisition price relative to tangible book value, last twelve months earnings and premium to core deposits. The analysis included a comparison of the median and average of the above ratios for pending and completed acquisitions since January 1, 2001, where the seller was a thrift, based on the following three comparable groups:

(i)    to compare the Equitable transaction to selling thrift institutions with a similar asset size and transaction value, KBW reviewed all pending and completed thrift transactions since January 1, 2001 with deal value between $50 million and $125 million (seven deals). The selling thrift institutions in this comparative group had a median asset size and transaction value of $664 million and $100 million, respectively. The selling thrift institutions in this comparative group included Finger Lakes Bancorp Inc., Crown Group Inc., Yonkers Financial Corp., People’s Bancshares Inc., Ambanc Holding Co., CENIT Bancorp, Inc. and First Federal of East Hartford;

(ii)    to compare the Equitable transaction to selling thrift institutions with a similar capital structure, KBW reviewed all pending and completed thrift transactions since January 1, 2001 with tangible equity to assets between 5% and 7% (12 deals). Within this comparative group there were five transactions where pricing terms were not disclosed to the financial markets and not included in determining average and median transaction pricing metrics. The selling institutions in this comparative group had an average and median tangible equity/assets ratio of 6.05% and 6.06%, respectively. The selling thrift institutions in this comparative group included Asburton Federal Savings and Loan Association, Family Savings Bank, FSB, Regional Financial Corp., Lincoln Savings and Loan Association, Prestige Bancorp Inc., First Colony Bancshares, Inc., AmTrust Capital Corp, College Savings Bank, Westcoast Savings and Loan Association, MetroWest Bank, Ohio Central Savings and Cumberland Mountain Bancshares; and

(iii)    to compare the Equitable transaction to selling thrift institutions with a similar profitability profile, KBW reviewed all pending and completed thrift transactions since January 1, 2001 with return on average equity (ROAE) between 11% and 13% (13 deals). Within this comparative group, there were 5 transactions where pricing terms were not disclosed to the financial markets and not included in determining average and median transaction pricing metrics. The selling institutions in this comparative group had an average and median return on equity for the year to date period ended June 30, 2002 of 11.75% and 11.71%, respectively. The selling institutions in this comparative group included Family Savings Bank, FSB, Medford Bancorp Inc., First Colony Bancshares, Inc., Yonkers Financial Corp., College Savings Bank, Potters Financial Corp., SouthBanc Shares, Inc., Harrington Financial Group, Inc., CENIT Bancorp Inc., Richmond County Financial Corp., First Federal of East Hartford, Hometown Bank and Alliance Bancorp.

The comparative transaction analysis resulted in a range of values for Equitable based upon comparable thrift merger and acquisition transactions. KBW derived the average and median pricing metrics of the three aforementioned comparable groups as stated below:

		Deal Price to
		Tangible Book	Last Twelve Months Earnings Per Share	Core Dep Premium
M&A Group 1
1) Pending and Completed Deals with Deal Value between $50 and $125 Million
(# = 7)	Average	170.6%	18.7x	10.2%
	Median	151.8%	17.9x	9.1%

M&A Group 2
2) Pending and Completed Deals with Target Equity to Assets between 5 and 7%
(# = 12)	Average	148.4%	12.4x	11.0%
	Median	111.3%	15.1x	9.4%

M&A Group 3
3) Pending and Completed Deals with Target ROAE between 10 and 13%
(# = 13)	Average	175.8%	15.7x	11.3%
	Median	154.4%	15.5x	9.6%

KBW summarized the results of comparative thrift merger and acquisition transactions and compared the range of values to the consideration received by Equitable shareholders.

	Deal Price to
	Tangible Book	Last Twelve Months Earnings Per Share	Core Dep Premium
Low, Average, Median and High implied values upon comparative transaction analysis
Low Value	111.3%	12.4x	9.1%
Average Value	164.9%	15.6x	10.8%
Median Value	151.8%	15.5x	9.4%
High Value	175.8%	18.7x	11.3%

Consideration of 1:1 exchange ratio received from BB&T*
$37.05**	180.9%	15.6x	9.3%

*
Price to book and price to LTM EPS multiples for Equitable based upon a $37.05 per share value for 1,315,620 Equitable shares outstanding and 226,907 Equitable options outstanding with a weighted average exercise price of $14.12. Total transaction value calculated at $53.9 million.

**	$37.05 per share price for BB&T based upon average closing price of BB&T stock from receipt of BB&T indication of interest on August 22, 2002 and September 25, 2002.

KBW viewed the three aforementioned comparable groups as the most appropriate in deriving a comparable transaction value based on Equitable’s size, capital base and earnings. KBW viewed the fact that, each resulting query, based on the above criteria, produced in all cases at least seven transactions with reported pricing metrics in each comparable group, as being statistically significant for the purposes of comparison. KBW viewed the three resulting metrics (price to tangible book value, price to last twelve months earnings and core deposit premium) from the three comparable groups on an average and median basis, as the three key metrics used to evaluate the fairness, from a financial point of view, of the transaction.

        Given that the value of the consideration on an aggregate basis to be paid in the Merger, as of the date of the opinion, is within the range of comparable thrift transactions in all cases and is at or above the average and median values both on a tangible book value and last twelve months earnings basis, KBW believes that this analysis supports the fairness, from a financial point of view, to Equitable and its stockholders of the consideration to be paid in the Merger.

Discounted Dividend Analysis

KBW performed a discounted dividend analysis to estimate a range of present values per share of Equitable common stock. This range was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future dividends that Equitable could generate through the next 5 years, and (2) the present value of the terminal value, which is a representation of the ongoing value of an entity at a specified time in the future of Equitable common stock.

In calculating a terminal value of Equitable common stock five years forward, KBW applied a range of multiples between 12.0 and 19.0 times the earnings forecasted for Equitable in five years. The terminal multiple ranges are based on the range of change of control multiples of pending and completed transactions similar to this transaction based on deal value, tangible equity to assets ratio and return on average equity (see “Analysis of Recent Comparable Acquisition Transactions” contained in this section). In arriving at the five year earnings forecast for Equitable, KBW used the following assumptions: (1) for the forecast of the next two years earnings for Equitable, KBW relied on the business plan developed by Equitable management for the fiscal years ending in 2002 and 2003; and (2) for years three through five in the forecast period, KBW assumed that Equitable would increase its earnings by 5.7% annually. This earnings growth assumption is based upon the average annual earnings growth experienced by Equitable during the 1995 through 2002 fiscal years. The combined dividend stream and terminal value were then discounted back to the present using an assumed discount range in terms of the cost of equity of 9.3% to 13.3%. This discount range was established by using the estimated cost of equity capital for small capitalization savings institutions of 11.3% published by Ibbotson Associates, a recognized statistical source. The resulting discount rate was widened to a range of 9.3% to 13.3% to provide flexibility in assessing the potential changes in the risk profile of equity markets in general and small capitalization savings institutions in particular. The results of KBW’s analysis are set forth in the following table:

Net Present Value per share of Discounted Cash Flows

	Multiple
Discount Rate	12.0x	13.0x	14.0x	15.0x	16.0x	17.0x	18.0x	19.0x
13.3%	$25.28	$26.79	$28.30	$29.81	$31.33	$32.84	$34.35	$35.86
12.3%	$26.25	$27.83	$29.41	$30.99	$32.57	$34.16	$35.74	$37.32
11.3%	$27.27	$28.93	$30.58	$32.23	$33.89	$35.54	$37.19	$38.85
10.3%	$28.35	$30.08	$31.81	$33.54	$35.27	$37.00	$38.73	$40.46
9.3%	$29.49	$31.30	$33.11	$34.92	$36.73	$38.54	$40.35	$42.16

In performing this analysis, KBW also assumed an annual asset growth rate for Equitable of 3% and further assumed that earnings in excess of those necessary to maintain Equitable’s tangible common equity ratio at 6% could be paid out as dividends. Based on the foregoing criteria and assumptions, KBW determined that the present value of the Equitable common stock based on a future change of control ranged from $25.28 to $42.16 per share. Given that the value of the consideration on a per share basis to be paid in the merger of $35.22, as of the date of the opinion, is within the range derived from the discounted dividend analysis, KBW believes that this analysis supports the fairness, from a financial point of view, to Equitable and its stockholders of the consideration to be paid in the merger.

The discount dividend analyses of Equitable do not necessarily indicate actual values or actual future results, and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Dividend discount analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values, projected capital structure and discount rates.

Contribution Analysis

KBW also analyzed the financial statements of Equitable and BB&T to determine if the pro forma ownership of the Equitable shareholders in the combined company’s shareholder base was consistent with the financial contribution of Equitable to the combined company, particularly in terms of earnings contribution. The results of the contribution analysis are as follows:

Contribution Analysis	BB&T	Equitable		Contribution
Balance Sheet ($000)	06/30/2002	06/30/2002	Combined*	BB&T	Equitable
Assets	$76,333,441	$476,808	$76,810.249	99.4%	0.6%
Loans, net	48,860,824	339,627	49,200,451	99.3%	0.7%
Deposits	50,909,189	310,863	51,220,052	99.4%	0.6%

Income Statement ($000)	2002 Est(1)	2002 Est(2)
Net income	1,322,165	3,789	1,325,954	99.7%	0.3%

Pro forma shares/Ownership
Basic shares	475,535,863	1,315,620	475,851,483	99.7%	0.3%

*	before merger adjustments
(1)	Mean 2002 EPS estimate. Source: Zack’s Investments Research.
(2)	Equitable 2002 EPS estimate based upon management guidance.

The contribution analysis performed by KBW did not take into account any merger adjustments or cost savings as a result of the merger. In addition, KBW relied on 2002 mean published earnings estimates for BB&T and management guidance for 2002 Equitable earnings for the fiscal 2002 year. Based on relative earnings contribution of both Equitable and BB&T, KBW concluded that the pro forma ownership of Equitable shareholders in the combined company as a result of the 1:1 exchange ratio was in line with the Equitable earnings contribution to the combined company and further supported the fairness of the consideration received.

Based on the above analyses, KBW concluded that the consideration was fair, from a financial point of view, to shareholders. This summary does not purport to be a complete description of the analysis performed by KBW and should not be construed independent of the other information considered by KBW in rendering its opinion. Selecting portions of KBW’s analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors, could create an incomplete or potentially misleading view of the evaluation process.

In rendering its opinion, KBW assumed and relied upon the accuracy and completeness of the financial information provided to it by Equitable and BB&T. In its review, with the consent of the Equitable board, KBW did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities and potential or contingent liabilities of Equitable or BB&T.

The fairness opinion of KBW is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the merger and does not address the underlying business decision to effect the merger (or alternatives thereto), nor does it constitute a recommendation to any stockholder of Equitable as to how such stockholder should vote with respect to the merger proposal.

Furthermore, KBW expresses no opinion as to the price or trading range at which shares of the pro forma entity will trade following the consummation of the merger.

KBW is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

In preparing its analysis, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of KBW and Equitable. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

KBW will receive a fee of $539,000 (1.0% of the announced deal value) for services rendered in connection with advising and issuing a fairness opinion regarding the Merger. As of the date of the proxy statement/prospectus, KBW has received $75,000 of this fee, and the remainder of the fee is due upon approval by shareholders of the merger.

Exchange Ratio

Upon completion of the merger, each outstanding share of Equitable common stock will be converted into the right to receive one share of BB&T common stock. Under no circumstances would this “exchange ratio” be less than one share of BB&T common stock for each share of Equitable common stock.

You should be aware that the market value of a share of BB&T common stock will fluctuate and that neither BB&T nor Equitable can give you any assurance as to what the price of BB&T common stock will be when the merger becomes effective or when certificates for those shares are delivered following surrender and exchange of your certificates for shares of Equitable stock. We urge you to obtain information on the market value of BB&T common stock that is more recent than that provided in this proxy statement/prospectus. See “Summary—Comparative Market Prices and Dividends” on page 5.

Exchange of Equitable Stock Certificates

When the merger is completed, without any action on the part of Equitable or the Equitable shareholders, shares of Equitable common stock will be converted into and will represent the right to receive, upon surrender of the certificate representing such shares as described below, whole shares of BB&T common stock (and any declared and unpaid dividends on such shares). Promptly after the merger becomes effective, BB&T will deliver or mail to you a form of letter of transmittal and instructions for surrender of your Equitable stock certificates. When you properly surrender your certificates or provide other satisfactory evidence of ownership, and return the letter of transmittal duly executed and completed in accordance with its instructions and any other documents as may be reasonably requested, BB&T will promptly deliver to you the shares of BB&T common stock (and any declared and unpaid dividends on such shares) to which you are entitled.

You should not send in your stock certificates until you receive the letter of transmittal and instructions.

After the merger is completed, and until surrendered as described above, each outstanding Equitable stock certificate will be deemed for all purposes to represent only the right to receive the merger consideration. With respect to any Equitable stock certificate that has been lost or destroyed, BB&T will pay the merger consideration attributable to the shares represented by such certificate upon receipt of a surety bond or other adequate indemnity, as required in accordance with BB&T’s standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares in question. After the merger is completed, Equitable’s transfer books will be closed and no transfer of the shares of Equitable stock outstanding immediately before the time that the merger becomes effective will be made on BB&T’s stock transfer books.

If Equitable declares a dividend on the Equitable common stock as permitted by the merger agreement with a record date before the time the merger becomes effective, and that dividend has not been paid before the merger becomes effective, BB&T will pay the dividend to the former Equitable shareholders.

To the extent permitted by law, after the merger becomes effective, you will be entitled to vote at any meeting of BB&T shareholders the number of whole shares of BB&T common stock into which your shares of Equitable stock are converted, regardless of whether you have exchanged your Equitable stock certificates for BB&T stock certificates. Whenever BB&T declares a dividend or other distribution on the BB&T common stock which has a record date after the merger becomes effective, the declaration will include dividends or other distributions on all shares of BB&T common stock issuable pursuant to the merger agreement. However, no dividend or other distribution payable to the holders of record of BB&T common stock will be delivered to you until you surrender your Equitable stock certificate for exchange as described above. Upon surrender of your Equitable stock certificate, the certificate representing the BB&T common stock into which your shares of Equitable stock have been converted and any undelivered dividends, will be delivered and paid to you, without interest.

The Merger Agreement

Effective Date and Time of the Merger

The merger agreement provides that the closing of the merger will take place on a business day designated by BB&T that is within 30 days following the satisfaction of the conditions to the completion of the merger, or a later date mutually acceptable to the parties. The merger will become effective at the later of (i) the time and date specified in the articles of merger to be filed with the North Carolina Secretary of State or (ii) the time that the notice required to be filed by 12 CFR §563.22(b) is provided to the OTS. It is currently anticipated that the merger will become effective in March 2003, assuming all conditions to the respective obligations of BB&T and Equitable to complete the merger have been satisfied.

Conditions to the Merger

The obligations of BB&T and Equitable to carry out the merger are subject to satisfaction (or, if permissible, waiver) of the following conditions at or before the time the merger becomes effective:

•
all corporate action necessary to authorize the performance of the merger agreement must have been duly and validly taken, including the approval of the shareholders of Equitable of the merger agreement;

•
BB&T’s registration statement on Form S-4 relating to the merger (including any post-effective amendments) must be effective under the Securities Act of 1933, no proceedings may be pending or, to BB&T’s knowledge, threatened by the Securities and Exchange Commission to suspend the effectiveness of the registration statement, and the BB&T common stock to be issued in the merger must either have been registered or exempt from registration under applicable state securities laws;

•
the parties must have received all regulatory approvals required in connection with the transactions contemplated by the merger agreement. All notice periods and waiting periods required with respect to the approvals must have passed, all approvals must be in effect, and the proxy statement/prospectus shall have been cleared by the OTS;

•
neither BB&T nor Equitable nor any of their respective subsidiaries may be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits completion of the transactions provided in the merger agreement; and

•
Equitable and BB&T must have received an opinion of BB&T’s legal counsel, in form and substance satisfactory to Equitable and BB&T, to the effect that the merger will constitute one or more reorganizations under Section 368 of the Internal Revenue Code and that the shareholders of Equitable will not recognize any gain or loss to the extent that they exchange shares of Equitable common stock for shares of BB&T common stock.

In the event the Board of Directors of Branch Bank does not approve the merger agreement prior to December 31, 2002, then BB&T shall incorporate an acquisition subsidiary to merge with Equitable,

with the result being that Equitable shall become a wholly-owned subsidiary of BB&T. BB&T and Equitable have agreed to take such actions (including making any changes as may be necessary to the merger agreement) prior to December 31, 2002 in order to effect such transaction.

The obligations of Equitable to carry out the transactions in the merger agreement are subject to the satisfaction of the following additional conditions at or before the time the merger becomes effective, unless, where permissible, waived by Equitable:

•	BB&T must have performed in all material respects all obligations and complied in all material respects with all covenants required by the merger agreement;

•	the shares of BB&T common stock to be issued in the merger must have been approved for listing on the NYSE, subject to official notice of issuance; and

•	Equitable must have received certain closing certificates from BB&T and legal opinions from BB&T’s counsel.

All representations and warranties of BB&T will be evaluated as of the date of the merger agreement and at the time the merger becomes effective as though made at the time the merger becomes effective (or, in the case of any representation and warranty that specifically relates to an earlier date, on the date designated), except as otherwise provided in the merger agreement or consented to in writing by Equitable. The representations and warranties of BB&T concerning the following must be true and correct (except for de minimis inaccuracies):

•	its capitalization;

•	its and its subsidiaries’ organization and authority to conduct business;

•	its authorization of, and the binding nature of, the merger agreement; and

•	the absence of any conflict between the transactions in the merger agreement and BB&T’s articles of incorporation or bylaws.

Moreover, there must not be inaccuracies in the representations and warranties of BB&T in the merger agreement that, individually or in the aggregate, have or are reasonably likely to have a material adverse effect on BB&T and its subsidiaries taken as a whole.

The obligations of BB&T to carry out the transactions in the merger agreement are subject to satisfaction of the following additional conditions at or before the time the merger becomes effective, unless, where permissible, waived by BB&T:

•
no regulatory approval may have imposed any condition or requirement that, in the reasonable opinion of the BB&T Board, would so materially adversely affect the business or economic benefits to BB&T of the transactions in the merger agreement as to render the consummation of such transactions inadvisable or unduly burdensome;

•	Equitable must have performed in all material respects all of its obligations and complied in all material respects with all of its covenants required by the merger agreement;

•	The shares of BB&T common stock issuable pursuant to the merger shall have been approved for listing on the New York Stock Exchange;

•	BB&T must have received agreements from certain affiliates of Equitable concerning their shares of Equitable common stock and the shares of BB&T common stock to be received by them;

•	BB&T must have received certain closing certificates from Equitable and legal opinions from Equitable’s counsel;

•
BB&T must have received a signed certificate from Timothy F. Veith regarding his continued employment at Equitable until the closing date and stating that the amended and restated employment agreement between Mr. Veith and Branch Bank is effective with respect to him.

All representations and warranties of Equitable will be evaluated at the date of the merger agreement and at the time the merger becomes effective as though made at the time the merger becomes effective (or, in the case of any representation and warranty that specifically relates to an earlier date, on the date designated), except as otherwise provided in the merger agreement or consented to in writing by BB&T. The representations and warranties of Equitable concerning the following must be true and correct (except for de minimis inaccuracies):

•	its capitalization;

•	its and its subsidiaries’ organization and authority to conduct business;

•	its ownership of its subsidiaries and other equity interests;

•	its authorization of, and the binding nature of, the merger agreement;

•	the absence of conflict between the transactions in the merger agreement and Equitable’s charter or bylaws;

•	actions taken to exempt the merger from any applicable anti-takeover laws; and

•	the absence of actions taken or agreed to be taken to cause the merger not to constitute a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”).

Moreover, there must not be inaccuracies in the representations and warranties of Equitable in the merger agreement that, individually or in the aggregate, have or are reasonably likely to have a material adverse effect on Equitable and its subsidiaries taken as a whole (evaluated without regard to whether the merger is completed).

Conduct of Equitable’s and BB&T’s Businesses Before the Merger Becoming Effective

Except with the consent of BB&T, until the merger is effective, neither Equitable nor any of its subsidiaries may:

•
carry on its business other than in the usual, regular and ordinary course in substantially the same manner as previously conducted, or establish or acquire any new subsidiary or engage in any new type of activity or expand any existing activities;

•	declare, set aside, make or pay any dividend or make any distribution on its capital stock;

•
issue any shares of capital stock (including treasury shares), except pursuant to the stock option granted to BB&T in connection with the merger agreement and except with respect to options outstanding as of September 27, 2002 under Equitable’s Amended and Restated Stock Option and Incentive Plan;

•	issue, grant or authorize any rights to acquire capital stock or effect any recapitalization, reclassification, stock dividend, stock split or similar change in capitalization;

•	amend its charter or bylaws;

•
impose or permit the imposition or existence of any lien, charge or encumbrance on any share of stock held by it in any Equitable subsidiary, or permit any such lien, change or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

•
except to fulfill its fiduciary responsibilities under the following bullet point, merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets other than in the ordinary course of its business consistent with past practices;

•
solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of or a substantial equity interest in, or any recapitalization, liquidation or dissolution involving or a business combination or similar transaction with, Equitable or any Equitable subsidiary other than as contemplated by the merger agreement; or authorize any officer, director, agent or affiliate of Equitable or any Equitable subsidiary to do any of the above; or fail to notify BB&T immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this paragraph does not apply to furnishing information to or participating in negotiations or discussions with any person that has made, or that the Equitable board of directors determines in good faith is reasonably likely to make, a superior offer (meaning a proposal or offer to acquire or purchase all or a substantial portion of the assets of or a substantial equity interest in, or to effect any recapitalization, liquidation or dissolution involving or a business combination or other similar transaction with, Equitable or any Equitable subsidiary (including, without limitation, a tender offer or exchange offer to purchase Equitable common stock) other than as contemplated by the merger agreement: (i) that did not arise from or involve a breach or violation by Equitable of any provision of the merger agreement; (ii) that the Equitable board of directors determines in its good faith judgment, based, among other things, on advice of the financial advisor, to be more favorable to the Equitable shareholders than the merger; and (iii) the financing for the implementation of which, to the extent required, is then committed or in the good faith reasonable judgment of the Equitable board of directors, based, among other things, on advice of the financial advisor, is capable of being obtained by the party making the proposal or offer), if the Equitable board of directors determines in good faith, after consultation with outside legal counsel, that it should take such actions in light of its fiduciary duty to Equitable’s shareholders;

•	dispose of any material amount of assets, other than in the ordinary course of its business;

•	fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

•
increase the rate of compensation of any of its directors, officers or employees (excluding increases in compensation resulting from the exercise of compensatory stock options outstanding as of the date of the merger agreement), or pay or agree to pay any bonus to or provide any new employee benefit or incentive to, any of its directors, officers or employees, except for increases or payments made in the ordinary course of business consistent with past practice pursuant to plans or arrangements in effect on the date of the merger agreement;

•
enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that this subparagraph shall not prevent renewal of any of the foregoing consistent with past practice;

•
enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by Equitable or an Equitable subsidiary or guarantee by Equitable or an Equitable subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the reappointment of officers or the quarterly renewal of employment agreements in the normal course), or (iv) any contract, agreement or understanding with a labor union;

•
change its lending, investment or asset liability management policies in any material respect, except as required by applicable law, regulation or directives or as provided for in the merger agreement;

•	change its methods of accounting in effect at September 30, 2001, except as required by changes in GAAP concurred in by BB&T (which may not unreasonably withhold its concurrence) or change any of its methods of reporting income and deductions for federal income tax purposes from those used in the preparation of its federal income tax returns for the year ended December 31, 2001, except as required by changes in law or regulation;

•	incur any commitments for capital expenditures or obligations to make capital expenditures in excess of $25,000 for any one expenditure or $100,000 in the aggregate;

•
incur any new indebtedness other than deposits from customers, advances from the Federal Home Loan Bank or the Federal Reserve Bank and reverse repurchase arrangements in the ordinary course of business;

•
take any action that would or could reasonably be expected to (a) cause the merger not to constitute a reorganization under Section 368 of the Internal Revenue Code as determined by BB&T, (b) result in any inaccuracy of a representation or warranty that would permit termination of the merger agreement or (c) cause any of the conditions precedent to the transactions contemplated by the merger agreement to fail to be satisfied; or

•	agree to do any of the foregoing.

In addition, Equitable has agreed:

•
to take such actions as may be reasonably necessary to modify the structure of the merger, as long as the modification does not reduce the consideration to be received by Equitable shareholders, abrogate the covenants contained in the merger agreement or substantially delay the completion of the merger;

•
to cooperate with BB&T in certain respects concerning (a) accounting and financial matters necessary to facilitate the merger, including issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices, and (b) Equitable’s lending, investment or asset/liability management policies;

•	to keep BB&T advised of all material developments relevant to its business prior to completion of the merger; and

•	to provide BB&T access to Equitable’s books and records.

Except with the consent of Equitable, until the merger is effective, neither BB&T nor any of its subsidiaries may take any action that would or might be expected to:

•	cause the merger not to constitute a tax-free reorganization;

•	result in any inaccuracy of a representation or warranty that would allow termination of the merger agreement;

•	cause any of the conditions precedent to the transactions contemplated in the merger agreement to fail to be satisfied; or

•	fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

BB&T has also agreed to keep Equitable advised of all material developments relevant to its business before the completion of the merger. In compliance with OTS regulations, Branch Bank has agreed to establish, upon the merger becoming effective, a liquidation account in an amount equal to the liquidation accounts of Equitable immediately prior to the effective time of the merger.

Waiver; Amendment; Termination; Expenses

Except with respect to any required regulatory approval, BB&T, Branch Bank or Equitable may at any time (whether before or after approval of the merger agreement by the Equitable shareholders) extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies of the other party in the representations or warranties contained in the merger agreement or any document delivered pursuant thereto, (b) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained in the merger agreement or (c) the performance by the other party of any of its obligations set out in the merger agreement. The parties may also mutually amend or supplement the merger agreement in writing at any time. However, no extension, waiver, amendment or supplement which would reduce the exchange ratio to be provided to holders of Equitable common stock upon completion of the merger will be made after the Equitable shareholders approve the merger agreement.

If any condition to the obligation of either party to complete the merger is not fulfilled, that party will consider the materiality of such nonfulfillment. In the case of the nonfulfillment of a material condition to Equitable’s obligations, Equitable will, if it determines it appropriate under the circumstances, resolicit shareholder approval of the merger agreement and provide appropriate information concerning the obligation that has not been satisfied.

The merger agreement may be terminated, and the merger may be abandoned:

•	at any time before the merger becomes effective, by the mutual consent in writing of BB&T and Equitable;

•
at any time before the merger becomes effective, by either party: (a) in the event of a material breach by the other party of any covenant or agreement contained in the merger agreement; or (b) in the event of an inaccuracy of any representation or warranty of the other party contained in the merger agreement that would provide the nonbreaching party the ability to refuse to complete the merger under the applicable standard in the merger agreement (see “—Conditions to the Merger on page 22”); and, in either case, if the breach or inaccuracy has not been cured by the earlier of 30 days following notice of the breach or inaccuracy to the party committing it or the time that the merger becomes effective;

•
at any time before the merger becomes effective, by either party in writing, if any of the conditions precedent to the obligations of the other party to complete the transactions contemplated by the merger agreement cannot be satisfied or fulfilled before the time the merger becomes effective, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings;

•	at any time, by either party in writing, if any of the applications for prior regulatory approval are denied and the time period for appeals and requests for reconsideration has run;

•	at any time, by either party in writing, if the shareholders of Equitable do not approve the merger agreement by the required vote;

•
at any time following June 30, 2003 by either party in writing, if the merger has not yet become effective and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings;

If the merger agreement is terminated pursuant to any of the provisions described above, the merger agreement will become void and have no effect, except that (a) provisions in the merger agreement relating to confidentiality and expenses will survive the termination and (b) a termination for an uncured breach of a covenant or agreement or inaccuracy in a representation or warranty will not relieve the breaching party from liability for that breach or inaccuracy.

Each party will pay the expenses it incurs in connection with the merger agreement and the merger, except that printing expenses and Securities and Exchange Commission filing fees incurred in connection with the registration statement and this proxy statement/prospectus will be paid 50% by BB&T and 50% by Equitable.

Interests of Equitable’s Directors and Officers in the Merger

Some members of Equitable’s management and the Equitable Board have interests in the merger that are in addition to or different from their interests as Equitable shareholders. The Equitable Board was aware of these interests and considered them in approving the merger agreement and the merger.

Vesting of Stock Options

Directors and executive officers of Equitable have received grants of options under Equitable’s Amended and Restated Stock Option and Incentive Plan, with vesting to occur over a period of one to five years. Under the terms of this plan, all unvested options will become vested on January 26, 2003. As of January 10, 2003, Equitable directors and executive officers held unvested options to acquire 7,000 shares of Equitable common stock. Upon completion of the merger, each outstanding option to acquire Equitable common stock will be converted into an option to acquire BB&T common stock. See “Effect on Employee Benefit Plans and Options—Stock Options” on page 37.

Employment Agreements

In connection with the merger, BB&T has agreed to cause Branch Banking and Trust Company (“Branch Bank”), a BB&T bank subsidiary, to enter into an amended and restated employment agreement with Timothy F. Veith to be effective as of the time the merger is completed. We refer to the amended and restated employment agreement as the “employment agreement”.

The employment agreement that Mr. Veith entered into with Branch Bank will supersede his current employment agreement with Equitable. The employment agreement with Branch Bank provides that:

•
the employee will become a Senior Vice President of Branch Bank and will receive an annual base salary of no less than $196,900, subject to annual review in accordance with the compensation policies and procedures of Branch Bank; and

•	the employment term will begin when the merger is completed and will terminate on the day next preceding the sixth anniversary of the date that the merger is completed.

In addition, BB&T has agreed to pay Mr. Veith the following conditional amounts:

•	$124,000, conditional upon consummation of the merger, payable no later than thirty days following the effective date of the merger;

•
$124,000, conditional upon substantial completion of integration of the Equitable banking network and support, administrative and back office functions with the corresponding BB&T banking network and functions, which integration is to be accomplished on or before the date of substantial completion of the conversion described in (iii) below, payable no later than thirty days following completion of such integration; and

•
$124,000, conditional upon completion of conversion of the data services systems of Equitable and its affiliates to the data services systems of Branch Bank and its affiliates, payable no later than thirty days following completion of such conversion.

If employment of the employee is terminated prior to receiving any of the above payments (A) by Branch Bank for reasons other than Just Cause (as defined in the employment agreement), or (B) as a result of the employee’s disability, or (C) by the employee on account of a breach of the employment agreement by Branch Bank which is not remedied within 30 days following Branch Bank’s notice of such breach, the terminated employee will nevertheless be entitled to receive the above payment with respect to any incomplete task. A termination, other than as described in (A), (B) or (C), will deprive the employee of the right to receive any such payment. The conditional payments will be compensation for payroll tax and income tax purposes but will not be taken into account for purposes of determining benefits or contributions under any retirement or other plan, program or arrangement of Branch Bank or in determining termination compensation of the employee as described herein.

On a date selected by Branch Bank anticipated to occur in reasonable proximity to the date of the merger, Mr. Veith will participate in BB&T’s Amended and Restated Short Term Incentive Plan. Before inclusion in the BB&T Incentive Plan, Branch Bank will continue in effect for him the cash bonus program Equitable has in effect at the time of the merger. Mr. Veith’s bonus for the 2002 calendar year will be calculated pursuant to the Equitable cash bonus program which Equitable had in effect for certain executives. If Mr. Veith earns amounts under both the Equitable cash bonus program and the BB&T Incentive Plan for any calendar year, Branch Bank will adjust the amounts earned in such programs to avoid duplication and to prorate the portion of the year in which the employee participated in each program. In addition, the employee will be granted stock options annually under BB&T’s Amended and Restated 1995 Omnibus Stock Incentive Plan or a successor plan on the same basis as similarly situated officers of Branch Bank, although the number of options granted, if any, as of the first BB&T grant date will be adjusted by BB&T to avoid duplication of such options with any options to acquire Equitable common stock granted during the year ending on that first BB&T grant date.

The employment agreement further provides that the employee will receive, on the same basis as other similarly situated officers of Branch Bank, employee pension and welfare benefits such as sick leave, vacation, group disability and health, life and accident insurance and similar indirect compensation that may be extended to similarly situated officers, such benefits to commence as of a date determined by Branch Bank, which date will be no later than January 1 following the date of the merger. Equitable plans that provide benefits of the same type or class as a corresponding BB&T plan will continue in effect for Mr. Veith until he becomes eligible to become a participant in the corresponding BB&T plan.

The employment agreement provides that, if Branch Bank terminates the employee’s employment other than because of disability or for Just Cause, or, if the employee terminates his employment on account of a material breach of the employment agreement by Branch Bank that is not remedied within thirty days following receipt of notice of such breach from the employee, and if the employee complies with certain noncompetition provisions, he will be entitled to receive as “Termination Compensation” annual compensation equal to the highest amount of cash compensation (including bonuses) received during any of the preceding three calendar years, payable for the period commencing on the date of the termination and ending at the end of the original employment term. In addition, the employee will continue to receive health and other group employee benefits from Branch Bank on the same terms as were in effect before the termination, either under Branch Bank’s plans or comparable coverage, during the time payments of Termination Compensation are made. The employee will receive payments during the time payments of Termination Compensation are made having a present value economically equivalent to any additional benefits he would have received under Branch Bank’s defined benefit pension plan and 401(k) plan had he been a participant in such plans for the period that he receives Termination Compensation.

If any of the payments to be made under the employment agreement would constitute a “parachute payment,” as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, such payments would be reduced by the smallest amount necessary so that no portion of such payments would be a “parachute payment.” A “parachute payment” generally is a payment which is contingent on a change in the control of the corporation and the present value of which equals or exceeds three times the “base amount,” which is generally defined as an individual’s annualized includable compensation for the “base period,” which is generally the most recent five taxable years ending before the date of the change in control. Sections 280G and 4999 of the Internal Revenue Code generally provide that if “parachute payments” are paid to an individual, everything above the base amount will be subject to a 20% excise tax payable by the individual (in addition to the payment of regular income taxes on the payments), as well as be nondeductible by the employer for federal income tax purposes.

Advisory Board

After the merger is effective, the members of the Equitable Board will be offered a position on one of BB&T’s local advisory boards. Membership of any person on any advisory board is conditional upon BB&T’s receipt of a noncompetition agreement from such person.

For two years after the merger becomes effective, no advisory board member will be prohibited from serving because he or she has reached the maximum age for service (currently age 70). These new advisory board members will receive fees equal in amount to the retainer and schedule of attendance fees for directors of Equitable in effect on September 1, 2002. Thereafter, if they continue to serve they will receive fees in accordance with BB&T’s standard schedule of advisory board service fees as in effect from time to time.

Indemnification of Directors and Officers

The merger agreement provides that BB&T or one of its subsidiaries will maintain for three years after the merger becomes effective directors’ and officers’ liability insurance covering directors and officers of Equitable for acts or omissions occurring before the merger becomes effective. This insurance will provide at least the same coverage and amounts as contained in Equitable’s policy on the date of the merger agreement, unless the annual premium on the policy would exceed 150% of the annual premium payments on Equitable’s policy, in which case BB&T would maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to that amount. BB&T has also agreed to indemnify all individuals who are or have been officers, directors or employees of Equitable or an Equitable subsidiary before the merger becomes effective from any acts or omissions in such capacities before the merger becomes effective to the extent such indemnification is provided under the charter or bylaws of Equitable and permitted under the North Carolina Business Corporation Act.

Material Federal Income Tax Consequences of the Merger

The following is a summary of the material anticipated federal income tax consequences of the merger generally applicable to the shareholders of Equitable and to BB&T, Branch Bank and Equitable. This summary is not intended to be a complete description of all of the federal income tax consequences of the merger. No information is provided with respect to the tax consequences of the merger under any other tax laws, including applicable state, local and foreign tax laws. In addition, the following discussion may not be applicable with respect to certain specific categories of shareholders, including but not limited to:

•	corporations, trusts, dealers in securities, financial institutions, insurance companies or tax exempt organizations;

•	persons who are not United States citizens or resident aliens or domestic entities (partnerships or trusts);

•
persons who are subject to alternative minimum tax (to the extent that tax affects the tax consequences of the merger) or are subject to the “golden parachute” provisions of the Internal Revenue Code (to the extent that tax affects the tax consequences of the merger);

•	persons who acquired Equitable stock pursuant to employee stock options or otherwise as compensation if such shares are subject to any restriction related to employment;

•	persons who do not hold their shares as capital assets; or

•	persons who hold their shares as part of a “straddle” or “conversion transaction.”

No ruling has been or will be requested from the Internal Revenue Service with respect to the tax effects of the merger. The federal income tax laws are complex, and a shareholder’s individual circumstances may affect the tax consequences to the shareholder. Consequently, each Equitable shareholder is urged to consult his or her own tax advisor regarding the tax consequences, including the applicable United States federal, state, local, and foreign tax consequences, of the merger to him or her.

Tax Consequences of the Merger Generally.    In the opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to BB&T:

•	the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code;

•	each of BB&T, Branch Bank and Equitable will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

•	no gain or loss will be recognized by BB&T, Branch Bank or Equitable by reason of the merger;

•	the shareholders of Equitable will recognize no gain or loss for federal income tax purposes to the extent BB&T common stock is received in the merger in exchange for Equitable common stock;

•	the tax basis in the BB&T common stock received by a shareholder will be the same as the tax basis in the Equitable common stock surrendered in exchange; and

•
the holding period for BB&T common stock received in exchange for shares of Equitable common stock will include the period during which the shareholder held the shares of Equitable common stock surrendered in exchange, provided that the Equitable common stock was held as a capital asset at the time the merger becomes effective.

The completion of the merger is conditioned upon the receipt by BB&T and Equitable of the legal opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to BB&T, dated as of the date the merger is completed, to the effect of the first and fourth bulleted items described above. Neither party intends to waive this condition. If the tax opinion is not available and the Equitable Board determines to proceed with the merger, Equitable will resolicit its shareholders.

Regulatory Considerations

Financial holding companies, such as BB&T, and its depository institution subsidiaries, as well as savings banks, such as Equitable, are highly regulated institutions. Numerous federal and state laws and regulations govern their activities. These institutions also are subject to ongoing supervision, regulation and periodic examination by various federal and state financial institution regulatory agencies. Financial holding companies that own one or more commercial banks are considered bank holding companies under state and federal law for certain transactions, including the merger. Detailed discussions of this ongoing regulatory oversight and the laws and regulations under which it is carried out can be found in the Annual Reports on Form 10-K of BB&T, which are incorporated by reference in this proxy statement/prospectus. Those discussions are qualified in their entirety by the actual language of the laws and regulations, which are subject to change based on possible future legislation and action by regulatory agencies. See “Where You Can Find More Information” on page 53.

The merger is subject to regulatory approvals, which are summarized below. To the extent that the following information describes statutes and regulations, it is qualified in its entirety by reference to those statutes and regulations.

The Merger

The merger is subject to approval by the Federal Deposit Insurance Corporation (“FDIC”) under the Bank Merger Act. In granting its approval under the Bank Merger Act, the FDIC must consider the financial and managerial resources and future prospects of the existing and proposed institutions, and the convenience and needs of the communities to be served. The FDIC also may not approve the merger if it would result in a monopoly, if it would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if the effect of the merger in any section of the country may be to substantially lessen competition or to tend to create a monopoly or to be in any other manner in restraint of trade, unless the FDIC finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the merger in meeting the convenience and needs of the communities to be served. In addition, the FDIC must take into account the record of performance of the existing and proposed institutions under the Community Reinvestment Act of 1977 in meeting the credit needs of the community, including low- and moderate- income neighborhoods, served by the institutions. Applicable regulations require publication of notice of the applications filed for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing.

BB&T also is required to provide notice to the Office of Thrift Supervision including providing a copy of the application filed with the FDIC. The merger may be consummated only after the OTS has determined that the notification is complete.

The North Carolina Commissioner of Banks also must approve the merger under the bank merger act provisions of the North Carolina General Statutes. In its review of the merger, the N.C. Commissioner is required to consider whether the interests of the depositors, creditors and shareholders of each institution are protected, whether the merger is in the public interest, and whether the merger is for legitimate purposes.

BB&T also must provide notice of the merger to the Georgia Department of Banking and Finance at least thirty days prior to consummation of the merger.

In addition to the foregoing, Equitable’s granting of an option to BB&T to acquire up to 260,000 shares of Equitable under certain conditions must be approved by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. In evaluating the option, the Federal Reserve is required to determine whether BB&T’s possible acquisition of Equitable shares pursuant to the option reasonably can be expected to produce benefits to the public (such as greater convenience, increased competition or gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices). This consideration includes an evaluation by the Federal Reserve of the financial and managerial resources of BB&T and its subsidiaries, and Equitable, and the effect of BB&T’s possible acquisition of Equitable shares pursuant to the option on those resources, as well as whether BB&T’s possible acquisition of Equitable shares pursuant to the option would result in a monopoly or otherwise would substantially lessen competition.

BB&T has filed the required applications and notices with the FDIC, the OTS, the Federal Reserve, the appropriate state banking regulator of North Carolina, and the appropriate state banking regulator of Georgia. BB&T has received approvals from the FDIC, the Federal Reserve and the North Carolina Commissioner. In addition, the OTS has deemed BB&T’s notice complete. Although BB&T does not know of any reason why the Georgia Department of Banking and Finance would object to the merger, BB&T cannot be certain the Georgia Department of Banking and Finance will not object to the merger.

Accounting Treatment

BB&T will account for the merger using the purchase method of accounting. Under this accounting method, BB&T would record the acquired identifiable assets and liabilities assumed at their fair market value at the time the merger is completed. Any excess of the cost of Equitable over the sum of the fair values of tangible and identifiable intangible assets less liabilities assumed would be recorded as goodwill. BB&T’s reported income would include the operations of Equitable after the merger. Financial statements of BB&T issued after completion of the merger would reflect the impact of the merger with Equitable. Financial statements of BB&T issued before completion of the merger would not be restated retroactively to reflect Equitable’s historical financial position or results of operations. The unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the purchase method of accounting. See “Summary-Comparative Per Share Data” on page 7.

Option Agreement

General

As a condition to BB&T entering into the merger agreement, Equitable granted BB&T an option to purchase up to 260,000 shares of Equitable common stock (subject to adjustment in certain circumstances) at a price of $26.50 per share (also subject to adjustment under certain circumstances). The purchase of any shares of Equitable common stock pursuant to the option is subject to compliance with applicable law, including the receipt of necessary approvals under the Bank Holding Company Act of 1956, and to BB&T’s compliance with its covenants in the merger agreement.

The option agreement may have the effect of discouraging persons who, before the merger becomes effective, might be interested in acquiring all of, or a significant interest in, Equitable from considering or proposing such an acquisition, even if they were prepared to offer to pay consideration to shareholders of Equitable with a higher current market price than the BB&T common stock to be received for Equitable common stock pursuant to the merger agreement. Consequently, the option agreement is intended to increase the likelihood that the merger will be completed in accordance with the terms set forth in the merger agreement.

The option agreement is filed as an exhibit to the registration statement, of which this proxy statement/prospectus is a part, and the following discussion is qualified in its entirety by reference to the option agreement. See “Where You Can Find More Information” on page 53.

Exercisability

If BB&T is not in material breach of the option agreement or its covenants and agreements contained in the merger agreement and if no injunction or other court order against delivery of the shares covered by the option is in effect, BB&T may generally exercise the option, in whole or in part, at any time and from time to time before its termination, as described below, following the happening of either of the following events (each a “Purchase Event”):

•
without BB&T’s consent, Equitable authorizes, recommends, publicly proposes (or publicly announces an intention to authorize, recommend or propose) or enters into an agreement with any third party to effect any of the following (each an “Acquisition Transaction”): (a) a merger, consolidation or similar transaction involving Equitable or any of its subsidiaries, (b) the sale, lease, exchange or other disposition of 15% or more of the consolidated assets or deposits of Equitable and its subsidiaries or (c) the issuance, sale or other disposition of securities representing 15% or more of the voting power of Equitable or any of its subsidiaries; or

•	any third party or group of third parties acquires or has the right to acquire beneficial ownership of securities representing 15% or more of the outstanding shares of Equitable common stock.

The obligation of Equitable to issue shares of Equitable common stock upon exercise of the option will be deferred (but will not terminate) (a) until the receipt of all required governmental or regulatory approvals or consents, or until the expiration or termination of any waiting period required by law, or (b) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect that prohibits the sale or delivery of the shares.

Termination

The option will terminate upon the earliest to occur of the following events: (a) the time the merger becomes effective; (b) the termination of the merger agreement before the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below) (other than a termination by BB&T based on either a material breach by Equitable of a covenant or agreement in the merger agreement or an inaccuracy in Equitable’s representations or warranties in the merger agreement of a nature entitling BB&T to terminate (a “Default Termination”); (c) 12 months after a Default Termination; (d) 12 months after termination of the merger agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; or (e) 12 months after a termination of the merger agreement based on the failure of the shareholders of Equitable to approve the merger agreement.

A “Preliminary Purchase Event” is defined as either of the following:

•
the commencement by any third party of a tender or exchange offer such that it would thereafter own 15% or more of the outstanding shares of Equitable common stock or the filing of a registration statement with respect to such an offer; or

•
the failure of the shareholders of Equitable to approve the merger agreement, the failure of the meeting to have been held, the cancellation of the meeting before the termination of the merger agreement or the Equitable Board having withdrawn or modified in any manner adverse to BB&T its recommendations with respect to the merger agreement, in any case after a third party: (a) proposes to engage in an Acquisition Transaction, (b) commences a tender offer or files a registration statement under the Securities Act of 1933 with respect to an exchange offer such that it would thereafter own 15% or more of the outstanding shares of Equitable common stock or (c) files an application or notice under federal or state statutes relating to the regulation of financial institutions or their holding companies to engage in an Acquisition Transaction.

To the knowledge of BB&T and Equitable, no Purchase Event or Preliminary Purchase Event has occurred as of the date of this proxy statement/prospectus.

Adjustments

The option agreement provides for certain adjustments in the option in the event of any change in Equitable common stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction or in the event of the issuance of any additional shares of Equitable common stock before termination of the option.

Repurchase Rights

At the request of the holder of the option any time during the 12 months after the first occurrence of a Repurchase Event (as defined below), Equitable must, if the option has not terminated, and subject to any required regulatory approval, repurchase from the holder (a) the option and (b) all shares of Equitable common stock purchased by the holder pursuant to the option with respect to which the holder then has beneficial ownership. The repurchase will be at an aggregate price equal to the sum of:

•	the aggregate purchase price paid by the holder for any shares of Equitable common stock acquired pursuant to the option with respect to which the holder then has beneficial ownership, plus

•
the excess, if any, of (a) the Applicable Price (as defined in the option agreement) for each share of Equitable common stock over the purchase price, multiplied by (b) the number of shares of Equitable common stock with respect to which the option has not been exercised, plus

•
the product of (a) the excess, if any, of the Applicable Price over the purchase price paid (or payable in the case of the exercise of the option for which the closing date has not occurred) by the holder for each share of Equitable common stock with respect to which the option has been exercised and with respect to which the holder then has beneficial ownership (or the right to beneficial ownership if the option is exercised but the closing date has not occurred) multiplied by (b) the number of such shares.

A “Repurchase Event” occurs if: (a) any third party or “group” (as defined under the Securities Exchange Act of 1934) acquires beneficial ownership of 50% or more of the then outstanding shares of Equitable common stock, or (b) any of the merger or other business combination transactions set forth in the paragraph below describing substitute options is completed.

Substitute Options

If, before the termination of the option agreement, Equitable enters into an agreement:

•	to consolidate with or merge into any third party and Equitable will not be the continuing or surviving corporation of the consolidation or merger;

•
to permit any third party to merge into Equitable with Equitable as the continuing or surviving corporation, but, in connection therewith, the then outstanding shares of Equitable common stock are changed into or exchanged for stock or other securities of Equitable or any other person or cash or any other property, or the outstanding shares of Equitable common stock after the merger represent less than 50% of the outstanding shares and share equivalents of the merged company;

•	to permit any third party to acquire all of the outstanding shares of Equitable common stock pursuant to a statutory share exchange; or

•	to sell or otherwise transfer all or substantially all of its assets or deposits to any third party,

then the agreement must provide that the option will be converted or exchanged for an option to purchase shares of common stock of, at the holder’s option, either (x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of Equitable’s assets or (y) any person controlling the continuing or surviving corporation or transferee. The number of shares subject to the substitute option and the exercise price per share will be determined in accordance with a formula in the option agreement. To the extent possible, the substitute option will contain terms and conditions that are the same as those in the option agreement.

Registration Rights

The option agreement grants to BB&T and any permitted transferee of the option certain rights to require Equitable to prepare and file a registration statement under the Securities Act of 1933 for a period of 24 months following termination of the merger agreement if registration is necessary in order to permit the sale or other disposition of any or all shares of Equitable common stock or other securities that have been acquired by or are issuable upon exercise of the option.

Total Profit

In no event shall BB&T’s total profit exceed $2,800,000 and, if it otherwise would exceed such amount, BB&T, at its election, will either (i) reduce the number of shares of Equitable common stock subject to the option, (ii) deliver to Equitable for cancellation option shares previously purchased by BB&T valued at fair market value at the time of delivery, (iii) pay cash to Equitable, (iv) increase or otherwise adjust the purchase price or any portion thereof, (v) reduce the amount of the repurchase consideration, or (vi) any combination thereof so that BB&T’s actually realized total profit shall not exceed the maximum profit after taking into account the foregoing actions. The option may not be exercised for a number of shares as would, as of the date of exercise, result in a notional total profit of more than the maximum profit and, if exercise of the option would otherwise result in notional total profit in excess of such amount, BB&T, in its discretion, may take any of the actions specified in the option agreement so that the notional total profit does not exceed the maximum profit; provided, that nothing in this sentence restricts any permitted exercise of the option on any subsequent date. Total profit means the aggregate amount (before taxes, and reduced by the aggregate value of option shares and cash previously delivered to Equitable pursuant to (a)(ii) or (iii) above) of the following: (i) the amount received by BB&T pursuant to Equitable’s repurchase of the option (or any portion thereof) pursuant to the option agreement, (ii) the amount received by BB&T pursuant to Equitable’s repurchase of option shares pursuant to the option agreement, less BB&T’s purchase price for such option shares, (iii) the net (after reduction for applicable commissions, fees and discounts) cash amounts and fair market value of property received by BB&T pursuant to the sale of option shares (or any other securities into which such option shares are converted or exchanged) to any unaffiliated party, less BB&T’s purchase price for such option shares, (iv) any amounts received by BB&T on the transfer of the option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the substitute option. Notional total profit with respect to any number of shares as to which BB&T may propose to exercise the option shall be the total profit determined as of the date of such proposed exercise assuming that the option was exercised on such date for such number of shares and assuming that such shares, together with all other option shares held by BB&T and its affiliates as of such date, were sold for cash at the closing market price for the Equitable common stock as of the close of business on the preceding trading day less customary brokerage commissions).

Effect on Employee Benefit Plans and Stock Options

Employee Benefit Plans

As of a date (the “benefit plan date”) determined by BB&T to be not later than January 1 following the close of the calendar year during which Equitable is merged into Branch Bank, BB&T will cause Equitable’s defined benefit pension plan either to be merged with BB&T’s defined benefit pension plan, to be frozen or to be terminated, as determined by BB&T and subject to receipt of applicable regulatory approvals. Each employee of Equitable at the time the merger becomes effective who: (a) is a participant in Equitable’s defined benefit pension plan; (b) becomes an employee of BB&T or a BB&T subsidiary (a “BB&T employer”) at the time the merger becomes effective, and (c) continues in the employment of a BB&T employer until the benefit plan date, will be eligible to participate in BB&T’s defined benefit pension plan as of that date. Any other former employee of Equitable who becomes employed by a BB&T employer on or after the benefit plan date will be eligible to participate in BB&T’s defined benefit pension plan upon complying with eligibility requirements. All rights to participate in BB&T’s defined benefit pension plan are subject to BB&T’s right to amend or terminate the plan. BB&T will maintain Equitable’s defined benefit pension plan for the benefit of participating employees until the benefit plan date. In administering BB&T’s defined benefit pension plan, service with Equitable and its subsidiaries will be deemed service with BB&T for participation and vesting purposes, but not for benefit accrual purposes.

Each employee of Equitable or an Equitable subsidiary at the time the merger becomes effective who becomes an employee of a BB&T employer immediately after the merger becomes effective (a “transferred employee”) will be eligible to participate in group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to employees of the BB&T employer, subject to the terms of the plans and programs, as of the benefit plan date with respect to each such plan or program, conditional upon the transferred employee’s being employed by the BB&T employer as of the benefit plan date and subject to complying with eligibility requirements of the respective plans and programs. With respect to health care coverage, participation in BB&T’s plans may be subject to availability of HMO options. In any case in which HMO coverage is not available, substitute coverage will be provided that may not be fully comparable to the HMO coverage. With respect to any benefit plan or program of Equitable that a BB&T employer determines, in its sole discretion, provides benefits of the same type or class as a corresponding plan or program maintained by the BB&T employer, the BB&T employer will continue the Equitable plan or program in effect for the benefit of the transferred employees so long as they remain eligible to participate and until they become eligible to participate in the corresponding plan or program maintained by the BB&T employer (and, with respect to any such plan or program, subject to complying with eligibility requirements and subject to the right of the BB&T employer to terminate the plan or program). For purposes of administering these plans and programs, service with Equitable will be deemed to be service with the BB&T employer for the purpose of determining eligibility to participate and vesting (if applicable) in such plans and programs (including for purposes of determining the cost of participation in BB&T’s retiree health benefit plan), but not for the purpose of computing benefits, if any, determined in whole or in part with reference to service (except as otherwise described below).

Except to the extent of commitments in the merger agreement or other contractual commitments specifically made or assumed by BB&T, neither BB&T nor any BB&T employer will have any obligation arising from the merger to continue any transferred employees in its employ or in any specific job or to provide to any transferred employee any specified level of compensation or any incentive payments, benefits or perquisites. Each transferred employee who is terminated by a BB&T employer after the merger becomes effective, excluding any employee who has a then-existing contract providing for severance, will be entitled to severance pay in accordance with the general severance policy maintained by BB&T, if and to the extent that the employee is entitled to severance pay under that policy. Such an employee’s service with Equitable or an Equitable subsidiary will be treated as service with BB&T for purposes of determining the amount of severance pay, if any, under BB&T’s severance policy.

BB&T has agreed to honor all employment agreements, severance agreements and deferred compensation agreements that Equitable and its subsidiaries have with their current and former employees and directors and which have been disclosed to BB&T pursuant to the merger agreement, except to the extent any agreements are superseded or terminated when the merger becomes effective or thereafter. Except for these agreements and except as otherwise described above, the employee benefit plans of Equitable will be frozen, terminated or merged into comparable plans of BB&T, as BB&T may determine in its sole discretion.

Stock Options

At the time the merger becomes effective, each then outstanding stock option granted under Equitable’s amended and restated stock option plan will be converted into rights with respect to BB&T common stock. Unless it elects to substitute options as described below, BB&T will assume each of these stock options in accordance with the terms of the Equitable plan, except that:

•	BB&T and the compensation committee of the BB&T Board will be substituted for Equitable and its committee with respect to administering its stock option plan;

•	each stock option may be exercised solely for shares of BB&T common stock;

•
the number of shares of BB&T common stock subject to each stock option will be the number of whole shares of Equitable common stock subject to such stock option immediately prior to the effective time; and

•	the per share exercise price for each stock option shall equal the per share exercise price under each such stock option immediately prior to the effective time of the merger.

As an alternative to assuming the stock options, BB&T may choose to substitute options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other comparable plan for all or a part of the Equitable stock options, subject to the adjustments described in the last two bullet points in the preceding paragraph and the conditions that such substitution will not constitute a modification, extension or renewal of any such stock options, and that the substituted options continue in effect on the same terms and conditions provided in Equitable’s stock option plans and the stock option agreements relating to the options.

BB&T will deliver to each participant in the stock option plan who receives converted or substitute options an appropriate notice setting forth the participant’s rights with respect to the converted or substitute options.

Each stock option that is an incentive stock option will be adjusted as required by Section 424 of the Internal Revenue Code to continue as an incentive stock option and not to constitute a modification, extension or renewal within the meaning of Section 424(h) of the Internal Revenue Code.

BB&T has reserved and will continue to reserve adequate shares of BB&T common stock for the exercise of any converted or substitute options. As soon as practicable after the effective time of the merger, if it has not already done so and to the extent Equitable then has a registration statement in effect or an obligation to file a registration statement, BB&T will file a registration statement under the Securities Act of 1933 with respect to the shares of BB&T common stock subject to converted or substitute options and will use its reasonable efforts to maintain the effectiveness of the registration statement (and maintain the current status of the related prospectus or prospectuses) for so long as the converted or substitute options remain outstanding.

Based on stock options outstanding as of the record date, options to purchase an aggregate of approximately 132,100 shares of Equitable common stock may be outstanding at the effective time of the merger. Any shares of Equitable common stock issued pursuant to the exercise of stock options under the stock option plans before the effective time of the merger will be converted into shares of BB&T common stock, in the same manner as other outstanding shares of Equitable common stock.

Eligibility to receive stock option grants after the effective time of the merger will be determined by BB&T in accordance with its plans and procedures and subject to any contractual obligations.

Restrictions on Resales by Affiliates

The shares of BB&T common stock to be issued in the merger will be registered under the Securities Act of 1933 and will be freely transferable, except any shares received by any shareholder who may be deemed to be an “affiliate” of Equitable at the effective time of the merger for purposes of Rule 145 under the Securities Act. Affiliates of Equitable may sell their shares of BB&T common stock acquired in the merger: (a) only in transactions registered under the Securities Act or permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted by the Securities Act; and (b) following the publication of financial results of at least 30 days of post-merger combined operations of BB&T and Equitable, as required by the SEC’s Accounting Series Release Nos. 130 and 135. Persons who may be deemed affiliates of Equitable generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by or are under common control with Equitable and include directors and certain executive officers of Equitable. The restrictions on resales by an affiliate extend also to related parties of the affiliate, including parties related by marriage who live in the same home as the affiliate.

Equitable has agreed to use its best efforts to cause each of its affiliates to deliver to BB&T a written agreement to the effect generally that he or she will not offer to sell, transfer or otherwise dispose of any shares of BB&T common stock issued to that person in the merger, except in compliance with (a) the Securities Act and the related rules and regulations and (b) the requirements of the accounting releases described above.

No Appraisal or Dissenters’ Rights

Under OTS regulations, holders of Equitable common stock will not be entitled to dissent from the merger and to demand an appraisal of the fair value of their shares of Equitable common stock. Holders of Equitable common stock are not entitled to dissent and appraisal rights because, as of the date of the special meeting of stockholders the shares of Equitable common stock will be listed on the National Market System of The Nasdaq Stock Market, and the shares of BB&T common stock as of the effective date of the merger will be listed on the New York Stock Exchange.

INFORMATION ABOUT BB&T

General

BB&T is a financial holding company headquartered in Winston-Salem, North Carolina. BB&T conducts operations in North Carolina, South Carolina, Virginia, Maryland, Washington D.C., Georgia, West Virginia, Kentucky, Florida, Indiana, Alabama and Tennessee primarily through its commercial banking subsidiaries and, to a lesser extent, through its other subsidiaries. Substantially all of BB&T’s loans are to businesses and individuals in these market areas. BB&T’s principal commercial bank subsidiaries are Branch Bank, Branch Banking and Trust Company of South Carolina (“Branch Bank-SC”) and Branch Banking and Trust Company of Virginia (“Branch Bank-VA”), excluding bank subsidiaries of recently acquired bank holding companies that are expected to be merged into one of BB&T’s subsidiaries. The principal assets of BB&T are all of the issued and outstanding shares of common stock of Branch Bank, Branch Bank-SC and Branch Bank-VA.

Operating Subsidiaries

Branch Bank, BB&T’s largest subsidiary, is the oldest bank in North Carolina and currently operates through banking offices throughout the following:

North Carolina	335 offices	195 cities	73 counties
South Carolina	95 offices	55 cities	24 counties
Virginia	241 offices	133 cities	56 counties
District of Columbia	7 offices	1 city
Maryland	76 offices	48 cities	10 counties
Georgia	116 offices	77 cities	51 counties
Kentucky	104 offices	39 cities	25 counties
West Virginia	88 offices	52 cities	26 counties
Tennessee	38 offices	23 cities	8 counties
Alabama	2 offices	2 cities	1 county
Indiana	1 office	1 city	1 county
Florida	18 offices	17 cities	14 counties

Branch Bank provides a wide range of banking and trust services in its local market for retail and commercial customers, including small and mid-size businesses, public agencies and local governments and individuals. Operating subsidiaries of Branch Bank include: Raleigh, North Carolina-based BB&T Insurance Services, Inc., which offers life, property and casualty and title insurance on an agency basis; Florence, South Carolina-based Prime Rate Premium Finance Corporation, Inc., which provides insurance premium financing and services to customers in Virginia and the Carolinas; Charlotte, North Carolina-based BB&T Leasing Corporation, which offers lease financing to commercial businesses and municipal governments; and Charlotte, North Carolina-based BB&T Investment Services, Inc., which offers customers investment alternatives, including discount brokerage services fixed-rate and variable-rate annuities, mutual funds, and government and municipal bonds.

Branch Bank-SC serves South Carolina through 95 banking offices. Branch Bank-SC provides a wide range of banking and trust services in its local market for retail and commercial customers, including small and mid-size businesses, public agencies, local governments and individuals.

Branch Bank-VA offers a full range of commercial and retail banking services through 241 banking offices throughout Virginia.

BB&T also has a number of other subsidiaries. Scott & Stringfellow, Inc. provides services in retail brokerage, institutional equity and debt underwriting, investment advice, corporate finance, equity training, equity research and in the origination, trading and distribution of fixed income securities and equity products in both the public and private capital markets. Regional Acceptance Corporation specializes in indirect financing for consumer purchases of mid-model and late-model used automobiles. BB&T Factors Corporation buys and manages account receivables primarily in the furniture, textile and home furnishings-related industries. Stanley, Hunt, Dupree & Rhine, Inc. is primarily engaged in actuarial and employee group, health and welfare benefit plan consulting, plan administration, and the design, communication and administration of all types of corporate retirement plans. Sheffield Financial Corp. specializes in loans to small commercial lawn care businesses across the country. BB&T Bankcard Corporation is a special purpose credit card bank.

Acquisitions

BB&T’s profitability and market share have been enhanced through internal growth and acquisitions of both financial and nonfinancial institutions during recent years. BB&T’s most recent acquisitions include the following:

On December 12, 2001, BB&T acquired Community First Banking Company of Carrollton, Georgia in a tax-free transaction accounted for as a purchase. Community First operated nine banking offices in western Georgia through its subsidiary, Community Bank, and also operated a consumer finance company, an insurance agency and a full-service brokerage subsidiary. The acquisition expanded BB&T’s franchise further into metropolitan Atlanta and western Georgia. Community Bank, a subsidiary bank of BB&T (as successor to Community First), merged into Branch Bank in May 2002.

On March 11, 2002, BB&T acquired MidAmerica Bancorp of Louisville, Kentucky in a tax-free transaction accounted for as a purchase. MidAmerica operated 30 banking offices in the Louisville metropolitan statistical area through the Bank of Louisville, its primary subsidiary. The acquisition of MidAmerica, together with the acquisition of AREA Bancshares Corporation, increased BB&T’s market share in Kentucky to third. BB&T merged the former banking subsidiaries of MidAmerica into Branch Bank during September 2002.

On March 21, 2002, BB&T acquired AREA Bancshares of Owensboro, Kentucky in a tax-free transaction accounted for as a purchase. AREA operated 71 banking offices in 31 communities in Kentucky through its banking subsidiary AREA Bank. It also operated a trust company and retail brokerage. The acquisition of MidAmerica Bancorp, together with AREA Bancshares, increased BB&T’s market share in Kentucky to third. BB&T merged AREA Bank into Branch Bank during July 2002.

On September 16, 2002, BB&T acquired Regional Financial Corporation of Tallahassee, Florida in a tax-free transaction accounted for as a purchase. Regional is the holding company for First South Bank. First South operated 11 full-service retail branches, three limited-service branches and eight mortgage loan production offices in Tallahassee and the Florida Panhandle, Jacksonville, and along the Gulf Coast from Beverly Hills to Naples. BB&T merged First South into Branch Bank during November 2002.

Pending Acquisition

On January 21, 2003, BB&T announced that it had agreed to acquire First Virginia Banks, Inc. of Falls Church, Virginia. In the transaction, valued at $3.38 billion based on BB&T’s closing price on January 17, 2003, First Virginia shareholders would receive for each share of First Virginia stock 1.26 shares of BB&T common stock. First Virginia is the largest and oldest bank holding company headquartered in Virginia, and First Virginia, with $11.2 billion in assets, is the parent company to eight community banks and 364 branch offices – 298 in Virginia, 55 in Maryland and 11 in northeast Tennessee. Furthermore, First Virginia is one of the top 25 auto finance providers in the country through its subsidiary, First Virginia Credit Services, Inc. As a result, the merger would make BB&T one of the top ten bank-owned auto finance companies in the country. The acquisition of First Virginia, which is expected to be completed in the third quarter of 2003, would move BB&T from fifth to second in deposit market share in Virginia and bolster its presence in metro Washington, D.C., Maryland and Tennessee. Certain regulatory approvals, shareholder approvals and certain other conditions must be met for the merger to be completed. It is uncertain what, if any, conditions may be imposed with respect to the proposed merger by a regulator.

BB&T expects, in the long term, to continue to take advantage of the consolidation of the financial services industry by developing its franchise through the acquisition of financial institutions. Such acquisitions may entail the payment by BB&T of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of BB&T capital stock or the incurring of additional indebtedness by BB&T, and could have a dilutive effect on the per share earnings or book value of BB&T common stock. Moreover, acquisitions sometimes result in significant front-end charges against earnings, although cost savings, especially incident to in-market acquisitions, are frequently anticipated.

Capi tal

The Federal Reserve has established a minimum requirement for a bank holding company’s ratio of capital to risk-weighted assets (including on-balance sheet activities and specified off-balance sheet activities, such as standby letters of credit) of 8%. At least half of a bank holding company’s total capital is required to be composed of common equity, retained earnings, and qualifying perpetual preferred stock, less specified intangibles. This is called Tier l capital. The remainder may consist of specified subordinated debt, specified hybrid capital instruments and other qualifying preferred stock, and a limited amount of the loan loss allowance. This is called Tier 2 capital. Tier 1 capital and Tier 2 capital combined are referred to as total capital. At September 30, 2002, BB&T’s Tier 1 and total capital ratios were 9.7% and 13.5%, respectively. Since January 1, 1998, the Federal Reserve has required bank holding companies that engage in trading activities to adjust their risk-based capital to take into consideration market risks that may result from movements in market prices of covered trading positions in trading accounts, or from foreign exchange or commodity positions, whether or not in trading accounts, including changes in interest rates, equity prices, foreign exchange rates or commodity prices. Any capital required to be maintained pursuant to these provisions may consist of new “Tier 3 capital” consisting of forms of short-term subordinated debt. In addition, the Federal Reserve has issued a policy statement, pursuant to which a bank holding company that is determined to have weaknesses in its risk management processes or a high level of interest rate risk exposure may be required to hold additional capital.

The Federal Reserve also has established minimum leverage ratio requirements for bank holding companies. These requirements provide for a minimum leverage ratio of Tier 1 capital to adjusted average quarterly assets equal to 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating. Bank holding companies that do not meet the specified criteria generally are required to maintain a leverage ratio of at least 100 to 200 basis points above the stated minimum. BB&T’s leverage ratio at September 30, 2002 was 7.3%. Bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, these capital requirements indicate that the Federal Reserve will continue to consider a “tangible Tier 1 leverage ratio” (deducting all intangibles) in evaluating proposals for expansion or new activity.

The FDIC has adopted minimum risk-based and leverage ratio regulations to which BB&T’s state bank subsidiaries are subject that are substantially similar to those requirements established by the Federal Reserve. Under federal banking laws, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including, in the most severe cases, the termination of deposit insurance by the FDIC and placing the institution into conservatorship or receivership. The capital ratios of each of BB&T’s bank subsidiaries exceeded all minimum regulatory capital requirements as of September 30, 2002.

Deposit Insurance Assessments

The deposits of each of BB&T’s bank subsidiaries are insured by the FDIC up to the limits required by law. A majority of the deposits of the banks is subject to the deposit insurance assessments of the Bank Insurance Fund of the FDIC. However, approximately 26% of the deposits of Branch Bank, 44% of the deposits of Branch Bank-SC and 35% of the deposits of Branch Bank-VA (related to the banks’ acquisition of various savings associations) are subject to assessments imposed by the Savings Association Insurance Fund of the FDIC.

For the semi-annual period beginning January 1, 2003, the effective rate of assessments imposed on all FDIC deposits for deposit insurance ranges from 0 to 27 basis points per $100 of insured deposits, depending on the institution’s capital position and other supervisory factors. However, because legislation enacted in 1996 requires that both SAIF-insured and BIF-insured deposits pay a pro rata portion of the interest due on the obligations issued by the Financing Corporation, the FDIC is currently assessing both BIF-insured deposits and SAIF-insured deposits an additional 1.68 basis points for First Quarter 2003 per $100 of deposits on an annualized basis to cover those obligations.

Additional Information

You can find additional information about BB&T in BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (as amended), Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002 (as amended), June 30, 2002 and September 30, 2002, and Current Reports on Form 8-K filed January 11, 2002, February 7, 2002 (five filings), February 27, 2002, March 21, 2002, April 11, 2002, September 24, 2002, October 31, 2002 and January 13, 2003, all of which are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 53.

INFORMATION ABOUT EQUITABLE

General

Equitable was chartered as the Equitable Cooperative Building Association in 1879 in Washington, D.C. In 1970, Equitable relocated its main office to Wheaton, Maryland and in 1972 it adopted a Maryland charter. In 1982, it converted from a Maryland state chartered to a federally-chartered mutual savings and loan association. In January 1986, it changed its name to Equitable Federal Savings Bank. On September 10, 1993, Equitable converted from the mutual to stock form of organization through the sale and issuance of 600,000 shares of common stock. During 1999, it changed its name to Equitable Bank. Equitable Bank is a member of the Federal Home Loan Bank of Atlanta and its deposits are insured by the FDIC.

Equitable presently operates in Montgomery and Prince George’s Counties, Maryland from its headquarters in Wheaton and four branch offices. Equitable is principally engaged in the business of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to originate permanent real estate mortgage loans, commercial real estate loans, residential construction loans, consumer loans and other loans and investments.

Equitable originates a variety of permanent residential real estate mortgage loans, principally in compliance with FreddieMac underwriting standards. Equitable, as market conditions permit, sells most of the conforming (i.e., such loans conform to the underwriting guidelines of FreddieMac) and jumbo non-conforming thirty year fixed-rate permanent mortgage loans that it originates and retains for its portfolio all adjustable-rate and some fifteen year fixed-rate permanent mortgages originated.

Additional Information and Incorporation of Certain Information by Reference

The foregoing information concerning Equitable does not purport to be complete. Certain information relating to the business, management, executive officer and director compensation, voting securities (including the principal holders of those securities), certain relationships and related transactions and other matters as to Equitable is incorporated by reference from, or set forth in, Equitable’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2002 and other documents filed by Equitable Bank and listed under “Where You Can Find More Information” in this proxy statement/prospectus, which are specifically incorporated herein by reference. A copy of the 10-K, as amended, is also included in Appendix B.

DESCRIPTION OF BB&T CAPITAL STOCK

General

The authorized capital stock of BB&T consists of 1,000,000,000 shares of BB&T common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of December 31, 2002, there were 470,452,260 shares of BB&T common stock issued and outstanding, which excludes shares expected to be issued in pending acquisitions. There were no shares of BB&T preferred stock issued and outstanding as of such date, although 2,000,000 shares of BB&T preferred stock have been designated as Series B Junior Participating Preferred Stock and are reserved for issuance in connection with BB&T’s shareholder rights plan.  See “—Shareholder Rights Plan” below. Based on the number of shares of Equitable common stock outstanding at the record date, it is estimated that approximately 1,410,552 shares of “BB&T common stock would be issued in the merger.

BB&T Common Stock

Each share of BB&T common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of BB&T common stock are entitled to receive dividends when, as, and if declared by the BB&T Board out of funds legally available for the payment of dividends and, upon liquidation, to receive pro rata all assets, if any, of BB&T available for distribution after the payment of necessary expenses and all prior claims. Holders of BB&T common stock have no preemptive rights to subscribe for any additional securities of any class that BB&T may issue, nor any conversion, redemption or sinking fund rights. Holders of BB&T common stock have no right to cumulate votes in the election of directors. The rights and privileges of holders of BB&T common stock are subject to any preferences that the BB&T Board may set for any series of BB&T preferred stock that BB&T may issue in the future. The terms of the BB&T Junior Preferred Stock reserved for issuance in connection with BB&T’s shareholder rights plan provide that the holders will have rights and privileges that are substantially identical to those of holders of BB&T common stock.

The transfer agent and registrar for BB&T common stock is Branch Bank. BB&T intends to apply for the listing on the NYSE, subject to official notice of issuance, of the shares of BB&T common stock to be issued in the merger.

BB&T Preferred Stock

Under BB&T’s articles of incorporation, BB&T may issue shares of BB&T preferred stock in one or more series as may be determined by the BB&T Board or a duly authorized committee. The BB&T Board or committee may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders. Any BB&T preferred stock issued may rank senior to BB&T common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of BB&T, or both. In addition, any shares of BB&T preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of BB&T preferred stock, or merely the existing authorization of the BB&T Board to issue shares of BB&T preferred stock, may tend to discourage or impede a merger or other change in control of BB&T. See “—Shareholder Rights Plan” below.

Sh areholder Rights Plan

BB&T has adopted a shareholder rights plan that grants BB&T’s shareholders the right to purchase securities or other property of BB&T upon the occurrence of various triggering events involving a potentially hostile takeover of BB&T. Like other shareholder rights plans, BB&T’s plan is intended to give the BB&T Board the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether it is in the best interests of BB&T and its shareholders and to encourage potential hostile acquirors to negotiate with the BB&T Board. BB&T’s plan, also like other shareholder rights plans, could also have the unintended effect of discouraging a business combination that shareholders believe to be in their best interests.

The terms of the rights are set forth in the Rights Agreement, dated as of December 17, 1996, between BB&T and Branch Bank, as Rights Agent and are summarized below:

On December 17, 1996, the BB&T Board declared a dividend to holders of BB&T common stock at a rate of one right for each share of common stock held of record as of January 17, 1997 and for each share of common stock issued thereafter. Each right entitles the holder to purchase from BB&T 1/100th of a share of BB&T Series B Junior Participating Preferred Stock (which is substantially equivalent to one share of BB&T’s common stock) at a price of $145.00, subject to anti-dilution adjustments, or, under various circumstances, other securities or property.

The rights plan is designed to enhance the ability of the BB&T Board to prevent an acquiror from depriving shareholders of the long-term value of their investment and to protect shareholders against attempts to acquire BB&T by means of unfair or abusive takeover tactics that have been prevalent in many unsolicited takeover attempts.

Under the rights plan, the rights will become exercisable only if a person or a group acquires or commences a tender offer for 20% or more of BB&T’s outstanding common stock or the BB&T Board declares any person to be an “adverse person.” The BB&T Board will declare a person to be an adverse person if it determines that:

•	the person, alone or together with its affiliates and associates, has or will become the beneficial owner of 10% or more of BB&T’s common stock; and

•	the beneficial ownership by the person is:

•
intended or reasonably likely to cause BB&T to repurchase the common stock beneficially owned by the person or otherwise provide the person with short-term financial gain contrary to BB&T’s best long-term interests;

•	reasonably likely to have a material adverse effect on BB&T’s business or prospects; or

•	otherwise not in the best interests of BB&T and its shareholders, employees, customers and communities in which BB&T and its subsidiaries do business.

Until they become exercisable, the rights attach to and trade with BB&T’s common stock. The rights will expire December 31, 2006. The rights may be redeemed by the Board at $0.01 per right until 10 days after a person or group has accumulated 20% or more of the common stock or, if earlier, the effective date of the Board’s declaration that a person has become an adverse person. All rights held or acquired by a person or group holding 20% or more of BB&T’s shares or by an adverse person are void.

If a person or group acquired 25% or more of BB&T’s common stock or the Board declared a person to be an adverse person, the rights would then be modified to represent the right to receive, for the exercise price, common stock having a value worth twice the exercise price.

If BB&T were acquired in a merger or other business combination at any time after a person or group has acquired 20% or more of BB&T’s common stock, the rights would be modified so as to entitle a holder to buy a number of shares of common stock of the acquiring entity having a market value of twice the exercise price of each right.

Until a right is exercised, the holder will have no rights as a shareholder of BB&T, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders or to BB&T, shareholders may, depending upon the circumstances, recognize taxable income if the rights become exercisable for stock (or other consideration) of BB&T or for common stock of the acquiring company.

Any provision of the rights agreement, other than provisions relating to the principal economic terms of the rights, may be amended by the BB&T Board before the date the rights are distributed. After that distribution date, the provisions of the rights agreement may be amended by the BB&T Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person or adverse person) or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to adjust the time period governing redemption may be made when the rights are not redeemable.

The rights agreement is filed as an exhibit to a registration statement on Form 8-A dated January 10, 1997 that has been filed by BB&T with the Securities and Exchange Commission. This registration statement and the rights agreement are incorporated by reference in this proxy statement/prospectus, and we refer you to them for the complete terms of the rights agreement and the rights. The foregoing discussion is qualified in its entirety by reference to the rights agreement. See “Where You Can Find More Information” on page 53.

Other Anti-takeover Provisions

Provisions of the North Carolina Business Corporation Act, or NCBCA, and BB&T’s articles of incorporation and bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of the BB&T Board to issue shares of BB&T preferred stock and to set the voting rights, preferences and other terms of BB&T preferred stock, may delay or prevent takeover attempts not first approved by the BB&T Board. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. BB&T believes that these provisions are appropriate to protect the interests of BB&T and its shareholders.

Control Share Acquisition Act

The Control Share Acquisition Act of the NCBCA may make an unsolicited attempt to gain control of BB&T more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. For a description of this statute, see “Comparison of the Rights of BB&T Shareholders and Equitable Shareholders Anti-takeover Statutes” on page 49.

Provisions Regarding the BB&T Board

BB&T’s articles of incorporation and bylaws separate the BB&T Board into classes and permit the removal of directors only for cause. This could make it more difficult for a third party to acquire, or discourage a third party from acquiring, control of BB&T. For a description of these provisions, see “Comparison of the Rights of BB&T Shareholders and Equitable Shareholders-Directors” on page 46.

Meeting of Shareholders; Shareholders’ Nominations and Proposals

Under BB&T’s bylaws, meetings of the shareholders may be called only by the Chief Executive Officer, President, Secretary or the BB&T Board. Shareholders of BB&T may not request that a special meeting of shareholders be called. This provision could delay until the next annual shareholders’ meeting shareholder actions that are favored by the holders of a majority of the outstanding voting securities of BB&T.

The procedures governing the submission of nominations for directors and other proposals by shareholders may also have a deterrent effect on shareholder actions designed to result in change of control in BB&T. See “Comparison of the Rights of BB&T Shareholders and Equitable Shareholders-Shareholder Nominations and Shareholder Proposals” on page 47.

COMPARISON OF THE RIGHTS OF BB&T SHAREHOLDERS
AND EQUITABLE SHAREHOLDERS

When the merger becomes effective, holders of Equitable common stock will become shareholders of BB&T. The following is a summary of material differences between the rights of holders of BB&T common stock and holders of Equitable common stock. Since BB&T is organized under the laws of the State of North Carolina and Equitable is a federally chartered savings bank having its principal office in Wheaton, Maryland, differences in the rights of holders of BB&T common stock and those of holders of Equitable common stock arise from differing provisions of the NCBCA and the OTS Regulations, in addition to differing provisions of their respective organizational documents and bylaws.

The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of BB&T common stock and holders of Equitable common stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the NCBCA and the OTS Regulations and the governing corporate instruments of BB&T and Equitable, to which the shareholders of Equitable are referred.

Authorized Capital Stock

BB&T

BB&T’s authorized capital stock consists of 1,000,000,000 shares of BB&T common stock and 5,000,000 shares of BB&T preferred stock. BB&T’s articles of incorporation authorize the BB&T Board to issue shares of BB&T preferred stock in one or more series and to fix the designation, powers, preferences, and rights of the shares of BB&T preferred stock in each series. As of December 31, 2002, there were 470,452,260 shares of BB&T common stock outstanding, which excludes shares expected to be issued in pending acquisitions. No shares of BB&T preferred stock were issued and outstanding as of that date, although 2,000,000 shares of BB&T preferred stock have been designated as BB&T Junior Preferred Stock and are reserved for issuance in connection with BB&T’s shareholder rights plan. See “Description of BB&T Capital Stock-Shareholder Rights Plan” on page 43.

Equitable

Equitable’s authorized capital stock consists of 4,000,000 shares of Equitable common stock and 500,000 shares of Equitable serial preferred stock. Equitable’s charter authorizes the Equitable Board to issue shares of Equitable preferred stock in one or more classes. The shares of any class may be divided into and issued in series, with each series separately designated. As of January 10, 2003, there were 1,410,552 shares of Equitable common stock outstanding. No shares of Equitable preferred stock were issued and outstanding as of that date.

Special Meetings of Shareholders

BB&T

Special meetings of the shareholders of BB&T may be called at any time by BB&T’s Chief Executive Officer, President or Secretary or by the BB&T Board.

Equitable

Special meetings of shareholders may be called at any time by the chairman of the board, the president or a majority of the board of directors, unless otherwise prescribed by OTS regulations. A special meeting shall be called by the chairman of the board, the president or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding common stock of Equitable entitled to vote at the meeting.

Directors

BB&T

BB&T’s articles of incorporation and bylaws provide for a board of directors having not less than three nor more than 30 members as determined from time to time by resolution of a majority of the members of the BB&T Board or by resolution of the shareholders of BB&T. Currently, the BB&T Board consists of 18 directors. The BB&T Board is divided into three classes, with directors serving staggered three-year terms. Under BB&T’s articles of incorporation and bylaws, BB&T directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors.

Equitable

Equitable’s charter provides for a board of directors having not less than five nor greater than fifteen members, except with the approval of the Director of the OTS. Equitable’s bylaws provide for six directors. There are currently six directors on Equitable’s board. The Equitable board is divided into three classes, with directors serving staggered three-year terms. Under Equitable’s bylaws, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors at a meeting of shareholders called expressly for that purpose.

Dividends and Other Distributions

BB&T

The NCBCA prohibits a North Carolina corporation from making any distributions to shareholders, including the payment of cash dividends, that would render it insolvent or unable to meet its obligations as they become due in the ordinary course of business or that would result in its total assets being less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. BB&T is not subject to any other express regulatory restrictions on payments of dividends and other distributions. The ability of BB&T to pay distributions to the holders of BB&T common stock will depend, however, to a large extent upon the amount of dividends its bank subsidiaries, which are subject to restrictions imposed by regulatory authorities, pay to BB&T. In addition, the Federal Reserve could oppose a distribution by BB&T if it determined that such a distribution would harm BB&T’s ability to support its bank subsidiaries. There can be no assurances that dividends will be paid in the future. The declaration, payment and amount of any such future dividends would depend on business conditions, operating results, capital, reserve requirements and the consideration of other relevant factors by the BB&T Board.

Equitable

OTS regulations restrict the declaration or payment of a cash dividend under certain circumstances. Equitable may not declare or pay a cash dividend on its capital stock if the effect of such action would cause its regulatory capital to be reduced below the amount required for the liquidation account. In addition, all capital distributions must also be in compliance with the OTS capital distribution rules.

Generally, savings banks, such as Equitable, that before and after the proposed distribution remain well-capitalized, may make capital distributions during any calendar year equal to up to 100% of net income for the year-to-date plus retained net income for the two preceding years. An institution, however, deemed to be in need of more than normal supervision by the OTS may have its dividend authority restricted.

Shareholder Nominations and Shareholder Proposals

BB&T

BB&T’s bylaws establish advance notice procedures for shareholder proposals and the nomination, other than by or at the direction of the BB&T Board or one of its committees, of candidates for election as directors.

BB&T’s bylaws provide that a shareholder wishing to nominate a person as a candidate for election to the BB&T Board must submit the nomination in writing to the Secretary of BB&T at least 60 days before the one year anniversary of the most recent annual meeting of shareholders, together with biographical information about the candidate and the shareholder’s name, shareholdings and any material interests of the shareholder in the nomination. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the Chairman of the meeting. In addition, a shareholder intending to make a proposal for consideration at a regularly scheduled annual meeting of shareholders that is not intended to be included in the proxy statement for such meeting must notify the Secretary of BB&T in writing at least 60 days before the one year anniversary of the most recent annual meeting of shareholders of the shareholder’s intention. The notice must contain: (a) a brief description of the proposal, (b) the name and shareholdings of the shareholder submitting the proposal and (c) any material interest of the shareholder in the proposal.

In accordance with Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by BB&T at least 120 days before the anniversary of the date that the previous year’s proxy statement was first mailed to shareholders. As provided in the Securities and Exchange Commission rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before BB&T begins to print and mail its proxy materials.

Equitable

Equitable’s bylaws establish advance notice procedures for shareholder proposals and the nomination, other than by or at the direction of the Equitable board or one of its committees, of candidates for election as directors. Equitable’s bylaws provide that a shareholder wishing to nominate a person as a candidate for election to the Equitable Board must submit the nomination in writing to the secretary of Equitable at least five days prior to the date of the annual meeting. In addition, a shareholder intending to make a proposal for consideration at an annual meeting of shareholders must notify the secretary of Equitable in writing, not less than 20 days prior to the meeting. A shareholder’s notice to the secretary must set forth as to each matter: (1) a brief description of the proposal desired to be brought before the annual meeting; (2) the name and address of the shareholder proposing such business; and (3) the class and number of shares of the savings bank which are owned of record by the shareholder. Rule 14a-8 under the Securities Exchange Act of 1934 also applies to Equitable.

Discharge of Duties; Exculpation and Indemnification

BB&T

The NCBCA requires that a director of a North Carolina corporation discharge his or her duties as a director (a) in good faith, (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (c) in a manner the director reasonably believes to be in the best interests of the corporation. The NCBCA expressly provides that a director facing a change of control situation is not subject to any different duties or to a higher standard of care. BB&T’s articles of incorporation provide that, to the fullest extent permitted by applicable law, no director of BB&T will have any personal liability for monetary damage for breach of a duty as a director. BB&T’s bylaws require BB&T to indemnify its directors and officers, to the fullest extent permitted by applicable law, against liabilities arising out of his or her status as a director or officer, excluding any liability relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interests of BB&T.

Equitable

OTS regulations require that a director of a federal savings association (a) not advance his or her own personal interests, or those of others with whom he or she has a personal or business relationship, at the expense of the savings association (b) if he or she has an interest in a matter before the board, he or she must: (1) disclose to the board all material non privileged information relevant to the board’s decision on the matter, including: (i) the existence, nature and extent of his or her interests; and (ii) the facts known to him or her as to the matter under consideration; (2) refrain from participating in the board’s discussion of the matter; and (3) recuse himself or herself from voting on the matter. In addition, a director that has the power to direct its management or policies, or otherwise owes a fiduciary duty to a savings association, must not take advantage of corporate opportunities belonging to such savings association.

OTS regulations provide for indemnification of any person against whom any action is brought or threatened by reason of the fact that such person is or was a director, officer or employee of a federal savings association. Indemnification is permitted only under certain circumstances and subject to certain conditions, all as specified in the OTS regulations.

Mergers, Share Exchanges and Sales of Assets

BB&T

The NCBCA generally requires that any merger, share exchange or sale of all or substantially all the assets of a corporation other than in the ordinary course of business must be approved by the affirmative vote of the majority of the issued and outstanding shares of each voting group entitled to vote. Approval of a merger by the shareholders of the surviving corporation is not required in certain instances, however, including (as in the case of the merger of Branch Bank with Equitable) a merger in which the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, does not exceed by more than 20% the number of voting shares outstanding immediately before the merger. BB&T is also subject to certain statutory anti-takeover provisions. See “—Anti-takeover Statutes” below.

Equitable

OTS regulations generally require an affirmative vote of two-thirds of the outstanding voting stock of any federal savings association in order to obtain approval of a merger or combination agreement (as in the case of Equitable’s merger with BB&T).

Anti-takeover Statutes

BB&T

The North Carolina Control Share Acquisition Act applies to BB&T. This Act is designed to protect shareholders of publicly owned North Carolina corporations based within the state against certain changes in control and to provide shareholders with the opportunity to vote on whether to afford voting rights to certain types of shareholders. The Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

The North Carolina Shareholder Protection Act requires that certain business combinations with existing shareholders either be approved by a supermajority of the other shareholders or meet certain “fair price” requirements. BB&T has elected to opt out of the North Carolina Shareholder Protection Act, as permitted by that Act.

Equitable

The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the OTS has been given 60 days prior written notice. The Home Owners’ Loan Act provides that no company may acquire “control” of a savings institution without the prior approval of the OTS. Any company (other than a bank holding company) that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision, unless the company is already a bank holding company or financial holding company registered under the Bank Holding Company Act of 1956. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated “control factors” are also present in the acquisition. The OTS may prohibit an acquisition of control if: (1) it would result in a monopoly or substantially lessen competition; (2) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or (3) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. These restrictions do not apply to the acquisition of a savings institution’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

Amendments to Articles of Incorporation, Charter and Bylaws

BB&T

The NCBCA provides generally that a North Carolina corporation’s articles of incorporation may be amended only upon approval by a majority of the votes cast within each voting group entitled to vote. BB&T’s articles of incorporation and bylaws impose a greater requirement, the affirmative vote of more than two-thirds of the outstanding shares entitled to vote, to approve an amendment that would amend, alter or repeal the provisions of the articles of incorporation or bylaws relating to classification and staggered terms of the BB&T Board, removal of directors or any requirement for a supermajority vote on such an amendment. The NCBCA provides that a North Carolina corporation’s bylaws may be amended by its board of directors or its shareholders, except that, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise, the board of directors may not amend a bylaw approved by the shareholders. BB&T’s articles of incorporation authorize the BB&T Board to amend BB&T’s bylaws and sets forth the procedures for doing so.

Equitable

Equitable’s charter provides that in order for an amendment of its charter to be made, the amendment must first be proposed by Equitable’s board of directors, then preliminarily approved by the OTS, which approval may be granted pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders holding a majority of the total votes eligible to be cast at a legal meeting. Any amendment to Equitable’s charter will be effective upon filing with the OTS in accordance with regulatory procedures or on such other date as the OTS may specify. Any amendment to Equitable’s bylaws may be made by a majority vote of the full board of directors, or by a majority vote of the votes cast by the shareholders of Equitable at any legal meeting with the express written consent of the OTS.

Consideration of Business Combinations

BB&T

BB&T’s articles of incorporation do not specify any factors to which the BB&T Board must give consideration in evaluating a transaction involving a potential change in control of BB&T. BB&T’s bylaws, however, do set forth such specific factors for consideration of the BB&T Board.

Equitable

Equitable’s charter does not specify any factors to which the Equitable Board must give consideration in evaluating a transaction involving a potential change in control of Equitable.

Shareholders’ Rights of Dissent and Appraisal

BB&T

The NCBCA provides that dissenters’ rights are not available to the holders of shares of a corporation, such as BB&T, that are either listed on a national securities exchange or held by more than 2,000 record shareholders by reason of a merger, share exchange or sale or exchange of property unless (a) the articles of incorporation of the corporation that issued the shares provide otherwise or (b) in the case of a merger or share exchange, the holders of the shares are required to accept anything other than (1) cash, (2) shares in another corporation that are either listed on a national securities exchange or held by more than 2,000 record shareholders or (3) a combination of cash and such shares. BB&T’s articles of incorporation do not authorize any special dissenters’ rights.

Equitable

Holders of Equitable common stock do not have appraisal rights in connection with the merger into BB&T because, as of the date of the special meeting of stockholders the shares of Equitable common stock will be listed on the National Market System of The Nasdaq Stock Market, and the shares of BB&T common stock as of the effective date of the merger will be listed on the New York Stock Exchange.

The foregoing is an exception to the general rule under OTS regulations that any shareholder of a Federal stock association who objects to a merger and who fully complies with all of the dissenters’ provisions (but not otherwise) of the OTS regulations at 12 CFR Section 552.14 shall be entitled to demand and receive payment of the fair or appraised value of all (but not less than all) of his or her shares if the proposed transaction is consummated. Under this general OTS rule, which is not applicable to this merger, a dissenting shareholder who objects to a merger and desires to enforce the right to dissent and receive payment (1) may not vote in favor of the merger and (2) must file a written notice of demand for payment for his or her shares if the merger becomes effective (“demand notice”). Each shareholder who files a demand notice must, if the merger is approved, be given notice of the effective date of the merger and a written offer to purchase the dissenting shares at a specified price deemed by the resulting entity to be fair market value. The rule establishes other specific procedures that govern the dissent and demand process, including a procedure by which fair market value may be determined through an appraisal process should the resulting entity and the shareholder not be able to agree to a fair market value for the shares.

The foregoing summary of the applicable provision of 12 CFR Section 552.14 is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such provisions.

Liquidation Rights

BB&T

In the event of the liquidation, dissolution or winding up of the affairs of BB&T, holders of outstanding shares of BB&T common stock are entitled to share, in proportion to their respective interests, in BB&T’s assets and funds remaining after payment, or provision for payment, of all debts and other liabilities of BB&T.

Because BB&T is a financial holding company, its rights, the rights of its creditors and of its shareholders, including the holders of the shares of any BB&T preferred stock that may be issued, to participate in the assets of any subsidiary upon the latter’s liquidation or recapitalization may be subject to the prior claims of (a) the subsidiary’s creditors, except to the extent that BB&T may itself be a creditor with recognized claims against the subsidiary, and (b) any interests in the liquidation accounts established by savings associations or savings banks acquired by BB&T for the benefit of eligible account holders in connection with conversion of the savings associations from mutual to stock form.

Equitable

In the event of any liquidation, dissolution, or winding-up of Equitable, Equitable’s charter provides that holders of outstanding shares of Equitable common stock are entitled to receive their proportionate interest, in cash or in kind, in the assets of Equitable available for distribution remaining after: (i) payment or provision for payment of Equitable’s debts and liabilities; (ii) distributions or provisions for distributions in settlement of Equitable’s liquidation account established in connection with its conversion from the mutual to the stock form of organization; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution or winding up of Equitable.

SHAREHOLDER PROPOSALS

In the event that the merger is not completed, any proposal which a shareholder wishes to have presented at the next annual meeting of shareholders and included in Equitable’s proxy materials must be received at the main office of Equitable, 11501 Georgia Avenue, Wheaton, Maryland 20902, by December 24, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act, it will be included in Equitable’s proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders, if applicable. Shareholders wishing to present proposals at such meeting (but not include them in Equitable’s proxy materials) must also give notice of such proposals to Equitable in accordance with Equitable’s charter and bylaws as described above (see “Comparison of Shareholders’ Rights—Shareholder Nominations and Shareholder Proposals” on page 47). It is urged that any proposals be sent by certified mail, return receipt requested.

OTHER BUSINESS

The Equitable Board is not aware of any business to come before the meeting other than those matters described in this proxy statement/prospectus. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited by this proxy statement/prospectus will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

LEGAL MATTERS

The validity of the shares of BB&T common stock offered by this proxy statement/prospectus will be passed upon by Womble Carlyle Sandridge & Rice, PLLC, as counsel to BB&T. As of the date of this proxy statement/prospectus, certain members of Womble Carlyle Sandridge & Rice, PLLC owned an aggregate of approximately 88,473 shares of BB&T common stock.

EXPERTS

The consolidated financial statements of BB&T Corporation and its subsidiaries which are incorporated by reference in this proxy statement/prospectus from BB&T’s annual report on Form 10-K for the year ended December 31, 2001 and filed with the SEC on March 15, 2002 were audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report incorporated by reference herein. In this report, Arthur Andersen consented to the incorporation of its audit report on such financial statements into BB&T’s registration statements.

On March 20, 2002, BB&T announced that it had appointed PricewaterhouseCoopers LLP to replace Arthur Andersen as its independent public accountants.

On August 12, 2002, BB&T filed an amendment on Form 10-K/A to its annual report to clarify and enhance certain disclosures in response to comments of the staff of the SEC following its review of BB&T’s periodic reports filed in 2002. The financial statements for the year ended December 31, 2001 included in the Form 10-K/A include modifications that were not covered by Arthur Andersen’s originally issued audit report. These modifications include a separate presentation on the income statement of merger related expenses and enhancements to disclosures in the notes to the financial statements relating to (1) BB&T’s accounting policies; (2) business combinations; (3) merger-related and restructuring charges and accruals; (4) derivative financial instruments; and (5) the treatment of stock options and share repurchases.

Prior to the date of the filing of the Form 10-K/A with the SEC, the Arthur Andersen partners who reviewed BB&T’s most recent audited financial statements resigned from Arthur Andersen. BB&T has been advised by Arthur Andersen, that due to the unavailability of the Arthur Andersen engagement partner and concurring partners responsible for the BB&T audit, Arthur Andersen is unable to provide its updated written consent to the incorporation by reference into the registration statement of Arthur Andersen’s audit report with respect to BB&T’s financial statements. Under these circumstances, Rule 437a under the Securities Act permits BB&T to omit Arthur Andersen’s updated written consent from this proxy statement/prospectus.

Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

Accordingly, Arthur Andersen may not have liability under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of the report included with the Form 10-K/A into BB&T’s registration statements, including the registration statement on Form S-4 of which this proxy statement/prospectus is a part. BB&T believes, however, that other persons who may be liable under Section 11(a) of the Securities Act, including BB&T’s officers and directors, may still rely on Arthur Andersen’s audit report as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act. Arthur Andersen has not audited or otherwise reviewed any of these additional items, and the audit report of Arthur Andersen included in our amended annual report was not reissued by Arthur Andersen in connection with the filing of such report.

BB&T does not believe the clarification and enhancements to its financial statements reflected in its Form 10-K/A are such as would invalidate or otherwise affect the audit report originally issued by Arthur Andersen with respect to the financial statements included in BB&T’s Form 10-K.

The consolidated financial statements of Equitable incorporated into this document have been audited by BDO Seidman, LLP, to the extent and for the years indicated in their report thereon. Such consolidated financial statements have been so incorporated into this document in reliance upon the report of BDO Seidman, LLP and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

BB&T files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or certain other information that the companies file with the Securities and Exchange Commission at the SEC’s Public Reference Room, 450 Fifth

Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.” Reports, proxy statements and other information should also be available for inspection at the offices of the NYSE.

Equitable files annual, quarterly and special reports, proxy statements and other information with the OTS. You may read and copy any reports, statements or certain other information that Equitable files with the OTS at the OTS Public Reading Room, 1700 G Street, N.W., Washington, D.C. 20552. Please call the OTS at (202) 906-5900 for further information on the public reading room. These OTS filings are also available to the public from commercial document retrieval services.

Equitable common stock is quoted on the NASDAQ National Market System. Reports, proxy statements and other information should also be available for inspection at the office of the NASDAQ.

BB&T has filed the registration statement to register with the Securities and Exchange Commission the BB&T common stock to be issued to Equitable shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of BB&T. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in BB&T’s registration statement or the exhibits to the registration statement.

The Securities and Exchange Commission allows BB&T to “incorporate by reference” information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents set forth below that BB&T has previously filed with the Securities and Exchange Commission. These documents contain important information about BB&T and its business.

BB&T Securities and Exchange Commission Filings (File No. 1-10853)
Annual Report on Form 10-K	For the fiscal year ended December 31, 2001 (as amended)

Quarterly Reports on Form 10-Q	For the fiscal quarters ended March 31, 2002 (as amended), June 30, 2002 and September 30, 2002

Current Reports on Form 8-K	Filed January 11, 2002, February 7, 2002 (five filings), February 27, 2002, March 21, 2002, April 11, 2002, September 24, 2002, October 31, 2002 and January 13, 2003

Registration Statements on Form 8-A (describing BB&T’s common stock and concerning BB&T’s shareholder rights plan)	Filed September 4, 1991, January 10, 1997 and April 28, 1999

BB&T also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission between the date of this proxy statement/prospectus and the completion of the merger or the termination of the merger agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

The following documents previously filed by Equitable with the OTS are incorporated herein by reference:

Annual Report on Form 10-K	For the fiscal year ended September 30, 2002, as amended

Quarterly Reports on Form 10-Q	For the fiscal quarters ended December 31, 2001, March 31, 2002 and June 30, 2002

Current Reports on Form 8-K	Filed on September 27, 2002

Registration Statement on Form 8-A (describing Equitable’s common stock)	Filed on August 3, 1993

Equitable incorporates by reference additional documents that it may file with the OTS between the date of this proxy statement/prospectus and the completion of the merger or the termination of the merger agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

BB&T has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to BB&T, and Equitable has supplied all such information relating to Equitable before the merger.

If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission’s Internet web site as described above, or the OTS reading room. Documents incorporated by reference are available from the companies without charge, excluding all exhibits except those that the companies have specifically incorporated by reference in this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

BB&T Corporation	Equitable Bank
Shareholder Reporting Post Office Box 1290 Winston-Salem, North Carolina 27102 (336) 733-3021	11501 Georgia Avenue Wheaton, Maryland 20902 Attn: Kathleen Yamada

If you would like to request documents, please do so by February 26, 2003 to receive them before the meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. BB&T and Equitable have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus or in any of the materials that have been incorporated by reference into this document. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement/prospectus is dated January 31, 2003. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of BB&T common stock in the merger creates any implication to the contrary.

AMENDED AND RESTATED
AGREEMENT AND PLAN OF REORGANIZATION
BETWEEN
EQUITABLE BANK,
BRANCH BANKING AND TRUST COMPANY
and
BB&T CORPORATION

i

ii

AMENDED AND RESTATED
AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”), dated as of November 12, 2002 is between EQUITABLE BANK (“Equitable”), a federally chartered savings bank having its principal office at Wheaton, Maryland, BRANCH BANKING AND TRUST COMPANY (“Branch Bank”), a North Carolina banking corporation with its principal office at Winston-Salem, North Carolina, and BB&T CORPORATION (“BB&T”), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

R E C I T A L S:

The parties desire that Equitable shall be merged into Branch Bank (said transaction being hereinafter referred to as the “Merger”) pursuant to this Agreement, the Combination Agreement and the plan of merger (the “Plan of Merger”) substantially in the form attached as Annex A hereto. The parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby. As a condition and inducement to BB&T’s and Branch Bank’s willingness to enter into the Agreement, Equitable granted to BB&T an option to acquire, under certain circumstances, 260,000 shares of the common stock, par value $.01 per share, of Equitable.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1  Definitions

When used herein, the capitalized terms set forth below shall have the following meanings:

“Affiliate” means, with respect to any person, any other person, who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such person and, without limiting the generality of the foregoing, includes any executive officer or director of such person and any Affiliate of such executive officer or director.

“Articles of Merger” shall mean the Articles of Merger required to be filed with the office of the Secretary of State of North Carolina, as provided in Section 55-11-05 of the NCBCA.

“Bank Holding Company Act” shall mean the Federal Bank Holding Company Act of 1956, as amended, and rules and regulations promulgated thereunder.

“Bank Merger Act” shall mean Section 18(c) of the Federal Deposit Insurance Act.

“Bank Secrecy Act” shall mean the Federal Bank Secrecy Act of 1970, as amended, and rules and regulations promulgated thereunder.

“BB&T Common Stock” shall mean the shares of voting common stock, par value $5.00 per share, of BB&T, with rights attached issued pursuant to Rights Agreement dated December 17, 1996 between BB&T and

Branch Bank, as Rights Agent, relating to BB&T’s Series B Junior Participating Preferred Stock, $5.00 par value per share.

“BB&T Option Agreement” shall mean the Stock Option Agreement dated as of September 27, 2002, as amended from time to time, under which BB&T has an option to purchase shares of Equitable Common Stock, which was executed immediately following execution of the Predecessor Agreement.

“BB&T Subsidiaries” shall mean Branch Bank, Branch Banking and Trust Company of South Carolina and Branch Banking and Trust Company of Virginia.

“Benefit Plan Determination Date” shall mean, with respect to each employee pension or welfare benefit plan or program maintained by Equitable at the Effective Time, the date determined by BB&T with respect to such plan or program which shall be not later than January 1 following the close of the calendar year in which Equitable is merged into Branch Bank.

“Business Day” shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

“CERCLA” shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Combination Agreement” shall mean the Combination Agreement substantially in the form of Annex B hereto required to be filed with the OTS as provided in 12 C.F.R. § 552.13.

“Commission” shall mean the Securities and Exchange Commission.

“CRA” shall mean the Community Reinvestment Act of 1977, as amended, and rules and regulations promulgated thereunder.

“Disclosed” shall mean disclosed in the Equitable Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

“Environmental Claim” means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

“Environmental Laws” means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Equitable Common Stock” shall mean the shares of voting common stock, par value $.01 per share, of Equitable.

“Equitable Disclosure Memorandum” shall mean the written information in one or more documents, each of which is entitled “Equitable Disclosure Memorandum” and dated on or before the date of this Agreement and delivered not later than the date of execution of this Agreement by Equitable to BB&T, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced.

“Equitable Subsidiaries” shall mean First Equitable Insurance Agency, Inc., and any and all other Subsidiaries of Equitable as of the date hereof and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Equitable after the date hereof and held as a Subsidiary by Equitable at the Effective Time.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Financial Advisor” shall mean Keefe, Bruyette & Woods, Inc.

“Financial Statements” shall mean (a) with respect to BB&T, (i) the consolidated balance sheet (including related notes and schedules, if any) of BB&T as of December 31, 2001, 2000, and 1999, and the related consolidated statements of income, shareholders’ equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2001, 2000, and 1999, as filed by BB&T in Securities Documents and (ii) the consolidated balance sheets of BB&T (including related notes and schedules, if any) and the related consolidated statements of income, shareholders’ equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by BB&T with respect to periods ended subsequent to December 31, 2001, and (b) with respect to Equitable, (i) the consolidated statements of financial condition (including related notes and schedules, if any) of Equitable as of September 30, 2001, 2000 and 1999, and the related consolidated statements of income, stockholders’ equity and cash flows (including related notes and schedules, if any) for each of the three years ended September 30, 2001, 2000 and 1999 as filed by Equitable in Securities Documents and (ii) the consolidated statements of financial condition of Equitable (including related notes and schedules, if any) and the related consolidated statements of income, stockholders’ equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by Equitable with respect to periods ended subsequent to September 30, 2001.

“GAAP” shall mean generally accepted accounting principles applicable to financial institutions and their holding companies, as in effect at the relevant date.

“Gramm-Leach-Bliley Act” shall mean the Gramm-Leach-Bliley Act of 1999, as amended, and rules and regulations promulgated thereunder.

“Hazardous Substances” means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

“HOLA” shall mean the Home Owners’ Loan Act of 1933, as amended, and rules and regulations promulgated thereunder.

“IRS” shall mean the Internal Revenue Service.

“Material Adverse Effect” on BB&T or Equitable shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has a material adverse effect on the financial condition, results of operations, business or business prospects of BB&T and the BB&T Subsidiaries taken as a whole, or Equitable and the Equitable Subsidiaries taken as a whole, or (ii) materially impairs the ability of BB&T or Equitable to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) actions and omissions of BB&T or Equitable taken with the prior written consent of the other in contemplation of the transactions contemplated hereby and (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger; provided that with respect to Equitable, only if and to the extent any such expenses payable to third parties are Disclosed by Equitable or incurred by Equitable following the date hereof as permitted by this Agreement.

“NCBCA” shall mean the North Carolina Business Corporation Act, as amended.

“NYSE” shall mean the New York Stock Exchange, Inc.

“OTS” shall mean the Office of Thrift Supervision.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, agency, other entity or group of entities, or governmental body.

“Proxy Statement/Prospectus” shall mean the proxy statement and prospectus, together with any supplements thereto, to be sent to shareholders of Equitable to solicit their votes in connection with a proposal to approve this Agreement, the Combination Agreement and the Plan of Merger.

“Registration Statement” shall mean the registration statement of BB&T as declared effective by the Commission under the Securities Act, including any post-effective amendments or supplements thereto as filed with the Commission under the Securities Act, with respect to the BB&T Common Stock to be issued in connection with the transactions contemplated by this Agreement.

“Rights” shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests (other than rights pursuant to the Rights Agreement described under the definition of “BB&T Common Stock”), and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to documents filed by Equitable with the OTS.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and in each case the rules and regulations of the Commission promulgated thereunder.

“Stock Option” shall mean, collectively, any option granted under the Stock Option Plan, outstanding and unexercised on the date hereof to acquire shares of Equitable Common Stock.

“Stock Option Plan” shall mean Equitable’s Amended and Restated Stock Option and Incentive Plan.

“Subsidiaries” shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

“Superior Offer” shall mean a proposal or offer to acquire or purchase all or a substantial portion of the assets of or a substantial equity interest in, or to effect any recapitalization, liquidation or dissolution involving or a business combination or other similar transaction with, Equitable or any Equitable Subsidiary (including, without limitation, a tender offer or exchange offer to purchase Equitable Common Stock) other than as contemplated by this Agreement: (i) that did not arise from or involve a breach or violation by Equitable of Section 5.9(k) or any other provision of this Agreement; (ii) that the Equitable Board of Directors determines in its good faith judgment, based, among other things, on advice of the Financial Advisor, to be more favorable to the Equitable shareholders than the Merger; and (iii) the financing for the implementation of which, to the extent required, is then committed or in the good faith reasonable judgment of the Equitable Board of Directors, based, among other things, on advice of the Financial Advisor, is capable of being obtained by the party making the proposal or offer.

“TILA” shall mean the Truth in Lending Act, as amended, and rules and regulations promulgated thereunder.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and rules and regulations promulgated thereunder.

1.2  Terms Defined Elsewhere

The capitalized terms set forth below are defined in the following sections:

Agreement	Introduction
BB&T	Introduction
BB&T Option Plan	Section 2.9(a)
Branch Bank	Introduction
Closing	Section 2.4
Closing Date	Section 2.4
Constituent Banks	Section 2.1
Effective Time	Section 2.3
Employer Entity	Section 5.12(a)
Equitable	Introduction
Merger	Recitals
Merger Consideration	Section 2.7(a)
OTS Notice	Section 2.2
PBGC	Section 3.14(b)(iv)
Plan	Section 3.14(b)(i)
Plan of Merger	Recitals
Predecessor Agreement	Section 8.2
Surviving Bank	Section 2.1(a)
Transferred Employee	Section 5.12(a)

ARTICLE II

THE MERGER

2.1  Merger

Branch Bank and Equitable are the Constituent Banks (the “Constituent Banks”) to the Merger as contemplated by the NCBCA, the HOLA, OTS regulations promulgated under the HOLA and the Bank Merger Act. At the Effective Time:

(a)  Equitable shall be merged into Branch Bank in accordance with the applicable provisions of the NCBCA, the OTS regulations promulgated under the HOLA and the Bank Merger Act, with Branch Bank being the surviving corporate entity (hereinafter sometimes referred to as the “Surviving Bank”).

(b)  The separate existence of Equitable shall cease and the Merger shall in all respects have the effects provided in Section 2.5.

(c)  The Articles of Incorporation of Branch Bank at the Effective Time shall be the Articles of Incorporation of the Surviving Bank.

(d)  The Bylaws of Branch Bank at the Effective Time shall be the Bylaws of the Surviving Bank.

(e)  The officers of Branch Bank immediately prior to the Effective Time shall be the officers of the Surviving Bank.

(f)  The principal office of the Surviving Bank shall be the principal office of Branch Bank. The locations of the principal office and other offices of Branch Bank are set forth on Exhibit I to the Combination Agreement attached hereto as Annex B.

2.2  Approvals; Filing of Plan of Merger and Notice

The Merger shall not become effective unless this Agreement, the Combination Agreement and the Plan of Merger are duly approved by at least two-thirds of the members of the Board of Directors of Equitable and by shareholders holding at least two-thirds of the shares of Equitable Common Stock, and by the Board of Directors of Branch Bank. Upon fulfillment or waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Banks will cause the Articles of Merger to be executed and filed with the Secretary of State of North Carolina as provided in Section 55-11-05 of the NCBCA, and shall cause notice to be filed with the OTS as required by 12 C.F.R. §563.22(b) (the “OTS Notice”). The Plan of Merger and the Combination Agreement are incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Banks and approval by the shareholders of Equitable shall constitute adoption and approval of the Plan of Merger and the Combination Agreement.

2.3  Effective Time

The Merger shall be effective at the later of (i) the day and hour specified in the Articles of Merger as filed as provided in Section 2.2, or (ii) the time that the OTS Notice is provided to the OTS (herein sometimes referred to as the “Effective Time”).

2.4  Closing

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 10:00 a.m. on the date designated by BB&T which is within thirty days following the satisfaction of the conditions to Closing set forth in Article VI (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such later date as the parties may otherwise agree (the “Closing Date”).

2.5  Effect of Merger

From and after the Effective Time, the separate existence of Equitable shall cease, and the Surviving Bank shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the Constituent Banks shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Banks; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Banks may be prosecuted as if the Merger had not taken place, or the Surviving Bank may be substituted in its place; and any judgment rendered against either of the Constituent Banks may be enforced against the Surviving Bank. Neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by reason of the Merger.

2.6  Further Assurances

If, at any time after the Effective Time, the Surviving Bank shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Bank, the title to any property or rights of the Constituent Banks acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Banks agree that such Constituent Banks and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Bank are fully authorized and directed in the name of the Constituent Banks or otherwise to take any and all such actions.

2.7  Merger Consideration

As used herein, the term “Merger Consideration” shall mean the number of shares of BB&T Common Stock to be exchanged for each share of Equitable Common Stock issued and outstanding as of the Effective Time. One share of BB&T Common Stock shall be issued for each issued and outstanding share of Equitable Common Stock (the “Exchange Ratio”).

2.8  Conversion of Shares; Payment of Merger Consideration

(a)  At the Effective Time, by virtue of the Merger and without any action on the part of Equitable or the holders of record of Equitable Common Stock, each share of Equitable Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of Equitable Common Stock (as provided in subsection (d) below), the Merger Consideration.

(b)  Each share of BB&T Common Stock issued and outstanding at the Effective Time shall continue to be issued and outstanding.

(c)  Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of Equitable Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration and any declared and unpaid dividends with respect to Equitable Common Stock. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Equitable Common Stock. With respect to any certificate for Equitable Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with

BB&T’s standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, Equitable’s transfer books shall be closed and no transfer of the shares of Equitable Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Bank.

(d)  Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each Equitable shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of Equitable Common Stock. Upon proper surrender of such certificates or other evidence of ownership meeting the requirements of Section 2.8(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

(e)  BB&T shall pay any dividends or other distributions with a record date prior to the Effective Time that have been declared by Equitable in respect of shares of Equitable Common Stock in accordance with the terms of this Agreement and that remain unpaid at the Effective Time. To the extent permitted by law, former shareholders of record of Equitable shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of shares of BB&T Common Stock into which their respective shares of Equitable Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Equitable Common Stock for certificates representing BB&T Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing Equitable Common Stock until such holder surrenders such certificate for exchange as provided in this Section 2.8. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends payable hereunder (without interest) shall be delivered and paid with respect to the shares of Equitable Common Stock represented by such certificate.

2.9  Conversion of Stock Options

(a)  At the Effective Time, each Stock Option then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become rights with respect to BB&T Common Stock, and BB&T shall assume each Stock Option in accordance with the terms of the Stock Option Plan, subject to the following provisions from and after the Effective Time: (i) BB&T and its Compensation Committee shall be substituted for Equitable and the Committee under the Stock Option Plan with respect to administering the Stock Option Plan, (ii) each Stock Option assumed by BB&T may be exercised solely for shares of BB&T Common Stock, (iii) the number of shares of BB&T Common Stock subject to each such Stock Option shall equal the number of shares of Equitable Common Stock subject to such Stock Option immediately prior to the Effective Time, and (iv) the per share exercise price under each such Stock Option shall equal the per share exercise price under each such Stock Option immediately prior to the Effective Time. Notwithstanding the foregoing, BB&T may at its election substitute as of the Effective Time options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other duly adopted comparable plan (in either case, the “BB&T Option Plan”) for all or a part of the Stock Options, subject to the following conditions: (A) the requirements of (iii) and (iv) above shall be met; (B) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options; and (C) the substituted options shall continue in effect on the same terms and conditions as provided in the stock option agreements governing each Stock Option and in the Stock Option Plan. Each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Commission Rule 16b-3 shall, as a condition to such conversion or substitution, be approved in accordance with the provisions of Rule 16b-3. Each Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. BB&T and Equitable agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.9. BB&T has reserved and shall continue to reserve adequate shares of BB&T Common Stock for delivery upon exercise of any converted or substitute options. Within sixty days following the Effective Time, if it has not already done so (or has not already substituted options under the BB&T Option Plan), and to the extent Equitable shall have a registration statement in effect or an obligation to file a registration statement, BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to converted or substitute options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under Section 16(a) of the Exchange Act, BB&T shall administer the Stock Option Plan assumed pursuant to this Section 2.9 (or the BB&T Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time. Equitable hereby represents that the Stock Option Plan in its current form complies with Rule 16b-3 to the extent, if any, required as of the date hereof.

(b)  As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant’s rights pursuant thereto.

(c)  Eligibility to receive stock option grants following the Effective Time with respect to BB&T Common Stock shall be determined by BB&T in accordance with its plans and procedures as in effect from time to time, and subject to any contractual obligations.

2.10  Anti-Dilution

In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EQUITABLE

Except as Disclosed, Equitable represents and warrants to BB&T as follows (the representations and warranties herein of Equitable are made subject to the applicable standard set forth in Section 6.3(a), and no such representation or warranty shall be deemed to be inaccurate unless it is inaccurate to the extent that BB&T would be entitled to refuse to consummate the Merger pursuant to Section 7.1(b)(ii) on account of such inaccuracy):

3.1  Capital Structure

The authorized capital stock of Equitable consists of 4,000,000 shares of Equitable Common Stock and 500,000 shares of Equitable serial preferred stock, $.01 par value. Equitable has 1,315,620 shares of Equitable Common Stock issued and outstanding and no shares of Equitable serial preferred stock issued and outstanding. No other classes of capital stock of Equitable, common or preferred, are authorized, issued or outstanding. All outstanding shares of Equitable capital stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose, except for (i) shares of Equitable Common Stock reserved in connection with the Stock Option Plan, and (ii) 260,000 shares of Equitable Common Stock reserved in connection with the BB&T Option Agreement. Equitable has granted options to acquire 242,207 shares of Equitable Common Stock under the Stock Option Plan or outstanding agreements and awards, which options remain outstanding as of the date hereof. Except as set forth in this Section 3.1, there are no Rights authorized, issued or outstanding with respect to, nor are there any agreements, understandings or commitments to which Equitable is a party relating to the right of any Equitable shareholder to own, to vote or to dispose of, the capital stock of Equitable. Holders of Equitable Common Stock do not have preemptive rights.

3.2  Organization, Standing and Authority

Equitable is a federally chartered savings bank validly existing under the laws of the United States of America, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. Equitable is not required to be qualified to do business in any other state of the United States or foreign jurisdiction.

3.3  Ownership of Subsidiaries

Section 3.3 of the Equitable Disclosure Memorandum lists all of the Equitable Subsidiaries and, with respect to each, its jurisdiction of organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by Equitable (directly or indirectly), the percentage ownership interest so owned by Equitable and its business activities. The outstanding shares of capital stock or other equity interests of the Equitable Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by Equitable free and clear of all liens, claims and encumbrances. No Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the Equitable Subsidiaries, and there are no agreements, understandings or commitments relating to the right of Equitable to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of the Equitable Subsidiaries have been issued in violation of the preemptive rights of any person. Section 3.3 of the Equitable Disclosure Memorandum also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization (other than the Equitable Subsidiaries and stock or other securities held in a fiduciary capacity) owned directly or indirectly by Equitable.

3.4  Organization, Standing and Authority of the Subsidiaries

Each of the Equitable Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Equitable Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business and in good standing in each jurisdiction Disclosed with respect to it. No Equitable Subsidiary is required to be qualified to do business in any other state of the United States or foreign jurisdiction, or is engaged in any type of activities that have not been Disclosed.

3.5  Authorized and Effective Agreement

(a)  Equitable has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the Equitable shareholders of this Agreement, the Combination Agreement and the Plan of Merger) to perform all of its obligations under this Agreement, the Combination Agreement, the Plan of Merger and the BB&T Option Agreement. The execution and delivery of this Agreement, the Articles of Merger and the BB&T Option Agreement, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, in the case of this Agreement, the Combination Agreement and the Plan of Merger, the approval of the Equitable shareholders pursuant to and to the extent required by applicable law. This Agreement, the Combination Agreement, the Plan of Merger and the BB&T Option Agreement constitute legal, valid and binding obligations of Equitable, and each is enforceable against Equitable in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of the rights of creditors of FDIC-insured institutions or the enforcement of creditors’ rights generally; and (ii) general principles of equity (whether applied in a court of law or in equity).

(b)  Neither the execution and delivery of this Agreement, the Plan of Merger, the Combination Agreement, the Articles of Merger or the BB&T Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Equitable with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the Charter or Bylaws of Equitable or any Equitable Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Equitable or any Equitable Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Equitable or any Equitable Subsidiary.

(c)  Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by Equitable of the Merger and the other transactions contemplated in this Agreement.

3.6  Securities Filings; Financial Statements; Statements True

(a)  Equitable has timely filed with the OTS all Securities Documents required to be filed since September 30, 1999. Equitable has Disclosed or made available to BB&T a true and complete copy of each Securities Document filed by Equitable with the OTS after September 30, 1999 and prior to the date hereof, which are all of the Securities Documents that Equitable was required to file during such period. As of their respective dates of filing, including the dates of filing of any amendments thereto, such Securities Documents complied with the applicable legal requirements as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  The Financial Statements of Equitable fairly present or will fairly present, as the case may be, the consolidated financial position of Equitable and the Equitable Subsidiaries as of the dates indicated and the consolidated statements of income and changes in stockholders’ equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

(c)  No statement, certificate, instrument or other writing furnished or to be furnished hereunder by Equitable or any Equitable Subsidiary to BB&T contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7  Minute Books

The minute books of Equitable and each of the Equitable Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.8  Adverse Change

Since September 30, 2001, Equitable and the Equitable Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent Equitable Financial Statements, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition, results of operations or business prospects of Equitable or any of the Equitable Subsidiaries.

3.9  Absence of Undisclosed Liabilities

All liabilities (including contingent liabilities) of Equitable and the Equitable Subsidiaries are disclosed in the most recent Financial Statements of Equitable or are normally recurring business obligations incurred in the ordinary course of its business since the date of Equitable’s most recent Financial Statements.

3.10  Properties

(a)  Equitable and the Equitable Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible and intangible, reflected on the consolidated balance sheet included in the Financial Statements of Equitable as of September 30, 2001 or acquired after such date, except for (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, or (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business.

(b)  All leases and licenses pursuant to which Equitable or any Equitable Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property are valid and enforceable in accordance with their respective terms.

3.11  Environmental Matters

(a)  Equitable and the Equitable Subsidiaries are and at all times have been in compliance with all Environmental Laws. Neither Equitable nor any Equitable Subsidiary has received any communication alleging that Equitable or the Equitable Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

(b)  There are no pending Environmental Claims, neither Equitable nor any Equitable Subsidiary has received notice of any pending Environmental Claims, and there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) Equitable or any Equitable Subsidiary, (ii) any person or entity whose liability for any Environmental Claim Equitable or any Equitable Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by Equitable or any Equitable Subsidiary, or any real or personal property which Equitable or any Equitable Subsidiary has or is judged to have managed or supervised or participated in the management of, or (iv) any real or personal property in which Equitable or any Equitable Subsidiary holds a security interest securing a loan recorded on the books of Equitable or any Equitable Subsidiary. Neither Equitable nor any Equitable Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.

(c)  Equitable and the Equitable Subsidiaries are in compliance with all recommendations contained in any environmental audits, analyses and surveys received by Equitable relating to all real and personal property owned or leased by Equitable or any Equitable Subsidiary and all real and personal property of which Equitable or any Equitable Subsidiary has or is judged to have managed or supervised or participated in the management of.

(d)  There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against Equitable or any Equitable Subsidiary or against any person or entity whose liability for any Environmental Claim Equitable or any Equitable Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12  Loans; Allowance for Loan Losses

(a)  All of the loans on the books of Equitable and the Equitable Subsidiaries are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is valid and properly perfected. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor Equitable’s procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

(b)  The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of Equitable are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

3.13  Tax Matters

(a)  Equitable and the Equitable Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither Equitable nor any Equitable Subsidiary has or will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. Equitable and the Equitable Subsidiaries have paid, or where payment is not required to have been made have set up an adequate reserve or accrual for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

(b)  All federal, state and local (and, if applicable, foreign) tax returns filed by Equitable and the Equitable Subsidiaries are complete and accurate. Neither Equitable nor any Equitable Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Equitable or any Equitable Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to Equitable or any Equitable Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

(c)  Deferred taxes have been provided for in accordance with GAAP consistently applied.

(d)  Neither Equitable nor any of the Equitable Subsidiaries is a party to any tax allocation or sharing agreement or has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Equitable or a Equitable subsidiary) or has any liability for taxes of any person (other than Equitable and the Equitable Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

(e)  Each of Equitable and the Equitable Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(f)  Neither Equitable nor any of the Equitable Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

3.14  Employees; Compensation; Benefit Plans

(a)  Compensation.    Equitable has Disclosed a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of Equitable and of each Equitable Subsidiary and each other person (in each case other than as an employee) to whom Equitable or any Equitable Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

(b)  Employee Benefit Plans.

(i)  Equitable has Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by Equitable or any Equitable Subsidiary, to which Equitable or any Equitable Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of which Equitable or any Equitable Subsidiary is a member. For purposes of this Agreement, the term “Plan” shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) that is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated, (B) an employment agreement, (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

(ii)  Neither Equitable nor any Equitable Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other “welfare-type” benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

(iii)  None of the Plans obligates Equitable or any Equitable Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a “change in control,” as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

(iv)  Each Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any “accumulated funding deficiency” as such term is defined in such Sections of ERISA and the Code, whether or not waived, that has not previously been satisfied and any penalties with respect thereto fully paid or accrued, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation (“PBGC”) (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) for which the PBGC has not waived notice has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of Equitable or any Equitable Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither Equitable nor any Equitable Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject Equitable or any Equitable Subsidiary to any tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Code or to a fine or penalty under Section 502(c) of ERISA.

(v)  Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

(vi)  No underfunded “defined benefit plan” (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which Equitable or any Equitable Subsidiary is a member or was a member during such five-year period.

(vii)  As of September 30, 2001, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of all vested and nonvested accrued benefits thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No tax qualified Plan has any unfunded liabilities.

(viii)  No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither Equitable nor, to the best knowledge of Equitable, any Equitable Subsidiary, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject Equitable or any Equitable Subsidiary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

(ix)  With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

(x)  Equitable and each Equitable Subsidiary has been and is presently in compliance with all of the requirements of Section 4980B of the Code.

(xi)  Neither Equitable nor any Equitable Subsidiary has a liability as of September 30, 2001 under any Plan that, to the extent disclosure is required under GAAP, is not reflected on the consolidated balance sheet included in the Financial Statements of Equitable as of September 30, 2001 or otherwise Disclosed.

(xii)  Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) Equitable’s or any Equitable Subsidiary’s obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting, accelerated allocation of previously unallocated Plan assets or by the conversion of all stock options in accordance with Section 2.9).

(xiii)  With respect to each Plan, Equitable has Disclosed or made available to BB&T, true, complete and correct copies of (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

(xiv)  Each of the Plans as applied to Equitable and any Equitable Subsidiary may be amended or terminated at any time by action of Equitable’s Board of Directors, or such Equitable’s Subsidiary’s Board of Directors, as the case may be, or a committee of such Board of Directors or duly authorized officer, in each case subject to the terms of the Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of Equitable or a Equitable Subsidiary thereunder).

3.15  Certain Contracts

(a)  Neither Equitable nor any Equitable Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business), or any agreement restricting its business activities, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by Equitable or any Equitable Subsidiary or the guarantee by Equitable or any Equitable Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by Equitable or any Equitable Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank or Federal Reserve Bank advances), (iii) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by Equitable or any Equitable Subsidiary (without payment of any penalty or cost), or that provides benefits which are contingent, or the application of which is altered, upon the occurrence of a transaction involving Equitable of the nature contemplated by this Agreement or the BB&T Option Agreement, or (iv) any agreement or plan, written or oral, including any Stock Option Plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this

Agreement or the BB&T Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the BB&T Option Agreement. Each matter Disclosed pursuant to this Section 3.15(a) is in full force and effect as of the date hereof.

(b)  Neither Equitable nor any Equitable Subsidiary is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16  Legal Proceedings; Regulatory Approvals

There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Equitable, threatened against Equitable or any Equitable Subsidiary or against any asset, interest, Plan or right of Equitable or any Equitable Subsidiary, or, to the best knowledge of Equitable, against any officer, director or employee of any of them in their capacity as such. There are no actions, suits or proceedings instituted, pending or, to the best knowledge of Equitable, threatened against any present or former director or officer of Equitable or any Equitable Subsidiary that would reasonably be expected to give rise to a claim against Equitable or any Equitable Subsidiary for indemnification. There are no actual or, to the best knowledge of Equitable, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or in the BB&T Option Agreement. To the best knowledge of Equitable, no fact or condition relating to Equitable or any Equitable Subsidiary exists (including, without limitation, noncompliance with the CRA or the USA PATRIOT ACT) that would prevent Equitable or BB&T from obtaining all of the federal and state regulatory approvals contemplated herein.

3.17  Compliance with Laws; Filings

Each of Equitable and each Equitable Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, the TILA and regulations promulgated thereunder, and other consumer banking laws, the customer information privacy provisions of the Gramm-Leach-Bliley Act, and the anti-money-laundering provisions of the Bank Secrecy Act as amended by the USA PATRIOT ACT), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither Equitable nor any Equitable Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations. Neither Equitable nor any Equitable Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing. Since September 30, 2001, Equitable and each of the Equitable Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including, without limitation, the OTS, FDIC, Federal Reserve Board and applicable state regulators. Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

3.18  Brokers and Finders

Neither Equitable nor any Equitable Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, in the Combination Agreement, in the Plan of Merger or in the BB&T Option Agreement, except for an obligation to the Financial Advisor for investment banking services, the nature and extent of which has been Disclosed, and except for fees to accountants and lawyers.

3.19  Repurchase Agreements; Derivatives

(a)  With respect to all agreements currently outstanding pursuant to which Equitable or any Equitable Subsidiary has purchased securities subject to an agreement to resell, Equitable or the Equitable Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which Equitable or any Equitable Subsidiary has sold securities subject to an agreement to repurchase, neither Equitable nor the Equitable Subsidiary has pledged collateral in excess of the amount of the debt secured thereby. Neither Equitable nor any Equitable Subsidiary has pledged collateral in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

(b)  Neither Equitable nor any Equitable Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.20  Deposit Accounts

The deposit accounts of Equitable are insured by the FDIC to the maximum extent permitted by federal law, and Equitable has paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

3.21  Related Party Transactions

Equitable has Disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which Equitable or any Equitable Subsidiary is a party with any director, executive officer or 5% shareholder of Equitable or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans are on terms no less favorable to Equitable than could be obtained from unrelated parties.

3.22  Certain Information

When the Proxy Statement/Prospectus is mailed, and at the time of the meeting of shareholders of Equitable to vote on the Combination Agreement and the Plan of Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein provided by Equitable, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23  Tax and Regulatory Matters

Neither Equitable nor any Equitable Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

3.24  Corporate Documents

Neither the Charter nor the Bylaws of Equitable, nor any other document of Equitable or to which Equitable is a party, contains a provision that requires more than a majority of the shares of Equitable Common Stock entitled to vote, or the vote or approval of any other class of capital stock or voting security, to approve the Merger or any other transactions contemplated in this Agreement.

3.25  Labor Relations

Neither Equitable nor any Equitable Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is Equitable or any Equitable Subsidiary party to any collective bargaining agreement. There is no strike or other labor dispute involving Equitable or any Equitable Subsidiary, pending or threatened, or to the best knowledge of Equitable, is there any activity involving any employees of Equitable or any Equitable Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.26  Fairness Opinion

Equitable has received from the Financial Advisor an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of Equitable from a financial point of view.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF BB&T

BB&T represents and warrants to Equitable as follows (the representations and warranties herein of BB&T are made subject to the applicable standard set forth in Section 6.2(a), and no such representation or warranty shall be deemed to be inaccurate unless it is inaccurate to the extent that Equitable would be entitled to refuse to consummate the Merger pursuant to Section 7.1(b)(ii) on account of such inaccuracy):

4.1  Capital Structure of BB&T

The authorized capital stock of BB&T consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which 2,000,000 shares have been designated as Series B Junior Participating Preferred Stock and the remainder are undesignated, and none of which shares are issued and outstanding, and (ii) 1,000,000,000 shares of BB&T Common Stock of which 475,535,863 shares were issued and outstanding as of June 30, 2002. All outstanding shares of BB&T Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of BB&T Common Stock reserved as provided in Section 5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to this Agreement, the Combination Agreement and the Plan of Merger. Holders of BB&T Common Stock do not have preemptive rights.

4.2  Organization, Standing and Authority of BB&T and Branch Bank

Each of BB&T and Branch Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. BB&T is registered as a financial holding company under the Bank Holding Company Act.

4.3  Authorized and Effective Agreement

(a)  BB&T and Branch Bank have all requisite corporate power and authority to enter into and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BB&T. This Agreement, the Combination Agreement and the Plan of Merger constitute the legal, valid and binding obligations of BB&T, and each is enforceable against BB&T in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity.

(b)  Neither the execution and delivery of this Agreement or the Articles of Merger nor consummation of the transactions contemplated hereby, nor compliance by BB&T or Branch Bank with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of BB&T or any BB&T Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BB&T or any BB&T Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BB&T or any BB&T Subsidiary.

(c)  Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by BB&T or Branch Bank of the Merger and the other transactions contemplated in this Agreement.

4.4  Organization, Standing and Authority of BB&T Subsidiaries

Each of the BB&T Subsidiaries is duly organized, validly existing and in good standing under applicable laws. BB&T owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the BB&T Subsidiaries. Each of the BB&T Subsidiaries (i) has full power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.5  Securities Documents; Statements True

BB&T has timely filed all Securities Documents required by the Securities Laws to be filed since December 31, 1998. As of their respective dates of filing, including the dates of filing of any amendments thereto, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No statement, certificate, instrument or other writing furnished or to be furnished hereunder by BB&T or any other BB&T Subsidiary to Equitable contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6  Certain Information

When the Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of Equitable to vote on the Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to BB&T, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.7  Tax and Regulatory Matters

Neither BB&T nor any BB&T Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b); provided, that nothing contained herein shall limit the ability of BB&T to exercise its rights under the BB&T Option Agreement.

4.8  Share Ownership

As of the date of this Agreement, BB&T does not own (except in a fiduciary capacity) any shares of Equitable Common Stock.

4.9  Legal Proceedings; Regulatory Approvals

There are no actual or, to the best knowledge of BB&T, threatened actions, suits or proceedings instituted, which present a claim to restrain or prohibit the transactions contemplated herein. To the best knowledge of BB&T, no fact or condition relating to BB&T or any BB&T Subsidiary exists (including, without limitation, noncompliance with the CRA or the USA PATRIOT ACT) that would prevent BB&T or Equitable from obtaining all of the federal and state regulatory approvals contemplated herein.

ARTICLE V

COVENANTS

5.1  Equitable Shareholder Meeting

Equitable shall submit this Agreement, the Combination Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement, the Board of Directors of Equitable agrees that it shall, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Equitable, recommend that Equitable’s shareholders vote for such approval; provided, that the Board of Directors of Equitable may withdraw, modify or refuse to make such recommendation only if the Board of Directors shall determine in good faith, after consultation with outside legal counsel, that such recommendation should not be made in light of its fiduciary duty to Equitable’s shareholders following a Superior Offer. At the time of execution of this Agreement, each member of the Board of Directors of Equitable and certain other shareholders have executed agreements with BB&T obligating such persons to vote all shares over which they have voting control in favor the Merger.

5.2  Registration Statement; Proxy Statement/Prospectus

As promptly as practicable after the date hereof, BB&T shall prepare and file the Registration Statement with the Commission. Equitable will furnish to BB&T the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and shall have the right to review and consult with BB&T on the form of, and any characterizations of such information included in, the Registration Statement prior to the filing with the Commission. Such Registration Statement, at the time it becomes effective and on the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission. The Registration Statement shall include the form of Proxy Statement/Prospectus. BB&T and Equitable shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be approved by the Commission and the OTS for mailing to the Equitable shareholders, and such Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the Commission thereunder. Equitable shall cause the Proxy Statement/Prospectus to be mailed to shareholders in accordance with all applicable notice requirements under the Securities Laws and the rules and regulations of the Nasdaq.

5.3  Reservation of Shares

At the Effective Time, the Merger shall be effected in accordance with this Agreement, the Combination Agreement and the Plan of Merger. In connection therewith, BB&T acknowledges that it (i) has adopted the Plan of Merger, and (ii) will pay or cause to be paid when due the Merger Consideration. BB&T has reserved for issuance such number of shares of BB&T Common Stock as shall be necessary to pay the Merger Consideration and agrees not to take any action that would cause the aggregate number of authorized shares of BB&T Common Stock available for issuance hereunder not to be sufficient to effect the Merger. If at any time the aggregate number of shares of BB&T Common Stock reserved for issuance hereunder is not sufficient to effect the Merger, BB&T shall take all appropriate action as may be required to increase the number of shares of BB&T Common Stock reserved for such purpose. Notwithstanding the foregoing, this Agreement and the Combination Agreement have been executed by the appropriate officers of Branch Bank conditional upon approval of this Agreement, the Combination Agreement and the Plan of Merger by the Board of Directors of Branch Bank, and such approval shall be a condition to the obligations of Branch Bank hereunder. BB&T shall cause the Board of Directors of Branch Bank to consider such approvals at a meeting to be held prior to December 31, 2002. In the event the Board of Directors of Branch Bank does not approve this Agreement, the Combination Agreement and the Plan of Merger prior to such date, then BB&T shall incorporate an acquisition subsidiary to merge with Equitable, with the result that Equitable shall become a wholly-owned subsidiary of BB&T, and BB&T and Equitable agree to take such actions (including making any changes as may be necessary to this Agreement, the Combination Agreement or the Plan of Merger) prior to December 31, 2002 in order to effect such transaction.

5.4  Additional Acts

(a)  Equitable agrees to take such actions requested by BB&T as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is BB&T or a BB&T Subsidiary) the transactions contemplated hereby, provided that such modifications do not change the Merger Consideration or abrogate the covenants and other agreements contained in this Agreement, including, without limitation, the covenant not to take any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement, the Combination Agreement and the Plan of Merger.

(b)  As promptly as practicable after the date hereof, BB&T and Equitable shall submit notice or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. Equitable and BB&T each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, its respective Subsidiaries, and any of its respective directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

5.5  Best Efforts

Each of BB&T and Equitable shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and 5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI, including, without limitation, executing and delivering, or causing to be executed and delivered, such representations, certificates and other instruments or documents as may be reasonably requested by BB&T’s legal counsel for such counsel to issue the opinion contemplated by Section 6.1(e), and to consummate the transactions herein contemplated at the earliest possible date. Neither BB&T nor Equitable shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement, the Combination Agreement and the Plan of Merger. BB&T and Equitable shall each execute and deliver to BB&T’s legal counsel a certificate setting forth the factual conditions that such legal counsel determines to be reasonably necessary to deliver the legal opinion described in Section 6.1 (e).

5.6  Certain Accounting Matters

Equitable shall cooperate with BB&T concerning (i) accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account BB&T’s policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices, and (ii) Equitable’s lending, investment or asset/

liability management policies; provided, that any action taken pursuant to this Section 5.6 shall not be deemed to constitute or result in the breach of any representation or warranty of Equitable contained in this Agreement.

5.7  Access to Information

Equitable and BB&T will each keep the other advised of all material developments relevant to its business and the businesses of its Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, Equitable shall afford to representatives of BB&T access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of Equitable and the Equitable Subsidiaries and, during such period, shall make available all information concerning their businesses as may be reasonably requested. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement pursuant to Section 7.1. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

5.8  Press Releases

BB&T and Equitable shall agree with each other as to the form and substance of any press release related to this Agreement, the Combination Agreement and the Plan of Merger and the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9  Forbearances of Equitable

Except with the prior written consent of BB&T, between the date hereof and the Effective Time, Equitable shall not, and shall cause each of the Equitable Subsidiaries not to:

(a)  carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new type of activity or expand any existing activities;

(b)  declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

(c)  issue any shares of its capital stock (including treasury shares), except pursuant to the Stock Option Plan with respect to the options outstanding on the date hereof or pursuant to the BB&T Option Agreement;

(d)  issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

(e)  amend its Charter or Bylaws;

(f)  impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any Equitable Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

(g)  except to fulfill its fiduciary responsibilities under paragraph (k) of this Section 5.9 (and subject to all provisions hereof unless and until this Agreement shall be terminated), merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets other than in the ordinary course of its business consistent with past practices;

(h)  fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

(i)  increase the rate of compensation of any of its directors, officers or employees (excluding increases in compensation resulting from the exercise of compensatory stock options outstanding as of the date of this Agreement), or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of its directors, officers or employees, except for increases or payments made in the ordinary course of business consistent with past practice pursuant to plans or arrangements in effect on the date hereof;

(j)  enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that this subparagraph shall not prevent renewal of any of the foregoing consistent with past practice;

(k)  solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of or a substantial equity interest in, or any recapitalization, liquidation or dissolution involving or a business combination or similar transaction with, Equitable or any Equitable Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of Equitable or any Equitable Subsidiary to do any of the above; or fail to notify BB&T immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this Section 5.9(k) shall not apply to furnishing information to or participating in negotiations or discussions with any Person that has made, or that the Equitable Board of Directors determines in good faith is reasonably likely to make, a Superior Offer, if the Equitable Board of Directors determines in good faith, after consultation with outside legal counsel, that it should take such actions in light of its fiduciary duty to Equitable’s shareholders;

(l)  enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by Equitable or a Equitable Subsidiary or guarantee by Equitable or a Equitable Subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the reappointment of officers or the quarterly renewal of employment agreements in the normal course), or (iv) any contract, agreement or understanding with a labor union;

(m)  change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement, the Combination Agreement and the Plan of Merger by its shareholders and after receipt of the requisite regulatory approvals for the transactions contemplated by this Agreement, the Combination Agreement and the Plan of Merger, Equitable shall cooperate in good faith with BB&T to adopt policies, practices and procedures consistent with those utilized by BB&T, effective on or before the Closing Date;

(n)  change its methods of accounting in effect at September 30, 2001 except as required by changes in GAAP concurred in by BB&T, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended September 30, 2001, except as required by changes in law or regulation;

(o)  incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $25,000, for any one expenditure, or $100,000, in the aggregate;

(p)  incur any indebtedness other than deposits from customers, advances from the Federal Home Loan Bank or Federal Reserve Bank and reverse repurchase arrangements in the ordinary course of business;

(q)  take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code as determined by BB&T, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

(r)  dispose of any material assets other than in the ordinary course of business; or

(s)  agree to do any of the foregoing.

5.10  Employment Agreements

BB&T (or its specified BB&T Subsidiary) agrees to offer to enter into an employment agreement as of the Closing Date with Paul Merritt substantially in the form of Annex C hereto.

5.11  Affiliates

Equitable shall use its best efforts to cause all persons who are Affiliates of Equitable to deliver to BB&T promptly following execution of this Agreement a written agreement providing that such person will not dispose of BB&T Common Stock received in the Merger, except in compliance with the Securities Act and the rules and regulations promulgated thereunder, and in any event shall use its best efforts to cause such affiliates to deliver to BB&T such written agreement prior to the Closing Date.

5.12  Pension Plan; Other Employee Benefits

(a)  Effective on the Benefit Plan Determination Date with respect to the defined benefit pension plan of Equitable (the “Equitable Pension Plan”), BB&T shall cause such plan to be merged with the defined benefit pension Plan maintained by BB&T and the BB&T Subsidiaries, or to be frozen or terminated, in each case as determined by BB&T and subject to the receipt of all applicable regulatory or governmental approvals. Each Transferred Employee who is a participant in the Equitable Pension Plan at the Effective Time and who continues in the employment of BB&T or of any subsidiary of BB&T (an “Employer Entity”) until the Benefit Plan Determination Date with respect to the Equitable Pension Plan, shall be eligible to participate in BB&T’s pension plan as of the Benefit Plan Determination Date. Any other former employee of Equitable who is employed by an Employer Entity on or after the Benefit Plan Determination Date shall be eligible to be a participant in the BB&T pension plan upon complying with eligibility requirements. All rights to participate in BB&T’s pension plan are subject to BB&T’s right to amend or terminate the plan. As of the close of business immediately preceding the Benefit Plan Determination Date, BB&T shall determine the accrued benefit under the Equitable Pension Plan with respect to participants continuing in the service of an Employer Entity. Such accrued benefit shall be determined by taking into account service and compensation following the Effective Time and preceding the Benefit Plan Determination Date, and the accrued benefit as so determined shall be the accrued benefit under the BB&T pension plan for service prior to the Benefit Plan Determination Date (and shall be added to the benefit accrued under the BB&T pension plan for service and compensation beginning with the Benefit Plan Determination Date). For purposes of administering BB&T’s pension plan, service with Equitable and the Equitable Subsidiaries shall be deemed to be service with BB&T for participation and vesting purposes, but not for purposes of benefit accrual. Each employee of Equitable or a Equitable Subsidiary at the Effective Time who becomes an employee immediately following the Effective Time of an Employer Entity is referred to herein as a “Transferred Employee.”

(b)  Each Transferred Employee shall be eligible to participate in group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to employees of the Employer Entity, subject to the terms of such plans and programs, as of the Benefit Plan Determination Date for each such plan or program, conditional upon the Transferred Employee’s being employed by an Employer Entity as of such Benefit Plan Determination Date and subject to complying with eligibility requirements of the respective plans and programs. Eligibility requirements under BB&T’s group hospitalization and medical benefit plans are automatically deemed to be met by a Transferred Employee who is a participant in Equitable’s group hospitalization and medical benefit plans immediately prior to the Benefit Plan Determination Date and who continues to be employed by an Employer Entity as of the Benefit Plan Determination Date. Participation in BB&T’s group hospitalization and medical benefit plans may be subject to availability of HMO options. In any case in which HMO coverage is not available, substitute coverage will be provided which may not be fully comparable to the HMO coverage. With respect to any welfare benefit plan or program of Equitable that the Employer Entity determines, in its sole discretion, provides benefits of the same type or class as a corresponding plan or program maintained by the Employer Entity, the Employer Entity shall continue such Equitable plan or program in effect for the benefit of the Transferred Employees so long as they remain eligible to participate and until they shall become eligible to become participants in the corresponding plan or program maintained by the Employer Entity (and, with respect to any such plan or program, subject to complying with eligibility requirements and subject to the right of the Employer Entity to terminate such plan or program). If the first plan year of participation in any group health plan of an Employer Entity by a Transferred Employee is a partial year, the Employer Entity will give such Transferred Employee and his or her dependents credit toward deductible and out-of-pocket limitations for an eligible expense as incurred by such persons under the comparable Equitable group hospitalization and medical benefit plan during that portion of that plan year that precedes entry into the group health plans of the Employer Entity. For purposes of administering the welfare plans and programs subject to this Section 5.12(b), service with Equitable shall be deemed to be service with the Employer Entity for the purpose of determining eligibility to participate and vesting (if applicable) in such welfare plans and programs, but not for the purpose of computing benefits, if any, determined in whole or in part with reference to service (except as otherwise provided in Section 5.12(c)). Service with Equitable shall be deemed to be service with the Employer Entity for the purpose of determining amount of annual vacation.

(c)  Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed hereunder by BB&T, neither BB&T nor any Employer Entity shall have any obligation arising from the Merger to continue any Transferred Employees in its employ or in any specific job or to provide to any Transferred Employee any specified level of compensation or any incentive payments, benefits or perquisites. Each Transferred Employee who is terminated by an Employer Entity subsequent to the Effective Time, excluding any employee who has a then existing contract providing for severance, shall be entitled to severance pay in accordance with the general severance policy of BB&T then in effect or the general severance policy of Equitable as in effect on August 19, 2002, if and to the extent that such Transferred Employee is entitled to severance pay under the applicable policy. Prior to the Closing Date, Equitable shall determine which of such severance policies shall be applicable and shall give BB&T notice thereof, and the selected severance policy shall apply with respect to all Transferred Employees. If BB&T shall not receive such notice prior to the Closing Date, Equitable shall be deemed to have selected the BB&T severance policy. Each Transferred Employee’s service with Equitable or a Equitable Subsidiary shall be treated as service with BB&T for purposes of determining the amount of severance pay, if any, under BB&T’s severance policy, and each Transferred Employee’s service with BB&T or a Subsidiary of BB&T shall be treated as service with Equitable for purposes of determining the amount of severance pay, if any, under Equitable’s severance policy.

(d)  BB&T agrees to honor all employment agreements, severance agreements and deferred compensation agreements that Equitable and the Equitable Subsidiaries have with their current and former employees and directors and which have been Disclosed to BB&T pursuant to this Agreement, except to the extent any such agreements shall be superseded or terminated at the Closing or following the Closing Date. Except for the agreements described in the preceding sentence and except as otherwise provided in this Section 5.12, the employee benefit plans of Equitable shall, in the sole discretion of BB&T, be frozen, terminated or merged into comparable plans of BB&T, effective as BB&T shall determine in its sole discretion.

5.13  Directors’ and Officers’ Protection

BB&T or a BB&T Subsidiary shall provide and keep in force for a period of three years after the Effective Time directors’ and officers’ liability insurance providing coverage to directors and officers of Equitable for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in Equitable’s policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 150% of the annual premium payments on Equitable’s policy in effect as of the date hereof (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BB&T shall use its reasonable efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, BB&T further agrees to indemnify all individuals who are or have been officers, directors or employees of Equitable or any Equitable Subsidiary prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Charter or Bylaws of Equitable on the date hereof and is permitted under the North Carolina Business Corporation Act.

5.14  Forbearances of BB&T

Except with the prior written consent of Equitable, between the date hereof and the Effective Time, neither BB&T nor any BB&T Subsidiary shall take any action which would or might be expected to (i) cause the business combination contemplated hereby not to constitute a reorganization under Section 368 of the Code; (ii) result in any inaccuracy of a representation or warranty herein that would allow for termination of this Agreement; (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied; or (iv) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

5.15  Reports

Each of Equitable and BB&T shall file (and shall cause the Equitable Subsidiaries and the BB&T Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission, the OTS and any other regulatory authorities having jurisdiction over such party, and shall deliver to BB&T or Equitable, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission or OTS will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.16  Exchange Listing

BB&T shall use its reasonable best efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of BB&T Common Stock to be issued to the holders of Equitable Common Stock pursuant to the Merger, and BB&T shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

5.17  Advisory Board

Following the Effective Time, as of a date selected by BB&T (the “Advisory Board Establishment Date”) no later than the effective time of the merger of Equitable into a banking subsidiary of BB&T, BB&T shall offer to the members of the Board of Directors of Equitable a seat on the appropriate BB&T Advisory Board. During the period following the Effective Time and until the Advisory Board Establishment Date, the directors of Equitable shall continue to serve as such so long as they continue to meet the requirements for serving, and in applying this Section 5.17 service during such period as a director shall be deemed to be service as an Advisory

Board member. For two years following the Effective Time, the Advisory Board members appointed pursuant to this Section 5.17 who are not employees of BB&T or a BB&T Affiliate or under contract with BB&T or any BB&T Affiliate, and who continue to serve shall receive, as compensation for service on the Advisory Board, Advisory Board member’s fees (annual retainer and attendance fees) equal in amount each year (prorated for any partial year) to the annual retainer and schedule of attendance fees for directors of Equitable in effect on September 1, 2002. Following such two-year period, Advisory Board Members, if they continue to serve in such capacity, shall receive fees in accordance with BB&T’s standard schedule of fees for service thereon as in effect from time to time. For two years after the Effective Time, no such Advisory Board member shall be prohibited from serving thereon because he or she shall have attained the maximum age for service thereon (currently age 70). Membership of any person on any Advisory Board shall be conditional upon execution of an agreement providing that such person will not engage in activities competitive with BB&T for two years following the Effective Time or, if longer, the period that he or she is a member of the Advisory Board.

ARTICLE VI

CONDITIONS PRECEDENT

6.1  Conditions Precedent—BB&T and Equitable

The respective obligations of BB&T and Equitable to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

(a)  All corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Combination Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including, without limitation, the approval of the shareholders of Equitable and the Board of Directors of Branch Bank of this Agreement, the Combination Agreement and the Plan of Merger;

(b)  The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, no proceedings shall be pending or to the knowledge of BB&T threatened by the Commission to suspend the effectiveness of such Registration Statement and the BB&T Common Stock to be issued as contemplated in the Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

(c)  The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement, the Combination Agreement and the Plan of Merger, all notice periods and waiting periods with respect to such approvals shall have passed and all such approvals shall be in effect, and the Proxy Statement/Prospectus shall have been approved by the OTS;

(d)  None of BB&T, any of the BB&T Subsidiaries, Equitable or any of the Equitable Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement; and

(e)  Equitable and BB&T shall have received an opinion of BB&T’s legal counsel, in form and substance satisfactory to Equitable and BB&T, substantially to the effect that the Merger will constitute one or more reorganizations under Section 368 of the Code and that the shareholders of Equitable will not recognize any gain or loss to the extent that such shareholders exchange shares of Equitable Common Stock for shares of BB&T Common Stock.

6.2  Conditions Precedent—Equitable

The obligations of Equitable to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by Equitable pursuant to Section 7.4:

(a)  All representations and warranties of BB&T shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Equitable. The representations and warranties of BB&T set forth in Sections 4.1, 4.2 (except as relates to qualification), 4.3(a), 4.3(b)(i) and 4.4 (except as relates to qualification) shall be true and correct (except for inaccuracies which are de minimis). There shall not exist inaccuracies in the representations and warranties of BB&T set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BB&T.

(b)  BB&T shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

(c)  BB&T shall have delivered to Equitable a certificate, dated the Closing Date and signed by its Chairman or President or an Executive Vice President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.2(a) and 6.2(b), to the extent applicable to BB&T, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer’s knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on BB&T or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

(d)  Equitable shall have received opinions of counsel to BB&T in the form reasonably acceptable to Equitable’s legal counsel.

(e)  The shares of BB&T Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

6.3  Conditions Precedent—BB&T

The obligations of BB&T to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by BB&T pursuant to Section 7.4:

(a)  All representations and warranties of Equitable shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BB&T. The representations and warranties of Equitable set forth in Sections 3.1, 3.2 (except as it relates to qualification), 3.3, 3.4 (except the last sentence thereof), 3.5(a), 3.5(b)(i), 3.23 and 3.24 shall be true and correct (except for inaccuracies which are de minimis). There shall not exist inaccuracies in the representations and warranties of Equitable set forth in this Agreement such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on Equitable (evaluated without regard to the Merger).

(b)  No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of BB&T, would so materially adversely affect the business or economic benefits to BB&T of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome.

(c)  Equitable shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

(d)  Equitable shall have delivered to BB&T a certificate, dated the Closing Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(a) and 6.3(c), to the extent applicable to Equitable, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer’s knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on Equitable or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

(e)  BB&T shall have received opinions of counsel to Equitable in the form reasonably acceptable to BB&T’s legal counsel.

(f)  BB&T shall have received the written agreements from Affiliates as specified in Section 5.11 to the extent necessary, in the reasonable judgment of BB&T, to promote compliance with Rule 145 promulgated by the Commission.

(g)  Timothy F. Veith shall have continued in the employment of Equitable until the Closing Date and shall have delivered to BB&T a Certificate stating that he will enter into the employment of Branch Bank as of the Effective Time and that the Amended and Restated Employment Agreement entered into by Timothy F. Veith and Branch Bank, dated November 12, 2002, is effective with respect to him.

(h)  The shares of BB&T Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

ARTICLE VII

TERMINATION, DEFAULT, WAIVER AND AMENDMENT

7.1  Termination

This Agreement may be terminated:

(a)  At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

(b)  At any time prior to the Effective Time, by either party (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) in the case of Equitable and Section 6.3(a) in the case of BB&T; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of thirty days following written notice of such breach to the party committing such breach or the Effective Time.

(c)  At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

(d)  At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 5.4 are denied, and the time period for appeals and requests for reconsideration has run.

(e)  At any time, by either party hereto in writing, if the shareholders of Equitable do not approve this Agreement, the Combination Agreement and the Plan of Merger.

(f)  At any time following June 30, 2003 by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

7.2  Effect of Termination

In the event this Agreement, the Combination Agreement, the Combination Agreement and the Plan of Merger is terminated pursuant to Section 7.1, both this Agreement, the Combination Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in Sections 5.7 and 8.1, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for a breach of the covenant, agreement, representation or warranty giving rise to such termination. The Option Agreement shall be governed by its own terms, and no termination of this Agreement pursuant to Section 7.1 shall be interpreted as a consent by BB&T to any action or matter that would have the effect of diminishing or adversely affecting BB&T’s rights under the Option Agreement.

7.3  Survival of Representations, Warranties and Covenants

All representations, warranties and covenants in this Agreement, the Combination Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including Sections 5.13 and 5.17); provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BB&T or Equitable (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BB&T or Equitable, the aforesaid representations, warranties and covenants being material inducements to consummation by BB&T and Equitable of the transactions contemplated herein.

7.4  Waiver

Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement, the Combination Agreement and Plan of Merger by the Equitable shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Combination Agreement, the Plan of Merger or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein, the Combination Agreement or in the Plan of Merger, or (iii) the performance by the other party of any of its obligations set out herein; provided that no such extension or waiver, or amendment or supplement pursuant to this Section 7.4, executed after approval by the Equitable shareholders of this Agreement, the Combination Agreement and the Plan of Merger, shall reduce the Exchange Ratio.

7.5  Amendment or Supplement

This Agreement, the Combination Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of BB&T and Equitable, subject to the proviso to Section 7.4.

ARTICLE VIII

MISCELLANEOUS

8.1  Expenses

Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the filing fees and printing costs incurred in connection with the Registration Statement and the Proxy Statement/Prospectus shall be borne 50% by BB&T and 50% by Equitable.

8.2  Entire Agreement

This Agreement, including the documents and other writings referenced herein or delivered pursuant hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof. The terms and conditions of this Agreement and the BB&T Option Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or the BB&T Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities, except for the rights of directors and officers of Equitable to enforce rights in Sections 5.13 and 5.17. This Agreement amends and supersedes in its entirety the Agreement and Plan of Reorganization between BB&T and Equitable dated September 27, 2002 (the “Predecessor Agreement”), and the Predecessor Agreement shall have no further force and effect. All references in the BB&T Option Agreement, in the Equitable Disclosure Memorandum and in any Annex or other document referring to the “Merger Agreement” or to the “Merger” shall refer to this Agreement and to the Merger as described herein, and all such documents shall continue in effect with reference to this Agreement. References herein to “the date hereof” or similar language shall be deemed to refer to September 27, 2002.

8.3  No Assignment

Except for a substitution of parties pursuant to Section 5.4(a), none of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of each other party.

8.4  Notices

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

If to Equitable:

Timothy F. Veith
Equitable Bank
11501 Georgia Avenue
Wheaton, Maryland 20902
Telephone:  301-929-5420
Fax:  301-929-5442

With a required copy to:

James S. Fleischer
Silver, Freedman & Taff, L.L.P.
1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007
Telephone:  202-295-4500
Fax:  202-337-5502

If to BB&T or Branch Bank:

Scott E. Reed
150 South Stratford Road
4th Floor
Winston-Salem, North Carolina 27104
Telephone:  336-733-3088
Fax:  336-733-2296

With a required copy to:

William A. Davis, II
Womble Carlyle Sandridge & Rice, PLLC
100 West Fourth Street
Winston-Salem, North Carolina 27102
Telephone: 336-721-3624
Fax: 336-733-8364

Any party may by notice change the address to which notice or other communications to it are to be delivered.

8.5  Specific Performance

Equitable acknowledges that the Equitable Common Stock and the Equitable business and assets are unique, and that if Equitable fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to BB&T for which there will be no adequate remedy at law. BB&T shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if Equitable shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

8.6  Captions

The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.7  Counterparts

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws, except to the extent federal law may be applicable.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

BB&T CORPORATION

By:	/s/ JOHN A. ALLISON IV
Name:	John A. Allison IV
Title:	Chairman and Chief Executive Officer

BRANCH BANKING AND TRUST COMPANY

By:	/s/ JOHN A. ALLISON IV
Name:	John A. Allison IV
Title:	Chairman and Chief Executive Officer

Equitable Bank

By:	/s/ TIMOTHY F. VEITH
Name:	Timothy F. Veith
Title:	President and Chief Executive Officer

PLAN OF MERGER
OF
EQUITABLE BANK INTO
BRANCH BANKING AND TRUST COMPANY

1.  Background

Equitable Bank, a federally chartered savings bank (“Equitable”) shall be merged (the “Merger”) into Branch Banking and Trust Company, a North Carolina banking corporation (“Branch Bank”) which is a wholly-owned subsidiary of BB&T Corporation (“BB&T”), pursuant to the terms and conditions of the Plan of Merger (the “Plan of Merger”), the Amended and Restated Agreement and Plan of Reorganization dated November 12, 2002, and the Combination Agreement dated November 12, 2002 by and among Equitable, BB&T and Branch Bank.

2.  Merger

Branch Bank and Equitable are the constituent corporations or banks (the “Constituent Banks”) to the Merger as contemplated by the North Carolina Business Corporation Act (“NCBCA”), the Homeowners Loan Act (“HOLA”), Office of Thrift Supervision (“OTS”) regulations promulgated under the HOLA, and Section 18(c) of the Federal Deposit Insurance Act (the “Bank Merger Act”). At the Effective Time:

(a)  Equitable shall be merged into Branch Bank in accordance with the applicable provisions of the NCBCA, the HOLA, the OTS regulations promulgated under the HOLA and the Bank Merger Act, with Branch Bank being the surviving corporate entity (hereinafter sometimes referred to as the “Surviving Bank”). The name of the Surviving Bank shall continue to be Branch Banking and Trust Company.

(b)  The separate existence of Equitable shall cease and the Merger shall in all respects have the effects provided in Section 5.

(c)  The Articles of Incorporation of Branch Bank at the Effective Time shall be the Articles of Incorporation of the Surviving Bank.

(d)  The Bylaws of Branch Bank at the Effective Time shall be the Bylaws of the Surviving Bank.

(e)  The officers of Branch Bank immediately prior to the Effective Time shall be the officers of the Surviving Bank.

(f)  The principal office of the Surviving Bank shall be the principal office of Branch Bank. The locations of the principal office and other offices of Branch Bank are set forth on Exhibit I.

3.  Filing of Plan of Merger and Notice

The Constituent Banks will cause the Articles of Merger to be executed and filed with the Secretary of State of North Carolina as provided in Section 55-11-05 of the NCBCA, and shall cause notice to be filed with the OTS as required by 12 C.F.R. § 563.22(b) (the “OTS Notice”).

4.  Effective Time

The Merger shall be effective at the later of (i) the day and hour specified in the Articles of Merger as filed as provided in Section 3, or (ii) the time that the OTS Notice is provided to the OTS (herein sometimes referred to as the “Effective Time”).

5.  Effect of Merger

From and after the Effective Time, the separate existence of Equitable shall cease, and the Surviving Bank shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the Constituent Banks shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Banks; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Banks may be prosecuted as if the Merger had not taken place, or the Surviving Bank may be substituted in its place; and any judgment rendered against either of the Constituent Banks may be enforced against the Surviving Bank. Neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by reason of the Merger.

6.  Merger Consideration

The “Merger Consideration” shall be the number of shares of voting common stock of BB&T (“BB&T Common Stock”) to be exchanged for each share of voting common stock of Equitable (“Equitable Common Stock”) issued and outstanding as of the Effective Time. One share of BB&T Common Stock shall be issued for each issued and outstanding share of Equitable Common Stock (the “Exchange Ratio”).

7.  Conversion of Shares; Payment of Merger Consideration

(a)  At the Effective Time, by virtue of the Merger and without any action on the part of Equitable or the holders of record of Equitable Common Stock, each share of Equitable Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of Equitable Common Stock (as provided in subsection (d) below), the Merger Consideration.

(b)  Each share of BB&T Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

(c)  Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of Equitable Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration and any declared and unpaid dividends with respect to Equitable Common Stock. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Equitable Common Stock. With respect to any certificate for Equitable Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T’s standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, Equitable’s transfer books shall be closed and no transfer of the shares of Equitable Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of BB&T.

(d)  Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each Equitable shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of Equitable Common Stock. Upon proper surrender of such certificates or other evidence of ownership meeting the requirements of subsection (c) above, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

(e)  BB&T shall pay any dividends or other distributions with a record date prior to the Effective Time that have been declared by Equitable in respect of shares of Equitable Common Stock and that remain unpaid at the

Effective Time. To the extent permitted by law, former shareholders of record of Equitable shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of shares of BB&T Common Stock into which their respective shares of Equitable Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Equitable Common Stock for certificates representing BB&T Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Plan of Merger, but no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing Equitable Common Stock until such holder surrenders such certificate for exchange as provided herein. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends payable hereunder (without interest) shall be delivered and paid with respect to the shares of Equitable Common Stock represented by such certificate.

8.  Conversion of Stock Options

(a)  At the Effective Time, each option to acquire shares of Equitable common stock which was granted under Equitable’s Amended and Restated Stock Option and Incentive Plan (the “Stock Option Plan”) and which is then outstanding, whether or not then exercisable (a “Stock Option”), shall be converted into and become rights with respect to BB&T Common Stock, and BB&T shall assume each Stock Option in accordance with the terms of the Stock Option Plan, subject to the following provisions from and after the Effective Time: (i) BB&T and its Compensation Committee shall be substituted for Equitable and the Committee under the Stock Option Plan with respect to administering the Stock Option Plan, (ii) each Stock Option assumed by BB&T may be exercised solely for shares of BB&T Common Stock, (iii) the number of shares of BB&T Common Stock subject to each such Stock Option shall equal the number of shares of Equitable Common Stock subject to such Stock Option immediately prior to the Effective Time, and (iv) the per share exercise price under each such Stock Option shall equal the per share exercise price under each such Stock Option immediately prior to the Effective Time. Notwithstanding the foregoing, BB&T may at its election substitute as of the Effective Time options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other duly adopted comparable plan (in either case, the “BB&T Option Plan”) for all or a part of the Stock Options, subject to the following conditions: (A) the requirements of (iii) and (iv) above shall be met; (B) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options; and (C) the substituted options shall continue in effect on the same terms and conditions as provided in the stock option agreements governing each Stock Option and in the Stock Option Plan. Each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Commission Rule 16b-3 shall, as a condition to such conversion or substitution, be approved in accordance with the provisions of Rule 16b-3 as described below. Each Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Internal Revenue Code (the “Code”), and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. BB&T and Equitable agree to take all necessary steps to effectuate the foregoing provisions of this Section 8. BB&T has reserved and shall continue to reserve adequate shares of BB&T Common Stock for delivery upon exercise of any converted or substitute options. Within sixty days following the Effective Time, if it has not already done so (or has not already substituted options under the BB&T Option Plan), and to the extent Equitable shall have a registration statement in effect or an obligation to file a registration statement, BB&T shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to converted or substitute options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, BB&T shall administer the Stock Option Plan assumed pursuant to this Section 8 (or the BB&T Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under such Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time.

(b)  As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant’s rights pursuant thereto.

(c)  Eligibility to receive stock option grants following the Effective Time with respect to BB&T Common Stock shall be determined by BB&T in accordance with its plans and procedures as in effect from time to time, and subject to any contractual obligations.

9.  Anti-Dilution

In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

Exhibit I
Principal Office:
200 West Second Street
Winston-Salem, North Carolina 27101

Branch Name	Address	City	State	Zip Code
Oxford Main	402 Main Street	Oxford	AL	36203
Quintard	1100 Quintard Ave	Anniston	AL	36201
Main/K Street	1909 K Street NW	Washington	DC	20006
Connecticut Avenue	1730 Rhode Island Ave. NW	Washington	DC	20036
Georgetown	1365 Wisconsin Ave. NW	Washington	DC	20007
Metro Center	601 13th Street NW	Washington	DC	20005
U Street	1316 U Street NW	Washington	DC	20009
Farragrut Square	815 Connecticut Ave. NW	Washington	DC	20006
Friendship Heights II	5200 Wisconsin Ave. NW	Washington	DC	20015
3527 Lecanto Hwy N	Beverly Hills	Citrus	FL	34465
6250 E State Rd 70	Bradenton	Manatee	FL	34203
2211 Us Hwy 19	Holiday	Pasco	FL	34691
10611 Deerwood Park Blvd	Jacksonville	Duval	FL	32255
8840 Tamiami Trail N	Naples	Collier	FL	34108
9213 Little Rd	New Port Richey	Pasco	FL	34654
3019 SW 27th Ave.	Ocala	Marion	FL	34474
645 Hwy 231	Panama City	Bay	FL	32405
1013 Airport Blvd	Pensacola	Escambia	FL	32504
4475 Us 1 S Ste 203	Saint Augustine	Saint Johns	FL	32084
1718 Main St	Sarasota	Sarasota	FL	34236
11234 Spring Hill Rd	Spring Hill	Hernando	FL	34609
3233 Thomasville Rd	Tallahassee	Leon	FL	32312
1580 Jacaranda Blvd	Venice	Sarasota	FL	34293
Acworth Main	4900 Ross Road	Acworth	GA	30101
Adel	201 E 4th St	Adel	GA	31620
Atlanta Main-Lenox	950 East Paces Ferry Road	Atlanta	GA	30326
Buckhead Office	3520 Piedmont Road	Atlanta	GA	30305
Blue Ridge-Main	480 First Street	Blue Ridge	GA	30513
Valley Village	Old Hwy 76 Connector Road	Blue Ridge	GA	30513
Carrollton—Bowdon	207 W College St	Bowdon	GA	30108
Carrollton—Bremen	501 Alabama Ave	Bremen	GA	30110
Buford Main	4394 Buford Drive	Buford	GA	30518
Butler	209 S Broad St	Butler	GA	31006
Byron	102 Hwy 49	Byron	GA	31008
Calhoun-Hwy 53	409 Hwy 53 SE	Calhoun	GA	30701
Calhoun-Main	215 N Wall Street	Calhoun	GA	30701
Carrollton Main	110 Dixie St	Carrollton	GA	30117
McIntosh Office	1119 S Park St	Carrollton	GA	30117
Cartersville-Main	314 E Main Street	Cartersville	GA	30120
North Hall	5289 Cleveland Hwy	Clermont	GA	30527
Colbert	5536 Hwy 72 West	Colbert	GA	30628
Dahlonega Road	214 Dahlonega Road	Cumming	GA	30040
Dahlonega-Main	60 Main Street West	Dahlonega	GA	30533
Memorial Drive	148 Memorial Drive	Dahlonega	GA	30533
Dalton-Cleveland Road	1244 Cleveland Road	Dalton	GA	30721
Dalton-Eastside	2500 E Walnut Ave	Dalton	GA	30721
Dalton-Main	201 W Waugh Street	Dalton	GA	30720
Dalton-Westcott	905 S. Thornton Ave	Dalton	GA	30720

Branch Name	Address	City	State	Zip Code
Danielsville-Main	220 Court House Square	Danielsville	GA	30633
Dawsonville-Main	136 Hwy 400 South	Dawsonville	GA	30534
Decatur Main	1221 Clairmont Road	Decatur	GA	30030
Douglas-Main	102 N Peterson Ave	Douglas	GA	31533
Douglas-Northside	210 N Peterson Ave	Douglas	GA	31533
Douglas-Westside	101 NW Bowens Mill Rd	Douglas	GA	31533
Douglasville-Main	8458 Campbellton St	Douglasville	GA	30134
Duluth-Sugarloaf (Ltd. Service)	3237 Satellite Blvd	Duluth	GA	30096
Duluth Main	3209 Buford Highway	Duluth	GA	30096
Gwinnett	3200 Peachtree Industrial Blvd.	Duluth	GA	30096
Dunwoody Main	2390 Mount Vernon Road	Dunwoody	GA	30338
Ellijay-Main Mountain Pkwy	894 East Maddox Drive	East Ellijay	GA	30539
Sand Street-Drive Thru Only	53 Sand Street	Ellijay	GA	30540
Fayetteville-Main	675 N. Jefferson Davis Drive	Fayetteville	GA	30214
Flowery Branch	5866 Spouts Springs Road	Flowery Branch	GA	30542
Forsyth	101 N Lee St	Forsyth	GA	31029
Fort Valley	110 North Camellia Blvd	Fort Valley	GA	31030
Jesse Jewel-Main	455 Jesse Jewel Pkwy	Gainesville	GA	30501
Browns Bridge	2895 Browns Bridge Road	Gainesville	GA	30501
Thompson Bridge	1623 Thompson Bridge Road	Gainesville	GA	30501
Washington Street	854 Washington Street	Gainesville	GA	30501
Kroger Garden City	4224 Augusta Rd	Garden City	GA	31408
Greensboro Main	201 South Main Street	Greensboro	GA	30501
Griffin Main	201 West Taylor Street	Griffin	GA	30223
Hiram Office	5071 Jimmy Lee Smith Pkwy	Hiram	GA	30141
Hull	9008 Hwy 29 South	Hull	GA	30546
Jesup-Main	818 S. First Street	Jesup	GA	31545
Jonesboro-Main	223 North Main Street	Jonesboro	GA	30236
Kennesaw Main	2760 Cobb Parkay, N.W.	Kennesaw	GA	30152
LaGrange-Main	310 Broad Street	LaGrange	GA	30240
Lavonia	10 Silo Lane	Lavonia	GA	30553
Lawrenceville Main	150 South Perry Street	Lawrenceville	GA	30045
Lilburn Main	4700 U.S. Highway 29	Lilburn	GA	30047
Lithia Springs Office	1855 Thornton Rd	Lithia Springs	GA	30057
Gray Highway	1302 Gray Hwy	Macon	GA	31211
Macon Mall	3525 Mercer University Dr	Macon	GA	31204
Riverside	2540 Riverside Dr	Macon	GA	31204
Rivoli	4357 Forsyth Rd	Macon	GA	31210
Rocky Creek	3411 Pio Nono Avenue	Macon	GA	31206
Rocky Creek Dr-In	3390 Pio Nono Avenue	Macon	GA	31206
Tower-Main	201 Second St	Macon	GA	31208
Forsyth Road	4961 Forsyth Road	Macon	GA	31203
Barrett Parkway	63 Barrett Parkway, N.E.	Marietta	GA	30066
Marietta Square	155 North Marietta Parkway	Marietta	GA	30060
McDonough Main	12 North Cedar Street	McDonough	GA	30263
Menlo Main	2880 Highway 337	Menlo	GA	30731
Metter	Hwy 121 S & Vertia St (Drive In)	Metter	GA	30439
Metter-Main	2 SE Broad Street	Metter	GA	30439
Milledgeville-Hatcher Square	2345 North Columbia Street	Milledgeville	GA	31061
Milledgeville-West Green	150 West Green Street	Milledgeville	GA	31061
Montezuma	118 Walnut Street	Montezuma	GA	30163
Nashville	313 S Davis St	Nashville	GA	31639
Newnan-Hospital Road	14 Hospital Road	Newnan	GA	30263
Newnan-Main	19 Jefferson Street	Newnan	GA	30263
Newnan-Wesley Woods (LSF)	2280 North Highway 29	Newnan	GA	30263

Branch Name	Address	City	State	Zip Code
Newnan-White Oak	1421 Highway 34 East	Newnan	GA	30265
Newnan-Main Bullsboro	232 Bullsboro Drive	Newnan	GA	30263
Newnan-Downtown	26 Jefferson Street	Newnan	GA	30264
Oakwood	3453 Mundy Mill Road	Oakwood	GA	30566
Peachtree City-Main	705 Highway 54 East	Peachtree City	GA	30269
Portal	S Railroad St/ Hwy 80	Portal	GA	30450
Savannah-Rincon	470 S Columbia Ave	Rincon	GA	31326
Riverdale-Main	6375 Highway 85	Riverdale	GA	30274
Roberta	50 N. Dugger Ave	Roberta	GA	31078
Roswell Main	11650 Alpharetta Highway	Roswell	GA	30076
Kroger Savannah Place	14010 Abercorn Ext.	Savannah	GA	31419
Kroger Wilmington Isl Dr-In	477 Johnny Mercer Blvd.	Savannah	GA	31410
Medical Arts	5110 Waters Ave	Savannah	GA	31404
Savannah-Main	7 East Congress Street	Savannah	GA	31401
Hodgson Memorial	7393 Hodgeson Memorial Drive	Savannah	GA	31406
Smyrna Main	756 Concord Road	Smyrna	GA	30082
Snelville Main	2230 Scenic Highway	Snellville	GA	30078
Savannah—Springfield	501 S Laurel St	Springfield	GA	31329
St. Simons Main	1709 Frederica Road	St. Simons Island	GA	31522
Statesboro—College Plaza	506 Fair Road (Plaza)	Statesboro	GA	30458
Statesboro-Main	40 N Main St	Statesboro	GA	30458
Statesboro-Wal-mart	730 Northside Dr/Hwy 80 E	Statesboro	GA	30458
Summerville	9861 Rome Blvd.	Summerville	GA	30747
Suwanee Main	2885 Lawrenceville-Suwanee Rd	Suwanee	GA	30024
Swainsboro	205 S Main St	Swainsboro	GA	30401
Sylvania	105 S Main St	Sylvania	GA	30467
Tifton-Main	300 Commerce Way	Tifton	GA	31794
Tifton-Medical Arts	1623 Old Ocilla Rd	Tifton	GA	31794
Trion Main	14160 Highway 27	Trion	GA	30753
Dalton-Tunnel Hill	3617 Chattanooga Road	Tunnel Hill	GA	30755
Valdosta North—Main	2901 A North Ashley	Valdosta	GA	31602
Vidalia Main	900 E First St	Vidalia	GA	30474
Douglasville—Villa Rica	640 W Bankhead Highway	Villa Rica	GA	30180
Galleria Mall—Main	3001 Watson Blvd	Warner Robins	GA	31093
Russell Pkwy	127 Russell Pkwy	Warner Robins	GA	31088
Kroger Waycross	1606 Memorial Drive	Waycross	GA	31501
Waycross Downtown—Main	500 Albany Ave	Waycross	GA	31501
Winder Main	20 West May Street	Winder	GA	30680
Charlestown Crossing	3003 Charleston Town Crossing Way	New Albany	IN	47150
Baxter Drive-thru	40 West Hwy 72	Baxter	KY	41522
Bowling Green Main	1820 Scottsville Rd	Bowling Green	KY	42104
Fairview Branch	600 West US 31 Bypass	Bowling Green	KY	42101
Fountain Square Branch	903 College Street	Bowling Green	KY	42101
Gateway Branch	1901 Russellville Road	Bowling Green	KY	42101
Kroger No. 1 Branch	2945 Scottsville Road	Bowling Green	KY	42101
Kroger No. 2 Branch	350 31 W By-pass	Bowling Green	KY	42101
Kroger No. 3 Branch	711 Campbell Ln	Bowling Green	KY	42104
Lost River Branch	2750 Nashville Road	Bowling Green	KY	42101
Calhoun Branch	100 Main St	Calhoun	KY	42327
Cave City Branch	102 Broadway	Cave City	KY	42127
Corbin Branch	1390 Master St	Corbin	KY	40701
Cumberland Branch	1202 E. Main Street	Cumberland	KY	40823
Mall Branch	31 Outlet Ave	Eddyville	KY	42038
Ferrells Creek	14793 Regina/Belcher Hwy	Elkhorn City	KY	41522
Evarts Branch	107 Yocum Street	Evarts	KY	40828

Branch Name	Address	City	State	Zip Code
By-pass Branch	103 Smith Rd	Glasgow	KY	42141
Glasgow Main Branch	301 W Main St	Glasgow	KY	42142
Grand Rivers Branch	900 US Highway 62	Grand Rivers	KY	42045
Don’s Supersaver Branch	200 Waldon Rd	Harlan	KY	40831
Harlan Main Branch	101 North Main Street	Harlan	KY	40831
Hazel Branch	405 Main Street	Hazel	KY	42049
Hiseville Branch	11 E.Hiseville	Hiseville	KY	42152
Bradford Square	4000 Fort Campbell St	Hopkinsville	KY	42240
Hopkinsville Main Branch	1002 South Virginia Street	Hopkinsville	KY	42240
Millbrooke-Indian Hills	710 Country Club Lane	Hopkinsville	KY	42240
Northwest Branch	495 North Drive	Hopkinsville	KY	42240
South Boulevard Branch	2933 Fort Campbell Blvd	Hopkinsville	KY	42240
Wal-Mart Supercenter	300 Clinic Dr	Hopkinsville	KY	42240
Irvine Main Branch	119 Broadway Street	Irvine	KY	40336
Richmond & Wisemantown	910 Richmond Rd	Irvine	KY	40336
La Grange	2024 S Hwy 53	La Grange	KY	40031
Ledbetter Branch	1521 US Hwy 60 West	Ledbetter	KY	42058
Beaumont Branch	3061 Fieldstone Way	Lexington	KY	40513
Blazer Parkway Branch	3285 Blazer Parkway	Lexington	KY	40507
Central Baptist Branch	1780 Nicholasville Road	Lexington	KY	40503
Lansdowne Branch	3329 Tates Creek Rd	Lexington	KY	40502
Main Branch	360 E Vine St	Lexington	KY	40507
London Branch	840 Whitley St	London	KY	40741
Algonquin	3140 Wilson Ave	Louisville	KY	40211
Blankenbaker	11751 Bluegrass Pkwy	Louisville	KY	40299
Brownfield Square	4816 Outerloop	Louisville	KY	40219
Brownsboro	4908 US Hwy 42	Louisville	KY	40222
Dixie Valley	10403 Dixie Hwy	Louisville	KY	40272
Douglass Loop	2216 Dundee	Louisville	KY	40205
East Broadway	900 E Broadway	Louisville	KY	40204
Fern Creek	6740 Bardstown Rd	Louisville	KY	40291
Highland	1339 Bardstown Rd	Louisville	KY	40204
Hikes Point	4082 Taylorsville Rd	Louisville	KY	40218
Hillview	11401 Preston Hwy	Louisville	KY	40229
Holiday Manor Branch	2208 Holiday Manor Ctr	Louisville	KY	40222
Hunter’s Trace	5100 Dixie Hwy	Louisville	KY	40216
Hurstbourne	330 Whittington Pkwy	Louisville	KY	40222
Main Office	500 W Broadway	Louisville	KY	40201
Market Street	309 W Market St	Louisville	KY	40202
Okolona	7803 Preston Hwy	Louisville	KY	40219
Park Place	9050 Dixie Hwy	Louisville	KY	40258
Plainview Branch	9711 Linn Station Road	Louisville	KY	40223
Poplar Level	5004 Poplar Level Rd	Louisville	KY	40219
Preston	5319 Preston Hwy	Louisville	KY	40213
Russell	2501 W Broadway	Louisville	KY	40211
Shively/St. Denis	4415 Cane Run Rd	Louisville	KY	40216
Southside	7111 Southside Dr	Louisville	KY	40214
Springhurst	9510 Brownsboro Rd	Louisville	KY	40241
St. Matthews	4507 Shelbyville Rd	Louisville	KY	40207
St. Matthews Main Branch	4201 Shelbyville Rd	Louisville	KY	40207
St. Matthews/Crescent Hill	3747 Lexington Rd	Louisville	KY	40207
Stony Brook	2601 Hurstbourne Pkwy	Louisville	KY	40299
Taylor Blvd	3450 Taylor Blvd	Louisville	KY	40215
Middletown Station	12917 Shelbyville Rd	Middletown	KY	40243
Monticello Branch	300 Cumberland Crossing Shpg Ctr	Monticello	KY	42633

Branch Name	Address	City	State	Zip Code
Murray Main Branch	500 Main St	Murray	KY	42071
Murray North Branch	1104 Chestnut Street	Murray	KY	42071
Murray South Branch	602 South 12th Street	Murray	KY	42071
Murray-Kroger	808 North 12th Street	Murray	KY	42071
Oak Grove Branch	15744 Fort Campbell Blvd	Oak Grove	KY	42262
Audubon Plaza Branch	2901 West Parrish Avenue	Owensboro	KY	42301
Highway 231 Branch	2609 New Hartford Rd	Owensboro	KY	42303
Highway 60-E Branch	3000 East Fourth Street	Owensboro	KY	42303
Jumpin Jacks Branch	2910 Hwy 54E (Leitchfield Rd.)	Owensboro	KY	42303
Main Branch	230 Frederica Street	Owensboro	KY	42301
Shawnee Park Branch	1731 Scherm Rd	Owensboro	KY	42301
Towne Square Branch	5002 Frederica Street	Owensboro	KY	42301
Triplett Street Branch	1208 Triplett Street	Owensboro	KY	42303
Villa Point Hwy 54 E Branch	3200 Hwy 54E (Leitchfield Rd.)	Owensboro	KY	42303
Wesleyan Park Branch	2800 Frederica Street	Owensboro	KY	42301
Paducah Branch	1601 Broadway	Paducah	KY	42001
Paintsville	300 North Mayo Trail	Paintsville	KY	41240
Pembroke Branch	226 South Main Street	Pembroke	KY	42266
Phelps	38768 Hwy 194 East	Phelps	KY	41553
Coal Run	4414 North Mayo Trail	Pikeville	KY	41501
Pikeville-Main	164 Main Street	Pikeville	KY	41501
Town & County Plaza	234 Town Mountain Road	Pikeville	KY	41501
Glyn View Plaza	216 Glyn View Plaza	Prestonburg	KY	41653
Shelby Valley	5620 Robinson Creek Road	Robinson Creek	KY	41560
Russell Springs Branch	2198 Lakeway Drive	Russell Springs	KY	42642
Logan Square Shopping Ctr	200 Armory Drive	Russellville	KY	42276
Russellville Main Branch	102 NW Park Square	Russellville	KY	42276
3977 S Hwy 27 Branch	3977 S Hwy 27	Somerset	KY	42501
546 S Hwy 27 Branch	546 S Hwy 27	Somerset	KY	42501
Somerset Main Branch	124 N Main Street	Somerset	KY	42501
Goody Food City	2689 Thompson Plaza	South Williamson	KY	41503
Lincoln Plaza Branch	805 Bardstown Road	Springfield	KY	40069
Springfield Main Branch	110 E Main Street	Springfield	KY	40069
Whitesville Branch	10026 Main Street	Whitesville	KY	42378
By-pass Branch	825 Bypass Road	Winchester	KY	40391
Winchester Main Branch	30 West Broadway	Winchester	KY	40391
Buckingham’s Choice	3200 Baker Circle	Adamstown	MD	21710
Annapolis	1419 Forest Drive	Annapolis	MD	21403
Annapolis	2661 Riva Road, Bldg 700	Annapolis	MD	21401
Housley Road	2078 General’s Hwy.	Annapolis	MD	21401
B&O Branch	2 North Charles Street	Baltimore	MD	21201
Bel Air	333 Baltimore Pike	Bel Air	MD	21014
Cherry Hill	11428 Cherry Hill Road	Beltsville	MD	20705
Bethesda Main	4719 Hampden Lane	Bethesda	MD	20814
Bowie II	6901 Laurel-Bowie Road	Bowie	MD	20715
Heritage	16410 Heritage Blvd	Bowie	MD	20716
Brunswick	94 Souder Road	Brunswick	MD	21716
Camp Springs	6309 Allentown Road	Camp Springs	MD	20748
Catonsville	919 Frederick Road	Catonsville	MD	21228
College Park	9658 Baltimore Avenue	College Park	MD	20740
Columbia	5585 Twin Knolls Road	Columbia	MD	21045
Columbia Town Center	11000 Broken Land Pkwy	Columbia	MD	21045
Damascus	9815 Main Street	Damascus	MD	20872
Deale—Main	5801 Deale-Churchton Road	Deale	MD	20751
Edgewater	3033 Solomons Island Road	Edgewater	MD	21037

Branch Name	Address	City	State	Zip Code
Elkridge	7290 Montgomery Road	Elkridge	MD	21705
Finksburg	3000 Gamber Road	Finksburg	MD	21048
Frederick-40 West	1370 W Patrick Street	Frederick	MD	21702
Frederick-East Frederick	1303 East Patrick Street	Frederick	MD	21701
Frederick-Homewood	7401 Willow Rd. (Retire. Home)	Frederick	MD	21702
Frederick-Main	7200 Bank Count	Frederick	MD	21703
Frederick-Rosehill	1562 Opossumtown Pike	Frederick	MD	21702
Frederick-Rosemont	1602 Rosemont Avenue	Frederick	MD	21702
Frederick-Rt. 85	5602 Buckeystown Pike	Frederick	MD	21704
Frederick-Seventh Street	1305 West 7th Street	Frederick	MD	21702
Frederick-Square Corner	1 North Market Street	Frederick	MD	21701
Gaithersburg	265 Kentland Blvd.	Gaithersburg	MD	20878
Gaithersburg—Main	467 North Frederick Avenue	Gaithersburg	MD	20877
Gaithersburg	8019 Snouffer School Road	Gaithersburg	MD	20879
Crofton-Waugh Chapel	2405 Brandermill Blvd	Gambrills	MD	21054
Germantown-Fox Chapel	19947 Century Blvd.	Germantown	MD	20875
Glen-Burnie	7381 Baltimore-Annapolis	Glen Burnie	MD	21061
Greenbelt	8951 Edmonston Road	Greenbelt	MD	20770
Hampstead	999 South Main Street	Hampstead	MD	21074
Cheverly	3004 52nd Avenue	Hyattsville	MD	20781
Hyattsville—Main	3505 Hamilton Street	Hyattsville	MD	20782
La Plata—Main	6640 Crain Hwy	La Plata	MD	20646
Laurel-Main	380 Main Street	Laurel	MD	20707
Manchester Dr-In	3068 Westminster Street	Manchester	MD	21103
Manchester Main	3200 Main Street	Manchester	MD	21102
Middletown	819 East Main Street	Middletown	MD	21769
Monrovia-Green Valley	11801 Fingerboard Road	Monrovia	MD	21770
Mount Airy	443 East Ridgeville Blvd.	Mount Airy	MD	21771
Mt. Airy	1001 Twin Arch Road #30	Mt. Airy	MD	21771
Carrollton	8490 Annapolis Road	New Carrollton	MD	20784
Odenton	1219 Annapolis Road	Odenton	MD	21113
Perry Hall	9650 Belair Road	Perry Hall	MD	21236
Pikesville	44 East Sudbrook Lane	Pikesville	MD	21208
Poolsville-Main	19645 Fisher Avenue	Poolesville	MD	20837
Prince Frederick	571 N. Solomons Island Road	Prince Frederick	MD	20678
Reisterstown	11702 Reisterstown Road	Reisterstown	MD	21136
Potomac Woods	1099 Seven Locks Road	Rockville	MD	20854
Rockville	1470 Rockville Pike	Rockville	MD	20852
Rockville Pike	11921 Rockville Pike Suite 102	Rockville	MD	20852
Rockville Town Center	99 S Washington Street	Rockville	MD	20850
Shady Grove	9401 Key West Avenue	Rockville	MD	20850
Cloverly	15509 New Hampshire Ave.	Silver Spring	MD	20905
White Oak	11140 New Hampshire Ave.	Silver Spring	MD	20903
Silver Spring	8121 Georgia Ave.	Silver Spring	MD	20910
Colesville Road	8602 Colesville Road	Silver Spring	MD	20910
Sykesville-Eldersburg	1300 Liberty Road	Sykesville	MD	21784
Sykesville-Fairhaven	7200 Third Avenue	Sykesville	MD	21784
Taneytown	4345 Old Taneytown Road	Taneytown	MD	21787
Towson	600 Washington Avenue	Towson	MD	21204
Kettering	10666 Campus Way South	Upper Marlboro	MD	20774
St. Charles Center	11110 Mall Circle, #1005	Waldorf	MD	20603
Waldorf	3425 Leonardtown Road	Waldorf	MD	20604
Walkersville	100 Commerce Drive	Walkersville	MD	21793
East Main Street	193 East Main Street	Westminster	MD	21157
Englar Road	401 Englar Road	Westminster	MD	21157

Branch Name	Address	City	State	Zip Code
Westminster Main	45 West Main Street	Westminster	MD	21157
Wheaton	11200 Viers Mill Road	Wheaton	MD	20902
Aberdeen Main Office	1803 Sandhills Blvd. North	Aberdeen	NC	28315
Angier Main Office	203 East Depot Street	Angier	NC	27501
Ansonville Branch	Main Street Highway 52	Ansonville	NC	28007
Apex Main Office	801 E. Williams Street	Apex	NC	27502
Asheboro Branch	261 N. Fayetteville Street	Asheboro	NC	27203
Asheville Main Office	One West Pack Square	Asheville	NC	28801
North Asheville Branch	850 Merrimon Avenue	Asheville	NC	28804
South Asheville	1653 Hendersonville Road	Asheville	NC	28803
Ayden Main Office	1410 West 3rd Street	Ayden	NC	28513
Beaufort Branch	617 Front Street	Beaufort	NC	28516
Benson Branch	307 East Main Street	Benson	NC	27504
Bethlehem Branch	NC Hwy 127 N. at Rink Dam Rd.	Bethlehem	NC	28601
Beulaville Branch	104 W. Main Street	Beulaville	NC	28518
Black Creek Branch	210 W. Center Street	Black Creek	NC	27813
Boiling Springs Branch	124 North Main Street	Boiling Springs	NC	28017
Bolivia Branch	3769 Old Ocean Hwy	Bolivia	NC	28422
Boone Branch	971 Blowing Rock Road	Boone	NC	28607
Boone Highway 105 Office	2458 Highway 105	Boone	NC	28607
Broadway Main Office	106 South Main Street	Broadway	NC	27505
Main Office	2040 S. Church Street	Burlington	NC	27215
Calabash Branch	10027 Beach Drive	Calabash	NC	28467
Carolina Beach Main Office	7 North Lake Park Blvd.	Carolina Beach	NC	28428
Carthage Main Office	502 Monroe Street	Carthage	NC	28327
Cary Main Office	200 East Chatham Street	Cary	NC	27511
Mayfair Plaza Drive-In Branch	924 Kildaire Farm Road	Cary	NC	27511
Maynard Road Branch	848 East Maynard Road	Cary	NC	27511
Northwoods Office	977 North Harrison Ave.	Cary	NC	27511
Regency Park Branch Office	7317 Tryon Road	Cary	NC	27511
Castle Hayne Branch	5610 Castle Hayne Road	Castle Hayne	NC	28429
Chadbourn Main	625 N. Brown Street	Chadbourn	NC	28431
Chapel Hill Branch	100 North Elliott Road	Chapel Hill	NC	27515
Chapel Hill Main Office	143 East Rosemary Street	Chapel Hill	NC	27514
Albemarle Road Branch	4901 Albemarle Road	Charlotte	NC	28205
Carmel Commons Center Branch	7521 Pineville-Matthews Road	Charlotte	NC	28226
Carriage Branch (LSF)	5800 Old Providence Road	Charlotte	NC	28226
Charlotte Main Branch	200 S. College Street	Charlotte	NC	28202
Crown Point Office	2520 Sardis Road North	Charlotte	NC	28227
Eastway Drive Branch	3059 Eastway Drive	Charlotte	NC	28205
Hickory Grove Branch	6021 Hickory Grove Road	Charlotte	NC	28215
Mallard Creek Office	8011 Mallard Creek Road	Charlotte	NC	28213
Methodist Home LSF	3800 Shamrock Drive	Charlotte	NC	28215
Mint Hill Branch	11425 Lawyers Road	Charlotte	NC	28227
Monroe Road Branch	3726 Monroe Road	Charlotte	NC	28205
Oakdale Branch	1814 Oakdale Road	Charlotte	NC	28214
Paw Creek Branch	419 Little Rock Road	Charlotte	NC	28214
Providence Road Branch	4309 Providence Road	Charlotte	NC	28211
Queens Road Office	101 Queens Road	Charlotte	NC	28204
Southpark Office	6869 Fairview Road	Charlotte	NC	28210
Steele Creek Office	9200 S. Tryon Street	Charlotte	NC	28273
Tryon Street	4500 S. Tryon Street	Charlotte	NC	28213
University Branch	8558 University City Blvd.	Charlotte	NC	28208
Wilkinson Blvd.(Dr-In Only)	3558 Wilkinson Blvd.	Charlotte	NC	28208
Woodlawn Branch	250 East Woodlawn Road	Charlotte	NC	28217

Branch Name	Address	City	State	Zip Code
Cherryville Main Branch	100 S. Mountain Street	Cherryville	NC	28021
East Branch (Drive-In Only)	1001 E. Church Street	Cherryville	NC	28021
Claremont Main	3296 E. Main Street	Claremont	NC	28610
Clarkton Branch	101 East Green Street	Clarkton	NC	28433
Clayton Branch	11508 U.S. Highway 70 West	Clayton	NC	27520
Lewisville-Clemmons Road Branch	2629 Lewisville-Clemmons Road	Clemmons	NC	27012
Sunset Avenue Branch	1106 Sunset Avenue	Clinton	NC	28328
Warsaw Road	501 Warsaw Road	Clinton	NC	28328
Coats Main Office	140 North McKinley Street	Coats	NC	27521
Columbia Branch	107 Main Street	Columbia	NC	27925
Conover Main	202 First Avenue South	Conover	NC	28613
Cornelius Branch	20400 Catawba Avenue	Cornelius	NC	28031
Cramerton Branch	109 Center Street	Cramerton	NC	28032
Dallas Branch	501 W. Trade Street	Dallas	NC	28034
Davidson Branch	137 North Main Street	Davidson	NC	28036
North Main Street Branch	94 North Main Street	Denton	NC	27239
Denver Main	3674 N. Hwy 16 East	Denver	NC	28037
Cumberland Street Office	1724 West Cumberland Street	Dunn	NC	28334
Dunn Main Branch	107 West Broad Street	Dunn	NC	28334
Croasdaile Branch	2726 Croasdaile Dr., Ste.104	Durham	NC	27705
Durham Main Office	505 S. Duke Street	Durham	NC	27701
Northgate Office	1530 North Gregson Street	Durham	NC	27701
Riverview Branch	5028 Roxboro Road	Durham	NC	27704
South Square Office	4011 University Drive	Durham	NC	27707
Woodcroft Branch	4717 Hope Valley Road	Durham	NC	27707
Meadow Greens Branch	680 S. Van Buren Rd	Eden	NC	27289
Edenton Main	322 South Broad Street	Edenton	NC	27932
Elizabeth City Main Office	1000 W. Ehringhaus Street	Elizabeth City	NC	27909
Elizabethtown Main	215 West Broad Street	Elizabethtown	NC	28337
North Bridge Street Branch	1661 North Bridge Street	Elkin	NC	28621
West Main Street Branch (Drive Thru)	201 West Main Street	Elkin	NC	28621
Ellerbe Branch	267 Second Street	Ellerbe	NC	28338
Elm City Branch	111 East Main Street	Elm City	NC	27822
Enfield Branch	205 W. Whitfield Street	Enfield	NC	27823
Erwin Branch	111 Denim Street	Erwin	NC	28339
Eureka Branch	101 East Main Street	Eureka	NC	27830
Fair Bluff Branch	Main Street and Riverside Drive	Fair Bluff	NC	28439
Fairmont Branch	104 W. Thompson Street	Fairmont	NC	28340
Fallston Branch	4541 Fallston Road	Fallston	NC	28042
Farmville Main Office	110 W. Church Street	Farmville	NC	27828
Bordeaux Centre	3034 Boone Trail Ext.	Fayetteville	NC	28304
Bragg Blvd. Branch (Eutaw)	2507 Bragg Boulevard	Fayetteville	NC	28303
Eastover Branch	Highway 301 North/Baywood Road	Fayetteville	NC	28301
Falcon Village Branch	6313 Raeford Road	Fayetteville	NC	28304
Fayetteville Main	316 Green Street	Fayetteville	NC	28301
Haymount Branch	1401 Morganton Road	Fayetteville	NC	28305
Main Office (Westwood)	3817 Morganton Road	Fayetteville	NC	28314
Methodist College Branch	5137 College Center Drive	Fayetteville	NC	28311
Ponderosa Branch	5801 Yadkin Road	Fayetteville	NC	28303
Rowan Street Branch	300 Rowan Street	Fayetteville	NC	28301
Tallywood Branch	3012 Raeford Road	Fayetteville	NC	28303
Fletcher Branch	6256 Hendersonville Road	Fletcher	NC	28732
Downtown Branch	179 East Main Street	Forest City	NC	28043
Main Office	364 Butler Road	Forest City	NC	28043

Branch Name	Address	City	State	Zip Code
Fountain Branch	119 East Wilson Street	Fountain	NC	27829
Fremont Branch	126 East Main Street	Fremont	NC	27830
Fuquay-Varina Branch	210 N. Main Street	Fuquay-Varina	NC	27526
Forest Hills Shopping Center Branch	301 Vandora Springs Road	Garner	NC	27529
29 West Branch	2414 West Franklin Avenue	Gastonia	NC	28052
East Branch	120 South New Hope Road	Gastonia	NC	28054
Gastonia Main Office	265 W. Franklin Blvd.	Gastonia	NC	28052
South Branch	2831 South York Road	Gastonia	NC	28052
Union Road Branch	3070 Union Road	Gastonia	NC	28052
Spence Avenue	201 North Spence Avenue	Goldsboro	NC	27534
Eastgate Drive-In Branch	435 North Berkeley Boulevard	Goldsboro	NC	27530
Goldsboro Main Office	207 East Ash Street	Goldsboro	NC	27530
Hwy 70 West Office	1326 West Grantham Street	Goldsboro	NC	27533
Goldston Main Office	2111 S. Main Street	Goldston	NC	27252
Graham Main Office	220 South Main Street	Graham	NC	27253
Battleground Avenue Office	1300 Battleground Avenue	Greensboro	NC	27420
Bessemer Ave. Branch	915 East Bessemer Avenue	Greensboro	NC	27405
Four Seasons Mall Branch	2274 Vanstory Street	Greensboro	NC	27407
Friendly Shopping Center	625 Green Valley Road	Greensboro	NC	27404
Greensboro Main Office	201 W. Market Street	Greensboro	NC	27401
Guilford College Branch	606 College Road	Greensboro	NC	27410
Elm Street Office	3150 N. Elm Street	Greensboro	NC	27408
Randleman Road Branch	2835 Randleman Road	Greensboro	NC	27406
West Market St.	4541 W. Market Street	Greensboro	NC	27407
Westridge Square Office	3307 Battleground Ave.	Greensboro	NC	27410
Evans Street	543 South Evans Street	Greenville	NC	27834
Greenville Main Office	514 East Greenville Blvd., S.E.	Greenville	NC	27858
Medical Park Branch	2475 Stantonsburg Road	Greenville	NC	27834
Red Banks Branch	700 Arlington Boulevard	Greenville	NC	27858
Halifax Branch	3 South King Street	Halifax	NC	27839
Hamlet Branch	8 Raleigh Street	Hamlet	NC	28345
Havelock Branch	1303 East Main Street	Havelock	NC	28532
Dabney Drive Branch	632 Dabney Drive	Henderson	NC	27536
N. Chestnut Street Branch (Main)	213 N. Chestnut Street	Henderson	NC	27536
Hickory Main Branch	106 2nd Street NW	Hickory	NC	28601
Longview Branch	3201 First Avenue SW	Hickory	NC	28601
Mountain View Branch	2527 NC Hwy 127 South	Hickory	NC	28603
Springs Road Branch	1856 12th Avenue NE	Hickory	NC	28601
Valley Hills Branch	2141 Hwy 70, SE	Hickory	NC	28602
Viewmont Branch	1342 Second Street NE	Hickory	NC	28601
Archdale Branch	2940 South Main Street	High Point	NC	27263
High Point Main Branch	620 N. Main Street	High Point	NC	27262
Highway 68 Branch	4025 Premier Drive	High Point	NC	27265
Westchester Office	2105 Westchester Drive	High Point	NC	27260
Hildebran Branch	301 South Center Street	Hildebran	NC	28637
Hillsborough Branch	351 South Churton Street	Hillsborough	NC	27278
Hope Mills Branch	3618 N. Main Street	Hope Mills	NC	28348
Huntersville Northcross Branch	16710 Northcross Drive	Huntersville	NC	28078
Indian Trail Branch	200 Indian Trail Road	Indian Trail	NC	28079
Jacksonville Branch	2675 Western Blvd.	Jacksonville	NC	28546
Jamestown Main Office	120 E. Main Street	Jamestown	NC	27282
Jamesville Branch	1810 West Main Street	Jamesville	NC	27846
Kernersville Branch	237 E. Mountain Street	Kernersville	NC	27284
Harmon Mill Office	124 Harmon Creek Road	Kernersville	NC	27284
Main Office	1920 North Croatan Hwy	Kill Devil Hills	NC	27948

Branch Name	Address	City	State	Zip Code
King Branch	601 South Main Street	King	NC	27021
Kings Mountain Branch	410 East King Street	Kings Mountain	NC	28086
Kinston Plaza Branch	611 Plaza Boulevard	Kinston	NC	28501
Main Branch	612 N. Queen Street	Kinston	NC	28501
Vernon Park Branch	2009 West Vernon Ave.	Kinston	NC	28501
Knightdale Office	7120 Highway 64 East	Knightdale	NC	27545
La Grange Branch	104 E. Washington St.	La Grange	NC	28551
Lake Waccamaw Branch	103 E. Sam Potts Hwy	Lake Waccamaw	NC	28450
Holly Plaza Shopping Center Branch	1700 S. Main Street	Laurinburg	NC	28352
Laurinburg Main Office	400 S. Main Street	Laurinburg	NC	28353
Lawndale Branch	300 East Main Street	Lawndale	NC	28090
Leland	201 Village Road	Leland	NC	28451
Mulberry Street Branch (Main)	201 Mulberry Street SW	Lenoir	NC	28645
Main Office	6454 Shallowford Road	Lewisville	NC	27023
Hwy 8 Branch	1907 Cotton Grove Road	Lexington	NC	27292
Lexington Main Office	212 W. Center Street	Lexington	NC	27292
Liberty Main Office	151 S. Fayetteville Street	Liberty	NC	27298
Lillington Branch	111 West Front Street	Lillington	NC	27546
Lincolnton Main Office	813 E. Main Street	Lincolnton	NC	28092
Littleton Branch	131 E. South Main Street	Littleton	NC	27850
Louisburg Branch	403 East Nash Street	Louisburg	NC	27549
Lowell Branch	830 Groves Street	Lowell	NC	28098
Liberty Hill Branch	5000 Fayetteville Rd.	Lumberton	NC	28358
North Elm Street Branch	2700 N. Elm Street	Lumberton	NC	28358
Main Office	500 N. Chestnut Street	Lumberton	NC	28358
Midtown Branch	1109 N. Highway Street	Madison	NC	27025
Maggie Valley Branch	2451 Soco Road	Maggie Valley	NC	28751
Magnolia Branch	119 North Railroad Street	Magnolia	NC	28453
Maiden Main	1205 E. Main Street	Maiden	NC	28650
Marshville Branch	109 E. Marshville Blvd.	Marshville	NC	28103
Matthews Township Parkway	1321 Matthews Township Parkway	Matthews	NC	28105
Matthews Main Branch	310 East John Street	Matthews	NC	28105
Plantation Estates LSF	733 Plantation Estates Drive	Matthews	NC	28105
Micro Office	32 North Railroad Street	Micro	NC	27555
Mocksville Main Office	119 Gaither Street	Mocksville	NC	27028
Willow Oak Shopping Center	1109 Yadkinville Road	Mocksville	NC	27028
Boulevard Branch	301 Roosevelt Blvd.	Monroe	NC	28110
Main/Courthouse Branch	512 N. Hayne	Monroe	NC	28110
Monroe Mall Branch	2123 West Roosevelt Boulevard	Monroe	NC	28110
Mooresville Branch	255 North Main Street	Mooresville	NC	28115
Brawley School Road Office	163 Plantation Ridge Drive	Mooresville	NC	28117
Morehead City Main Office	4408 Arendell Street	Morehead City	NC	28557
Morehead Plaza Shopping	2905 Bridges Street	Morehead City	NC	28557
Morganton Branch	305 South Green Street	Morganton	NC	28655
Highway 601 Branch	2151 Rockford Street	Mount Airy	NC	27030
Main Branch	541 North Main Street	Mount Airy	NC	27030
Mount Gilead Branch	200 N. Main Street	Mount Gilead	NC	27306
Mount Holly Branch	150 S. Main Street	Mount Holly	NC	28120
Murphy Branch	251 King Street	Murphy	NC	28906
North Wilkesboro Branch	901 Main Street	N. Wilkesboro	NC	28659
Highway 17 South Office	3509 Martin Luther Blvd.	New Bern	NC	28560
Neuse Boulevard Office	2011 Neuse Boulevard	New Bern	NC	28560
New Bern Main Branch	375 South Front Street	New Bern	NC	28560
Newton Main	12 N. Main Avenue	Newton	NC	28658

Branch Name	Address	City	State	Zip Code
Newton North Branch	2004 N. Main Ave.	Newton	NC	28658
Newton Grove Branch	307 Main Street	Newton Grove	NC	28366
Oak City Branch	East and Commerce Street	Oak City	NC	27857
Ocean Isle Beach Branch	127 Causeway	Ocean Isle Beach	NC	28469
Old Fort Branch	202 East Main Street	Old Fort	NC	28762
Oxford Branch	154 Hillsboro Street	Oxford	NC	27565
Pikeville Branch	105 W. Main Street	Pikeville	NC	27863
Pilot Mountain Branch	108 East Main Street	Pilot Mountain	NC	27041
Chinquapin Road Office	15 Chinquapin Road	Pinehurst	NC	28374
Pinehurst Branch	100 Blake Boulevard	Pinehurst	NC	28374
Pinehurst Main Office	50 Aviemore Drive	Pinehurst	NC	28374
Pineville Branch	11100 Carolina Place Parkway	Pineville	NC	28134
Plymouth Main Office	102 W. Main Street	Plymouth	NC	27962
Princeton Office	102 North Pine Street	Princeton	NC	27569
Raeford Main Branch	207 South Main Street	Raeford	NC	28376
Barrett Drive	3701 Barrett Drive	Raleigh	NC	27609
Cameron Village	611 Oberlin Road	Raleigh	NC	27605
Capital Blvd. Office	4424 Capital Blvd.	Raleigh	NC	27604
Crabtree West	4409 Creedmoor Road	Raleigh	NC	27612
Creedmoor Road Branch	8320 Creedmoor Road	Raleigh	NC	27612
Lake Boone Trail Branch	3800 Lake Boone Trail	Raleigh	NC	27608
North Hills Mall Office	4460 Six Forks Road	Raleigh	NC	27615
North Ridge Branch	6659 Falls of Neuse Road	Raleigh	NC	27609
Raleigh Main Office	434 Fayetteville St. Mall	Raleigh	NC	27601
Six Forks Square Branch	7447 Six Forks Road	Raleigh	NC	27615
State University Office	1806 Hillsborough Street	Raleigh	NC	27605
Ramseur Main Office	171 Jordan Road	Ramseur	NC	27316
Ranlo Branch	2301 Lowell Road	Ranlo	NC	28053
Red Springs Branch	101 N. Main Street	Red Springs	NC	28377
Scottish Plaza Branch	710 East 4th Avenue	Red Springs	NC	28377
Reidsville Main Office	609 S. Main Street	Reidsville	NC	27320
Riegelwood Branch	400 Riegelwood Shopping Center	Riegelwood	NC	28456
Roanoke Rapids Main	1583 East 10th Street	Roanoke Rapids	NC	27870
Rockingham Branch	1300 Broad Street	Rockingham	NC	28379
South Lee Street	116 South Lee Street	Rockingham	NC	28379
Rocky Mount Main Office	200 North Church Street	Rocky Mount	NC	27802
Winstead Avenue Office	127 Winstead Avenue	Rocky Mount	NC	27802
Rose Hill Branch	332 South Sycamore Street	Rose Hill	NC	28458
East Roseboro Street Branch	201 E. Roseboro Street	Roseboro	NC	28382
Rowland Main	201 E. Main Street	Rowland	NC	28383
Roxboro Main Office	500 N. Madison Boulevard	Roxboro	NC	27573
Rutherfordton Main Office	202 North Main Street	Rutherfordton	NC	28139
Washington Street Branch	511 N. Washington Street	Rutherfordton	NC	28139
Saint Pauls Branch	108 East Broad Street	Saint Pauls	NC	28384
Kendale Plaza Office	145 West Main Street	Sanford	NC	27331
Riverbirch Branch	1135 Spring Lane	Sanford	NC	27330
Sanford Main Branch	200 North Horner Boulevard	Sanford	NC	27330
Scotland Neck Main Branch	1001 S. Main Street	Scotland Neck	NC	27874
Selma Branch	212 North Raiford Street	Selma	NC	27576
Seven Lakes Branch	101 Lakeway Drive	Seven Lakes	NC	27376
North Main Street Branch	4567 N. Main Street	Shallotte	NC	28459
Shallotte Branch	5002 Main Street	Shallotte	NC	28459
Market Place Office	1774 E. Dixon Blvd.	Shelby	NC	28150
Shelby Main Office	400 S. Lafayette Street.	Shelby	NC	28150
Siler City Main Office	501 N. Second Street	Siler City	NC	27344

Branch Name	Address	City	State	Zip Code
Smithfield Main Office	301 Bridge Street	Smithfield	NC	27577
Southern Pines Branch	200 SW Broad Street	Southern Pines	NC	28387
Sawdust Trail	1606 N. Howe Street SE	Southport	NC	28461
Southport Main Branch	104 S. Howe Street	Southport	NC	28461
Sparta Branch	215 South Main Street	Sparta	NC	28675
Spindale Branch	201 W. Main Street	Spindale	NC	28160
Spring Lake Branch	218 Bragg Blvd.	Spring Lake	NC	28390
Stanley Branch	101 N. Main Street	Stanley	NC	28164
Stantonsburg Branch	111 South Main Street	Stantonsburg	NC	27883
Statesville Main	500 East Broad Street	Statesville	NC	28677
Sullivan Road Branch	621 Sullivan Road	Statesville	NC	28677
West Statesville Branch	1913 West Front Street	Statesville	NC	28677
Holden Beach Branch	3226 Holden Beach Road	Supply	NC	28462
Sylva Branch	186 Grindstaff Cove Road	Sylva	NC	28779
Tabor City Branch	301 Hickman Road	Tabor City	NC	28463
Tarboro Main Office	930 Western Boulevard	Tarboro	NC	27886
Main Ave. Branch	320 Main Ave. Dr., SE	Taylorsville	NC	28681
South Office	1120 Randolph Street	Thomasville	NC	27360
Thomasville Unity Office	521 National Highway	Thomasville	NC	27360
Trenton Branch	150 West Jones Street	Trenton	NC	28585
Troutman Branch	183 Wagner Street	Troutman	NC	28166
Main Office	225 E. Main Street	Valdese	NC	28690
Vass Main Office	100 Bank Street	Vass	NC	28394
The Automobank Branch	725 E. Caswell Street	Wadesboro	NC	28170
Wadesboro Main Branch	119 W. Wade Street	Wadesboro	NC	28170
Wake Forest Branch	12213 Capital Boulevard	Wake Forest	NC	27587
Main Office	415 N. Norwood Street	Wallace	NC	28466
Market Street Drive-In Branch	114 East Market Street	Warrenton	NC	27589
Warrenton Branch	122 South Main Street	Warrenton	NC	27589
Warsaw Branch	103 West Hill Street	Warsaw	NC	28398
Waxhaw Branch	520 N. Broome Street	Waxhaw	NC	28173
Waynesville Branch	370 N Main Street	Waynesville	NC	28786
Highway 52 North Branch	6287 Highway 52 North	Welcome	NC	27374
Weldon Branch	301 Washington Avenue	Weldon	NC	27890
Courthouse Branch	810 Pinckney Street	Whiteville	NC	28472
South Whiteville	2 Whiteville Plaza	Whiteville	NC	28472
Whiteville Main	306 S. Madison Street	Whiteville	NC	28472
Wilkesboro Branch	900 River Street	Wilkesboro	NC	28697
Main Office	918 Washington Street	Williamston	NC	27892
17th Street Office	2401 South 17th Street	Wilmington	NC	28401
Main Office	115 North 3rd Street	Wilmington	NC	28401
Odgen Branch	6830 Market Street	Wilmington	NC	28405
Oleander Drive Branch	3417 Oleander Drive	Wilmington	NC	28403
South College Road Branch	301 S. College Road	Wilmington	NC	28403
University Branch	680 South College Road	Wilmington	NC	28403
Main Office	223 W. Nash Street	Wilson	NC	27893
Medical Center Branch	1604 S. Tarboro Street	Wilson	NC	27893
West Nash Branch	2110 West Nash Street	Wilson	NC	27893
Jonestown Office	121 Jonestown Road	Winston-Salem	NC	27104
Marshall Street Drive-Thru	150 Marshall Street	Winston-Salem	NC	27104
New Walkertown Office	2601 New Walkertown Road	Winston-Salem	NC	27101
Parkway Office	2710 Peters Creek Parkway	Winston-Salem	NC	27127
Reynolda Road Office	2815 Reynolda Road	Winston-Salem	NC	27106
Robinhood Office	3410 Robinhood Road	Winston-Salem	NC	27106
Stanleyville Office	6000 University Parkway	Winston-Salem	NC	27105

Branch Name	Address	City	State	Zip Code
Stratford Point Main Office	110 S. Stratford Road	Winston-Salem	NC	27113
Stratford Road Office	1100 S. Stratford Road, Bldg. B	Winston-Salem	NC	27103
Triad Park	200 West Second Street	Winston-Salem	NC	27101
Winterville Branch	101 W. Firetower Road	Winterville	NC	28590
Wrightsville Beach Branch	7031 Wrightsville Avenue	Wrightsville Beach	NC	28403
East Main Branch	101 East Main Street	Yadkinville	NC	27055
Oak Island Branch	101 Yaupon Drive	Yaupon Beach	NC	28465
Anderson Main Office	4007 Clemson Blvd.	Anderson	SC	29621
North Main Street	1510 North Main St.	Anderson	SC	29621
Batesburg Office	303 W. Columbia Ave.	Batesburg	SC	29006
Main Office	706 Bay Street	Beaufort	SC	29901
Capital	123 O’Neal St.	Belton	SC	29627
McGee Way Drive In	108 McGee Way	Belton	SC	29627
Bluffton Main	2 Burnt Church Road	Bluffton	SC	29910
Boiling Springs	2701 Boiling Springs Rd	Boiling Springs	SC	29316
Cayce Office	2500 Charleston Hwy.	Cayce	SC	29172
Chapin Office	1301 Chapin Road	Chapin	SC	29036
Main Office	151 Meeting St.	Charleston	SC	29401
Sam Rittenburg	1962 Sam Rittenberg Blvd.	Charleston	SC	29407
Chesnee	740 S Alabama Ave	Chesnee	SC	29323
Saluda Street	115 Saluda Street	Chester	SC	29706
College Avenue	389 College Avenue	Clemson	SC	29631
Tiger Boulevard	1070 Tiger Boulevard	Clemson	SC	29631
Assembly St. (Main Office)	1901 Assembly St.	Columbia	SC	29202
Columbiana Financial Center	291 Harbison Blvd.	Columbia	SC	29212
Dutch Square Office	420 Bush River Road	Columbia	SC	29210
Forest Drive	3401 Forest Drive	Columbia	SC	29204
Two Notch	8910 Two Notch Road	Columbia	SC	29223
Woodhill Mall Office	6098 Garners Ferry Road	Columbia	SC	29209
Conway Main	2300 Highway 501 East	Conway	SC	29526
Duncan	128 W. Main Street	Duncan	SC	29334
Hwy 290	2075 E Main Street	Duncan	SC	29334
Calhoun Memorial Pkwy.	6016 Calhoun Memorial Hwy.	Easley	SC	29640
Irby Street	605 S. Irby Street	Florence	SC	29502
Main Office	1831 West Evans St.	Florence	SC	29501
Second Loop Road	407 Second Loop Road	Florence	SC	29505
Goose Creek	144 St. James Ave.	Goose Creek	SC	29445
Wade Hampton Blvd.	1533 Wade Hampton Blvd.	Greenville	SC	29609
Augusta Road	2204 Augusta Road	Greenville	SC	29605
Berea Office	1954 Cedar Lane Road	Greenville	SC	29611
Broadus Avenue Office	416 E. North Street	Greenville	SC	29601
East North Street Office	3515 E. North Street	Greenville	SC	29615
Haywood Road	701 Haywood Road	Greenville	SC	29607
Main Office	301 College St.	Greenville	SC	29601
Main Street	301 N. Main St.	Greenville	SC	29601
Mills Avenue Office	505 Mills Avenue	Greenville	SC	29605
Pelham Road	3841 Pelham Road	Greenville	SC	29615
Pleasantburg Office	265 S. Pleasantburg Drive	Greenville	SC	29607
Woodruff Road	2000 Woodruff Road	Greenville	SC	29607
Greer Main	400 Memorial Drive	Greer	SC	29651
Hudson Corners	2101 Old Spartanburg Road	Greer	SC	29650
Greer Downtown	101 N. Main Street	Greer	SC	29651
Greer-W. Poinsett	1319 W Poinsett St	Greer	SC	29650
Hampton Office	402 Elm Street East	Hampton	SC	29924
Honea Path	21 W. Greer St.	Honea Path	SC	29654

Branch Name	Address	City	State	Zip Code
Inman	11157 Asheville Hwy	Inman	SC	29349
Irmo Office	7425 St. Andrews Road	Irmo	SC	29063
Johns Island Branch	1900 Seabrook Island Rd.	Johns Island	SC	29455
Main Office	600 N. Main Street	Lancaster	SC	29720
Columbia Avenue	309 Columbia Avenue	Lexington	SC	29072
Main Street	126 East Main Street	Lexington	SC	29072
Red Bank Office	1120 South Lake Drive	Lexington	SC	29073
Little River	1702 Hwy. 17 North	Little River	SC	29566
Main Street	4207 Main St.	Loris	SC	29569
Lyman Main	100 Inman Road	Lyman	SC	29365
Main Street	110 Main Street	Mauldin	SC	29662
McCormick Office	200 East Augusta Street	McCormick	SC	29835
Mt. Pleasant	885 Johnnie Dodds Blvd.	Mt. Pleasant	SC	29464
Mt. Pleasant	2692 N. Hwy. 17	Mt. Pleasant	SC	29464
Myrtle Square	601 21st Avenue North	Myrtle Beach	SC	29577
Socastee Branch	5429 Dick Pond Road	Myrtle Beach	SC	29588
76th Avenue Office	581 76th Avenue North	Myrtle Beach	SC	29572
North Myrtle Beach	720 Hwy. 17 South	N. Myrtle Beach	SC	29582
Newberry Main Office	1724 Wilson Road	Newberry	SC	29108
Dorchester Road	5010 Dorchester Road	North Charleston	SC	29418
Northwoods Mall	2152 Northwoods Blvd.	North Charleston	SC	29406
Main Office	500 Bennett Avenue	Orangeburg	SC	29115
Litchfield Office	115 Willbrook Blvd.	Pawleys Island	SC	29585
Pelion Branch	617 Pine Street	Pelion	SC	29123
Piedmont Center	900 Anderson St.	Piedmont	SC	29673
Dave Lyle Blvd.	2286 Dave Lyle Blvd.	Rock Hill	SC	29730
Main Office	245 South Herlong Avenue	Rock Hill	SC	29732
Seneca Office	975 Bypass 123	Seneca	SC	29678
Simpsonville Office	713 SE Main Street	Simpsonville	SC	29680
Hillcrest	1461 East Main Street	Spartanburg	SC	29307
Spartanburg-Main	380 E. Main St	Spartanburg	SC	29302
Spartanburg-Westgate	1488 W.O. Ezell Blvd	Spartanburg	SC	29301
Spartanburg-North Church	280 N. Church Street	Spartanburg	SC	29306
Main Office	718 F R Huff Drive North	St. Matthews	SC	29135
Dorchester Rd/Trolley Rd	10105 Dorchester Rd/Trolley Rd	Summerville	SC	29485
Broad Street	1099 Broad Street	Sumter	SC	29150
Main Office	216 North Main Street	Sumter	SC	29150
Westside Branch	498 N. Guignard Drive	Sumter	SC	29150
Swansea Office	235 S. Church Street	Swansea	SC	29160
Wade Hampton Blvd.	3255 Wade Hampton Blvd.	Taylors	SC	29687
Walterboro Main	401 Robertson Boulevard	Walterboro	SC	29488
Main Office	701 12th Street	West Columbia	SC	29169
Springdale Office	3300 Platt Springs Road	West Columbia	SC	29169
Sunset Office	2404 Sunset Blvd.	West Columbia	SC	29169
Williamston	1 Greenville Drive	Williamston	SC	29697
Yemassee Branch	33 Salkehatchie Road	Yemassee	SC	29945
Alcoa	109 Associates Blvd	Alcoa	TN	37701
Athens Main	204 Washington Ave	Athens	TN	37303
Athens Plaza	1604 Decatur Pike	Athens	TN	37303
Calhoun	5099 Hwy 11	Calhoun	TN	37309
Copperhill	40 Ocoee Street	Copperhill	TN	37317
Dandridge Main	858 South Hwy 92	Danridge	TN	37725
Ducktown	1646 Hwy 68	Ducktown	TN	37326
Englewood	20 S. Niota Rd	Englewood	TN	37329
Etowah	601 Tennessee Ave South	Etowah	TN	37331

Branch Name	Address	City	State	Zip Code
Gatlinburg	811 Parkway	Gatlinburg	TN	37738
Dudley Creek	912 E. Parkway	Gatlinburg	TN	37738
Jefferson City	263 East Broadway Blvd.	Jefferson City	TN	37760
Main	625 Market Street	Knoxville	TN	37902
Farragut	11140 Kingston Pike	Knoxville	TN	37922
Knoxville Center	3001 Knoxville Center, Suite 1235	Knoxville	TN	37924
Bearden	4611 Kingston Pike	Knoxville	TN	37919
Halls	7108 Maynardville Highway	Knoxville	TN	37918
Cedar Bluff	330 North Cedar Bluff Rd	Knoxville	TN	37923
Rocky Hill	7709 Northshore Drive	Knoxville	TN	37919
Weisgarber	1235 Weisgarber Road	Knoxville	TN	37909
Merchants Drive	310 Merchants Drive	Knoxville	TN	37912
Kodak	2950 Winfield Dunn Pky	Kodak	TN	37764
Lenior City	391 Hwy 321/95 N	Lenoir City	TN	37771
Loudon Main	406 Grove Street	Loudon	TN	37774
Tellico Village	302 Village Square Dr	Loudon	TN	37774
Madisonville	4850 New Hwy 68	Madisonville	TN	37354
Maryville Main	220 S Washington St	Maryville	TN	37804
Foothills	710 S. Foothills Plaza Dr	Maryville	TN	37801
Walland	2430 E Lamar Alexander Pky	Maryville	TN	37804
Philadelphia	22730 West Lee Hwy	Philadelphia	TN	37846
Pigeon Forge	3416 S River Rd	Pigeon Forge	TN	37863
Riceville	3809 Hwy 11	Riceville	TN	37370
Main	100 E. Main Street	Sevierville	TN	37862
Dolly Parton	710 Dolly Parton Parkway	Sevierville	TN	37862
Governers Crossing	186 Collier Drive	Sevierville	TN	37862
Seymour	10232 Chapman Hwy	Seymour	TN	37865
Sweetwater	903 Hwy 68	Sweetwater	TN	37874
Townsend	7971 E. Lamar Alexander Pky	Townsend	TN	37882
Abingdon	233 Wyndale Road	Abingdon	VA	24212
Afton Main	10190 Critzer Shop Road	Afton	VA	22920
Alexandria Main Office	1717 King Street	Alexandria	VA	22314
Old Town Office	606 King Street	Alexandria	VA	22314
Sherwood Hall Office	7901 Richmond Highway	Alexandria	VA	22306
Springfield Manchester Lakes	7027A Manchester Boulevard	Alexandria	VA	22310
AltaVista Main	700 Main Street	Altavista	VA	24517
Amherst	115 Richmond Hwy, Rt 60 East	Amherst	VA	24521
Annadale Office	4115 Annandale Road	Annandale	VA	22003
Appomattox	Hwy 460 W, History Jct Shop. Ctr	Appomattox	VA	24522
Arlington	1010 N. Gleebe Road	Arlington	VA	22201
Lee Highway Office	4736 Lee Highway	Arlington	VA	22207
England Street	703 England St	Ashland	VA	23005
Atkins	5894 Lee Hwy	Atkins	VA	24311
Oak Level	11020 Virginia Avenue	Bassett	VA	24055
Berryville Main Office	23 North Church Street	Berryville	VA	22611
Blackstone Main Office	200 South Main Street	Blackstone	VA	23824
Bridgewater Main Office	317 North Main Street	Bridgewater	VA	22812
Broadway Main Office	153 North Main Street	Broadway	VA	22915
Buchanan	19792 Main Street	Buchanan	VA	24066
Buena Vista	1002 Magnolia Avenue	Buena vista	VA	24416
Cana	15497 Fancy Gap Hwy	Cana	VA	24317
Catharpin Main Office	4665 Sudley Road	Catharpin	VA	20143
Centerville Main Office	14260 J Centreville Square	Centreville	VA	20120
Sully Station Office	5105 Westfields Boulevard	Centreville	VA	20120
Chantilly Main Office	13821 Lee Jackson Highway	Chantilly	VA	20151

Branch Name	Address	City	State	Zip Code
Charles City Main	10000 Courthouse Road	Charles City	VA	23030
5th Street	1113 5th Street Extended	Charlottesville	VA	22903
Seminole Trail	1425 Seminole Trail	Charlottesville	VA	22906
Commonwealth Main	300 Preston Avenue	Charlottesville	VA	22901
Ivy Road	2033 Ivy Road	Charlottesville	VA	22903
Pantopps	1652 State Farm Boulevard	Charlottesville	VA	22903
Danville-Chatham	2 North Main Street	Chatham	VA	24531
Danville-Chatham Drive Thru	148 Tightsqueeze Plaza	Chatham	VA	24531
Churchland	3113 Western Branch Blvd.	Chesapeake	VA	23321
Deep Creek	111 Mill Creek Parkway, Suite 100	Chesapeake	VA	23323
Great Bridge	238 S. Battlefield Blvd.	Chesapeake	VA	23320
Greenbrier	1809 Greenbrier Parkway	Chesapeake	VA	23320
Chester	12840 Jefferson Davis Hwy	Chester	VA	23831
Chester Village Drive Office	11900 Chester Village Drive	Chester	VA	23831
Chesterfield Main Office	9970 Iron Brodge Road	Chesterfield	VA	23832
Chilhowie	1020 E. Lee Hwy	Chilhowie	VA	24319
Clifton Forge Main	1633 Main Street	Clifton Forge	VA	24422
Collinsville	2680 Virginia Avenue	Collinsville	VA	24078
Colonial Heights	2609 Boulevard	Colonial Heights	VA	23834
Courtland Main	22736 Main Street	Courtland	VA	23837
Covington Main	1113 South Craig Avenue	Covington	VA	24426
Covington Main	116 West Riverside Street	Covington	VA	24426
Culpeper—Main	806 Nottingham Street	Culpeper	VA	22701
Cumberland—Main	1496 Anderson Hwy, Rt 60	Cumberland	VA	23040
Danville—Main	705 Main Street	Danville	VA	24540
Emporia Main Office	301 West Atlantic Street	Emporia	VA	23847
Fair Oaks Office	12220 Fairfax Towne Center	Fairfax	VA	22033
Fairfax	11180 Lee Highway	Fairfax	VA	22030
Fairfax Main	4117 Chain Bridge Road	Fairfax	VA	22030
Fairfield	5874 N. Lee Hwy (Rt 11)	Fairfield	VA	24435
Falls Church Office	133 South Washington Street	Falls Church	VA	22046
Skyline Office	3829 South George Mason Drive	Falls Church	VA	22041
Farmville—Main	1304 South Main St	Farmville	VA	23901
Ferrum	4505 Timberline Road	Ferrum	VA	24088
Flint Hill Main Office	644 Zachary Taylor Highway	Flint Hill	VA	22627
Graves Mill	17923 Forest Rd, Graves Mill Center	Forest	VA	24551
Main Office	14785 Forest Road	Forest	VA	24551
Fork Union Main	4342 James Madison Hwy	Fork Union	VA	23055
College Drive	201 College Drive	Franklin	VA	23851
Franklin Main	100 East Fourth Avenue	Franklin	VA	23851
C Jefferson Hwy Office	501-C Jefferson Davis Hwy	Fredericksburg	VA	22406
Fredericksburg Four Mile	4535 Lafayette Blvd	Fredericksburg	VA	22408
Fredericksburg Main	400 George Street	Fredericksburg	VA	22401
Fredericksburg Route 3	3600 Plank Road	Fredericksburg	VA	22407
Warrenton Road Office	760 Warrenton Road	Fredericksburg	VA	22406
Front Royal Main Office	102 East Main Street	Front Royal	VA	22630
Shenandoah Center	1355 Shenandoah Ave	Front Royal	VA	22630
South Town Office	432 South Street	Front Royal	VA	22630
Gainesville Main Office	14091 John Marshall Highway	Gainesville	VA	20155
Galax	1100 E Stuart Dr	Galax	VA	24333
Glasgow	836 Rockbridge Road	Glasgow	VA	24555
Parkside Marketplace	10791 W. Broad Street	Glen Allen	VA	23060
Wyndham	11400 Nuckols Rd	Glen Allen	VA	23060
Glenns Main	14833 George Washington Memorial Hwy	Glenns	VA	23149
Gloucester Main	7171 George Washington Memorial Hwy	Gloucester	VA	23061

Branch Name	Address	City	State	Zip Code
Gordonsville Main	202 South Main Street	Gordonsville	VA	22942
Grafton	5340 Geo. Washington Mem. Hwy.	Grafton	VA	23692
Greenville	4033 Lee-Jackson Hwy (Us Rt 11)	Greenville	VA	24440
Grottoes Main Office	200 Augusta Street	Grottoes	VA	24441
Hamilton Main Office	38997 East Colonial Highway	Hamilton	VA	20158
Coliseum	2160 Coliseum Drive	Hampton	VA	23666
Dayton Pike Office	1900 South High Street	Harrisonburg	VA	22801
Harrisonburg Main	1855 East Market Street	Harrisonburg	VA	22801
Harrisonburg South Office	3150 South Main Street	Harrisonburg	VA	22801
Parkview Office	611 Mount Clinton Pike	Harrisonburg	VA	22801
Sunnyside Office	430 Highlands Place	Harrisonburg	VA	22801
Herndon Main Office	230 Herndon Parkway	Herndon	VA	20170
Hillsville Main	145 N. Main St	Hillsville	VA	24343
Hopewell	106 N. Second Street	Hopewell	VA	23860
Hot Springs Main	Route 220 and Kingtown Lane	Hot Springs	VA	24445
Ivor Main	8314 Main Street	Ivor	VA	23866
Kenbridge Main Office	204 South Broad Street	Kenbridge	VA	23944
Keysville—Main	185 King Street	Keysville	VA	23947
Dillingham Square Office	12493 Dillingham Square	Lake Ridge	VA	22192
Lebanon	654 Pittston Road	Lebanon	VA	24266
Leesburg Main Office	101 Catoctin Circle, SE	Leesburg	VA	20175
Market Street Office	7 West Market Street	Leesburg	VA	20176
College Square	744 N. Lee Hwy, College Sq Ctr	Lexington	VA	24450
Nelson Street Main	537 East Nelson Street	Lexington	VA	24450
Walmart	1233 Lee Highway	Lexington	VA	24450
Lovettesville Main Office	7 East Broadway	Lovettsville	VA	20180
Lovingston Main	93 Front Street	Lovingston	VA	22949
Luray East	700 East Main Street	Luray	VA	22835
Luray Main	1 East Main Street	Luray	VA	22835
Lynchburg Main	7114 Timberlake Road	Lynchburg	VA	24502
Waterlick Branch	21437 Timberlake Road	Lynchburg	VA	24502
Boonsboro	4925 Boonsboro Road	Lynchburg	VA	24503
Langhorne Road Branch	2120 Langhorne Road	Lynchburg	VA	24501
Main Street	925 Main Street	Lynchburg	VA	24505
Old Forest Road	3638 Old Forest Rd	Lynchburg	VA	24501
Plaza	2403 Memorial Ave	Lynchburg	VA	24501
Rivermont Avenue	2477 Rivermont Ave	Lynchburg	VA	24503
Timberlake	20865 Timberlake Road	Lynchburg	VA	24502
Wards Road-Fort Hill	2015 Wards Road	Lynchburg	VA	24502
Amelon	118 Amelon Square Plaza (Rt. 29)	Madison Heights	VA	24572
Madison Heights	109 Seminole Plaza	Madison Heights	VA	24572
Manassas Main Office	9201 Church Street	Manassas	VA	20110
Sudley Road Office	7801 Sudley Road	Manassas	VA	20109
Woodbine Office	13414 Dumfries Road	Manassas	VA	20112
Centreville Road Office	8780 Centreville Road	Manassas	VA	20110
Marshall Main Office	8318 East Main Street	Marshall	VA	20115
Boulevard	1205 Memorial Blvd	Martinsville	VA	24112
Main Office	1 Ellsworth Street	Martinsville	VA	24112
Mattaponi Main	Route 33, P. O. Box 346	Mattaponi	VA	23110
Old Dominion Drive Office	6257A Old Dominion Drive	McLean	VA	22102
Main Office	8200 Greensboro Dr, Suite 100	McLean	VA	22102
McLean	6661-C Old Dominion Dr	McLean	VA	22101
Meadows of Dan	3607 JEB Stuart Hwy	Meadows Of Dan	VA	24120
Lee-Davis	7021 Mechanicsville Tnpk	Mechanicsville	VA	23111
Middleburg Main Office	202 West Washington Street	Middleburg	VA	20117

Branch Name	Address	City	State	Zip Code
Middletown Main Office	7800 Main Street	Middletown	VA	22645
Harbour Pointe	6512 Harbour View Court	Midlothian	VA	23112
Huguenot Road	1120 Huguenot Road	Midlothian	VA	23113
Richmond County Line Office	17650 Midlothian Turnpike	Midlothian	VA	23113
Richmond—Genito Office	11010 Hull Street Road	Midlothian	VA	23112
Bellgrade	2500 Promenade Pkwy	Midlothian	VA	23113
Mineral Main	223 Mineral Avenue	Mineral	VA	23117
Westlake	13400 Booker T. Washington	Moneta	VA	24121
Mt Jackson Main Office	5180 Main Street	Mount Jackson	VA	22842
New Market Main Office	9383 Congress Street	New Market	VA	22844
Hidenwood	12301 Warwick Blvd.	Newport News	VA	23606
Newport News Main	737 J. Clyde Morris Boulevard	Newport News	VA	23601
Newsoms Main	22334 General Thomas Highway	Newsoms	VA	23874
Cromwell	2008 Cromwell Road	Norfolk	VA	23509
Ghent	539 W. 21st Street	Norfolk	VA	23517
Granby Street	7420 Granby Street	Norfolk	VA	23505
Main Office	109 E. Main Street (Home Office)	Norfolk	VA	23510
Military Circle	929 Glenrock Road	Norfolk	VA	23502
Roosevelt	2336 E. Little Creek Road	Norfolk	VA	23518
Wards Corner	245 E. Little Creek Road	Norfolk	VA	23505
Palmyra Main	13526 James Madison Hwy	Palmyra	VA	22963
Patrick Springs	22121 Jeb Stuart Hwy	Patrick Springs	VA	24133
Main	Franklin and Adams Street	Petersburg	VA	23803
South Adams	801 S. Adams Street	Petersburg	VA	23803
Walnut Hill	3340 South Crater Road	Petersburg	VA	23803
Crawford Street	500 Crawford Street	Portsmouth	VA	23704
Midtown	3301 High Street	Portsmouth	VA	23707
Portsmouth Blvd.	5515 Portsmouth Blvd.	Portsmouth	VA	23701
Purcellville	440 E Main St	Purcellville	VA	20132
Reston	12170 Sunset Hills Road	Reston	VA	20190
Richlands	3102 Cedar Valley Drive	Richlands	VA	24641
East Parham Road Office	1300 East Parham Road	Richmond	VA	23227
Forest Hill Avenue Office	6980 Forest Hill Avenue	Richmond	VA	23225
Laburnum	4802 S. Laburnum Avenue	Richmond	VA	23231
Lakeside Ave Office	5001 Lakeside Avenue	Richmond	VA	23228
Meadowbrook Office	5756 Hopkins Road	Richmond	VA	23234
Midlothian Turnpike Office	9960 Midlothian Turnpike	Richmond	VA	23235
Richmond—Main	823 East Main Street	Richmond	VA	23219
Richmond-Skipwith	3214 Skipwith Road	Richmond	VA	23229
South Laburnum Office	4851 South Laburnum Avenue	Richmond	VA	23231
Staples Mill Road Office	1776 Staples Mill Road	Richmond	VA	23230
Three Chopt Road Office	9012 Three Chopt Road	Richmond	VA	23229
Westhampton	5711 Patterson Avenue	Richmond	VA	23226
Willown Lawn	1650 Willow Lawn Drive	Richmond	VA	23230
River Road	6201 River Rd	Richmond	VA	23229
Ridgeway	4860 Greensboro Road	Ridgeway	VA	24178
Hershberger Road	1620 Hershberger Road	Roanoke	VA	24012
Main	37 W. Church Avenue	Roanoke	VA	24011
Tanglewood	3119 Chaparral Drive SW	Roanoke	VA	24018
220 North	35 Shepherd Drive	Rocky Mount	VA	24151
Rocky Mount	65 N. Main St	Rocky Mount	VA	24151
Round Hill Main Office	21 Main Street	Round Hill	VA	20141
Ruckersville Main	7003 Seminole Trail	Ruckersville	VA	22968
Salem	303 E. Burwell Street	Salem	VA	24153
Main Office	109 Palmer Avenue	Saltville	VA	24370

Branch Name	Address	City	State	Zip Code
Scottsville—Main	146 James River Road	Scottsville	VA	24590
Centerville	4018 Halifax Rd	South Boston	VA	24592
South Boston—Main	904 Wilborn Ave	South Boston	VA	24592
South Hill—Main	212 East Atlantic St.	South Hill	VA	23970
South Riding Main	25393 Elklick Road	South Riding	VA	20152
Newington Office	7830 Backlick Road	Springfield	VA	22150
Springfield Main Office	6810 Commerce Street	Springfield	VA	22150
West Springfield Office	8432 Old Keene Mill Road	Springfield	VA	22152
Fredericksburg-Aquia	117 Garrisonville Road	Stafford	VA	22554
Stanleytown	1460 Fairystone Park Hwy	Stanleytown	VA	24168
Stauton Main Office	205 North Central Avenue	Staunton	VA	24401
Stephens City Main Office	5306 Main Street	Stephens City	VA	22655
Stephens City-Fairfax Office	126 Fairfax Pike	Stephens City	VA	22655
Sterling Main Office	22550 Davis Drive	Sterling	VA	20164
Main Office	100 Stonewall Court	Stuart	VA	24171
Holland Road	6617 Holland Road	Suffolk	VA	23437
Main Street	1525 N. Main Street	Suffolk	VA	23434
West End	1008 W. Washington Street	Suffolk	VA	23434
Surry Main	270 Colonial Trail East	Surry	VA	23883
Tazewell	901 East Fincastle Turnpike	Tazewell	VA	24651
Timberville Main Office	14104 Timber Way	Timberville	VA	22853
Vansant	Rt 83 & Rt 460	Vansant	VA	24657
Tysons Office	8221 Old Courthouse Road	Vienna	VA	22182
Vienna Office	440 Maple Avenue East	Vienna	VA	22180
Vinton	203 Virginia Avenue	Vinton	VA	24179
Washington Avenue	1111 East Washington Avenue	Vinton	VA	24179
First Colonial	930 First Colonial Road	Virginia Beach	VA	23454
Haygood	944 Independence Blvd.	Virginia Beach	VA	23455
Indian River	6056 E. Indian River Road	Virginia Beach	VA	23464
Kempsville	1433 Kempsville Road	Virginia Beach	VA	23464
Lynnhaven	601 Lynnhaven Parkway	Virginia Beach	VA	23452
Pacific Avenue	3450 Pacific Avenue	Virginia Beach	VA	23451
Pembroke	4592 Virginia Beach Blvd.	Virginia Beach	VA	23462
Witchduck	5101 Cleveland Street, Suite 100	Virginia Beach	VA	23462
Wakefield Main	205 Railroad Avenue	Wakefield	VA	23888
Warrenton Center Office	251 West Lee Highway	Warrenton	VA	20186
Warrenton Main Office	21 Main Street	Warrenton	VA	20186
Kingsmill	100 McLaws Circle	Williamsburg	VA	23185
Williamsburg Main	1031 Richmond Road	Williamsburg	VA	23185
Amherst Office	1800 Amherst Street	Winchester	VA	22601
Apple Blossom Office	1850 Apple Blossom Drive	Winchester	VA	22601
Canterbury Office	300 Westminster Canterbury Drive	Winchester	VA	22603
Fort Collier Office	829 North Loudoun Street	Winchester	VA	22601
Pleasant Valley Drive-In	2004 South Pleasant Valley Road	Winchester	VA	22601
Pleasant Valley Office	2082 South Pleasant Valley Road	Winchester	VA	22601
Senseny Road Office	1855 Senseny Road	Winchester	VA	22602
Shawnee Office	2252 Valley Avenue	Winchester	VA	22601
Winchester Main Office	115 North Cameron Street	Winchester	VA	22601
Berryville Avenue	1000 Berryville Avenue	Winchester	VA	22601
Weems Lane	426 Weems Lane	Winchester	VA	22601
Festival Main Office	14229 Potomac Mills Road	Woodbridge	VA	22192
Marumsco Plaza Office	13927 Jefferson David Highway	Woodbridge	VA	22192
Woodstock Main Office	115 West Spring Street	Woodstock	VA	22664
Athens	202 State St	Athens	WV	24712
Beckley Robert C. Byrd	3941 Robert C. Byrd Drive	Beckley	WV	25801

Branch Name	Address	City	State	Zip Code
Beckley Harper Road	1901 Harper Road	Beckley	WV	25801
Riverside High School	1 Warrior Way	Belle	WV	25015
Berkley Springs	102 S. Washington St	Berkeley Springs	WV	25411
Bluefield	355 Bluefield Avenue	Bluefield	WV	24701
Bridgeport/Meadowbrook Mall	Meadowbrook Mall, Box 2015	Bridgeport	WV	26330
Bridgeport—Valley Hills	405 West Main Street	Bridgeport	WV	26330
Cameron	21 Main Street	Cameron	WV	26033
Ceredo	106 C Street (Rt 60)	Ceredo	WV	25507
Charles Town	201 Frontage Road, Rt 340	Charles Town	WV	25414
One Valley Square—Main	300 Summers Street	Charleston	WV	25301
One Valley Square—Laidley St. Drive In	Laidley St (Drive-Thru)	Charleston	WV	25301
Kanawha City—K Mall	5701 Maccorkle Avenue, S.	Charleston	WV	25301
Patrick Street	110 Patrick Street	Charleston	WV	25302
South Hills—Ashton Place	1124 Fledderjohn Road	Charleston	WV	25304
Town Center	Town Center Mall Ste 1117	Charleston	WV	25314
West Side	501 Tennessee Avenue	Charleston	WV	25312
Washington Street Drive Thru	400 Washington St East (Dr-Thru)	Charleston	WV	25389
38th Street	3800 Mccorkle Avenue	Charleston	WV	25304
Clarksburg Main	400 W. Main Street	Clarksburg	WV	26302
Clarksburg Drive Thru	Chestnut & Washington Ave (Dr-Thru)	Clarksburg	WV	26302
Craigsville	Highland Trace (Rt 55)	Craigsville	WV	26205
Cross Lanes	5560 Big Tyler Rd	Cross Lanes	WV	25313
Danville	149 Smoot Ave	Danville	WV	25053
Delbarton	Rt. 65, Helena Ave, Box 669	Delbarton	WV	25670
Fairmont Avenue Teller Facility	108 Gaston Avenue (Dr-Thru)	Fairmont	WV	26554
Fairmont/WV—Main	120 Fairmont Avenue	Fairmont	WV	26554
Middletown Mall	Rt 250 South, Middletown Mall	Fairmont	WV	26554
Fairmont/WV—Farmington	Route 250 N	Farmington	WV	26571
Fort Ashby	Route 28 and Carroll Lane	Fort Ashby	WV	26719
Gilbert	Rt 52, Main Street	Gilbert	WV	25621
Glen Dale	20 Wheeling Avenue	Glen Dale	WV	26038
Grafton	7 Harman Center	Grafton	WV	26354
Hedgesville	Main & Mary St	Hedgesville	WV	25427
Huntington Main	102 6th Ave	Huntington	WV	25701
Fairfield	1425 Hal Greer Boulevard	Huntington	WV	25701
Pea Ridge/Barboursville	5638 U.S. Route 60 East	Huntington	WV	25701
Putnam Area—Teays Valley	4141 State Route 34	Hurricane	WV	25526
Putnam Area—Hurricane	Rt 19 & Route 34	Hurricane	WV	25526
Inwood	Route 11 N, Inwood Center	Inwood	WV	25428
Kermit	Rt 52, Eastgate Shopping Center	Kermit	WV	25674
Keyser	Route 220 Southern Dr. & Florida Ave	Keyser	WV	26726
Keyser Main	87 North Main Street	Keyser	WV	26726
Kingwood	114-116 East Main Street	Kingwood	WV	26537
Greenbrier—North (Lewisburg)	U.S. Route 219 North	Lewisburg	WV	24901
Logan Main	80 Riverview Drive	Logan	WV	25601
Martinsburg East—Main	148 South Queen Street	Martinsburg	WV	25401
Berkley Plaza	Berkeley Plaza (Rt 11)	Martinsburg	WV	25401
South Side	1111 Winchester Avenue	Martinsburg	WV	25401
Old Court House Square	1321 Edwin Miller Blvd	Martinsburg	WV	25401
Matewan	401 Mate St	Matewan	WV	25678
Morgantown Main	496 High Street	Morgantown	WV	26505
Morgantown Mini Bank Drive In	498 Spruce St (Drive Thru)	Morgantown	WV	26505
Sabraton	1806 Earl L. Core Road	Morgantown	WV	26505
Suncrest	466 Chestnut Ridge Road	Morgantown	WV	26554

Branch Name	Address	City	State	Zip Code
Morgantown Mall	9259 Mall Road	Morgantown	WV	26505
Main	414-418 Jefferson Avenue	Moundsville	WV	26041
Lafayette (Drive-Thru)	700 Lafayette Avenue	Moundsville	WV	26041
Fayette Square	Rt 19, Lochgelly Rd (Fayette Square)	Oak Hill	WV	25901
Oak Hill	101 Main Street, East	Oak Hill	WV	25902
Oak Hill Drive Thru	201 Summerlee Road (Drive Thru)	Oak Hill	WV	25901
Parkersburg—Main	8th & Avery Streets	Parkersburg	WV	26101
East	1822 Seventh Street	Parkersburg	WV	26101
Lubeck	1605 Harris Hwy	Parkersburg	WV	26101
South Parkersburg	280 Gihon Village Shop Center	Parkersburg	WV	26102
Parkersburg Drive Thru	Station Square 7th & Avery St (Drive-Thru)	Parkersburg	WV	26101
Point Pleasant	610 Viand St	Point Pleasant	WV	25550
Mercer County—Main	1439 Main St (Courthouse Sq)	Princeton	WV	24740
Stafford Drive	1309 Stafford Drive	Princeton	WV	24740
Princeton Kroger Branch	1213 Stafford Drive (Kroger)	Princeton	WV	24740
Blakeley	301 South Mildred Street	Ranson	WV	25438
Ravenswood	One Wall Street	Ravenswood	WV	26164
Reedsville	Reedsville Valley Prof. Plaza	Reedsville	WV	26547
Ripley	98 Academy Street	Ripley	WV	25271
Greenbrier Main	100 Maplewood Avenue	Ronceverte	WV	24970
Riverwalk	520 Sixth Ave (6th & 5th Sts)	Saint Albans	WV	25177
Salem	101 East Main Street	Salem	WV	26426
Salem Drive In	201 Railroad Street (Drive Thru)	Salem	WV	26426
Shepardstown	Route 45 West	Shepherdstown	WV	25443
St. Albans	#4 Riverwalk Plaza Maccorkle Ave	South Charleston	WV	25303
Summersville Main	811 Main Street	Summersville	WV	26651
Northside	815 Northside Drive	Summersville	WV	26651
Terra Alta	1003 East State Avenue	Terra alta	WV	26764
Vienna	500 13th Avenue	Vienna	WV	26105
Bethlehem	One Chapel Road	Wheeling	WV	26003
Wheeling	1145 Main Street	Wheeling	WV	26003
Waters Street Drive In	1225 Water Street (Drive Thru)	Wheeling	WV	26003
Williamson Main	250 2nd Ave & Vinson Street	Williamson	WV	25661

Annex B

COMBINATION AGREEMENT

THIS COMBINATION AGREEMENT (this “Agreement”) dated November 12, 2002, is by and among Equitable Bank (“Equitable”), a federally chartered savings bank having its principal office at Wheaton, Maryland, BB&T Corporation (“BB&T”), a North Carolina corporation having its principal office at  Winston-Salem, North Carolina, and Branch Banking and Trust Company (“Branch Bank”), a North Carolina banking corporation having its principal office at Winston-Salem, North Carolina.

The parties desire that Equitable shall be merged into Branch Bank, a wholly owned subsidiary of BB&T (said transaction being hereinafter referred to as the “Merger”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Background

The parties desire for Equitable to be merged (the “Merger”) into Branch Bank pursuant to the terms and conditions of the Amended and Restated Agreement and Plan of Reorganization dated November 12, 2002 (the “Merger Agreement”), the Plan of Merger (the “Plan of Merger”) incorporated therein, and this Combination Agreement. Terms capitalized herein and not otherwise defined herein shall have the same meaning as set forth in the Merger Agreement.

2.  Merger

Branch Bank and Equitable are the constituent corporations or banks (the “Constituent Banks”) to the Merger as contemplated by the NCBCA, the HOLA, OTS regulations promulgated under the HOLA and the Bank Merger Act. At the Effective Time:

(a)  Equitable shall be merged into Branch Bank in accordance with the applicable provisions of the NCBCA, the HOLA, the OTS regulations promulgated under the HOLA and the Bank Merger Act, with Branch Bank being the surviving corporate entity (hereinafter sometimes referred to as the “Surviving Bank”). The name of the Surviving Bank shall continue to be Branch Banking and Trust Company.

(b)  The separate existence of Equitable shall cease and the Merger shall in all respects have the effects provided in Section 5.

(c)  The Articles of Incorporation of Branch Bank at the Effective Time shall be the Articles of Incorporation of the Surviving Bank.

(d)  The Bylaws of Branch Bank at the Effective Time shall be the Bylaws of the Surviving Bank.

(e)  The officers of Branch Bank immediately prior to the Effective Time shall be the officers of the Surviving Bank.

(f)  The principal office of the Surviving Bank shall be the principal office of Branch Bank. The locations of the principal office and other offices of Branch Bank are set forth on Exhibit I.

3.  Filing of Plan of Merger and Notice

The Constituent Banks will cause the Articles of Merger to be executed and filed with the Secretary of State of North Carolina as provided in Section 55-11-05 of the NCBCA, and shall cause notice to be filed with the OTS as required by 12 C.F.R. § 563.22(b) (the “OTS Notice”).

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4.  Effective Time

The Merger shall be effective at the later of (i) the day and hour specified in the Articles of Merger as filed as provided in Section 3, or (ii) the time that the OTS Notice is provided to the OTS (herein sometimes referred to as the “Effective Time”).

5.  Effect of Merger

From and after the Effective Time, the separate existence of Equitable shall cease, and the Surviving Bank shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the Constituent Banks shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Merger. The Surviving Bank shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Banks; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Banks may be prosecuted as if the Merger had not taken place, or the Surviving Bank may be substituted in its place; and any judgment rendered against either of the Constituent Banks may be enforced against the Surviving Bank. Neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by reason of the Merger.

6.  Merger Consideration

The Merger Consideration shall be the number of shares of voting common stock of BB&T (“BB&T Common Stock”) to be exchanged for each share of voting common stock of Equitable (“Equitable Common Stock”) issued and outstanding as of the Effective Time. One share of BB&T Common Stock shall be issued for each issued and outstanding share of Equitable Common Stock (the “Exchange Ratio”).

7.  Conversion of Shares; Payment of Merger Consideration

(a)  At the Effective Time, by virtue of the Merger and without any action on the part of Equitable or the holders of record of Equitable Common Stock, each share of Equitable Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of Equitable Common Stock (as provided in subsection (d) below), the Merger Consideration.

(b)  Each share of BB&T Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

(c)  Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of Equitable Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration and any declared and unpaid dividends with respect to Equitable Common Stock. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Equitable Common Stock. With respect to any certificate for Equitable Common Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T’s standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, Equitable’s transfer books shall be closed and no transfer of the shares of Equitable Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of BB&T.

(d)  Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each Equitable shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates

AAA-2

which, immediately prior to the Effective Time, represented any shares of Equitable Common Stock. Upon proper surrender of such certificates or other evidence of ownership meeting the requirements of subsection (c) above, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

(e)  BB&T shall pay any dividends or other distributions with a record date prior to the Effective Time that have been declared by Equitable in respect of shares of Equitable Common Stock and that remain unpaid at the Effective Time. To the extent permitted by law, former shareholders of record of Equitable shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of shares of BB&T Common Stock into which their respective shares of Equitable Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Equitable Common Stock for certificates representing BB&T Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by BB&T on the BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Plan of Merger, but no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing Equitable Common Stock until such holder surrenders such certificate for exchange as provided herein. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends payable hereunder (without interest) shall be delivered and paid with respect to the shares of Equitable Common Stock represented by such certificate.

8.  Conversion of Stock Options

(a)  At the Effective Time, each option to acquire shares of Equitable common stock which was granted under Equitable’s Amended and Restated Stock Option and Incentive Plan (the “Stock Option Plan”) and which is then outstanding, whether or not then exercisable (a “Stock Option”), shall be converted into and become rights with respect to BB&T Common Stock, and BB&T shall assume each Stock Option in accordance with the terms of the Stock Option Plan, subject to the following provisions from and after the Effective Time: (i) BB&T and its Compensation Committee shall be substituted for Equitable and the Committee under the Stock Option Plan with respect to administering the Stock Option Plan, (ii) each Stock Option assumed by BB&T may be exercised solely for shares of BB&T Common Stock, (iii) the number of shares of BB&T Common Stock subject to each such Stock Option shall equal the number of shares of Equitable Common Stock subject to such Stock Option immediately prior to the Effective Time, and (iv) the per share exercise price under each such Stock Option shall equal the per share exercise price under each such Stock Option immediately prior to the Effective Time. Notwithstanding the foregoing, BB&T may at its election substitute as of the Effective Time options under the BB&T Corporation 1995 Omnibus Stock Incentive Plan or any other duly adopted comparable plan (in either case, the “BB&T Option Plan”) for all or a part of the Stock Options, subject to the following conditions: (A) the requirements of (iii) and (iv) above shall be met; (B) such substitution shall not constitute a modification, extension or renewal of any of the Stock Options; and (C) the substituted options shall continue in effect on the same terms and conditions as provided in the stock option agreements governing each Stock Option and in the Stock Option Plan. Each grant of a converted or substitute option to any individual who subsequent to the Merger will be a director or officer of BB&T as construed under Commission Rule 16b-3 shall, as a condition to such conversion or substitution, be approved in accordance with the provisions of Rule 16b-3 as described below. Each Stock Option which is an incentive stock option shall be adjusted as required by Section 424 of the Internal Revenue Code (the “Code”), and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Code. BB&T and Equitable agree to take all necessary steps to effectuate the foregoing provisions of this Section 10. BB&T has reserved and shall continue to reserve adequate shares of BB&T Common Stock for delivery upon exercise of any converted or substitute options. Within sixty days following the Effective Time, if it has not already done so (or has not already substituted options under the BB&T Option Plan), and to the extent Equitable shall have a registration statement in effect or an obligation to file a registration statement, BB&T shall file a registration statement on Form S-3 or Form S-8,

AAA-3

as the case may be (or any successor or other appropriate forms), with respect to the shares of BB&T Common Stock subject to converted or substitute options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted or substitute options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger may be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, BB&T shall administer the Stock Option Plan assumed pursuant to this Section 10 (or the BB&T Option Plan, if applicable) in a manner that complies with Rule 16b-3 promulgated under such Act to the extent necessary to preserve for such individuals the benefits of Rule 16b-3 to the extent such benefits were available to them prior to the Effective Time.

(b)  As soon as practicable following the Effective Time, BB&T shall deliver to the participants receiving converted options under the BB&T Option Plan an appropriate notice setting forth such participant’s rights pursuant thereto.

(c)  Eligibility to receive stock option grants following the Effective Time with respect to BB&T Common Stock shall be determined by BB&T in accordance with its plans and procedures as in effect from time to time, and subject to any contractual obligations.

9.  Anti-Dilution

In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

10.  Liquidation Account

For purposes of granting a limited priority claim to the assets of the Surviving Bank in the unlikely event (and only upon such event) of a complete liquidation of the Surviving Bank to persons who continue to maintain savings accounts with the Surviving Bank after the Merger, and who, immediately prior to the Effective Time had a subaccount balance (as described in 12 C.F.R. § 563b.460) with respect to any liquidation account of Equitable, the Surviving Bank shall, at the time of the Merger, establish a liquidation account(s) in an amount equal to the liquidation account(s) of Equitable immediately prior to the Effective Time, which liquidation account(s) shall participate pari passu with any other liquidation accounts of the Surviving Bank. As required by 12 C.F.R. Section 563b.470, the Surviving Bank shall maintain sufficient records to make all necessary calculations to each subaccount in the event of a complete liquidation of the Surviving Bank, and only in such event, to ensure that the amount distributable to each accountholder is determined in accordance with the rules and regulations of the Office of Thrift Supervision pertaining to conversions by savings institutions from mutual to stock form of organization. No merger, consolidation, purchase of bulk assets with assumption of savings accounts and other liabilities, or similar transaction, whether or not the Surviving Bank is the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the liquidation account shall be assumed by the surviving institution.

11.  Deposit Accounts

After the Effective Time, the Surviving Bank will continue to issue deposit accounts on the same basis as Branch Bank immediately prior to the Effective Time, unless and until changed in accordance with applicable law.

12.  Approval

The respective obligations of the parties to effect the transactions contemplated by this Agreement shall be subject to the approval of the board of directors of Branch Bank of this Agreement, the Merger Agreement and

AAA-4

the Plan of Merger at or prior to the Effective Time. Such approval shall be a condition to the obligations of Branch Bank hereunder, and this Agreement and the Merger Agreement have been executed by the appropriate officers of Branch Bank conditional upon such approval. BB&T shall cause the board of directors of Branch Bank to consider such approval at a meeting to be held prior to December 31, 2002. In the event the Board of Directors of Branch Bank does not approve this Agreement, the Merger Agreement and the Plan of Merger prior to such date, then BB&T shall incorporate an acquisition subsidiary to merge with Equitable, with the result that Equitable shall become a wholly-owned subsidiary of BB&T, and BB&T and Equitable agree to take such actions (including making any changes as may be necessary to this Agreement, the Merger Agreement or the Plan of Merger) prior to December 31, 2002 in order to effect such transaction.

13.  Termination; Amendment

This Agreement may otherwise be terminated at any time prior to the Effective Time by mutual agreement of BB&T and Equitable, and will be automatically terminated in the event of termination of the Merger Agreement as provided in Section 7.1 thereof for any reason prior to the Effective Time. In the event of termination of this Agreement as provided in this Section 13, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of BB&T, Equitable or their respective officers, directors or affiliates. This Agreement may be amended by BB&T and Equitable, by action properly taken or authorized by their respective officers or directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

14.  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed in the State of North Carolina (except to the extent that mandatory provisions of Federal law are applicable).

15.  Counterparts

This Agreement may be executed in counterparts which together shall constitute one agreement.

IN WITNESS WHEREOF, each of Equitable, BB&T and Branch Bank has caused this Agreement to be executed by its duly authorized officers as of the date first above written.

ATTEST:		EQUITABLE BANK

By:	/s/ KATHLEEN T. YAMADA	By:	/s/ TIMOTHY F. VEITH
	Secretary	Name:	Timothy F. Veith
		Title:	President and Chief Executive Officer

ATTEST:		BB&T CORPORATION

By:	/s/ JERONE C. HERRING	By:	/s/ JOHN A. ALLISON IV
	Secretary	Name:	John A. Allison IV
		Title:	Chairman and Chief Executive Officer

ATTEST:		BRANCH BANKING AND TRUST COMPANY

By:	/s/ JERONE C. HERRING	By:	/s/ JOHN A. ALLISON IV
	Secretary	Name:	John A. Allison IV
		Title:	Chairman and Chief Executive Officer

AAA-5

Exhibit I
Principal Office:
200 West Second Street
Winston-Salem, North Carolina 27101

Branch Name	Address	City	State	Zip Code
Oxford Main	402 Main Street	Oxford	AL	36203
Quintard	1100 Quintard Ave	Anniston	AL	36201
Main/K Street	1909 K Street NW	Washington	DC	20006
Connecticut Avenue	1730 Rhode Island Ave. NW	Washington	DC	20036
Georgetown	1365 Wisconsin Ave. NW	Washington	DC	20007
Metro Center	601 13th Street NW	Washington	DC	20005
U Street	1316 U Street NW	Washington	DC	20009
Farragrut Square	815 Connecticut Ave. NW	Washington	DC	20006
Friendship Heights II	5200 Wisconsin Ave. NW	Washington	DC	20015
3527 Lecanto Hwy N	Beverly Hills	Citrus	FL	34465
6250 E State Rd 70	Bradenton	Manatee	FL	34203
2211 Us Hwy 19	Holiday	Pasco	FL	34691
10611 Deerwood Park Blvd	Jacksonville	Duval	FL	32255
8840 Tamiami Trail N	Naples	Collier	FL	34108
9213 Little Rd	New Port Richey	Pasco	FL	34654
3019 SW 27th Ave.	Ocala	Marion	FL	34474
645 Hwy 231	Panama City	Bay	FL	32405
1013 Airport Blvd	Pensacola	Escambia	FL	32504
4475 Us 1 S Ste 203	Saint Augustine	Saint Johns	FL	32084
1718 Main St	Sarasota	Sarasota	FL	34236
11234 Spring Hill Rd	Spring Hill	Hernando	FL	34609
3233 Thomasville Rd	Tallahassee	Leon	FL	32312
1580 Jacaranda Blvd	Venice	Sarasota	FL	34293
Acworth Main	4900 Ross Road	Acworth	GA	30101
Adel	201 E 4th St	Adel	GA	31620
Atlanta Main-Lenox	950 East Paces Ferry Road	Atlanta	GA	30326
Buckhead Office	3520 Piedmont Road	Atlanta	GA	30305
Blue Ridge-Main	480 First Street	Blue Ridge	GA	30513
Valley Village	Old Hwy 76 Connector Road	Blue Ridge	GA	30513
Carrollton—Bowdon	207 W College St	Bowdon	GA	30108
Carrollton—Bremen	501 Alabama Ave	Bremen	GA	30110
Buford Main	4394 Buford Drive	Buford	GA	30518
Butler	209 S Broad St	Butler	GA	31006
Byron	102 Hwy 49	Byron	GA	31008
Calhoun-Hwy 53	409 Hwy 53 SE	Calhoun	GA	30701
Calhoun-Main	215 N Wall Street	Calhoun	GA	30701
Carrollton Main	110 Dixie St	Carrollton	GA	30117
McIntosh Office	1119 S Park St	Carrollton	GA	30117
Cartersville-Main	314 E Main Street	Cartersville	GA	30120
North Hall	5289 Cleveland Hwy	Clermont	GA	30527
Colbert	5536 Hwy 72 West	Colbert	GA	30628
Dahlonega Road	214 Dahlonega Road	Cumming	GA	30040
Dahlonega-Main	60 Main Street West	Dahlonega	GA	30533
Memorial Drive	148 Memorial Drive	Dahlonega	GA	30533
Dalton-Cleveland Road	1244 Cleveland Road	Dalton	GA	30721
Dalton-Eastside	2500 E Walnut Ave	Dalton	GA	30721
Dalton-Main	201 W Waugh Street	Dalton	GA	30720
Dalton-Westcott	905 S. Thornton Ave	Dalton	GA	30720

AAA-6

Branch Name	Address	City	State	Zip Code
Danielsville-Main	220 Court House Square	Danielsville	GA	30633
Dawsonville-Main	136 Hwy 400 South	Dawsonville	GA	30534
Decatur Main	1221 Clairmont Road	Decatur	GA	30030
Douglas-Main	102 N Peterson Ave	Douglas	GA	31533
Douglas-Northside	210 N Peterson Ave	Douglas	GA	31533
Douglas-Westside	101 NW Bowens Mill Rd	Douglas	GA	31533
Douglasville-Main	8458 Campbellton St	Douglasville	GA	30134
Duluth-Sugarloaf (Ltd. Service)	3237 Satellite Blvd	Duluth	GA	30096
Duluth Main	3209 Buford Highway	Duluth	GA	30096
Gwinnett	3200 Peachtree Industrial Blvd.	Duluth	GA	30096
Dunwoody Main	2390 Mount Vernon Road	Dunwoody	GA	30338
Ellijay-Main Mountain Pkwy	894 East Maddox Drive	East Ellijay	GA	30539
Sand Street-Drive Thru Only	53 Sand Street	Ellijay	GA	30540
Fayetteville-Main	675 N. Jefferson Davis Drive	Fayetteville	GA	30214
Flowery Branch	5866 Spouts Springs Road	Flowery Branch	GA	30542
Forsyth	101 N Lee St	Forsyth	GA	31029
Fort Valley	110 North Camellia Blvd	Fort Valley	GA	31030
Jesse Jewel-Main	455 Jesse Jewel Pkwy	Gainesville	GA	30501
Browns Bridge	2895 Browns Bridge Road	Gainesville	GA	30501
Thompson Bridge	1623 Thompson Bridge Road	Gainesville	GA	30501
Washington Street	854 Washington Street	Gainesville	GA	30501
Kroger Garden City	4224 Augusta Rd	Garden City	GA	31408
Greensboro Main	201 South Main Street	Greensboro	GA	30501
Griffin Main	201 West Taylor Street	Griffin	GA	30223
Hiram Office	5071 Jimmy Lee Smith Pkwy	Hiram	GA	30141
Hull	9008 Hwy 29 South	Hull	GA	30546
Jesup-Main	818 S. First Street	Jesup	GA	31545
Jonesboro-Main	223 North Main Street	Jonesboro	GA	30236
Kennesaw Main	2760 Cobb Parkay, N.W.	Kennesaw	GA	30152
LaGrange-Main	310 Broad Street	LaGrange	GA	30240
Lavonia	10 Silo Lane	Lavonia	GA	30553
Lawrenceville Main	150 South Perry Street	Lawrenceville	GA	30045
Lilburn Main	4700 U.S. Highway 29	Lilburn	GA	30047
Lithia Springs Office	1855 Thornton Rd	Lithia Springs	GA	30057
Gray Highway	1302 Gray Hwy	Macon	GA	31211
Macon Mall	3525 Mercer University Dr	Macon	GA	31204
Riverside	2540 Riverside Dr	Macon	GA	31204
Rivoli	4357 Forsyth Rd	Macon	GA	31210
Rocky Creek	3411 Pio Nono Avenue	Macon	GA	31206
Rocky Creek Dr-In	3390 Pio Nono Avenue	Macon	GA	31206
Tower-Main	201 Second St	Macon	GA	31208
Forsyth Road	4961 Forsyth Road	Macon	GA	31203
Barrett Parkway	63 Barrett Parkway, N.E.	Marietta	GA	30066
Marietta Square	155 North Marietta Parkway	Marietta	GA	30060
McDonough Main	12 North Cedar Street	McDonough	GA	30263
Menlo Main	2880 Highway 337	Menlo	GA	30731
Metter	Hwy 121 S & Vertia St (Drive In)	Metter	GA	30439
Metter-Main	2 SE Broad Street	Metter	GA	30439
Milledgeville-Hatcher Square	2345 North Columbia Street	Milledgeville	GA	31061
Milledgeville-West Green	150 West Green Street	Milledgeville	GA	31061
Montezuma	118 Walnut Street	Montezuma	GA	30163
Nashville	313 S Davis St	Nashville	GA	31639
Newnan-Hospital Road	14 Hospital Road	Newnan	GA	30263
Newnan-Main	19 Jefferson Street	Newnan	GA	30263
Newnan-Wesley Woods (LSF)	2280 North Highway 29	Newnan	GA	30263

AAA-7

Branch Name	Address	City	State	Zip Code
Newnan-White Oak	1421 Highway 34 East	Newnan	GA	30265
Newnan-Main Bullsboro	232 Bullsboro Drive	Newnan	GA	30263
Newnan-Downtown	26 Jefferson Street	Newnan	GA	30264
Oakwood	3453 Mundy Mill Road	Oakwood	GA	30566
Peachtree City-Main	705 Highway 54 East	Peachtree City	GA	30269
Portal	S Railroad St/ Hwy 80	Portal	GA	30450
Savannah-Rincon	470 S Columbia Ave	Rincon	GA	31326
Riverdale-Main	6375 Highway 85	Riverdale	GA	30274
Roberta	50 N. Dugger Ave	Roberta	GA	31078
Roswell Main	11650 Alpharetta Highway	Roswell	GA	30076
Kroger Savannah Place	14010 Abercorn Ext.	Savannah	GA	31419
Kroger Wilmington Isl Dr-In	477 Johnny Mercer Blvd.	Savannah	GA	31410
Medical Arts	5110 Waters Ave	Savannah	GA	31404
Savannah-Main	7 East Congress Street	Savannah	GA	31401
Hodgson Memorial	7393 Hodgeson Memorial Drive	Savannah	GA	31406
Smyrna Main	756 Concord Road	Smyrna	GA	30082
Snelville Main	2230 Scenic Highway	Snellville	GA	30078
Savannah—Springfield	501 S Laurel St	Springfield	GA	31329
St. Simons Main	1709 Frederica Road	St. Simons Island	GA	31522
Statesboro—College Plaza	506 Fair Road (Plaza)	Statesboro	GA	30458
Statesboro-Main	40 N Main St	Statesboro	GA	30458
Statesboro-Wal-mart	730 Northside Dr/Hwy 80 E	Statesboro	GA	30458
Summerville	9861 Rome Blvd.	Summerville	GA	30747
Suwanee Main	2885 Lawrenceville-Suwanee Rd	Suwanee	GA	30024
Swainsboro	205 S Main St	Swainsboro	GA	30401
Sylvania	105 S Main St	Sylvania	GA	30467
Tifton-Main	300 Commerce Way	Tifton	GA	31794
Tifton-Medical Arts	1623 Old Ocilla Rd	Tifton	GA	31794
Trion Main	14160 Highway 27	Trion	GA	30753
Dalton-Tunnel Hill	3617 Chattanooga Road	Tunnel Hill	GA	30755
Valdosta North—Main	2901 A North Ashley	Valdosta	GA	31602
Vidalia Main	900 E First St	Vidalia	GA	30474
Douglasville—Villa Rica	640 W Bankhead Highway	Villa Rica	GA	30180
Galleria Mall—Main	3001 Watson Blvd	Warner Robins	GA	31093
Russell Pkwy	127 Russell Pkwy	Warner Robins	GA	31088
Kroger Waycross	1606 Memorial Drive	Waycross	GA	31501
Waycross Downtown—Main	500 Albany Ave	Waycross	GA	31501
Winder Main	20 West May Street	Winder	GA	30680
Charlestown Crossing	3003 Charleston Town Crossing Way	New Albany	IN	47150
Baxter Drive-thru	40 West Hwy 72	Baxter	KY	41522
Bowling Green Main	1820 Scottsville Rd	Bowling Green	KY	42104
Fairview Branch	600 West US 31 Bypass	Bowling Green	KY	42101
Fountain Square Branch	903 College Street	Bowling Green	KY	42101
Gateway Branch	1901 Russellville Road	Bowling Green	KY	42101
Kroger No. 1 Branch	2945 Scottsville Road	Bowling Green	KY	42101
Kroger No. 2 Branch	350 31 W By-pass	Bowling Green	KY	42101
Kroger No. 3 Branch	711 Campbell Ln	Bowling Green	KY	42104
Lost River Branch	2750 Nashville Road	Bowling Green	KY	42101
Calhoun Branch	100 Main St	Calhoun	KY	42327
Cave City Branch	102 Broadway	Cave City	KY	42127
Corbin Branch	1390 Master St	Corbin	KY	40701
Cumberland Branch	1202 E. Main Street	Cumberland	KY	40823
Mall Branch	31 Outlet Ave	Eddyville	KY	42038
Ferrells Creek	14793 Regina/Belcher Hwy	Elkhorn City	KY	41522
Evarts Branch	107 Yocum Street	Evarts	KY	40828

AAA-8

Branch Name	Address	City	State	Zip Code
By-pass Branch	103 Smith Rd	Glasgow	KY	42141
Glasgow Main Branch	301 W Main St	Glasgow	KY	42142
Grand Rivers Branch	900 US Highway 62	Grand Rivers	KY	42045
Don’s Supersaver Branch	200 Waldon Rd	Harlan	KY	40831
Harlan Main Branch	101 North Main Street	Harlan	KY	40831
Hazel Branch	405 Main Street	Hazel	KY	42049
Hiseville Branch	11 E.Hiseville	Hiseville	KY	42152
Bradford Square	4000 Fort Campbell St	Hopkinsville	KY	42240
Hopkinsville Main Branch	1002 South Virginia Street	Hopkinsville	KY	42240
Millbrooke-Indian Hills	710 Country Club Lane	Hopkinsville	KY	42240
Northwest Branch	495 North Drive	Hopkinsville	KY	42240
South Boulevard Branch	2933 Fort Campbell Blvd	Hopkinsville	KY	42240
Wal-Mart Supercenter	300 Clinic Dr	Hopkinsville	KY	42240
Irvine Main Branch	119 Broadway Street	Irvine	KY	40336
Richmond & Wisemantown	910 Richmond Rd	Irvine	KY	40336
La Grange	2024 S Hwy 53	La Grange	KY	40031
Ledbetter Branch	1521 US Hwy 60 West	Ledbetter	KY	42058
Beaumont Branch	3061 Fieldstone Way	Lexington	KY	40513
Blazer Parkway Branch	3285 Blazer Parkway	Lexington	KY	40507
Central Baptist Branch	1780 Nicholasville Road	Lexington	KY	40503
Lansdowne Branch	3329 Tates Creek Rd	Lexington	KY	40502
Main Branch	360 E Vine St	Lexington	KY	40507
London Branch	840 Whitley St	London	KY	40741
Algonquin	3140 Wilson Ave	Louisville	KY	40211
Blankenbaker	11751 Bluegrass Pkwy	Louisville	KY	40299
Brownfield Square	4816 Outerloop	Louisville	KY	40219
Brownsboro	4908 US Hwy 42	Louisville	KY	40222
Dixie Valley	10403 Dixie Hwy	Louisville	KY	40272
Douglass Loop	2216 Dundee	Louisville	KY	40205
East Broadway	900 E Broadway	Louisville	KY	40204
Fern Creek	6740 Bardstown Rd	Louisville	KY	40291
Highland	1339 Bardstown Rd	Louisville	KY	40204
Hikes Point	4082 Taylorsville Rd	Louisville	KY	40218
Hillview	11401 Preston Hwy	Louisville	KY	40229
Holiday Manor Branch	2208 Holiday Manor Ctr	Louisville	KY	40222
Hunter’s Trace	5100 Dixie Hwy	Louisville	KY	40216
Hurstbourne	330 Whittington Pkwy	Louisville	KY	40222
Main Office	500 W Broadway	Louisville	KY	40201
Market Street	309 W Market St	Louisville	KY	40202
Okolona	7803 Preston Hwy	Louisville	KY	40219
Park Place	9050 Dixie Hwy	Louisville	KY	40258
Plainview Branch	9711 Linn Station Road	Louisville	KY	40223
Poplar Level	5004 Poplar Level Rd	Louisville	KY	40219
Preston	5319 Preston Hwy	Louisville	KY	40213
Russell	2501 W Broadway	Louisville	KY	40211
Shively/St. Denis	4415 Cane Run Rd	Louisville	KY	40216
Southside	7111 Southside Dr	Louisville	KY	40214
Springhurst	9510 Brownsboro Rd	Louisville	KY	40241
St. Matthews	4507 Shelbyville Rd	Louisville	KY	40207
St. Matthews Main Branch	4201 Shelbyville Rd	Louisville	KY	40207
St. Matthews/Crescent Hill	3747 Lexington Rd	Louisville	KY	40207
Stony Brook	2601 Hurstbourne Pkwy	Louisville	KY	40299
Taylor Blvd	3450 Taylor Blvd	Louisville	KY	40215
Middletown Station	12917 Shelbyville Rd	Middletown	KY	40243
Monticello Branch	300 Cumberland Crossing Shpg Ctr	Monticello	KY	42633

AAA-9

Branch Name	Address	City	State	Zip Code
Murray Main Branch	500 Main St	Murray	KY	42071
Murray North Branch	1104 Chestnut Street	Murray	KY	42071
Murray South Branch	602 South 12th Street	Murray	KY	42071
Murray-Kroger	808 North 12th Street	Murray	KY	42071
Oak Grove Branch	15744 Fort Campbell Blvd	Oak Grove	KY	42262
Audubon Plaza Branch	2901 West Parrish Avenue	Owensboro	KY	42301
Highway 231 Branch	2609 New Hartford Rd	Owensboro	KY	42303
Highway 60-E Branch	3000 East Fourth Street	Owensboro	KY	42303
Jumpin Jacks Branch	2910 Hwy 54E (Leitchfield Rd.)	Owensboro	KY	42303
Main Branch	230 Frederica Street	Owensboro	KY	42301
Shawnee Park Branch	1731 Scherm Rd	Owensboro	KY	42301
Towne Square Branch	5002 Frederica Street	Owensboro	KY	42301
Triplett Street Branch	1208 Triplett Street	Owensboro	KY	42303
Villa Point Hwy 54 E Branch	3200 Hwy 54E (Leitchfield Rd.)	Owensboro	KY	42303
Wesleyan Park Branch	2800 Frederica Street	Owensboro	KY	42301
Paducah Branch	1601 Broadway	Paducah	KY	42001
Paintsville	300 North Mayo Trail	Paintsville	KY	41240
Pembroke Branch	226 South Main Street	Pembroke	KY	42266
Phelps	38768 Hwy 194 East	Phelps	KY	41553
Coal Run	4414 North Mayo Trail	Pikeville	KY	41501
Pikeville-Main	164 Main Street	Pikeville	KY	41501
Town & County Plaza	234 Town Mountain Road	Pikeville	KY	41501
Glyn View Plaza	216 Glyn View Plaza	Prestonburg	KY	41653
Shelby Valley	5620 Robinson Creek Road	Robinson Creek	KY	41560
Russell Springs Branch	2198 Lakeway Drive	Russell Springs	KY	42642
Logan Square Shopping Ctr	200 Armory Drive	Russellville	KY	42276
Russellville Main Branch	102 NW Park Square	Russellville	KY	42276
3977 S Hwy 27 Branch	3977 S Hwy 27	Somerset	KY	42501
546 S Hwy 27 Branch	546 S Hwy 27	Somerset	KY	42501
Somerset Main Branch	124 N Main Street	Somerset	KY	42501
Goody Food City	2689 Thompson Plaza	South Williamson	KY	41503
Lincoln Plaza Branch	805 Bardstown Road	Springfield	KY	40069
Springfield Main Branch	110 E Main Street	Springfield	KY	40069
Whitesville Branch	10026 Main Street	Whitesville	KY	42378
By-pass Branch	825 Bypass Road	Winchester	KY	40391
Winchester Main Branch	30 West Broadway	Winchester	KY	40391
Buckingham’s Choice	3200 Baker Circle	Adamstown	MD	21710
Annapolis	1419 Forest Drive	Annapolis	MD	21403
Annapolis	2661 Riva Road, Bldg 700	Annapolis	MD	21401
Housley Road	2078 General’s Hwy.	Annapolis	MD	21401
B&O Branch	2 North Charles Street	Baltimore	MD	21201
Bel Air	333 Baltimore Pike	Bel Air	MD	21014
Cherry Hill	11428 Cherry Hill Road	Beltsville	MD	20705
Bethesda Main	4719 Hampden Lane	Bethesda	MD	20814
Bowie II	6901 Laurel-Bowie Road	Bowie	MD	20715
Heritage	16410 Heritage Blvd	Bowie	MD	20716
Brunswick	94 Souder Road	Brunswick	MD	21716
Camp Springs	6309 Allentown Road	Camp Springs	MD	20748
Catonsville	919 Frederick Road	Catonsville	MD	21228
College Park	9658 Baltimore Avenue	College Park	MD	20740
Columbia	5585 Twin Knolls Road	Columbia	MD	21045
Columbia Town Center	11000 Broken Land Pkwy	Columbia	MD	21045
Damascus	9815 Main Street	Damascus	MD	20872
Deale—Main	5801 Deale-Churchton Road	Deale	MD	20751
Edgewater	3033 Solomons Island Road	Edgewater	MD	21037

AAA-10

Branch Name	Address	City	State	Zip Code
Elkridge	7290 Montgomery Road	Elkridge	MD	21705
Finksburg	3000 Gamber Road	Finksburg	MD	21048
Frederick-40 West	1370 W Patrick Street	Frederick	MD	21702
Frederick-East Frederick	1303 East Patrick Street	Frederick	MD	21701
Frederick-Homewood	7401 Willow Rd. (Retire. Home)	Frederick	MD	21702
Frederick-Main	7200 Bank Count	Frederick	MD	21703
Frederick-Rosehill	1562 Opossumtown Pike	Frederick	MD	21702
Frederick-Rosemont	1602 Rosemont Avenue	Frederick	MD	21702
Frederick-Rt. 85	5602 Buckeystown Pike	Frederick	MD	21704
Frederick-Seventh Street	1305 West 7th Street	Frederick	MD	21702
Frederick-Square Corner	1 North Market Street	Frederick	MD	21701
Gaithersburg	265 Kentland Blvd.	Gaithersburg	MD	20878
Gaithersburg—Main	467 North Frederick Avenue	Gaithersburg	MD	20877
Gaithersburg	8019 Snouffer School Road	Gaithersburg	MD	20879
Crofton-Waugh Chapel	2405 Brandermill Blvd	Gambrills	MD	21054
Germantown-Fox Chapel	19947 Century Blvd.	Germantown	MD	20875
Glen-Burnie	7381 Baltimore-Annapolis	Glen Burnie	MD	21061
Greenbelt	8951 Edmonston Road	Greenbelt	MD	20770
Hampstead	999 South Main Street	Hampstead	MD	21074
Cheverly	3004 52nd Avenue	Hyattsville	MD	20781
Hyattsville—Main	3505 Hamilton Street	Hyattsville	MD	20782
La Plata—Main	6640 Crain Hwy	La Plata	MD	20646
Laurel-Main	380 Main Street	Laurel	MD	20707
Manchester Dr-In	3068 Westminster Street	Manchester	MD	21103
Manchester Main	3200 Main Street	Manchester	MD	21102
Middletown	819 East Main Street	Middletown	MD	21769
Monrovia-Green Valley	11801 Fingerboard Road	Monrovia	MD	21770
Mount Airy	443 East Ridgeville Blvd.	Mount Airy	MD	21771
Mt. Airy	1001 Twin Arch Road #30	Mt. Airy	MD	21771
Carrollton	8490 Annapolis Road	New Carrollton	MD	20784
Odenton	1219 Annapolis Road	Odenton	MD	21113
Perry Hall	9650 Belair Road	Perry Hall	MD	21236
Pikesville	44 East Sudbrook Lane	Pikesville	MD	21208
Poolsville-Main	19645 Fisher Avenue	Poolesville	MD	20837
Prince Frederick	571 N. Solomons Island Road	Prince Frederick	MD	20678
Reisterstown	11702 Reisterstown Road	Reisterstown	MD	21136
Potomac Woods	1099 Seven Locks Road	Rockville	MD	20854
Rockville	1470 Rockville Pike	Rockville	MD	20852
Rockville Pike	11921 Rockville Pike Suite 102	Rockville	MD	20852
Rockville Town Center	99 S Washington Street	Rockville	MD	20850
Shady Grove	9401 Key West Avenue	Rockville	MD	20850
Cloverly	15509 New Hampshire Ave.	Silver Spring	MD	20905
White Oak	11140 New Hampshire Ave.	Silver Spring	MD	20903
Silver Spring	8121 Georgia Ave.	Silver Spring	MD	20910
Colesville Road	8602 Colesville Road	Silver Spring	MD	20910
Sykesville-Eldersburg	1300 Liberty Road	Sykesville	MD	21784
Sykesville-Fairhaven	7200 Third Avenue	Sykesville	MD	21784
Taneytown	4345 Old Taneytown Road	Taneytown	MD	21787
Towson	600 Washington Avenue	Towson	MD	21204
Kettering	10666 Campus Way South	Upper Marlboro	MD	20774
St. Charles Center	11110 Mall Circle, #1005	Waldorf	MD	20603
Waldorf	3425 Leonardtown Road	Waldorf	MD	20604
Walkersville	100 Commerce Drive	Walkersville	MD	21793
East Main Street	193 East Main Street	Westminster	MD	21157
Englar Road	401 Englar Road	Westminster	MD	21157

AAA-11

Branch Name	Address	City	State	Zip Code
Westminster Main	45 West Main Street	Westminster	MD	21157
Wheaton	11200 Viers Mill Road	Wheaton	MD	20902
Aberdeen Main Office	1803 Sandhills Blvd. North	Aberdeen	NC	28315
Angier Main Office	203 East Depot Street	Angier	NC	27501
Ansonville Branch	Main Street Highway 52	Ansonville	NC	28007
Apex Main Office	801 E. Williams Street	Apex	NC	27502
Asheboro Branch	261 N. Fayetteville Street	Asheboro	NC	27203
Asheville Main Office	One West Pack Square	Asheville	NC	28801
North Asheville Branch	850 Merrimon Avenue	Asheville	NC	28804
South Asheville	1653 Hendersonville Road	Asheville	NC	28803
Ayden Main Office	1410 West 3rd Street	Ayden	NC	28513
Beaufort Branch	617 Front Street	Beaufort	NC	28516
Benson Branch	307 East Main Street	Benson	NC	27504
Bethlehem Branch	NC Hwy 127 N. at Rink Dam Rd.	Bethlehem	NC	28601
Beulaville Branch	104 W. Main Street	Beulaville	NC	28518
Black Creek Branch	210 W. Center Street	Black Creek	NC	27813
Boiling Springs Branch	124 North Main Street	Boiling Springs	NC	28017
Bolivia Branch	3769 Old Ocean Hwy	Bolivia	NC	28422
Boone Branch	971 Blowing Rock Road	Boone	NC	28607
Boone Highway 105 Office	2458 Highway 105	Boone	NC	28607
Broadway Main Office	106 South Main Street	Broadway	NC	27505
Main Office	2040 S. Church Street	Burlington	NC	27215
Calabash Branch	10027 Beach Drive	Calabash	NC	28467
Carolina Beach Main Office	7 North Lake Park Blvd.	Carolina Beach	NC	28428
Carthage Main Office	502 Monroe Street	Carthage	NC	28327
Cary Main Office	200 East Chatham Street	Cary	NC	27511
Mayfair Plaza Drive-In Branch	924 Kildaire Farm Road	Cary	NC	27511
Maynard Road Branch	848 East Maynard Road	Cary	NC	27511
Northwoods Office	977 North Harrison Ave.	Cary	NC	27511
Regency Park Branch Office	7317 Tryon Road	Cary	NC	27511
Castle Hayne Branch	5610 Castle Hayne Road	Castle Hayne	NC	28429
Chadbourn Main	625 N. Brown Street	Chadbourn	NC	28431
Chapel Hill Branch	100 North Elliott Road	Chapel Hill	NC	27515
Chapel Hill Main Office	143 East Rosemary Street	Chapel Hill	NC	27514
Albemarle Road Branch	4901 Albemarle Road	Charlotte	NC	28205
Carmel Commons Center Branch	7521 Pineville-Matthews Road	Charlotte	NC	28226
Carriage Branch (LSF)	5800 Old Providence Road	Charlotte	NC	28226
Charlotte Main Branch	200 S. College Street	Charlotte	NC	28202
Crown Point Office	2520 Sardis Road North	Charlotte	NC	28227
Eastway Drive Branch	3059 Eastway Drive	Charlotte	NC	28205
Hickory Grove Branch	6021 Hickory Grove Road	Charlotte	NC	28215
Mallard Creek Office	8011 Mallard Creek Road	Charlotte	NC	28213
Methodist Home LSF	3800 Shamrock Drive	Charlotte	NC	28215
Mint Hill Branch	11425 Lawyers Road	Charlotte	NC	28227
Monroe Road Branch	3726 Monroe Road	Charlotte	NC	28205
Oakdale Branch	1814 Oakdale Road	Charlotte	NC	28214
Paw Creek Branch	419 Little Rock Road	Charlotte	NC	28214
Providence Road Branch	4309 Providence Road	Charlotte	NC	28211
Queens Road Office	101 Queens Road	Charlotte	NC	28204
Southpark Office	6869 Fairview Road	Charlotte	NC	28210
Steele Creek Office	9200 S. Tryon Street	Charlotte	NC	28273
Tryon Street	4500 S. Tryon Street	Charlotte	NC	28213
University Branch	8558 University City Blvd.	Charlotte	NC	28208
Wilkinson Blvd.(Dr-In Only)	3558 Wilkinson Blvd.	Charlotte	NC	28208
Woodlawn Branch	250 East Woodlawn Road	Charlotte	NC	28217

AAA-12

Branch Name	Address	City	State	Zip Code
Cherryville Main Branch	100 S. Mountain Street	Cherryville	NC	28021
East Branch (Drive-In Only)	1001 E. Church Street	Cherryville	NC	28021
Claremont Main	3296 E. Main Street	Claremont	NC	28610
Clarkton Branch	101 East Green Street	Clarkton	NC	28433
Clayton Branch	11508 U.S. Highway 70 West	Clayton	NC	27520
Lewisville-Clemmons Road Branch	2629 Lewisville-Clemmons Road	Clemmons	NC	27012
Sunset Avenue Branch	1106 Sunset Avenue	Clinton	NC	28328
Warsaw Road	501 Warsaw Road	Clinton	NC	28328
Coats Main Office	140 North McKinley Street	Coats	NC	27521
Columbia Branch	107 Main Street	Columbia	NC	27925
Conover Main	202 First Avenue South	Conover	NC	28613
Cornelius Branch	20400 Catawba Avenue	Cornelius	NC	28031
Cramerton Branch	109 Center Street	Cramerton	NC	28032
Dallas Branch	501 W. Trade Street	Dallas	NC	28034
Davidson Branch	137 North Main Street	Davidson	NC	28036
North Main Street Branch	94 North Main Street	Denton	NC	27239
Denver Main	3674 N. Hwy 16 East	Denver	NC	28037
Cumberland Street Office	1724 West Cumberland Street	Dunn	NC	28334
Dunn Main Branch	107 West Broad Street	Dunn	NC	28334
Croasdaile Branch	2726 Croasdaile Dr., Ste.104	Durham	NC	27705
Durham Main Office	505 S. Duke Street	Durham	NC	27701
Northgate Office	1530 North Gregson Street	Durham	NC	27701
Riverview Branch	5028 Roxboro Road	Durham	NC	27704
South Square Office	4011 University Drive	Durham	NC	27707
Woodcroft Branch	4717 Hope Valley Road	Durham	NC	27707
Meadow Greens Branch	680 S. Van Buren Rd	Eden	NC	27289
Edenton Main	322 South Broad Street	Edenton	NC	27932
Elizabeth City Main Office	1000 W. Ehringhaus Street	Elizabeth City	NC	27909
Elizabethtown Main	215 West Broad Street	Elizabethtown	NC	28337
North Bridge Street Branch	1661 North Bridge Street	Elkin	NC	28621
West Main Street Branch (Drive Thru)	201 West Main Street	Elkin	NC	28621
Ellerbe Branch	267 Second Street	Ellerbe	NC	28338
Elm City Branch	111 East Main Street	Elm City	NC	27822
Enfield Branch	205 W. Whitfield Street	Enfield	NC	27823
Erwin Branch	111 Denim Street	Erwin	NC	28339
Eureka Branch	101 East Main Street	Eureka	NC	27830
Fair Bluff Branch	Main Street and Riverside Drive	Fair Bluff	NC	28439
Fairmont Branch	104 W. Thompson Street	Fairmont	NC	28340
Fallston Branch	4541 Fallston Road	Fallston	NC	28042
Farmville Main Office	110 W. Church Street	Farmville	NC	27828
Bordeaux Centre	3034 Boone Trail Ext.	Fayetteville	NC	28304
Bragg Blvd. Branch (Eutaw)	2507 Bragg Boulevard	Fayetteville	NC	28303
Eastover Branch	Highway 301 North/Baywood Road	Fayetteville	NC	28301
Falcon Village Branch	6313 Raeford Road	Fayetteville	NC	28304
Fayetteville Main	316 Green Street	Fayetteville	NC	28301
Haymount Branch	1401 Morganton Road	Fayetteville	NC	28305
Main Office (Westwood)	3817 Morganton Road	Fayetteville	NC	28314
Methodist College Branch	5137 College Center Drive	Fayetteville	NC	28311
Ponderosa Branch	5801 Yadkin Road	Fayetteville	NC	28303
Rowan Street Branch	300 Rowan Street	Fayetteville	NC	28301
Tallywood Branch	3012 Raeford Road	Fayetteville	NC	28303
Fletcher Branch	6256 Hendersonville Road	Fletcher	NC	28732
Downtown Branch	179 East Main Street	Forest City	NC	28043
Main Office	364 Butler Road	Forest City	NC	28043

AAA-13

Branch Name	Address	City	State	Zip Code
Fountain Branch	119 East Wilson Street	Fountain	NC	27829
Fremont Branch	126 East Main Street	Fremont	NC	27830
Fuquay-Varina Branch	210 N. Main Street	Fuquay-Varina	NC	27526
Forest Hills Shopping Center Branch	301 Vandora Springs Road	Garner	NC	27529
29 West Branch	2414 West Franklin Avenue	Gastonia	NC	28052
East Branch	120 South New Hope Road	Gastonia	NC	28054
Gastonia Main Office	265 W. Franklin Blvd.	Gastonia	NC	28052
South Branch	2831 South York Road	Gastonia	NC	28052
Union Road Branch	3070 Union Road	Gastonia	NC	28052
Spence Avenue	201 North Spence Avenue	Goldsboro	NC	27534
Eastgate Drive-In Branch	435 North Berkeley Boulevard	Goldsboro	NC	27530
Goldsboro Main Office	207 East Ash Street	Goldsboro	NC	27530
Hwy 70 West Office	1326 West Grantham Street	Goldsboro	NC	27533
Goldston Main Office	2111 S. Main Street	Goldston	NC	27252
Graham Main Office	220 South Main Street	Graham	NC	27253
Battleground Avenue Office	1300 Battleground Avenue	Greensboro	NC	27420
Bessemer Ave. Branch	915 East Bessemer Avenue	Greensboro	NC	27405
Four Seasons Mall Branch	2274 Vanstory Street	Greensboro	NC	27407
Friendly Shopping Center	625 Green Valley Road	Greensboro	NC	27404
Greensboro Main Office	201 W. Market Street	Greensboro	NC	27401
Guilford College Branch	606 College Road	Greensboro	NC	27410
Elm Street Office	3150 N. Elm Street	Greensboro	NC	27408
Randleman Road Branch	2835 Randleman Road	Greensboro	NC	27406
West Market St.	4541 W. Market Street	Greensboro	NC	27407
Westridge Square Office	3307 Battleground Ave.	Greensboro	NC	27410
Evans Street	543 South Evans Street	Greenville	NC	27834
Greenville Main Office	514 East Greenville Blvd., S.E.	Greenville	NC	27858
Medical Park Branch	2475 Stantonsburg Road	Greenville	NC	27834
Red Banks Branch	700 Arlington Boulevard	Greenville	NC	27858
Halifax Branch	3 South King Street	Halifax	NC	27839
Hamlet Branch	8 Raleigh Street	Hamlet	NC	28345
Havelock Branch	1303 East Main Street	Havelock	NC	28532
Dabney Drive Branch	632 Dabney Drive	Henderson	NC	27536
N. Chestnut Street Branch (Main)	213 N. Chestnut Street	Henderson	NC	27536
Hickory Main Branch	106 2nd Street NW	Hickory	NC	28601
Longview Branch	3201 First Avenue SW	Hickory	NC	28601
Mountain View Branch	2527 NC Hwy 127 South	Hickory	NC	28603
Springs Road Branch	1856 12th Avenue NE	Hickory	NC	28601
Valley Hills Branch	2141 Hwy 70, SE	Hickory	NC	28602
Viewmont Branch	1342 Second Street NE	Hickory	NC	28601
Archdale Branch	2940 South Main Street	High Point	NC	27263
High Point Main Branch	620 N. Main Street	High Point	NC	27262
Highway 68 Branch	4025 Premier Drive	High Point	NC	27265
Westchester Office	2105 Westchester Drive	High Point	NC	27260
Hildebran Branch	301 South Center Street	Hildebran	NC	28637
Hillsborough Branch	351 South Churton Street	Hillsborough	NC	27278
Hope Mills Branch	3618 N. Main Street	Hope Mills	NC	28348
Huntersville Northcross Branch	16710 Northcross Drive	Huntersville	NC	28078
Indian Trail Branch	200 Indian Trail Road	Indian Trail	NC	28079
Jacksonville Branch	2675 Western Blvd.	Jacksonville	NC	28546
Jamestown Main Office	120 E. Main Street	Jamestown	NC	27282
Jamesville Branch	1810 West Main Street	Jamesville	NC	27846
Kernersville Branch	237 E. Mountain Street	Kernersville	NC	27284
Harmon Mill Office	124 Harmon Creek Road	Kernersville	NC	27284
Main Office	1920 North Croatan Hwy	Kill Devil Hills	NC	27948

AAA-14

Branch Name	Address	City	State	Zip Code
King Branch	601 South Main Street	King	NC	27021
Kings Mountain Branch	410 East King Street	Kings Mountain	NC	28086
Kinston Plaza Branch	611 Plaza Boulevard	Kinston	NC	28501
Main Branch	612 N. Queen Street	Kinston	NC	28501
Vernon Park Branch	2009 West Vernon Ave.	Kinston	NC	28501
Knightdale Office	7120 Highway 64 East	Knightdale	NC	27545
La Grange Branch	104 E. Washington St.	La Grange	NC	28551
Lake Waccamaw Branch	103 E. Sam Potts Hwy	Lake Waccamaw	NC	28450
Holly Plaza Shopping Center Branch	1700 S. Main Street	Laurinburg	NC	28352
Laurinburg Main Office	400 S. Main Street	Laurinburg	NC	28353
Lawndale Branch	300 East Main Street	Lawndale	NC	28090
Leland	201 Village Road	Leland	NC	28451
Mulberry Street Branch (Main)	201 Mulberry Street SW	Lenoir	NC	28645
Main Office	6454 Shallowford Road	Lewisville	NC	27023
Hwy 8 Branch	1907 Cotton Grove Road	Lexington	NC	27292
Lexington Main Office	212 W. Center Street	Lexington	NC	27292
Liberty Main Office	151 S. Fayetteville Street	Liberty	NC	27298
Lillington Branch	111 West Front Street	Lillington	NC	27546
Lincolnton Main Office	813 E. Main Street	Lincolnton	NC	28092
Littleton Branch	131 E. South Main Street	Littleton	NC	27850
Louisburg Branch	403 East Nash Street	Louisburg	NC	27549
Lowell Branch	830 Groves Street	Lowell	NC	28098
Liberty Hill Branch	5000 Fayetteville Rd.	Lumberton	NC	28358
North Elm Street Branch	2700 N. Elm Street	Lumberton	NC	28358
Main Office	500 N. Chestnut Street	Lumberton	NC	28358
Midtown Branch	1109 N. Highway Street	Madison	NC	27025
Maggie Valley Branch	2451 Soco Road	Maggie Valley	NC	28751
Magnolia Branch	119 North Railroad Street	Magnolia	NC	28453
Maiden Main	1205 E. Main Street	Maiden	NC	28650
Marshville Branch	109 E. Marshville Blvd.	Marshville	NC	28103
Matthews Township Parkway	1321 Matthews Township Parkway	Matthews	NC	28105
Matthews Main Branch	310 East John Street	Matthews	NC	28105
Plantation Estates LSF	733 Plantation Estates Drive	Matthews	NC	28105
Micro Office	32 North Railroad Street	Micro	NC	27555
Mocksville Main Office	119 Gaither Street	Mocksville	NC	27028
Willow Oak Shopping Center	1109 Yadkinville Road	Mocksville	NC	27028
Boulevard Branch	301 Roosevelt Blvd.	Monroe	NC	28110
Main/Courthouse Branch	512 N. Hayne	Monroe	NC	28110
Monroe Mall Branch	2123 West Roosevelt Boulevard	Monroe	NC	28110
Mooresville Branch	255 North Main Street	Mooresville	NC	28115
Brawley School Road Office	163 Plantation Ridge Drive	Mooresville	NC	28117
Morehead City Main Office	4408 Arendell Street	Morehead City	NC	28557
Morehead Plaza Shopping	2905 Bridges Street	Morehead City	NC	28557
Morganton Branch	305 South Green Street	Morganton	NC	28655
Highway 601 Branch	2151 Rockford Street	Mount Airy	NC	27030
Main Branch	541 North Main Street	Mount Airy	NC	27030
Mount Gilead Branch	200 N. Main Street	Mount Gilead	NC	27306
Mount Holly Branch	150 S. Main Street	Mount Holly	NC	28120
Murphy Branch	251 King Street	Murphy	NC	28906
North Wilkesboro Branch	901 Main Street	N. Wilkesboro	NC	28659
Highway 17 South Office	3509 Martin Luther Blvd.	New Bern	NC	28560
Neuse Boulevard Office	2011 Neuse Boulevard	New Bern	NC	28560
New Bern Main Branch	375 South Front Street	New Bern	NC	28560
Newton Main	12 N. Main Avenue	Newton	NC	28658

AAA-15

Branch Name	Address	City	State	Zip Code
Newton North Branch	2004 N. Main Ave.	Newton	NC	28658
Newton Grove Branch	307 Main Street	Newton Grove	NC	28366
Oak City Branch	East and Commerce Street	Oak City	NC	27857
Ocean Isle Beach Branch	127 Causeway	Ocean Isle Beach	NC	28469
Old Fort Branch	202 East Main Street	Old Fort	NC	28762
Oxford Branch	154 Hillsboro Street	Oxford	NC	27565
Pikeville Branch	105 W. Main Street	Pikeville	NC	27863
Pilot Mountain Branch	108 East Main Street	Pilot Mountain	NC	27041
Chinquapin Road Office	15 Chinquapin Road	Pinehurst	NC	28374
Pinehurst Branch	100 Blake Boulevard	Pinehurst	NC	28374
Pinehurst Main Office	50 Aviemore Drive	Pinehurst	NC	28374
Pineville Branch	11100 Carolina Place Parkway	Pineville	NC	28134
Plymouth Main Office	102 W. Main Street	Plymouth	NC	27962
Princeton Office	102 North Pine Street	Princeton	NC	27569
Raeford Main Branch	207 South Main Street	Raeford	NC	28376
Barrett Drive	3701 Barrett Drive	Raleigh	NC	27609
Cameron Village	611 Oberlin Road	Raleigh	NC	27605
Capital Blvd. Office	4424 Capital Blvd.	Raleigh	NC	27604
Crabtree West	4409 Creedmoor Road	Raleigh	NC	27612
Creedmoor Road Branch	8320 Creedmoor Road	Raleigh	NC	27612
Lake Boone Trail Branch	3800 Lake Boone Trail	Raleigh	NC	27608
North Hills Mall Office	4460 Six Forks Road	Raleigh	NC	27615
North Ridge Branch	6659 Falls of Neuse Road	Raleigh	NC	27609
Raleigh Main Office	434 Fayetteville St. Mall	Raleigh	NC	27601
Six Forks Square Branch	7447 Six Forks Road	Raleigh	NC	27615
State University Office	1806 Hillsborough Street	Raleigh	NC	27605
Ramseur Main Office	171 Jordan Road	Ramseur	NC	27316
Ranlo Branch	2301 Lowell Road	Ranlo	NC	28053
Red Springs Branch	101 N. Main Street	Red Springs	NC	28377
Scottish Plaza Branch	710 East 4th Avenue	Red Springs	NC	28377
Reidsville Main Office	609 S. Main Street	Reidsville	NC	27320
Riegelwood Branch	400 Riegelwood Shopping Center	Riegelwood	NC	28456
Roanoke Rapids Main	1583 East 10th Street	Roanoke Rapids	NC	27870
Rockingham Branch	1300 Broad Street	Rockingham	NC	28379
South Lee Street	116 South Lee Street	Rockingham	NC	28379
Rocky Mount Main Office	200 North Church Street	Rocky Mount	NC	27802
Winstead Avenue Office	127 Winstead Avenue	Rocky Mount	NC	27802
Rose Hill Branch	332 South Sycamore Street	Rose Hill	NC	28458
East Roseboro Street Branch	201 E. Roseboro Street	Roseboro	NC	28382
Rowland Main	201 E. Main Street	Rowland	NC	28383
Roxboro Main Office	500 N. Madison Boulevard	Roxboro	NC	27573
Rutherfordton Main Office	202 North Main Street	Rutherfordton	NC	28139
Washington Street Branch	511 N. Washington Street	Rutherfordton	NC	28139
Saint Pauls Branch	108 East Broad Street	Saint Pauls	NC	28384
Kendale Plaza Office	145 West Main Street	Sanford	NC	27331
Riverbirch Branch	1135 Spring Lane	Sanford	NC	27330
Sanford Main Branch	200 North Horner Boulevard	Sanford	NC	27330
Scotland Neck Main Branch	1001 S. Main Street	Scotland Neck	NC	27874
Selma Branch	212 North Raiford Street	Selma	NC	27576
Seven Lakes Branch	101 Lakeway Drive	Seven Lakes	NC	27376
North Main Street Branch	4567 N. Main Street	Shallotte	NC	28459
Shallotte Branch	5002 Main Street	Shallotte	NC	28459
Market Place Office	1774 E. Dixon Blvd.	Shelby	NC	28150
Shelby Main Office	400 S. Lafayette Street.	Shelby	NC	28150
Siler City Main Office	501 N. Second Street	Siler City	NC	27344

AAA-16

Branch Name	Address	City	State	Zip Code
Smithfield Main Office	301 Bridge Street	Smithfield	NC	27577
Southern Pines Branch	200 SW Broad Street	Southern Pines	NC	28387
Sawdust Trail	1606 N. Howe Street SE	Southport	NC	28461
Southport Main Branch	104 S. Howe Street	Southport	NC	28461
Sparta Branch	215 South Main Street	Sparta	NC	28675
Spindale Branch	201 W. Main Street	Spindale	NC	28160
Spring Lake Branch	218 Bragg Blvd.	Spring Lake	NC	28390
Stanley Branch	101 N. Main Street	Stanley	NC	28164
Stantonsburg Branch	111 South Main Street	Stantonsburg	NC	27883
Statesville Main	500 East Broad Street	Statesville	NC	28677
Sullivan Road Branch	621 Sullivan Road	Statesville	NC	28677
West Statesville Branch	1913 West Front Street	Statesville	NC	28677
Holden Beach Branch	3226 Holden Beach Road	Supply	NC	28462
Sylva Branch	186 Grindstaff Cove Road	Sylva	NC	28779
Tabor City Branch	301 Hickman Road	Tabor City	NC	28463
Tarboro Main Office	930 Western Boulevard	Tarboro	NC	27886
Main Ave. Branch	320 Main Ave. Dr., SE	Taylorsville	NC	28681
South Office	1120 Randolph Street	Thomasville	NC	27360
Thomasville Unity Office	521 National Highway	Thomasville	NC	27360
Trenton Branch	150 West Jones Street	Trenton	NC	28585
Troutman Branch	183 Wagner Street	Troutman	NC	28166
Main Office	225 E. Main Street	Valdese	NC	28690
Vass Main Office	100 Bank Street	Vass	NC	28394
The Automobank Branch	725 E. Caswell Street	Wadesboro	NC	28170
Wadesboro Main Branch	119 W. Wade Street	Wadesboro	NC	28170
Wake Forest Branch	12213 Capital Boulevard	Wake Forest	NC	27587
Main Office	415 N. Norwood Street	Wallace	NC	28466
Market Street Drive-In Branch	114 East Market Street	Warrenton	NC	27589
Warrenton Branch	122 South Main Street	Warrenton	NC	27589
Warsaw Branch	103 West Hill Street	Warsaw	NC	28398
Waxhaw Branch	520 N. Broome Street	Waxhaw	NC	28173
Waynesville Branch	370 N Main Street	Waynesville	NC	28786
Highway 52 North Branch	6287 Highway 52 North	Welcome	NC	27374
Weldon Branch	301 Washington Avenue	Weldon	NC	27890
Courthouse Branch	810 Pinckney Street	Whiteville	NC	28472
South Whiteville	2 Whiteville Plaza	Whiteville	NC	28472
Whiteville Main	306 S. Madison Street	Whiteville	NC	28472
Wilkesboro Branch	900 River Street	Wilkesboro	NC	28697
Main Office	918 Washington Street	Williamston	NC	27892
17th Street Office	2401 South 17th Street	Wilmington	NC	28401
Main Office	115 North 3rd Street	Wilmington	NC	28401
Odgen Branch	6830 Market Street	Wilmington	NC	28405
Oleander Drive Branch	3417 Oleander Drive	Wilmington	NC	28403
South College Road Branch	301 S. College Road	Wilmington	NC	28403
University Branch	680 South College Road	Wilmington	NC	28403
Main Office	223 W. Nash Street	Wilson	NC	27893
Medical Center Branch	1604 S. Tarboro Street	Wilson	NC	27893
West Nash Branch	2110 West Nash Street	Wilson	NC	27893
Jonestown Office	121 Jonestown Road	Winston-Salem	NC	27104
Marshall Street Drive-Thru	150 Marshall Street	Winston-Salem	NC	27104
New Walkertown Office	2601 New Walkertown Road	Winston-Salem	NC	27101
Parkway Office	2710 Peters Creek Parkway	Winston-Salem	NC	27127
Reynolda Road Office	2815 Reynolda Road	Winston-Salem	NC	27106
Robinhood Office	3410 Robinhood Road	Winston-Salem	NC	27106
Stanleyville Office	6000 University Parkway	Winston-Salem	NC	27105

AAA-17

Branch Name	Address	City	State	Zip Code
Stratford Point Main Office	110 S. Stratford Road	Winston-Salem	NC	27113
Stratford Road Office	1100 S. Stratford Road, Bldg. B	Winston-Salem	NC	27103
Triad Park	200 West Second Street	Winston-Salem	NC	27101
Winterville Branch	101 W. Firetower Road	Winterville	NC	28590
Wrightsville Beach Branch	7031 Wrightsville Avenue	Wrightsville Beach	NC	28403
East Main Branch	101 East Main Street	Yadkinville	NC	27055
Oak Island Branch	101 Yaupon Drive	Yaupon Beach	NC	28465
Anderson Main Office	4007 Clemson Blvd.	Anderson	SC	29621
North Main Street	1510 North Main St.	Anderson	SC	29621
Batesburg Office	303 W. Columbia Ave.	Batesburg	SC	29006
Main Office	706 Bay Street	Beaufort	SC	29901
Capital	123 O’Neal St.	Belton	SC	29627
McGee Way Drive In	108 McGee Way	Belton	SC	29627
Bluffton Main	2 Burnt Church Road	Bluffton	SC	29910
Boiling Springs	2701 Boiling Springs Rd	Boiling Springs	SC	29316
Cayce Office	2500 Charleston Hwy.	Cayce	SC	29172
Chapin Office	1301 Chapin Road	Chapin	SC	29036
Main Office	151 Meeting St.	Charleston	SC	29401
Sam Rittenburg	1962 Sam Rittenberg Blvd.	Charleston	SC	29407
Chesnee	740 S Alabama Ave	Chesnee	SC	29323
Saluda Street	115 Saluda Street	Chester	SC	29706
College Avenue	389 College Avenue	Clemson	SC	29631
Tiger Boulevard	1070 Tiger Boulevard	Clemson	SC	29631
Assembly St. (Main Office)	1901 Assembly St.	Columbia	SC	29202
Columbiana Financial Center	291 Harbison Blvd.	Columbia	SC	29212
Dutch Square Office	420 Bush River Road	Columbia	SC	29210
Forest Drive	3401 Forest Drive	Columbia	SC	29204
Two Notch	8910 Two Notch Road	Columbia	SC	29223
Woodhill Mall Office	6098 Garners Ferry Road	Columbia	SC	29209
Conway Main	2300 Highway 501 East	Conway	SC	29526
Duncan	128 W. Main Street	Duncan	SC	29334
Hwy 290	2075 E Main Street	Duncan	SC	29334
Calhoun Memorial Pkwy.	6016 Calhoun Memorial Hwy.	Easley	SC	29640
Irby Street	605 S. Irby Street	Florence	SC	29502
Main Office	1831 West Evans St.	Florence	SC	29501
Second Loop Road	407 Second Loop Road	Florence	SC	29505
Goose Creek	144 St. James Ave.	Goose Creek	SC	29445
Wade Hampton Blvd.	1533 Wade Hampton Blvd.	Greenville	SC	29609
Augusta Road	2204 Augusta Road	Greenville	SC	29605
Berea Office	1954 Cedar Lane Road	Greenville	SC	29611
Broadus Avenue Office	416 E. North Street	Greenville	SC	29601
East North Street Office	3515 E. North Street	Greenville	SC	29615
Haywood Road	701 Haywood Road	Greenville	SC	29607
Main Office	301 College St.	Greenville	SC	29601
Main Street	301 N. Main St.	Greenville	SC	29601
Mills Avenue Office	505 Mills Avenue	Greenville	SC	29605
Pelham Road	3841 Pelham Road	Greenville	SC	29615
Pleasantburg Office	265 S. Pleasantburg Drive	Greenville	SC	29607
Woodruff Road	2000 Woodruff Road	Greenville	SC	29607
Greer Main	400 Memorial Drive	Greer	SC	29651
Hudson Corners	2101 Old Spartanburg Road	Greer	SC	29650
Greer Downtown	101 N. Main Street	Greer	SC	29651
Greer-W. Poinsett	1319 W Poinsett St	Greer	SC	29650
Hampton Office	402 Elm Street East	Hampton	SC	29924
Honea Path	21 W. Greer St.	Honea Path	SC	29654

AAA-18

Branch Name	Address	City	State	Zip Code
Inman	11157 Asheville Hwy	Inman	SC	29349
Irmo Office	7425 St. Andrews Road	Irmo	SC	29063
Johns Island Branch	1900 Seabrook Island Rd.	Johns Island	SC	29455
Main Office	600 N. Main Street	Lancaster	SC	29720
Columbia Avenue	309 Columbia Avenue	Lexington	SC	29072
Main Street	126 East Main Street	Lexington	SC	29072
Red Bank Office	1120 South Lake Drive	Lexington	SC	29073
Little River	1702 Hwy. 17 North	Little River	SC	29566
Main Street	4207 Main St.	Loris	SC	29569
Lyman Main	100 Inman Road	Lyman	SC	29365
Main Street	110 Main Street	Mauldin	SC	29662
McCormick Office	200 East Augusta Street	McCormick	SC	29835
Mt. Pleasant	885 Johnnie Dodds Blvd.	Mt. Pleasant	SC	29464
Mt. Pleasant	2692 N. Hwy. 17	Mt. Pleasant	SC	29464
Myrtle Square	601 21st Avenue North	Myrtle Beach	SC	29577
Socastee Branch	5429 Dick Pond Road	Myrtle Beach	SC	29588
76th Avenue Office	581 76th Avenue North	Myrtle Beach	SC	29572
North Myrtle Beach	720 Hwy. 17 South	N. Myrtle Beach	SC	29582
Newberry Main Office	1724 Wilson Road	Newberry	SC	29108
Dorchester Road	5010 Dorchester Road	North Charleston	SC	29418
Northwoods Mall	2152 Northwoods Blvd.	North Charleston	SC	29406
Main Office	500 Bennett Avenue	Orangeburg	SC	29115
Litchfield Office	115 Willbrook Blvd.	Pawleys Island	SC	29585
Pelion Branch	617 Pine Street	Pelion	SC	29123
Piedmont Center	900 Anderson St.	Piedmont	SC	29673
Dave Lyle Blvd.	2286 Dave Lyle Blvd.	Rock Hill	SC	29730
Main Office	245 South Herlong Avenue	Rock Hill	SC	29732
Seneca Office	975 Bypass 123	Seneca	SC	29678
Simpsonville Office	713 SE Main Street	Simpsonville	SC	29680
Hillcrest	1461 East Main Street	Spartanburg	SC	29307
Spartanburg-Main	380 E. Main St	Spartanburg	SC	29302
Spartanburg-Westgate	1488 W.O. Ezell Blvd	Spartanburg	SC	29301
Spartanburg-North Church	280 N. Church Street	Spartanburg	SC	29306
Main Office	718 F R Huff Drive North	St. Matthews	SC	29135
Dorchester Rd/Trolley Rd	10105 Dorchester Rd/Trolley Rd	Summerville	SC	29485
Broad Street	1099 Broad Street	Sumter	SC	29150
Main Office	216 North Main Street	Sumter	SC	29150
Westside Branch	498 N. Guignard Drive	Sumter	SC	29150
Swansea Office	235 S. Church Street	Swansea	SC	29160
Wade Hampton Blvd.	3255 Wade Hampton Blvd.	Taylors	SC	29687
Walterboro Main	401 Robertson Boulevard	Walterboro	SC	29488
Main Office	701 12th Street	West Columbia	SC	29169
Springdale Office	3300 Platt Springs Road	West Columbia	SC	29169
Sunset Office	2404 Sunset Blvd.	West Columbia	SC	29169
Williamston	1 Greenville Drive	Williamston	SC	29697
Yemassee Branch	33 Salkehatchie Road	Yemassee	SC	29945
Alcoa	109 Associates Blvd	Alcoa	TN	37701
Athens Main	204 Washington Ave	Athens	TN	37303
Athens Plaza	1604 Decatur Pike	Athens	TN	37303
Calhoun	5099 Hwy 11	Calhoun	TN	37309
Copperhill	40 Ocoee Street	Copperhill	TN	37317
Dandridge Main	858 South Hwy 92	Danridge	TN	37725
Ducktown	1646 Hwy 68	Ducktown	TN	37326
Englewood	20 S. Niota Rd	Englewood	TN	37329
Etowah	601 Tennessee Ave South	Etowah	TN	37331

AAA-19

Branch Name	Address	City	State	Zip Code
Gatlinburg	811 Parkway	Gatlinburg	TN	37738
Dudley Creek	912 E. Parkway	Gatlinburg	TN	37738
Jefferson City	263 East Broadway Blvd.	Jefferson City	TN	37760
Main	625 Market Street	Knoxville	TN	37902
Farragut	11140 Kingston Pike	Knoxville	TN	37922
Knoxville Center	3001 Knoxville Center, Suite 1235	Knoxville	TN	37924
Bearden	4611 Kingston Pike	Knoxville	TN	37919
Halls	7108 Maynardville Highway	Knoxville	TN	37918
Cedar Bluff	330 North Cedar Bluff Rd	Knoxville	TN	37923
Rocky Hill	7709 Northshore Drive	Knoxville	TN	37919
Weisgarber	1235 Weisgarber Road	Knoxville	TN	37909
Merchants Drive	310 Merchants Drive	Knoxville	TN	37912
Kodak	2950 Winfield Dunn Pky	Kodak	TN	37764
Lenior City	391 Hwy 321/95 N	Lenoir City	TN	37771
Loudon Main	406 Grove Street	Loudon	TN	37774
Tellico Village	302 Village Square Dr	Loudon	TN	37774
Madisonville	4850 New Hwy 68	Madisonville	TN	37354
Maryville Main	220 S Washington St	Maryville	TN	37804
Foothills	710 S. Foothills Plaza Dr	Maryville	TN	37801
Walland	2430 E Lamar Alexander Pky	Maryville	TN	37804
Philadelphia	22730 West Lee Hwy	Philadelphia	TN	37846
Pigeon Forge	3416 S River Rd	Pigeon Forge	TN	37863
Riceville	3809 Hwy 11	Riceville	TN	37370
Main	100 E. Main Street	Sevierville	TN	37862
Dolly Parton	710 Dolly Parton Parkway	Sevierville	TN	37862
Governers Crossing	186 Collier Drive	Sevierville	TN	37862
Seymour	10232 Chapman Hwy	Seymour	TN	37865
Sweetwater	903 Hwy 68	Sweetwater	TN	37874
Townsend	7971 E. Lamar Alexander Pky	Townsend	TN	37882
Abingdon	233 Wyndale Road	Abingdon	VA	24212
Afton Main	10190 Critzer Shop Road	Afton	VA	22920
Alexandria Main Office	1717 King Street	Alexandria	VA	22314
Old Town Office	606 King Street	Alexandria	VA	22314
Sherwood Hall Office	7901 Richmond Highway	Alexandria	VA	22306
Springfield Manchester Lakes	7027A Manchester Boulevard	Alexandria	VA	22310
AltaVista Main	700 Main Street	Altavista	VA	24517
Amherst	115 Richmond Hwy, Rt 60 East	Amherst	VA	24521
Annadale Office	4115 Annandale Road	Annandale	VA	22003
Appomattox	Hwy 460 W, History Jct Shop. Ctr	Appomattox	VA	24522
Arlington	1010 N. Gleebe Road	Arlington	VA	22201
Lee Highway Office	4736 Lee Highway	Arlington	VA	22207
England Street	703 England St	Ashland	VA	23005
Atkins	5894 Lee Hwy	Atkins	VA	24311
Oak Level	11020 Virginia Avenue	Bassett	VA	24055
Berryville Main Office	23 North Church Street	Berryville	VA	22611
Blackstone Main Office	200 South Main Street	Blackstone	VA	23824
Bridgewater Main Office	317 North Main Street	Bridgewater	VA	22812
Broadway Main Office	153 North Main Street	Broadway	VA	22915
Buchanan	19792 Main Street	Buchanan	VA	24066
Buena Vista	1002 Magnolia Avenue	Buena vista	VA	24416
Cana	15497 Fancy Gap Hwy	Cana	VA	24317
Catharpin Main Office	4665 Sudley Road	Catharpin	VA	20143
Centerville Main Office	14260 J Centreville Square	Centreville	VA	20120
Sully Station Office	5105 Westfields Boulevard	Centreville	VA	20120
Chantilly Main Office	13821 Lee Jackson Highway	Chantilly	VA	20151

AAA-20

Branch Name	Address	City	State	Zip Code
Charles City Main	10000 Courthouse Road	Charles City	VA	23030
5th Street	1113 5th Street Extended	Charlottesville	VA	22903
Seminole Trail	1425 Seminole Trail	Charlottesville	VA	22906
Commonwealth Main	300 Preston Avenue	Charlottesville	VA	22901
Ivy Road	2033 Ivy Road	Charlottesville	VA	22903
Pantopps	1652 State Farm Boulevard	Charlottesville	VA	22903
Danville-Chatham	2 North Main Street	Chatham	VA	24531
Danville-Chatham Drive Thru	148 Tightsqueeze Plaza	Chatham	VA	24531
Churchland	3113 Western Branch Blvd.	Chesapeake	VA	23321
Deep Creek	111 Mill Creek Parkway, Suite 100	Chesapeake	VA	23323
Great Bridge	238 S. Battlefield Blvd.	Chesapeake	VA	23320
Greenbrier	1809 Greenbrier Parkway	Chesapeake	VA	23320
Chester	12840 Jefferson Davis Hwy	Chester	VA	23831
Chester Village Drive Office	11900 Chester Village Drive	Chester	VA	23831
Chesterfield Main Office	9970 Iron Brodge Road	Chesterfield	VA	23832
Chilhowie	1020 E. Lee Hwy	Chilhowie	VA	24319
Clifton Forge Main	1633 Main Street	Clifton Forge	VA	24422
Collinsville	2680 Virginia Avenue	Collinsville	VA	24078
Colonial Heights	2609 Boulevard	Colonial Heights	VA	23834
Courtland Main	22736 Main Street	Courtland	VA	23837
Covington Main	1113 South Craig Avenue	Covington	VA	24426
Covington Main	116 West Riverside Street	Covington	VA	24426
Culpeper—Main	806 Nottingham Street	Culpeper	VA	22701
Cumberland—Main	1496 Anderson Hwy, Rt 60	Cumberland	VA	23040
Danville—Main	705 Main Street	Danville	VA	24540
Emporia Main Office	301 West Atlantic Street	Emporia	VA	23847
Fair Oaks Office	12220 Fairfax Towne Center	Fairfax	VA	22033
Fairfax	11180 Lee Highway	Fairfax	VA	22030
Fairfax Main	4117 Chain Bridge Road	Fairfax	VA	22030
Fairfield	5874 N. Lee Hwy (Rt 11)	Fairfield	VA	24435
Falls Church Office	133 South Washington Street	Falls Church	VA	22046
Skyline Office	3829 South George Mason Drive	Falls Church	VA	22041
Farmville—Main	1304 South Main St	Farmville	VA	23901
Ferrum	4505 Timberline Road	Ferrum	VA	24088
Flint Hill Main Office	644 Zachary Taylor Highway	Flint Hill	VA	22627
Graves Mill	17923 Forest Rd, Graves Mill Center	Forest	VA	24551
Main Office	14785 Forest Road	Forest	VA	24551
Fork Union Main	4342 James Madison Hwy	Fork Union	VA	23055
College Drive	201 College Drive	Franklin	VA	23851
Franklin Main	100 East Fourth Avenue	Franklin	VA	23851
C Jefferson Hwy Office	501-C Jefferson Davis Hwy	Fredericksburg	VA	22406
Fredericksburg Four Mile	4535 Lafayette Blvd	Fredericksburg	VA	22408
Fredericksburg Main	400 George Street	Fredericksburg	VA	22401
Fredericksburg Route 3	3600 Plank Road	Fredericksburg	VA	22407
Warrenton Road Office	760 Warrenton Road	Fredericksburg	VA	22406
Front Royal Main Office	102 East Main Street	Front Royal	VA	22630
Shenandoah Center	1355 Shenandoah Ave	Front Royal	VA	22630
South Town Office	432 South Street	Front Royal	VA	22630
Gainesville Main Office	14091 John Marshall Highway	Gainesville	VA	20155
Galax	1100 E Stuart Dr	Galax	VA	24333
Glasgow	836 Rockbridge Road	Glasgow	VA	24555
Parkside Marketplace	10791 W. Broad Street	Glen Allen	VA	23060
Wyndham	11400 Nuckols Rd	Glen Allen	VA	23060
Glenns Main	14833 George Washington Memorial Hwy	Glenns	VA	23149
Gloucester Main	7171 George Washington Memorial Hwy	Gloucester	VA	23061

AAA-21

Branch Name	Address	City	State	Zip Code
Gordonsville Main	202 South Main Street	Gordonsville	VA	22942
Grafton	5340 Geo. Washington Mem. Hwy.	Grafton	VA	23692
Greenville	4033 Lee-Jackson Hwy (Us Rt 11)	Greenville	VA	24440
Grottoes Main Office	200 Augusta Street	Grottoes	VA	24441
Hamilton Main Office	38997 East Colonial Highway	Hamilton	VA	20158
Coliseum	2160 Coliseum Drive	Hampton	VA	23666
Dayton Pike Office	1900 South High Street	Harrisonburg	VA	22801
Harrisonburg Main	1855 East Market Street	Harrisonburg	VA	22801
Harrisonburg South Office	3150 South Main Street	Harrisonburg	VA	22801
Parkview Office	611 Mount Clinton Pike	Harrisonburg	VA	22801
Sunnyside Office	430 Highlands Place	Harrisonburg	VA	22801
Herndon Main Office	230 Herndon Parkway	Herndon	VA	20170
Hillsville Main	145 N. Main St	Hillsville	VA	24343
Hopewell	106 N. Second Street	Hopewell	VA	23860
Hot Springs Main	Route 220 and Kingtown Lane	Hot Springs	VA	24445
Ivor Main	8314 Main Street	Ivor	VA	23866
Kenbridge Main Office	204 South Broad Street	Kenbridge	VA	23944
Keysville—Main	185 King Street	Keysville	VA	23947
Dillingham Square Office	12493 Dillingham Square	Lake Ridge	VA	22192
Lebanon	654 Pittston Road	Lebanon	VA	24266
Leesburg Main Office	101 Catoctin Circle, SE	Leesburg	VA	20175
Market Street Office	7 West Market Street	Leesburg	VA	20176
College Square	744 N. Lee Hwy, College Sq Ctr	Lexington	VA	24450
Nelson Street Main	537 East Nelson Street	Lexington	VA	24450
Walmart	1233 Lee Highway	Lexington	VA	24450
Lovettesville Main Office	7 East Broadway	Lovettsville	VA	20180
Lovingston Main	93 Front Street	Lovingston	VA	22949
Luray East	700 East Main Street	Luray	VA	22835
Luray Main	1 East Main Street	Luray	VA	22835
Lynchburg Main	7114 Timberlake Road	Lynchburg	VA	24502
Waterlick Branch	21437 Timberlake Road	Lynchburg	VA	24502
Boonsboro	4925 Boonsboro Road	Lynchburg	VA	24503
Langhorne Road Branch	2120 Langhorne Road	Lynchburg	VA	24501
Main Street	925 Main Street	Lynchburg	VA	24505
Old Forest Road	3638 Old Forest Rd	Lynchburg	VA	24501
Plaza	2403 Memorial Ave	Lynchburg	VA	24501
Rivermont Avenue	2477 Rivermont Ave	Lynchburg	VA	24503
Timberlake	20865 Timberlake Road	Lynchburg	VA	24502
Wards Road-Fort Hill	2015 Wards Road	Lynchburg	VA	24502
Amelon	118 Amelon Square Plaza (Rt. 29)	Madison Heights	VA	24572
Madison Heights	109 Seminole Plaza	Madison Heights	VA	24572
Manassas Main Office	9201 Church Street	Manassas	VA	20110
Sudley Road Office	7801 Sudley Road	Manassas	VA	20109
Woodbine Office	13414 Dumfries Road	Manassas	VA	20112
Centreville Road Office	8780 Centreville Road	Manassas	VA	20110
Marshall Main Office	8318 East Main Street	Marshall	VA	20115
Boulevard	1205 Memorial Blvd	Martinsville	VA	24112
Main Office	1 Ellsworth Street	Martinsville	VA	24112
Mattaponi Main	Route 33, P. O. Box 346	Mattaponi	VA	23110
Old Dominion Drive Office	6257A Old Dominion Drive	McLean	VA	22102
Main Office	8200 Greensboro Dr, Suite 100	McLean	VA	22102
McLean	6661-C Old Dominion Dr	McLean	VA	22101
Meadows of Dan	3607 JEB Stuart Hwy	Meadows Of Dan	VA	24120
Lee-Davis	7021 Mechanicsville Tnpk	Mechanicsville	VA	23111
Middleburg Main Office	202 West Washington Street	Middleburg	VA	20117

AAA-22

Branch Name	Address	City	State	Zip Code
Middletown Main Office	7800 Main Street	Middletown	VA	22645
Harbour Pointe	6512 Harbour View Court	Midlothian	VA	23112
Huguenot Road	1120 Huguenot Road	Midlothian	VA	23113
Richmond County Line Office	17650 Midlothian Turnpike	Midlothian	VA	23113
Richmond—Genito Office	11010 Hull Street Road	Midlothian	VA	23112
Bellgrade	2500 Promenade Pkwy	Midlothian	VA	23113
Mineral Main	223 Mineral Avenue	Mineral	VA	23117
Westlake	13400 Booker T. Washington	Moneta	VA	24121
Mt Jackson Main Office	5180 Main Street	Mount Jackson	VA	22842
New Market Main Office	9383 Congress Street	New Market	VA	22844
Hidenwood	12301 Warwick Blvd.	Newport News	VA	23606
Newport News Main	737 J. Clyde Morris Boulevard	Newport News	VA	23601
Newsoms Main	22334 General Thomas Highway	Newsoms	VA	23874
Cromwell	2008 Cromwell Road	Norfolk	VA	23509
Ghent	539 W. 21st Street	Norfolk	VA	23517
Granby Street	7420 Granby Street	Norfolk	VA	23505
Main Office	109 E. Main Street (Home Office)	Norfolk	VA	23510
Military Circle	929 Glenrock Road	Norfolk	VA	23502
Roosevelt	2336 E. Little Creek Road	Norfolk	VA	23518
Wards Corner	245 E. Little Creek Road	Norfolk	VA	23505
Palmyra Main	13526 James Madison Hwy	Palmyra	VA	22963
Patrick Springs	22121 Jeb Stuart Hwy	Patrick Springs	VA	24133
Main	Franklin and Adams Street	Petersburg	VA	23803
South Adams	801 S. Adams Street	Petersburg	VA	23803
Walnut Hill	3340 South Crater Road	Petersburg	VA	23803
Crawford Street	500 Crawford Street	Portsmouth	VA	23704
Midtown	3301 High Street	Portsmouth	VA	23707
Portsmouth Blvd.	5515 Portsmouth Blvd.	Portsmouth	VA	23701
Purcellville	440 E Main St	Purcellville	VA	20132
Reston	12170 Sunset Hills Road	Reston	VA	20190
Richlands	3102 Cedar Valley Drive	Richlands	VA	24641
East Parham Road Office	1300 East Parham Road	Richmond	VA	23227
Forest Hill Avenue Office	6980 Forest Hill Avenue	Richmond	VA	23225
Laburnum	4802 S. Laburnum Avenue	Richmond	VA	23231
Lakeside Ave Office	5001 Lakeside Avenue	Richmond	VA	23228
Meadowbrook Office	5756 Hopkins Road	Richmond	VA	23234
Midlothian Turnpike Office	9960 Midlothian Turnpike	Richmond	VA	23235
Richmond—Main	823 East Main Street	Richmond	VA	23219
Richmond-Skipwith	3214 Skipwith Road	Richmond	VA	23229
South Laburnum Office	4851 South Laburnum Avenue	Richmond	VA	23231
Staples Mill Road Office	1776 Staples Mill Road	Richmond	VA	23230
Three Chopt Road Office	9012 Three Chopt Road	Richmond	VA	23229
Westhampton	5711 Patterson Avenue	Richmond	VA	23226
Willown Lawn	1650 Willow Lawn Drive	Richmond	VA	23230
River Road	6201 River Rd	Richmond	VA	23229
Ridgeway	4860 Greensboro Road	Ridgeway	VA	24178
Hershberger Road	1620 Hershberger Road	Roanoke	VA	24012
Main	37 W. Church Avenue	Roanoke	VA	24011
Tanglewood	3119 Chaparral Drive SW	Roanoke	VA	24018
220 North	35 Shepherd Drive	Rocky Mount	VA	24151
Rocky Mount	65 N. Main St	Rocky Mount	VA	24151
Round Hill Main Office	21 Main Street	Round Hill	VA	20141
Ruckersville Main	7003 Seminole Trail	Ruckersville	VA	22968
Salem	303 E. Burwell Street	Salem	VA	24153
Main Office	109 Palmer Avenue	Saltville	VA	24370
AAA-23

Branch Name	Address	City	State	Zip Code
Scottsville—Main	146 James River Road	Scottsville	VA	24590
Centerville	4018 Halifax Rd	South Boston	VA	24592
South Boston—Main	904 Wilborn Ave	South Boston	VA	24592
South Hill—Main	212 East Atlantic St.	South Hill	VA	23970
South Riding Main	25393 Elklick Road	South Riding	VA	20152
Newington Office	7830 Backlick Road	Springfield	VA	22150
Springfield Main Office	6810 Commerce Street	Springfield	VA	22150
West Springfield Office	8432 Old Keene Mill Road	Springfield	VA	22152
Fredericksburg-Aquia	117 Garrisonville Road	Stafford	VA	22554
Stanleytown	1460 Fairystone Park Hwy	Stanleytown	VA	24168
Stauton Main Office	205 North Central Avenue	Staunton	VA	24401
Stephens City Main Office	5306 Main Street	Stephens City	VA	22655
Stephens City-Fairfax Office	126 Fairfax Pike	Stephens City	VA	22655
Sterling Main Office	22550 Davis Drive	Sterling	VA	20164
Main Office	100 Stonewall Court	Stuart	VA	24171
Holland Road	6617 Holland Road	Suffolk	VA	23437
Main Street	1525 N. Main Street	Suffolk	VA	23434
West End	1008 W. Washington Street	Suffolk	VA	23434
Surry Main	270 Colonial Trail East	Surry	VA	23883
Tazewell	901 East Fincastle Turnpike	Tazewell	VA	24651
Timberville Main Office	14104 Timber Way	Timberville	VA	22853
Vansant	Rt 83 & Rt 460	Vansant	VA	24657
Tysons Office	8221 Old Courthouse Road	Vienna	VA	22182
Vienna Office	440 Maple Avenue East	Vienna	VA	22180
Vinton	203 Virginia Avenue	Vinton	VA	24179
Washington Avenue	1111 East Washington Avenue	Vinton	VA	24179
First Colonial	930 First Colonial Road	Virginia Beach	VA	23454
Haygood	944 Independence Blvd.	Virginia Beach	VA	23455
Indian River	6056 E. Indian River Road	Virginia Beach	VA	23464
Kempsville	1433 Kempsville Road	Virginia Beach	VA	23464
Lynnhaven	601 Lynnhaven Parkway	Virginia Beach	VA	23452
Pacific Avenue	3450 Pacific Avenue	Virginia Beach	VA	23451
Pembroke	4592 Virginia Beach Blvd.	Virginia Beach	VA	23462
Witchduck	5101 Cleveland Street, Suite 100	Virginia Beach	VA	23462
Wakefield Main	205 Railroad Avenue	Wakefield	VA	23888
Warrenton Center Office	251 West Lee Highway	Warrenton	VA	20186
Warrenton Main Office	21 Main Street	Warrenton	VA	20186
Kingsmill	100 McLaws Circle	Williamsburg	VA	23185
Williamsburg Main	1031 Richmond Road	Williamsburg	VA	23185
Amherst Office	1800 Amherst Street	Winchester	VA	22601
Apple Blossom Office	1850 Apple Blossom Drive	Winchester	VA	22601
Canterbury Office	300 Westminster Canterbury Drive	Winchester	VA	22603
Fort Collier Office	829 North Loudoun Street	Winchester	VA	22601
Pleasant Valley Drive-In	2004 South Pleasant Valley Road	Winchester	VA	22601
Pleasant Valley Office	2082 South Pleasant Valley Road	Winchester	VA	22601
Senseny Road Office	1855 Senseny Road	Winchester	VA	22602
Shawnee Office	2252 Valley Avenue	Winchester	VA	22601
Winchester Main Office	115 North Cameron Street	Winchester	VA	22601
Berryville Avenue	1000 Berryville Avenue	Winchester	VA	22601
Weems Lane	426 Weems Lane	Winchester	VA	22601
Festival Main Office	14229 Potomac Mills Road	Woodbridge	VA	22192
Marumsco Plaza Office	13927 Jefferson David Highway	Woodbridge	VA	22192
Woodstock Main Office	115 West Spring Street	Woodstock	VA	22664
Athens	202 State St	Athens	WV	24712
Beckley Robert C. Byrd	3941 Robert C. Byrd Drive	Beckley	WV	25801

AAA-24

Branch Name	Address	City	State	Zip Code
Beckley Harper Road	1901 Harper Road	Beckley	WV	25801
Riverside High School	1 Warrior Way	Belle	WV	25015
Berkley Springs	102 S. Washington St	Berkeley Springs	WV	25411
Bluefield	355 Bluefield Avenue	Bluefield	WV	24701
Bridgeport/Meadowbrook Mall	Meadowbrook Mall, Box 2015	Bridgeport	WV	26330
Bridgeport—Valley Hills	405 West Main Street	Bridgeport	WV	26330
Cameron	21 Main Street	Cameron	WV	26033
Ceredo	106 C Street (Rt 60)	Ceredo	WV	25507
Charles Town	201 Frontage Road, Rt 340	Charles Town	WV	25414
One Valley Square—Main	300 Summers Street	Charleston	WV	25301
One Valley Square—Laidley St. Drive In	Laidley St (Drive-Thru)	Charleston	WV	25301
Kanawha City—K Mall	5701 Maccorkle Avenue, S.	Charleston	WV	25301
Patrick Street	110 Patrick Street	Charleston	WV	25302
South Hills—Ashton Place	1124 Fledderjohn Road	Charleston	WV	25304
Town Center	Town Center Mall Ste 1117	Charleston	WV	25314
West Side	501 Tennessee Avenue	Charleston	WV	25312
Washington Street Drive Thru	400 Washington St East (Dr-Thru)	Charleston	WV	25389
38th Street	3800 Mccorkle Avenue	Charleston	WV	25304
Clarksburg Main	400 W. Main Street	Clarksburg	WV	26302
Clarksburg Drive Thru	Chestnut & Washington Ave (Dr-Thru)	Clarksburg	WV	26302
Craigsville	Highland Trace (Rt 55)	Craigsville	WV	26205
Cross Lanes	5560 Big Tyler Rd	Cross Lanes	WV	25313
Danville	149 Smoot Ave	Danville	WV	25053
Delbarton	Rt. 65, Helena Ave, Box 669	Delbarton	WV	25670
Fairmont Avenue Teller Facility	108 Gaston Avenue (Dr-Thru)	Fairmont	WV	26554
Fairmont/WV—Main	120 Fairmont Avenue	Fairmont	WV	26554
Middletown Mall	Rt 250 South, Middletown Mall	Fairmont	WV	26554
Fairmont/WV—Farmington	Route 250 N	Farmington	WV	26571
Fort Ashby	Route 28 and Carroll Lane	Fort Ashby	WV	26719
Gilbert	Rt 52, Main Street	Gilbert	WV	25621
Glen Dale	20 Wheeling Avenue	Glen Dale	WV	26038
Grafton	7 Harman Center	Grafton	WV	26354
Hedgesville	Main & Mary St	Hedgesville	WV	25427
Huntington Main	102 6th Ave	Huntington	WV	25701
Fairfield	1425 Hal Greer Boulevard	Huntington	WV	25701
Pea Ridge/Barboursville	5638 U.S. Route 60 East	Huntington	WV	25701
Putnam Area—Teays Valley	4141 State Route 34	Hurricane	WV	25526
Putnam Area—Hurricane	Rt 19 & Route 34	Hurricane	WV	25526
Inwood	Route 11 N, Inwood Center	Inwood	WV	25428
Kermit	Rt 52, Eastgate Shopping Center	Kermit	WV	25674
Keyser	Route 220 Southern Dr. & Florida Ave	Keyser	WV	26726
Keyser Main	87 North Main Street	Keyser	WV	26726
Kingwood	114-116 East Main Street	Kingwood	WV	26537
Greenbrier—North (Lewisburg)	U.S. Route 219 North	Lewisburg	WV	24901
Logan Main	80 Riverview Drive	Logan	WV	25601
Martinsburg East—Main	148 South Queen Street	Martinsburg	WV	25401
Berkley Plaza	Berkeley Plaza (Rt 11)	Martinsburg	WV	25401
South Side	1111 Winchester Avenue	Martinsburg	WV	25401
Old Court House Square	1321 Edwin Miller Blvd	Martinsburg	WV	25401
Matewan	401 Mate St	Matewan	WV	25678
Morgantown Main	496 High Street	Morgantown	WV	26505
Morgantown Mini Bank Drive In	498 Spruce St (Drive Thru)	Morgantown	WV	26505
Sabraton	1806 Earl L. Core Road	Morgantown	WV	26505
Suncrest	466 Chestnut Ridge Road	Morgantown	WV	26554

AAA-25

Branch Name	Address	City	State	Zip Code
Morgantown Mall	9259 Mall Road	Morgantown	WV	26505
Main	414-418 Jefferson Avenue	Moundsville	WV	26041
Lafayette (Drive-Thru)	700 Lafayette Avenue	Moundsville	WV	26041
Fayette Square	Rt 19, Lochgelly Rd (Fayette Square)	Oak Hill	WV	25901
Oak Hill	101 Main Street, East	Oak Hill	WV	25902
Oak Hill Drive Thru	201 Summerlee Road (Drive Thru)	Oak Hill	WV	25901
Parkersburg—Main	8th & Avery Streets	Parkersburg	WV	26101
East	1822 Seventh Street	Parkersburg	WV	26101
Lubeck	1605 Harris Hwy	Parkersburg	WV	26101
South Parkersburg	280 Gihon Village Shop Center	Parkersburg	WV	26102
Parkersburg Drive Thru	Station Square 7th & Avery St (Drive-Thru)	Parkersburg	WV	26101
Point Pleasant	610 Viand St	Point Pleasant	WV	25550
Mercer County—Main	1439 Main St (Courthouse Sq)	Princeton	WV	24740
Stafford Drive	1309 Stafford Drive	Princeton	WV	24740
Princeton Kroger Branch	1213 Stafford Drive (Kroger)	Princeton	WV	24740
Blakeley	301 South Mildred Street	Ranson	WV	25438
Ravenswood	One Wall Street	Ravenswood	WV	26164
Reedsville	Reedsville Valley Prof. Plaza	Reedsville	WV	26547
Ripley	98 Academy Street	Ripley	WV	25271
Greenbrier Main	100 Maplewood Avenue	Ronceverte	WV	24970
Riverwalk	520 Sixth Ave (6th & 5th Sts)	Saint Albans	WV	25177
Salem	101 East Main Street	Salem	WV	26426
Salem Drive In	201 Railroad Street (Drive Thru)	Salem	WV	26426
Shepardstown	Route 45 West	Shepherdstown	WV	25443
St. Albans	#4 Riverwalk Plaza Maccorkle Ave	South Charleston	WV	25303
Summersville Main	811 Main Street	Summersville	WV	26651
Northside	815 Northside Drive	Summersville	WV	26651
Terra Alta	1003 East State Avenue	Terra alta	WV	26764
Vienna	500 13th Avenue	Vienna	WV	26105
Bethlehem	One Chapel Road	Wheeling	WV	26003
Wheeling	1145 Main Street	Wheeling	WV	26003
Waters Street Drive In	1225 Water Street (Drive Thru)	Wheeling	WV	26003
Williamson Main	250 2nd Ave & Vinson Street	Williamson	WV	25661

AAA-26

OFFICE OF THRIFT SUPERVISION
Washington, D.C. 20552

FORM 10-K/A

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended September 30, 2002

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

OTS Docket number 7245

EQUITABLE BANK
(Exact Name of Issuer as Specified in its Charter)

United States	52-0952949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11501 Georgia Avenue, Wheaton, Maryland	20902
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: (301) 949-6500

Securities Registered Pursuant to Section 12(b) of the Act:

None

Securities Registered Pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
(Title of Class)

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past twelve months (or for such shorter period that the Issuer was required to file such reports), and (2) has been subject to such requirements for the past 90 days. YES ☒    NO ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-K contained in this form, and no disclosure will be contained, to the best of Issuer’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☒

As of December 16, 2002, there were issued and outstanding 1,397,727 shares of the Issuer’s Common Stock. The aggregate market value of the voting stock held by non-affiliates of the Issuer, computed by reference to the last sale price of such stock as of December 16, 2002, was approximately $44.98 million. (The exclusion from such amount of the market value of the shares owned by any person shall not be deemed an admission by the Issuer that such person is an affiliate of the Issuer.)

DOCUMENTS INCORPORATED BY REFERENCE

None

Transitional Small Business Disclosure Format:    Yes ☐    No ☒

PART I

Item 1. Business

General

Equitable Bank (“Equitable” or the “Bank”) was chartered as the Equitable Cooperative Building Association in 1879 in Washington, D.C. In 1970, Equitable relocated its main office to Wheaton, Maryland and in 1972 it adopted a Maryland charter. In 1982, it converted from a Maryland state chartered to a federally-chartered mutual savings and loan association. In January 1986, it changed its name to Equitable Federal Savings Bank. On September 10, 1993, Equitable converted from the mutual to stock form of organization through the sale and issuance of 600,000 shares of common stock. During 1999, it changed its name to Equitable Bank. Equitable Bank is a member of the Federal Home Loan Bank (“FHLB”) of Atlanta and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”).

In September 2002, the Board of Directors approved an agreement and plan of merger pursuant to which 100% of Equitable’s outstanding common stock would be acquired by BB&T Corporation. Under the terms of the agreement, each share of Equitable common stock will be exchanged for one share of BB&T common stock. The agreement is subject to the approval of Equitable shareholders and certain state and federal financial institution regulators. Preliminary proxy materials concerning the proposed merger with BB&T were filed with the Office of Thrift Supervision in November 2002. The merger is expected to be completed by March 31, 2003.

Equitable presently operates in Montgomery and Prince George’s Counties, Maryland from its headquarters in Wheaton and four branch offices. Equitable is principally engaged in the business of attracting deposits from the general public and using these deposits, together with borrowings and other funds, to originate permanent real estate mortgage loans, commercial real estate loans, residential construction loans, consumer loans and other loans and investments.

Equitable originates a variety of permanent residential real estate mortgage loans, principally in compliance with FreddieMac underwriting standards. Equitable, as market conditions permit, sells most of the conforming (i.e., loans that conform to the underwriting guidelines of FreddieMac) and jumbo non-conforming thirty year fixed-rate permanent mortgage loans that it originates and retains for its portfolio all adjustable-rate and some fifteen year fixed-rate permanent mortgages originated.

The main office of Equitable is located at 11501 Georgia Avenue, Wheaton, Maryland 20902, and its telephone number at that address is (301) 949-6500.

Lending Activities

The principal lending activity of Equitable is the origination of fixed and adjustable-rate permanent real estate loans for the purchase or refinancing of owner-occupied homes. In addition, Equitable offers consumer loans on a direct basis, adjustable-rate home equity loans, commercial real estate loans with conservative loan to value ratios and both individual and builder residential construction loans. Equitable has concentrated its lending efforts in Maryland, Northern Virginia and the District of Columbia (“Washington, D.C. metropolitan area”).

In the past, Equitable primarily made long-term, fixed-rate real estate loans that it retained in its loan portfolio. Since 1983, Equitable has increased its efforts to originate short-term and, market conditions permitting, adjustable-rate loans. All of the adjustable-rate permanent mortgage loans originated by Equitable are held for its own portfolio. As a result, as of September 30, 2002, adjustable-rate loans represented 55.7% of Equitable’s gross loan portfolio.

The aggregate amount of loans that Equitable is permitted to make under applicable federal regulations to any one borrower, including related entities, is generally the greater of 15% of unimpaired capital and surplus or $500,000. See “Regulation—Federal Regulation of Savings Associations.” At September 30, 2002, the maximum amount which Equitable could have loaned to any one borrower and the borrower’s related entities was $4.7 million under these regulations.

At September 30, 2002, Equitable’s largest loan to one borrower totaled $4.2 million, and was secured by a commercial office building. The loan continues to perform in accordance with its terms.

Loan Portfolio Composition.    The following table sets forth information concerning the composition of Equitable’s loan portfolio in dollar amounts, including loans held for sale, and in percentages (before deductions for loans in process, deferred fees and discounts and allowances for losses) as of the dates indicated.

	September 30,
	2002		2001		2000		1999		1998
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Real Estate Loan

One- to four-family	$221,810	63.7%	$266,050	73.4%	$278,302	76.9%	$261,996	82.3%	$193,844	78.6%

Commercial	59,607	17.1	38,927	10.7	30,235	8.3	25,363	8.0	22,974	9.3

Construction or development	50,196	14.4	39,738	11.0	34,372	9.5	11,857	3.7	9,985	4.0

Total real estate loans	331,613	95.2	344,715	95.1	342,909	94.7	299,216	94.0	226,803	91.9

Other Loans:

Consumer Loans:
Deposit account	199	—	135	—	114	—	139	0.1	262	0.1
Recreational vehicle, boat and automobile	546	0.2	1,290	0.4	1,460	0.4	1,605	0.5	2,353	1.0
Home equity	15,902	4.6	16,274	4.5	17,543	4.9	17,266	5.4	17,220	7.0
Other	82	—	79	—	88	—	79	—	100	—

Total consumer loans	16,729	4.8	17,778	4.9	19,205	5.3	19,089	6.0	19,935	8.1

Commercial business loans	—	—	—	—	—	—	—	—	—	—

Total other loans	16,729	4.8	17,778	4.9	19,205	5.3	19,089	6.0	19,935	8.1

Total loans	348,342	100.0%	362,493	100.0%	362,114	100.0%	318,305	100.0%	246,738	100.0%

Less:

Loans in process	20,414		15,344		22,555		6,250		3,926
Deferred fees and discounts	382		373		489		383		424
Allowance for losses	849		741		755		725		641

Total loans receivable, net	$326,697		$346,035		$338,315		$310,947		$241,747

The following table shows the composition of Equitable’s loan portfolio, including loans held for sale, by fixed and adjustable-rate at the dates indicated.

	September 30,
	2002		2001		2000		1999		1998
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Fixed-Rate Loan:

Real estate:
One- to four-family	$108,739	31.2%	$128,137	35.3%	$145,397	40.2%	$160,835	50.5%	$67,905	27.5%
Commercial	44,816	12.9	26,737	7.4	26,175	7.2	18,282	5.8	8,901	3.6
Construction or development	—	—	231	0.1	668	0.2	399	0.1	231	0.1

Total real estate loans	153,555	44.1	155,105	42.8	172,240	47.6	179,516	56.4	77,037	31.2
Consumer	666	0.2	1,302	0.3	1,412	0.4	1,556	0.5	2,331	1.0

Total fixed-rate loans	154,221	44.3	156,407	43.1	173,652	48.0	181,072	56.9	79,368	32.2

Adjustable-Rate Loans:

Real estate:
One- to four-family	113,071	32.5	137,913	38.0	132,905	36.7	101,161	31.8	125,939	51.0
Commercial	14,791	4.2	12,190	3.4	4,060	1.1	7,081	2.2	14,073	5.7
Construction or development	50,196	14.4	39,507	10.9	33,704	9.3	11,458	3.6	9,754	4.0

Total real estate loans	178,058	51.1	189,610	52.3	170,669	47.1	119,700	37.6	149,766	60.7
Consumer	16,063	4.6	16,476	4.6	17,793	4.9	17,533	5.5	17,604	7.1
Commercial business	—	—	—	—	—	—	—	—	—	—

Total adjustable-rate loans	194,121	55.7	206,086	56.9	188,462	52.0	137,233	43.1	167,370	67.8

Total fixed and adjustable-rate	348,342	100.0%	362,493	100.0%	362,114	100.0%	318,305	100.0%	246,738	100.0%

Less:

Loans in process	20,414		15,344		22,555		6,250		3,926

Deferred fees and discounts	382		373		489		383		424

Allowance for loan losses	849		741		755		725		641

Total loans receivable, net	$326,697		$346,035		$338,315		$310,947		$241,747

The following schedule illustrates the interest rate sensitivity of Equitable’s loan portfolio at September 30, 2002. Mortgages which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

	Real Estate
	One- to Four-Family		Commercial		Construction or Development			Consumer		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount		Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in Thousands)
Due During Years Ending September 30,

2003(1)	$7,290	6.6%	$2,487	7.3%	$50,196	(2)	6.1%	$1,913	5.9%	$61,886	6.2%

2004	7,779	6.6	2,260	7.3	—		—	189	8.2	10,228	6.8

2005	8,273	6.6	2,585	7.4	—		—	91	7.8	10,949	6.8

2006 and 2007	19,671	6.6	8,814	7.4	—		—	1,769	5.2	30,254	6.8

2008 to 2012	46,644	6.6	22,549	7.5	—		—	11,192	5.0	80,385	6.6

2013 to 2017	36,915	6.6	13,385	7.3	—		—	13	5.0	50,313	6.8

2018 and following	95,238	6.6	7,527	5.9	—		—	1,562	5.0	104,327	6.5

Total	$221,810	6.6	$59,607	7.2	$50,196		6.1	$16,729	5.2	$348,342	6.6

(1)	Includes demand loans, loans having no stated maturity and overdraft loans.
(2)	Includes loans in process of $20,414,000.

The total amount of loans due after September 30, 2003 which have predetermined interest rates is $148,605,000 while the total amount of loans due after such date which have floating or adjustable interest rates is $137,851,000.

Equitable originates real estate loans through internal loan production personnel at its main office. The primary source of residential loan originations is referrals from real estate brokers. Additionally, referrals from builders and customers are also important sources of loan originations. Equitable also utilizes loan solicitors to sell loan products to customers in Frederick, Montgomery, Prince George’s, Howard, Calvert, Charles, and Anne Arundel counties, and Washington, D.C. Consumer loans are originated directly to the borrower at all Equitable offices.

Residential Mortgage Lending

Equitable originates, for its portfolio or for resale in the secondary market, fixed-rate loans and adjustable-rate mortgage loans (“ARMs”) secured by one- to four-family homes. At September 30, 2002 permanent one-to four-family residential loans totaled $221.8 million and represented approximately 63.7% of Equitable’s total loan portfolio. Equitable’s residential one-to four-family real estate loans are secured by properties located predominantly in the Washington, D.C. metropolitan area.

Equitable originates adjustable-rate mortgage loans, all of which are retained for its own portfolio. During the years ended September 30, 2002 and 2001, Equitable originated $45.7 million and $28.3 million, respectively, of adjustable-rate one-to four-family residential mortgage loans. Rate adjustments are based upon the constant maturity index for U.S. Treasury securities and are generally limited to 2% maximum annual adjustments as well as a maximum aggregate adjustment over the life of the loan (generally 6%). Accordingly, the interest rates on these loans are not necessarily as rate sensitive as Equitable’s cost of funds. Equitable’s ARMs do not permit negative amortization of principal. ARMs are originated with terms to maturity of up to 30 years and borrowers are qualified based on secondary market requirements, which may not reflect fully indexed rates of interest.

Due to the unseasoned nature of ARMs in the industry (i.e., these loans have not been subject to an interest rate environment which causes them to adjust to the maximum level), these loans entail unquantifiable risks resulting from potentially increased payment obligations by the borrower as a result of repricing. Further, the ARMs offered by Equitable, as well as by many other financial institutions, may provide for initial rates of interest below the rates which would prevail were the index and margin used for repricing applied initially. These loans are subject to increased risk of delinquency or default as the higher, fully indexed rate of interest subsequently comes into effect upon repricing.

Conforming and non-conforming thirty year fixed-rate mortgages, as market conditions permit, are generally sold in the secondary market, with servicing released, in order to generate gains on sales of loans and maintain liquidity. Conforming and non-conforming fifteen year fixed-rate mortgages are occasionally retained in the loan portfolio. During the years ended September 30, 2002, and September 30, 2001, Equitable originated $62.3 million and $57.7 million of one-to four-family fixed-rate residential mortgage loans and sold $52.1 million and $40.5 million, respectively, of such loans into the secondary market. This increase in fixed-rate residential mortgage loans originated during fiscal 2002 was the direct result of lower interest rates which resulted in a high volume of refinance activity. Of the $62.3 million and $57.7 million fixed-rate one-to four-family residential loans originated during the years ended September 30, 2002 and 2001, respectively, $4.52 million and $1.08 million, respectively, were non-conforming single family loans due solely to the loan amount exceeding the FreddieMac loan limitation.

At September 30, 2002, the two largest single-family residential mortgage loans totaled $1.1 million and $977,000. Equitable has not experienced significant delinquencies in its single-family residential mortgage loan portfolio in fiscal 2002 or 2001.

In underwriting residential real estate loans Equitable evaluates both the borrower’s ability to make monthly payments and the value of the property securing the loan. Loan applications are approved at various levels of authority, depending on the amount of the loan. Loan commitments of $500,000 or less are approved by one senior officer and two members of Equitable’s Loan Committee. Loans over $500,000 require the approval of the Loan Committee and the Board of Directors. Equitable generally does not make residential loans with a loan to value ratio in excess of 95%. Further, it is Equitable’s policy that all loans in excess of 80% of the appraised value of the property be insured for that amount of the loan in excess of 80% of the appraised value by a private mortgage insurance company approved by Equitable. In addition, Equitable requires borrowers to obtain title and fire and casualty insurance in an amount not less than the amount of the loan or the replacement cost, if mandated by state law. Real estate loans originated by Equitable generally contain a “due on sale” clause allowing Equitable to declare the unpaid principal balance due and payable upon the sale of the property securing the loan. Equitable enforces these due on sale clauses to the extent permitted by law. However, adjustable-rate loans originated by Equitable may be assumed by a new purchaser if acceptable to Equitable. Applications for loan assumptions are submitted to a review and approval process similar to that used in connection with new loan applications.

Consumer Lending

In order to improve the interest rate sensitivity of Equitable’s loan portfolio and to expand and create stronger ties to its existing customer base, Equitable offers consumer loans.

Equitable offers a variety of secured consumer loans, including recreational vehicle, boat, automobile and home equity loans, and loans secured by deposit accounts. In addition, Equitable also offers home improvement loans and unsecured consumer loans. Consumer loans are generally originated with terms ranging from three to five years, with home equity loans generally having terms of 10 years.

Equitable currently originates all of its consumer loans in the Washington, D.C. metropolitan area. Equitable originates consumer loans only on a direct basis. Direct loans are made when Equitable extends credit directly to the borrower. All loans are subject to the same underwriting standards and are individually approved by Equitable personnel before commitments are made. Substantially all of Equitable’s consumer loans are home equity loans.

Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciable assets such as recreational vehicles, boats and automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loan such as Equitable, and a borrower may be able to assert against such assignee claims and defenses which it has against the seller of the underlying collateral. Consumer loan delinquencies often increase over time as the loans age.

Construction and Development Lending

Construction and development loans secured by projects under construction and the land on which the projects are located aggregated $50.2 million (of which $20.4 million was loans in process) at September 30, 2002, representing 14.4% of Equitable’s loan portfolio. These construction and development loans are generally on an interest-only basis with terms of three years or less, are concentrated in the Washington, D.C. metropolitan area, and are primarily made to builders with which Equitable has long-standing relationships. Construction and development loans are made with a loan to value ratio of less than 80%. The construction and development loan agreements generally provide that principal payments are required as individual dwelling units are built and sold to third party purchasers, such that the loan balances are intended to remain in direct proportion to the appraised value of the improved real estate. Further, in the case of residential developments, the agreements generally limit the number of unsold homes which may be under construction at any given time. Loan proceeds are disbursed in increments as construction progresses, subject to confirmation by a qualified fee inspector who inspects the project in connection with each disbursement request.

The cash flows and financial condition of major real estate borrowers (acquisition, development and/or construction loans) are monitored by reviewing and analyzing current financial statements on at least an annual basis as well as updating and reviewing current credit reports annually. Borrowers are required to provide current financial information at least annually. Under terms of its major real estate loans, Equitable would only consider extending the initial term of the real estate loan after a detailed review of the borrower’s financial condition including an updated status report on the applicable project. After the initial term, Equitable extends these loans for only one year at a time to allow management to review the financial condition of the borrower at least annually.

Construction and development lending affords Equitable an opportunity to receive interest at rates higher than those obtainable from residential lending and to receive higher origination and other loan fees. Nevertheless, construction and development lending entails significant additional risks as compared with residential mortgage lending. Construction and development loans typically involve large loan balances to single borrowers or groups of related borrowers. Because Equitable usually provides loans to a developer for the entire estimated cost of the project, defaults in repayment generally do not occur during the covered period and it is therefore difficult to identify problem loans. Construction loans secured by single-family residences under construction and/or commercial real estate projects under construction involve additional risks attributable to the fact that loan funds are advanced upon the security of the project under construction, which is of uncertain value prior to the completion of construction. Moreover, because of the uncertainties inherent in estimating construction costs, delays arising from labor problems, material shortages, and other unpredictable contingencies, it is relatively difficult to evaluate accurately the total loan funds required to complete a project, and the related loan-to-value ratios. Because of these factors, the analysis of prospective construction and development loan projects requires an expertise that is different in significant respects from that which is required for permanent mortgage lending. See “—Provisions for Losses on Loans and Real Estate.”

Commercial Real Estate Lending

Equitable’s commercial real estate loans include permanent loans secured by office buildings, business properties, apartments, condominiums, and shopping centers located in the Washington, D.C. metropolitan area. At September 30, 2002, commercial real estate loans totaled $59.6 million and represented 17.1% of Equitable’s loan portfolio. Commercial real estate loans originated by Equitable are fixed-rate loans with up to a 30 year amortization schedule and generally a balloon payment of the unpaid principal balance after a maximum term of 10 years, and adjustable-rate loans, based upon the one year Treasury bill rate plus a margin, with annual adjustments, subject to limitations on the maximum annual and total interest rate increase or decrease over the life of the loan. Commercial real estate loans held in the Bank’s portfolio are typically for amounts between $250,000 and $4.7 million, and do not exceed 75% of the appraised value of the property securing the loan.

Commercial real estate lending entails significant additional credit risk when compared to residential lending. Commercial real estate loans typically involve large balances to single borrowers or groups of related borrowers. The payment experience of such loans is typically dependent upon the successful operation of the business or real estate project. These risks can be significantly affected by supply and demand conditions in the market for office and retail space and for condominiums and apartments and, as such, may be subject to a greater extent than are residential loans to adverse conditions in the economy.

Mortgage-Backed Securities

Equitable increased its portfolio of mortgage-backed securities by $5.66 million from $113.60 million at September 30, 2001, to $119.26 million at September 30, 2002. Management emphasizes growth of interest-earning assets primarily through origination of one-to four-family residential mortgage loans, commercial real estate loans, residential construction loans and supplemental purchases of fifteen-year fixed-rate and one-year adjustable-rate GinnieMae, FannieMae, and FreddieMac mortgage-backed securities. This has helped further Equitable’s operating strategy of growing low risk interest-earning assets as well as managing interest rate risk during periods of rising interest rates. Mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity.

Under Equitable’s risk-based capital requirement, mortgage-backed securities have a risk weight of 20% (or 0% in the case of GinnieMae securities) in contrast to the 50% risk weight carried by residential loans. See “Regulation.”

At September 30, 2002, the majority of Equitable’s mortgage-backed securities carried adjustable interest rates.

For information regarding the carrying and market values of Equitable’s mortgage-backed securities portfolio, see Note 6 of the Notes to Consolidated Financial Statements.

The following table sets forth the contractual maturities of Equitable’s mortgage-backed securities at September 30, 2002.

	Due in
	1 to 3 Years	10 to 20 Years	Over 20 Years	Balance Outstanding
FannieMae	$—	$6,381	$2,440	$8,821
FreddieMac	14	15,601	2,388	18,003
GinnieMae	—	303	92,135	92,438

Total	$14	$22,285	$96,963	$119,262

Origination, Purchase, Sale and Servicing of Loans

Equitable originates and sells most of its thirty year fixed-rate mortgage loans and the majority of its fifteen year fixed-rate mortgage loans, mainly to FreddieMac, and purchases mainly adjustable-rate and on occasion fifteen-year fixed-rate mortgage-backed securities issued by FreddieMac, FannieMae, and GinnieMae. Equitable sold whole loans and loan participations in aggregate amounts of $52.1 million, $40.5 million and $4.6 million during the years ended September 30, 2002, 2001 and 2000, respectively.

Equitable sells loans on a non-recourse basis, generally with servicing released. These sales of whole loans and loan participations allow Equitable to generate gains on the sales of loans in the current period. The amount of loans which Equitable services for others was $33.7 million at September 30, 2002, $36.6 million at September 30, 2001 and $45.5 million at September 30, 2000.

Equitable has not made any loan purchases since the year ended September 30, 1990. At September 30, 2002, $634,000 of Equitable’s total loan portfolio consisted of purchased loans.

The following table shows the loan origination, purchase, sale and repayment activities of Equitable for the periods indicated.

	Year Ended September 30,
	2002	2001	2000
	(In Thousands)
Originations by type:

Adjustable-rate:
Real estate—one- to four-family	$45,748	$28,287	$43,818
Commercial	5,229	4,819	1,992
Construction	44,387	27,424	13,685
Non-real estate—consumer	19,953	14,774	13,331

Total adjustable-rate	115,317	75,304	72,826
Fixed-rate:
Real estate—one- to four-family	62,348	57,723	12,253
Commercial	28,847	9,138	4,943
Non-real estate—consumer	775	700	1,111

Total fixed-rate	91,970	67,561	18,307

Total loans originated	207,287	142,865	91,133

Purchases:

Mortgage-backed securities and participation certificates	46,055	41,641	15,839

Total purchased	46,055	41,641	15,839

Sales:

Real estate loans	52,081	40,523	4,590

Total sales	52,081	40,523	4,590
Principal repayments	213,075	129,089	78,624

Total reductions	265,156	169,612	83,214
Increase (decrease) in other items, net	(1,865)	885	894

Net increase	$(13,679)	$15,779	$24,652

Non-Performing Assets, Loan Delinquencies and Defaults

When a borrower fails to make a required payment on a loan, Equitable attempts to cause the delinquency to be cured by contacting the borrower. In the case of residential loans, a reminder notice is sent 10 days after the due date, and a late notice is sent 16 days after the due date. If the delinquency is not cured by the 30th day, a delinquency notice is sent to the borrower. Additional written contacts are made with the borrower 45 or 60 days after the due date. If the delinquency continues for a period of 65 days, Equitable usually institutes appropriate action to foreclose on the property. If foreclosed, the property is sold at public auction and may be purchased by Equitable. Delinquent consumer loans are handled in a generally similar manner, except that appropriate action may be taken to collect any loan payment that is delinquent for more than 15 days. Equitable’s procedures for repossession and sale of consumer collateral are subject to various state consumer protection requirements.

The following table sets forth information concerning delinquent mortgage and other loans at September 30, 2002 and 2001. The amounts presented represent the total remaining principal balances of the related loans, rather than the actual payment amounts which are overdue.

	September 30, 2002
	Real Estate
	One- to four-family			Commercial			Construction or Development			Consumer
	Number	Amount	Percent	Number	Amount	Percent	Number	Amount	Percent	Number	Amount	Percent
	(Dollars in Thousands)
Loans delinquent for:
30-59 days	5	$138	43.8%	—	$—	—%	—	$—	—%	3	$2	25.0%
60-89 days	1	31	9.9	—	—	—	—	—	—	1	6	75.0
90 days and over	2	146	46.3	—	—	—	—	—	—	—	—	—

Total delinquent loans	8	$315	100.0%	—	$—	—%	—	$—	—%	4	$8	100.0%

	September 30, 2001
	Real Estate
	One- to four-family			Commercial			Construction or Development			Consumer
	Number	Amount	Percent	Number	Amount	Percent	Number	Amount	Percent	Number	Amount	Percent
	(Dollars in Thousands)
Loans delinquent for:
30-59 days	30	$3,214	76.2%	—	$—	—	—	$—	—%	4	$7	41.2%
60-89 days	10	978	23.2	—	—	—	—	—	—	1	10	58.8
90 days and over	1	26	0.6	—	—	—	—	—	—	—	—	—

Total delinquent loans	41	$4,218	100.0%	—	$—	—%	—	$—	—%	5	$17	100.0%

The table below sets forth the amounts and categories of non-performing assets in Equitable’s loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest becomes doubtful. For all years presented, Equitable has had no troubled debt restructurings (which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates). Foreclosed assets include assets acquired in settlement of loans.

	September 30,
	2002	2001	2000	1999	1998
	(Dollars in Thousands)
Non-Performing Assets
Non-accruing loans:
One- to four-family	$—	$—	$—	$—	$—
Construction or development	—	—	—	—	—
Consumer	—	—	4	24	25

Total	—	—	4	24	25

Accruing loans delinquent more than 90 days:
One- to four-family	146	26	266	477	263
Construction or development	—	—	—	—	—

Total	146	26	266	477	263

Foreclosed assets:
One- to four-family	—	—	—	76	357
Construction or development	—	—	—	418	418

Total	—	—	—	494	775

Total non-performing assets	$146	$26	$270	$995	$1,063

Total as a percentage of total assets	.03%	.01%	.06%	.23%	.30%

Accruing Loans Delinquent More than 90 Days.    At September 30, 2002, Equitable had $146,000 in one- to four-family residential loans which were more than 90 days delinquent. Management is continuing to accrue interest on these loans, because these properties are believed to have sufficient equity to cover the interest and principal payments due.

Classified Assets.    Federal regulations require that each savings institution classify its own assets on a regular basis. In addition, in connection with examinations of savings institutions, OTS and FDIC examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the savings association will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the savings association to sufficient risk to warrant classification in one of the aforementioned categories, but possess weaknesses, may be designated “Special Mention” by management.

When a savings association classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When a savings association classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An association’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which may order the establishment of additional general or specific loss allowances. It is Equitable’s policy to reserve 100% for loans classified as loss and net the reserves against the loan principal balances.

In connection with the filing of its periodic reports with the OTS and in accordance with its classification of assets policy, Equitable regularly reviews the assets in its portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of management’s review of its assets, at September 30, 2002, Equitable had classified a total of $146,000 of its assets as substandard and none as doubtful or loss.

The following table presents the Bank’s classified assets by loan type.

	Substandard	Doubtful	Loss
(In thousands)
Residential real estate	$146	$—	$—
Construction loans	—	—	—
Consumer loans	—	—	—
Foreclosed assets	—	—	—

	$146	$—	$—

All classified assets are included in non-performing assets at September 30, 2002.

Provisions for Losses on Loans and Real Estate

Management reviews on a monthly basis Equitable’s provision for loan losses, considering numerous factors including, but not necessarily limited to, general economic conditions, loan portfolio composition, prior loss experience, and independent appraisals. In addition, further reserves are established when management determines that the value of the collateral is less than the amount of the unpaid principal of the related loan plus estimated costs of the acquisition and sale. The allowance for loan losses is maintained at an amount considered adequate to provide for potential losses. At September 30, 2002, Equitable had an allowance for loan losses of $849,000, all of which had been allocated as a general reserve for loans.

Equitable’s provision for loan losses was $87,000 in fiscal 2002, reflecting the significant growth in the origination of commercial real estate and construction loans, as well as the recent weakness in the local economy, which management believes has increased the probable losses presently inherent in its loan portfolio. Historically, Equitable’s loan portfolio was comprised predominantly of one-to four-family residential loans. As a result, its loan loss experience has been minimal and, in recent years, its ratio of the allowance for loan losses to total loans has been maintained at approximately .22%. Due to the growth in Equitable’s commercial real estate and construction loan originations during fiscal 2002, however, commercial real estate loans increased from 10.7% to 17.1% of Equitable’s total loan portfolio, construction loans increased from 11.0% to 14.4% of the total loan portfolio and one-to four-family residential loans decreased from 73.4% to 63.7% of the total loan portfolio. This change in composition has caused Equitable’s loan portfolio to begin to look more like that of its peers. Management determined that as it shifted the loan portfolio composition towards that of its peers, with an increased risk profile as well as the present weakness in the local economy, it also began to expect an increase in probable losses presently inherent in the loan portfolio. As a consequence, it was believed to be appropriate to increase Equitable’s ratio of the allowance for loan losses to total loans closer to that of its peers. Based on the historical loss experience of savings institutions of comparable size in the metropolitan Washington, D.C. area, Equitable’s peer group maintained a recent ratio of the allowance for loan losses to total loans of .75%. As of September 30, 2002, due to the increased provision for loan losses during fiscal 2002, Equitable’s ratio stood at .26%. Management intends to continue to monitor the shift in the loan portfolio composition in the future, with an expectation of increased loan loss provisions to increase the ratio of the allowance for loan losses to total loans, as the composition moves closer to that of Equitable’s peers.

Allowances for estimated losses on investments in real estate (real estate acquired through foreclosure) are charged to expense when, in the opinion of management, a decline in value is deemed both probable and estimable. Although management believes that it uses the best information available to make such determinations, future adjustments to reserves may be necessary, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the initial determinations.

The following table sets forth an analysis of Equitable’s allowance for loan losses.

	Year Ended September 30,
	2002	2001	2000	1999	1998
	(Dollars in Thousands)
Balance at beginning of period	$741	$755	$726	$641	$565

Charge-offs:
One- to four-family	—	(11)	—	(15)	(11)
Consumer	—	(6)	(32)	(39)	(64)

	—	(17)	(32)	(54)	(75)

Recoveries:
Consumer	21	26	10	28	32

Net (charge-offs) recoveries	21	9	(22)	(26)	(43)
Additions charged to operations	87	(23)	51	110	119

Balance at end of period	$849	$741	$755	$725	$641

Ratio of net charge-offs (recoveries) during the period to average loans outstanding during the period	(.01)%	.00%	.01%	.01%	.02%
Ratio of allowance for loan losses to total loans	.26%	.22%	.22%	.23%	.27%

The distribution of Equitable’s allowance for losses on loans at the dates indicated is summarized as follows:

	September 30,
	2002		2001		2000		1999		1998
	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans
	(In Thousands)
One- to four-family	$226	63.68%	$281	73.40%	$432	76.86%	$472	82.31%	$391	78.56%
Commercial real estate	471	17.11	330	10.74	238	8.35	195	7.97	189	9.31
Construction or development	149	14.41	123	10.96	77	9.49	37	3.72	47	4.05
Consumer	3	4.80	7	4.90	8	5.30	21	6.00	14	8.08
Commercial business	—	—	—	—	—	—	—	—	—	—

Total	$849	100.00%	$741	100.00%	$755	100.00%	$725	100.00%	$641	100.00%

Investment Activities

Federal thrift institutions have authority to invest in various types of liquid assets, including U.S. Treasury obligations and securities of various federal agencies, certificates of deposit at insured institutions, bankers’ acceptances and federal funds. Federal thrift institutions may also invest a portion of their assets in certain commercial paper and corporate debt securities and may invest in mutual funds whose assets conform to the investments that a federal thrift institution is authorized to make directly. As a member of the FHLB System,

Equitable must maintain minimum levels of investments that are liquid assets as specified by the OTS. See “Regulation—Federal Home Loan Bank System.” Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, Equitable has maintained its liquid assets above the minimum requirements imposed by the OTS regulations and at a level believed adequate to meet requirements of normal daily activities, repayment of maturing debt and potential deposit outflows. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided. As of September 30, 2002, Equitable’s liquidity ratio (liquid assets as a percentage of net withdrawable savings and current borrowings) was 40.01%. See “Regulation—Federal Home Loan Bank System.”

It is Equitable’s general policy to purchase investment securities which are U.S. Government securities, federal agency obligations, and overnight federal funds. At September 30, 2002, the average term to maturity or repricing of the investment securities portfolio was 0.71 years.

The following table sets forth the composition of Equitable’s investment portfolio at the dates indicated.

	September 30,
	2002		2001		2000
	Book Value	% of Total	Book Value	% of Total	Book Value	% of Total
	(Dollars in Thousands)
Interest-bearing deposits with banks	$555	19.94%	$2,795	46.32%	$—	—%
Federal funds sold	2,229	80.06	3,239	53.68	675	100.00

Total	$2,784	100.00%	$6,034	100.00%	$675	100.00%

Investment securities:
Federal agency obligations	$—	—%	$—	—%	$9,000	58.21%
Other marketable securities	143	2.00	141	2.11	89	0.58

Subtotal	143	2.00	141	2.11	9,089	58.79
FHLB stock	7,017	98.00	6,529	97.89	6,372	41.21

Total investment securities and FHLB stock	$7,160	100.00%	$6,670	100.00%	$15,461	100.00%

Average remaining life or term to repricing, including FHLB stock	.71 years		.74 years		2.20 years

The composition and maturities of the investment securities portfolio, excluding FHLB of Atlanta stock, are indicated in the following table.

	September 30, 2002
	1 to 3 Years	3 to 5 Years	5 to 10 Years	Over 10 Years	Total Investment Securities
	Book Value	Book Value	Book Value	Book Value	Book Value	Market Value
Other marketable securities	$—	$—	$—	$144	$144	$145

Total investment securities	$—	$—	$—	$144	$144	$145

Weighted average yield					5.46%	5.42%

Sources of Funds

Deposit accounts have traditionally been a principal source of Equitable’s funds for lending and for other general business purposes. In addition to deposits, Equitable obtains funds from advances from the FHLB of Atlanta, collateralized short-term borrowings under repurchase agreements, loan repayments, loan sales, and cash flows generated from operations (including interest credited to deposit accounts). In the past, Equitable has often found that non-depository sources have provided funds at the lowest available cost. Scheduled loan payments are a relatively stable source of funds, while deposit inflows and outflows and the related cost of such funds have varied widely. The availability of funds from loan sales is influenced by general interest rates.

Deposits.    Equitable attracts both short-term and long-term deposits from the general public by offering a wide assortment of accounts and rates. In recent years, Equitable has been required by market conditions to rely increasingly on short-term accounts and other deposit alternatives that are more responsive to market interest rates than the passbook accounts. Equitable offers regular passbook accounts, checking accounts, various money market accounts, fixed interest rate certificates with varying maturities, certificates of deposit in minimum amounts of $95,000 (“Jumbo” accounts) and individual retirement accounts. Equitable does not specifically solicit brokered deposits.

The following table sets forth the dollar amount of savings deposits in the various types of deposit programs offered by Equitable for the periods indicated.

	Year Ended September 30,
	2002		2001		2000
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in Thousands)
Type of Account and Interest Rate:

Passbook Accounts 0.49%	$6,503	2.11%	$5,692	1.73%	$6,068	1.98%
NOW Accounts 0.27%	20,301	6.60	16,190	4.93	14,548	4.75
Money Market Deposit Accounts 0.85%	27,867	9.06	23,576	7.18	22,355	7.30

Total Non-Certificates	54,671	17.77	45,458	13.84	42,971	14.03

Certificates:

1.00-1.99%	22,983	7.47	—	—	—	—
2.00-3.99%	131,505	42.73	44,617	13.59	—	—
4.00-4.99%	70,115	22.78	84,699	25.80	5,793	1.89
5.00-5.99%	20,370	6.62	68,068	20.73	130,707	42.66
6.00-6.99%	8,010	2.60	85,391	26.01	123,347	40.26
7.00-7.99%	—	—	—	—	3,463	1.13

Total Certificates	252,983	82.20	282,775	86.13	263,310	85.94

Total Deposits	307,654	99.97	328,233	99.97	306,281	99.97
Accrued Interest	90.03		106.03		95	0.03

Total Deposits and Accrued Interest	$307,744	100.00%	$328,339	100.00%	$306,376	100.00%

The following table sets forth the savings flows at Equitable during the periods indicated.

	Year Ended September 30,
	2002	2001	2000
	(Dollars in Thousands)
Opening balance	$328,233	$306,281	$296,118
Deposits received less deposits withdrawn	(29,121)	9,183	(1,725)
Interest credited	8,542	12,769	11,888

Ending balance	$307,654	$328,233	$306,281

Net increase (decrease)	$(20,579)	$21,952	$10,163

Percent increase	(6.27)%	7.17%	3.43%

The variety of deposit accounts offered by Equitable has allowed it to be competitive in obtaining funds and has allowed it to respond with flexibility (by paying market rates of interest) to, although not eliminating the threat of, disintermediation (the flow of funds away from depository institutions such as savings institutions into direct investment vehicles such as government and corporate securities). The cost of funds to Equitable has been and will continue to be significantly affected by money market conditions.

The following table shows rate and maturity information for Equitable’s certificates of deposit as of September 30, 2002.

	1.00-1.99%	2.00-3.99%	4.00-4.99%	5.00-5.99%	6.00-6.99%	Total	Percent of Total
Certificate accounts maturing in quarter ending:

December 31, 2002	$14,775	$22,617	$2,391	$1,371	$1,782	$42,936	16.97%
March 31, 2003	5,107	20,654	5,987	4,082	885	36,715	14.51
June 30, 2003	1,705	20,613	6,487	941	1,907	31,653	12.51
September 30, 2003	1,382	11,152	2,535	2,364	1,085	18,518	7.32
December 31, 2003	—	12,639	1,591	448	661	15,339	6.06
March 31, 2004	14	16,199	12,936	1,836	239	31,224	12.34
June 30, 2004	—	8,418	2,416	2,142	—	12,976	5.13
September 30, 2004	—	8,353	5,404	1,169	—	14,926	5.90
December 31, 2004	—	2,396	100	324	57	2,877	1.14
March 31, 2005	—	3,039	939	434	—	4,412	1.75
June 30, 2005	—	614	278	598	392	1,882	0.74
September 30, 2005	—	2,185	786	53	342	3,366	1.33
Thereafter	—	2,626	28,265	4,608	660	36,159	14.30

Total	$22,983	$131,505	$70,115	$20,370	$8,010	$252,983	100.00%

Percent of total	9.09%	51.98%	27.71%	8.05%	3.17%	100.00%	100.00%

The following table indicates the amount of Equitable’s certificates of deposit by time remaining until maturity as of September 30, 2002.

	Maturity
	3 Months or Less	Over 3 to 6 Months	Over 6 to 12 Months	Over 12 Months	Total
	(Dollars in Thousands)
Certificates of deposit less than $95,000	$29,120	$30,042	$44,447	$105,994	$209,603
Certificates of deposit of $95,000 or more	13,816	6,673	5,724	17,167	43,380

Total certificates of deposit	$42,936	$36,715	$50,171	$123,161	$252,983

Borrowings.    Equitable’s other sources of funds include advances from the FHLB of Atlanta. As a member of the FHLB of Atlanta, Equitable is required to own capital stock in the FHLB of Atlanta and is authorized to apply for advances from the FHLB of Atlanta. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The FHLB of Atlanta may prescribe the acceptable uses to which these advances may be put, as well as limitations on the size of the advances and repayment provisions.

Equitable’s borrowings also include repurchase agreements entered into through primary dealers. The form of repurchase agreement used by Equitable is a sale of securities owned by Equitable with a commitment to repurchase the same securities at a predetermined price at a future date, typically ranging between 30 days and 90 days from the date of the initial sale.

The following table sets forth the maximum month-end balance and average balance of FHLB advances, securities sold under agreements to repurchase and other borrowings at the dates indicated.

	Year Ended September 30,
	2002	2001	2000
	(In Thousands)
Maximum Balance:

FHLB advances	$133,100	$128,200	$125,000
Securities sold under agreements to repurchase	—	8,176	19,330
Other borrowings	—	—	—

Average Balance:

FHLB advances	$123,701	$122,523	$113,304
Securities sold under agreements to repurchase	—	2,505	13,150
Other borrowings	—	—	—

The following table sets forth certain information as to Equitable’s FHLB advances and other borrowings at the dates indicated.

	Year Ended September 30,
	2002	2001	2000
	(In Thousands)
FHLB advances	$120,000	$120,000	$123,300
Securities sold under agreements to repurchase	—	—	8,247

Total borrowings	$120,000	$120,000	$131,547

Weighted average interest rate of FHLB advances	4.92%	5.10%	6.08%
Weighted average interest rate of securities sold under agreements to repurchase	—%	—%	6.62%

Subsidiary

OTS regulations permit federal thrift institutions to invest in the capital stock, obligations, or other specified types of securities of subsidiaries (referred to as “service corporations”) and to make loans to such subsidiaries, and joint ventures in which such subsidiaries are participants, in an aggregate amount not exceeding 2% of the institution’s assets, plus an additional 1% of assets if the amount exceeding 2% is used for specified community or inner-city development purposes. Federal thrift institutions may also invest up to 50% of their total capital in conforming loans to service corporations in which they own more than 10% of the capital stock. In addition, federal thrift institutions are permitted to invest an unlimited amount in operating subsidiaries engaged solely in activities which the institution may engage in directly.

First Equitable Insurance Agency, Inc., the Bank’s only subsidiary, acts as an agent in soliciting and receiving applications for mortgage life insurance and credit accident and health insurance. Also, as part of a move to expand the scope of financial products and services offered by Equitable through a partnership with UVEST investment services the bank opened a securities brokerage and investment advisory service in the second quarter of fiscal 1998. The bank, through its subsidiary First Equitable Insurance Agency, can now provide a full range of securities brokerage services, including financial planning, professional money management, stocks, bonds, mutual funds, and annuities. An investment representative is available for all the branch locations to provide clients with personalized, professional investment advice with the aid of state-of-the art investment information and communications equipment. The addition of these financial services will help meet the needs of existing customers into the future as well as attract new customers and at the same time should generate additional fee income for the bank. At September 30, 2002, Equitable’s investment in First Equitable Insurance Agency, Inc. was approximately $81,000, or .02% of assets.

Competition

Equitable faces strong competition both in originating real estate and other loans and in attracting deposits. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks and mortgage bankers making loans secured by real estate located in Equitable’s market area. Commercial banks and finance companies provide vigorous competition in consumer lending. Equitable competes for real estate and other loans principally on the basis of the quality of services it provides to borrowers, the interest rates and loan fees it charges and the types of loans it originates.

Equitable faces substantial competition in attracting deposits from other savings institutions, commercial banks, money market and mutual funds, credit unions and other investment vehicles. Equitable attracts a significant amount of deposits through its branch offices primarily from the communities in which those branch offices are located; therefore, local competition for those deposits is principally from other savings institutions and commercial banks located in the same communities. Equitable competes for these deposits by offering a variety of deposit accounts at competitive rates, convenient business hours, and convenient branch locations with interbranch deposit and withdrawal privileges at each.

Equitable considers its primary market area as the Washington, D.C. metropolitan area, including Northern Virginia and Montgomery and Prince George’s Counties in Maryland. Equitable believes that its share of the savings and lending markets in its market area is less than 5%.

Employees

At September 30, 2002, Equitable and its subsidiary had a total of 77 full-time employees. None of Equitable’s employees is represented by any collective bargaining group. Management considers its employee relations to be satisfactory.

Regulation

General.    Equitable is a federally chartered savings bank, the deposits of which are federally insured and backed by the full faith and credit of the United States Government. Accordingly, Equitable is subject to broad federal regulation and oversight extending to all its operations. Equitable is a member of the FHLB of Atlanta and is subject to certain limited regulation by the Federal Reserve Board. Equitable is a member of the Savings Association Insurance Fund (“SAIF”) which together with the Bank Insurance Fund (“BIF”) are the two deposit insurance funds administered by the FDIC. As a result, the FDIC has certain regulatory and examination authority over Equitable.

Federal Regulation of Savings Associations.    The OTS has extensive authority over the operations of savings associations. As part of this authority, Equitable is required to file periodic reports with the OTS and is subject to periodic examinations by the OTS and the FDIC. The last regular OTS and FDIC examinations of Equitable were as of February 25, 2002, and September 30, 2000, respectively. Under agency scheduling guidelines, it is likely that another examination will be initiated in the near future. When these examinations are conducted by the OTS and the FDIC, the examiners may require Equitable to provide for higher general or specific loan loss reserves. All savings associations are subject to a semi-annual assessment, based upon the savings association’s total assets, to fund the operations of the OTS.

The OTS also has extensive enforcement authority over all savings institutions, including Equitable, and the investment, lending and branching authority of Equitable is prescribed by federal laws and regulations.

Equitable’s permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). A broader limitation (the lesser of

$30 million or 30% of unimpaired capital and surplus) is provided, under certain circumstances and subject to OTS approval, for loans to develop domestic residential housing units. In addition, Equitable may provide purchase money financing for the sale of any asset without regard to the loans-to-one-borrower limitation so long as no new funds are advanced and Equitable is not placed in a more detrimental position than if it had held the asset. Equitable is in compliance with the loans-to-one-borrower limitation.

Insurance of Accounts and Regulation by the FDIC.    Equitable is a member of the SAIF, which is administered by the FDIC. Savings deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the SAIF or the BIF. The FDIC also has the authority to initiate enforcement actions against savings associations, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged or is engaging in unsafe or unsound practices, or is in an unsafe or unsound condition.

Regulatory Capital Requirements.    Federally insured savings associations, such as Equitable, are required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to savings associations. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The OTS is also authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). Tangible capital generally includes common stockholders’ equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital. At September 30, 2002, Equitable did not have any intangible assets.

The capital standards also require core capital equal to 3-4% of adjusted total assets (as defined by regulation). Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships.

The OTS risk-based requirement requires savings associations to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. At September 30, 2002, Equitable had $849,000 of general loan loss reserves, which was less than 1.25% of risk-weighted assets.

In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the OTS has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan to value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by FannieMae or FreddieMac.

The following table sets forth Equitable’s compliance with each of the above-described capital requirements as of September 30, 2002. Equitable is considered a well capitalized institution based upon its capital ratios at September 30, 2002.

	Requirement		Actual		Excess
	%*	$	%*	$	%*	$
	(Dollars in Thousands)
Tangible Capital	1.50%	$6,906	6.64%	$30,583	5.14%	$23,677
Core Capital	4.00%	18,416	6.64	30,583	2.64	12,167
Tier 1 Risk-Based	4.00%	9,397	13.02	30,583	9.02	21,186
Risk-Based Capital**	8.00%	18,975	13.38	31,432	5.38	12,457

*
Tangible and core capital figures are determined as a percentage of total adjusted assets; risk-based capital figures are determined as a percentage of risk-weighted assets in accordance with OTS regulations.

**	Total Capital includes general loan loss reserves of $849,000.

The OTS and the FDIC are authorized and, under certain circumstances required, to take certain actions against associations that fail to meet their capital requirements.

The OTS is also generally authorized to reclassify an association into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

Limitations on Dividends and Other Capital Distributions.    OTS regulations impose various restrictions on savings associations with respect to their ability to make distributions of capital which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. OTS regulations also prohibit a savings association from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory capital of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion.

Generally, annual dividends to shareholders are limited to the amount of current year net income, plus the total net income for the preceding two years, adjusted for any prior year distributions. Under certain circumstances, regulatory approval would be required before making a capital distribution. Equitable Bank did not pay any cash dividends during the year ended September 30, 2002.

Savings associations proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. Savings associations that do not, or would not meet their current minimum capital requirements following a proposed capital distribution, however, must obtain OTS approval prior to making such a distribution. The OTS may object to the distribution during that 30-day notice period based on safety and soundness concerns.

Liquidity.    All savings associations, including Equitable, are required to maintain adequate liquidity to assure safe and sound operation. Equitable measures its liquidity by calculating the ratio of the average daily balance of liquid assets to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. For a discussion of what the Bank includes in liquid assets, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” At September 30, 2002, Equitable had a liquid asset ratio of 40.01%.

Qualified Thrift Lender Test.    All savings associations, including Equitable, are required to meet a qualified thrift lender (“QTL”) test to avoid certain restrictions on their operations. This test requires a savings association to have at least 65% of its portfolio assets (as defined by regulations) in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. At September 30, 2002, Equitable met the test with a QTL ratio of 113.25% and has always met the test since its effectiveness.

Community Reinvestment Act.    Under the Community Reinvestment Act (“CRA”), every FDIC insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with the examination of Equitable, to assess the institution’s record of meeting the credit needs of its community and to take this record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by Equitable. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS.

Transactions with Affiliates.    Generally, transactions between a savings association or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions are restricted to a percentage of the association’s capital. Affiliates of Equitable would include any company which is under common control with Equitable. In addition, a savings association may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. Equitable’s subsidiary is not deemed an affiliate; however, the OTS has the discretion to treat subsidiaries of savings associations as affiliates on a case by case basis.

Certain transactions with directors, officers and controlling persons are also subject to conflict of interest regulations enforced by the OTS. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must be made on terms substantially the same as for loans to unaffiliated individuals.

Federal Reserve System.    The Federal Reserve Board requires all depository institutions to maintain noninterest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At September 30, 2002, Equitable was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the OTS. See “—Liquidity.”

Federal Home Loan Bank System.    Equitable is a member of the FHLB of Atlanta, which is one of 12 regional FHLBs that administers the home financing credit function of savings associations. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of trustees of the FHLB. These policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

As a member, Equitable is required to purchase and maintain stock in the FHLB of Atlanta. At September 30, 2002, Equitable had $7.02 million in FHLB stock, which was in compliance with this requirement. In past years, Equitable has received substantial dividends on its FHLB stock. Over the past two fiscal years these dividends were $824,436 which resulted in an average yield of 6.4%. For the fiscal year ended September 30, 2002 the Bank received $368,340 in FHLB stock dividends, which resulted in an average yield of 5.6%.

Federal Taxation.    In addition to the regular income tax, corporations, including savings associations such as the Bank, generally are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on alternative minimum taxable income, which is the sum of a corporation’s regular taxable income (with certain adjustments) and tax preference items, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the corporation’s regular income tax. Equitable is not presently subject to the alternative minimum tax.

To the extent earnings appropriated to a savings association’s bad debt reserves for “qualifying real property loans” and deducted for federal income tax purposes exceed the allowable amount of such reserves computed under the experience method and to the extent of the association’s supplemental reserves for losses on loans (“Excess”), such Excess may not, without adverse tax consequences, be utilized for the payment of cash dividends or other distributions to a shareholder (including distributions on redemption, dissolution or liquidation) or for any other purpose (except to absorb bad debt losses). As of September 30, 2002, the Bank’s excess for tax purposes totaled approximately $4.4 million.

The Bank and its consolidated subsidiary have been audited by the IRS with respect to consolidated federal income tax returns through September 30, 1985. With respect to years examined by the IRS, either all deficiencies have been satisfied or sufficient reserves have been established to satisfy asserted deficiencies. In the opinion of management, any examination of still open returns (including returns of subsidiaries and predecessors of, or entities merged into, the Bank) would not result in a deficiency which could have a material adverse effect on the financial condition of the Bank and its consolidated subsidiary.

Executive Officers of the Registrant

Listed below is certain information with respect to the Executive Officers of Equitable.

Name	Age	Position(s) Held
Timothy F. Veith	44	Chief Executive Officer and President

David E. Hynes	50	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Barbara A. Lucas	60	Executive Vice President—Lending Division

Daniel A. Russo	40	Senior Vice President —Treasurer

Kathleen T. Yamada	37	Senior Vice President—Lending, Corporate Secretary

Timothy F. Veith.    Mr. Veith was elected as President and CEO of Equitable in 1994 and has been employed by Equitable since 1983. Prior to becoming President, Mr. Veith served as Senior Vice President—Bank Administration, and Corporate Secretary.

David E. Hynes.    Mr. Hynes is the Executive Vice President and Chief Operating Officer and Chief Financial Officer of Equitable. He is responsible for the information systems, operations and financial divisions of Equitable. Mr. Hynes joined Equitable in 1974.

Barbara A. Lucas.    Ms. Lucas is Senior Vice President responsible for supervision of the mortgage, construction and consumer lending, and loan servicing activities of Equitable. She joined Equitable in 1977.

Daniel A. Russo.    Mr. Russo was promoted to Senior Vice President in October 1998. He is the treasurer of Equitable and is responsible for preparing the Bank’s Annual Report, 10-Q Reports, 10-K Reports and Financial Statements. He joined Equitable in 1987.

Kathleen T. Yamada.    Mrs. Yamada was promoted to Senior Vice President in October 1998. She is the Corporate Secretary and Mortgage Lending Officer. She is responsible for the management of the Mortgage Loan Origination Department and joined Equitable in 1984.

Item 2.    Properties

The following table sets forth certain information concerning the main office and each branch office of Equitable at September 30, 2002. The aggregate net book value of Equitable’s office equipment and leasehold improvements was $859,188 at September 30, 2002.

Location	Date Opened	Owned or Leased	Lease Expiration Date (Including Any Renewal Option)
Main Office	1959	Leased	2025
11501 Georgia Avenue
Wheaton, Maryland 20902

Calverton Office	1977	Leased	2007
11605 Beltsville Drive
Beltsville, Maryland 20705

Colesville Office	1973	Owned	N/A
11350 New Hampshire Avenue
Silver Spring, Maryland 20904

Layhill Office	1972	Leased	2007
14328 Layhill Road
Silver Spring, Maryland 20906

King Farm Office	2001	Leased	2021
404 King Farm Boulevard
Rockville, Maryland 20850

Equitable maintains depositor and borrower customer files on an on-line basis, utilizing a telecommunications network and computer equipment. The book value of all data processing and computer equipment owned by Equitable at September 30, 2002 was $118,471.

Item 3.    Legal Proceedings

There are no material legal proceedings to which Equitable or its service corporation subsidiary is a party or to which any of their property is subject.

Item 4.    Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year ended September 30, 2002.

PART II

Item 5.    Market for the Common Equity and Related Stockholder Matters

As of September 30, 2002, there were approximately 518 holders of record of Equitable’s Common Stock. Equitable’s stock is quoted on the Nasdaq National Market under the symbol “EQSB”.

The table below shows the reported high and low bid prices of the common stock during the fiscal years ended September 30, 2001 and 2002. During the periods shown below, the Bank did not pay dividends on its common stock.

	Bid		Ask
2001	High	Low	High	Low
Dec. 2000	13.875	13.000	17.000	13.500
Mar. 2001	21.000	14.063	21.250	14.375
June 2001	22.350	20.200	22.750	20.375
Sept. 2001	23.650	21.600	24.500	21.750

	Bid		Ask
2002	High	Low	High	Low
Dec. 2001	25.500	22.150	26.750	23.700
Mar. 2002	28.000	25.100	28.350	26.000
June 2002	29.010	25.500	29.500	26.290
Sept. 2002	35.530	25.200	38.000	25.730

Item 6.    Selected Financial Data

	Year Ended September 30,
	2002	2001	2000	1999	1998
	(In thousands, except per share data)
Summary of Operations
Total interest income	$29,266	$33,280	$32,091	$26,887	$23,668
Total interest expense	17,707	24,036	22,921	18,191	16,335

Net interest income	11,559	9,244	9,170	8,696	7,333
Provision for loan losses	87	(23)	51	110	119

Net interest income after provision for loan losses	11,472	9,267	9,119	8,586	7,214
Gain on sale of branch office	—	—	—	—	1,805
Other noninterest income	1,148	812	632	807	1,568
Noninterest expense	6,856	6,292	5,597	5,384	5,382

Income before income taxes	5,764	3,787	4,154	4,009	5,205
Income tax provision	2,226	1,462	1,583	1,565	2,010

Net income	$3,538	$2,325	$2,571	$2,444	$3,195

Basic Earnings per share	$2.69	$1.78	$1.98	$1.89	$2.50

Diluted Earnings per share	$2.48	$1.68	$1.90	$1.78	$2.31

Weighted Average Shares—Basic	1,313,158	1,304,075	1,296,615	1,291,868	1,280,291
Weighted Average Shares—Diluted	1,427,116	1,385,000	1,351,015	1,371,468	1,380,366

	September 30,
	2002	2001	2000	1999	1998
	(In thousands, except per share data)
Summary Financial Condition
Cash and cash equivalents	$2,578	$6,348	$1,065	$1,416	$238
Investments(1)	7,160	6,671	15,460	13,327	9,764
Mortgage-backed securities	119,262	113,603	105,545	108,261	103,002
Loans, net	326,697	346,035	338,315	310,947	241,747
All other assets	4,697	5,216	4,814	4,881	5,106

Total assets	$460,394	$477,873	$465,199	$438,832	$359,857

Deposits	$307,654	$328,233	$306,281	$296,118	$265,890
Borrowings	120,000	120,000	131,547	118,065	73,000
All other liabilities	2,157	2,664	2,856	2,729	1,522
Stockholders’ equity—restricted(2)	30,583	26,976	24,515	21,920	19,445

Total liabilities and stockholders’ equity .	$460,394	$477,873	$465,199	$438,832	$359,857

	Year Ended September 30,
	2002	2001	2000	1999	1998
Other Data
Return on average assets	.75%	.49%	.56%	.62%	.95%
Return on average equity	12.26	9.06	11.05	11.82	18.36
Average equity to average assets ratio	6.12	5.45	5.09	5.23	5.17
Equity to total assets	6.64	5.65	5.27	5.00	5.40
Interest rate spread(3):
End of period	2.55	2.15	1.55	1.95	2.05
Average during period	2.24	1.69	1.75	1.93	2.02
Net interest margin(4)	2.47	1.98	2.03	2.21	2.23
Average interest-earning assets to average interest-bearing liabilities	106.21	105.81	105.47	106.06	104.16
Non-performing assets to total assets at end of period	.03	.01	.06	.23	.30
Non-performing loans to total loans, net at end of period	.05	.01	.08	.16	.12
Number of full-service offices	5	5	4	4	4

(1)	Includes stock in the Federal Home Loan Bank (“FHLB”) of Atlanta and U.S. government and agency obligations.

(2)
Retained earnings is restricted by a liquidation account in the amount of approximately $1.75 million which was established upon conversion from mutual to stock form of ownership and by the capital requirements of federal regulations. In addition, a portion of retained earnings has been set aside to absorb possible tax bad debt losses. To the extent such allocated amounts are reduced for purposes other than tax bad debt losses, Equitable could be subject to additional income taxes. See Note 12 of Notes to Consolidated Financial Statements.

(3)	Difference between weighted average yield on all interest-earning assets and weighted average rate on all interest-bearing liabilities.

(4)	Net interest income divided by average interest-earning assets.

Please see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Capital” for a discussion of the Bank’ regulatory capital ratios.

Item 7.    Management’s Discussion and Analysis of Financial Condition and Results of Operation

Forward-Looking Statements

When used in this annual report or future filings by Equitable Bank with the Office of Thrift Supervision, in Equitable Bank’s press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimate”, “project”, or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Equitable Bank wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors-including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities, and competitive and regulatory factors could affect Equitable Bank’s financial performance and could cause Equitable Bank’s actual results for future periods to differ materially from those anticipated or projected.

Equitable Bank does not undertake and specifically disclaims any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

General

Equitable Bank’s results of operations are dependent primarily upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, primarily loans, mortgage-backed securities and investments, and interest expense on interest-bearing liabilities, which consist of savings deposits and borrowings. Results of operations are also dependent upon the level of Equitable Bank’s noninterest income, including fee income and service charges, and the level of its noninterest expenses, including its employee compensation, occupancy expenses, federal insurance premiums, and other general and administrative expenses. Equitable Bank’s results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, and actions of regulatory authorities.

Equitable Bank’s basic mission is to record core earnings while serving its local communities. In seeking to accomplish this mission, management has adopted a business strategy designed to (i) increase Equitable Bank’s well-capitalized position, (ii) manage Equitable Bank’s vulnerability to changes in interest rates, (iii) continue to control and maintain Equitable Bank’s asset quality by maintaining a low level of non-performing assets, (iv) improve Equitable Bank’s net interest income by increasing Equitable Bank’s interest-earning assets mainly through the origination of fixed and adjustable-rate one- to four-family residential mortgage loans which will be supplemented by commercial real estate loans (with a conservative “loan to value” ratio), adjustable-rate residential construction loans, adjustable-rate home equity loans, and the purchase of one-year adjustable-rate mortgage-backed securities, and by striving to increase Equitable Bank’s net interest margin via proper pricing of our loan and deposit products, (v) maintain operating expenses as a low percentage of assets, and (vi) provide additional growth to our core deposit base through the addition of new branches in high growth/high density locations. See “—Operating Strategies.”

In September 2002, the Board of Directors approved an agreement and plan of merger pursuant to which 100% of Equitable’s outstanding common stock would be acquired by BB&T Corporation. Under the terms of the agreement, each share of Equitable common stock will be exchanged for one share of BB&T common stock. The agreement is subject to the approval of Equitable shareholders and certain state and federal financial institution regulators. Preliminary proxy materials concerning the proposed merger with BB&T were filed with the Office of Thrift Supervision in November 2002. The merger is expected to be completed by March 31, 2003.

Critical Accounting Policies, Estimates and Judgements

The Bank’s financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgements that affect the reported amounts of assets, liabilities, revenue and expenses as well as the disclosure of contingent liabilities. Management continually evaluates its estimates and judgements including those related to the allowance for loan losses and income taxes. Management bases its estimates and judgements on historical experience and other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The company believes that of its significant accounting policies, the following may involve a higher degree of judgement or complexity.

Allowance for Loan Losses

The Bank maintains an allowance for loan losses based on management’s evaluation of the risks inherent in its loan portfolio and the general economy. Management classifies loans as substandard, doubtful or loss as required by federal regulations. Management provides a 100% reserve for all assets classified as loss. Further, management bases its estimates of the allowance on current economic conditions, actual loss experience and industry trends.

Income Taxes

The provision for income taxes is based on taxable income, tax credits and available net operating losses. The company records deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax bases of assets and liabilities. If enacted tax rates changed, the company would adjust the deferred tax assets and liabilities, through the provision for income taxes in the period of change, to reflect the enacted tax rate expected to be in effect when the deferred tax items reverse.

Financial Condition

Assets.    Cash and cash equivalents decreased from $6.35 million as of September 30, 2001, to $2.58 million as of September 30, 2002. Mortgage-backed securities increased $5.66 million, or 4.98%, from $113.60 million as of September 30, 2001, to $119.26 million as of September 30, 2002. This increase was mainly the result of Equitable Bank purchasing one-year adjustable-rate GinnieMae mortgage-backed securities. All of Equitable Bank’s mortgage-backed securities are classified as “held-to-maturity” as it is management’s intent to hold these securities to maturity.

Loans receivable decreased from $343.81 million as of September 30, 2001, to $324.13 million as of September 30, 2002. This decrease of $19.68 million, or 5.72%, was mainly the result of Equitable Bank experiencing increased prepayments as the result of declining interest rates. Also, Equitable Bank as the result of market demand, originated mainly fifteen-year and thirty-year fixed-rate one-to-four family residential mortgage loans, most of which were subsequently sold in the secondary market due to interest rate risk concerns. However, these sales resulted in Equitable Bank’s gain on sale of loans increasing by $313,000, from $213,000 for the year ended September 30, 2001, to $526,000 for the year ended September 30, 2002.

Liabilities.    Deposit accounts decreased $20.58 million, or 6.27%, from $328.23 million as of September 30, 2001, to $307.65 million as of September 30, 2002. This decrease was the result of Equitable Bank not aggressively retaining higher cost certificates of deposit as a result of cash flows generated by the loan portfolio due to refinancing activity during fiscal year 2002.

Borrowings (advances from the Federal Home Loan Bank) remained at $120.00 million as of September 30, 2002.

Results of Operations

Equitable Bank’s results of operations depend primarily on the level of its net interest income, noninterest income, and its control of operating expenses. Net interest income depends upon the volume of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them, respectively.

The following discussion compares the results of operations of Equitable Bank for the indicated periods. A further discussion of Equitable Bank’s operating strategies and asset/liability management follows.

Comparison of the Years Ended September 30, 2002 and September 30, 2001.

Net Income.    Net income for the year ended September 30, 2002, was $3.54 million, compared to net income of $2.33 million for the year ended September 30, 2001. This $1.21 million, or 51.93%, increase in net income for the year ended September 30, 2002, as compared to the year ended September 30, 2001, was the result of a $2.31 million increase in net interest income and a $336,000 increase in noninterest income. These increases were partially offset by a $764,000 increase in the income tax provision, a $564,000 increase in noninterest expense and a $110,000 increase in the provision for loan losses.

Interest Income.    Total interest income decreased $4.01 million, or 12.05%, from $33.28 million for the year ended September 30, 2001, to $29.27 million for the year ended September 30, 2002. This decrease was due to a decrease in the average yields on loans, mortgage-backed securities, investment securities and a decrease in the average balance of investment securities. These decreases were partially offset by an increase in the average balances of mortgage-backed securities and loans outstanding. Loan servicing fee income to net interest income was 1% and 2% for the years ended September 30, 2002, and September 30, 2001, respectively.

Interest on loans decreased $2.15 million, or 8.60%, to $22.85 million for the year ended September 30, 2002, from $25.00 million for the year ended September 30, 2001. This decrease was due to a lower average yield on loans outstanding which was partially offset by an increase in the average balance of loans outstanding. The average yield on loans decreased from 7.37% for the year ended September 30, 2001, to 6.70% for the year ended September 30, 2002. Equitable Bank’s average balance of loans outstanding increased by $1.70 million, from $339.39 million for the year ended September 30, 2001, to $341.09 million for the year ended September 30, 2002. Loans outstanding increased mainly through the origination of commercial real estate and residential construction loans.

Interest on mortgage-backed securities decreased $1.17 million, or 16.53%, to $5.91 million for the year ended September 30, 2002, from $7.08 million for the year ended September 30, 2001. This decrease was due to a lower average yield on mortgage-backed securities which was partially offset by an increase in the average balance of mortgage-backed securities. The average yield on mortgage-backed securities decreased from 6.58% for the year ended September 30, 2001, to 5.13% for the year ended September 30, 2002. Equitable Bank’s average balance of mortgage-backed securities increased by $7.67 million, or 7.13%, from $107.61 million for the year ended September 30, 2001, to $115.28 million for the year ended September 30, 2002.

Interest on investment securities decreased $695,000, or 58.40%, to $500,000 for the year ended September 30, 2002, from $1.19 million for the year ended September 30, 2001. This decrease was due to a decrease in both the average balance of investment securities and the average yield on investment securities. The average balance of investment securities decreased $8.30 million, or 43.14%, from $19.24 million for the year ended September 30, 2001, to $10.94 million for the year ended September 30, 2002. The average yield on investment securities decreased from 6.21% for the year ended September 30, 2001, to 4.57% for the year ended September 30, 2002.

Interest Expense.    Interest expense for the year ended September 30, 2002, was $17.71 million as compared to $24.04 million for the year ended September 30, 2001, which represented a decrease of $6.33 million, or 26.33%. This decrease was due to a decrease in the average cost of deposits and borrowings and a lower average balance of borrowings. These decreases were partially offset by an increase in the average balance of deposits.

Interest on deposits decreased $5.22 million, or 31.03%, from $16.82 million for the year ended September 30, 2001, to $11.60 million for the year ended September 30, 2002. This decrease resulted from a decrease in the average cost of deposits which was partially offset by a higher average balance of deposits. The average cost of deposits decreased from 5.33% for the year ended September 30, 2001, to 3.67% for the year ended September 30, 2002. The average balance of deposits increased by $671,000, from $315.61 million for the year ended September 30, 2001, to $316.28 million for the year ended September 30, 2002.

Other interest expense decreased $1.11 million, or 15.37%, to $6.11 million for the year ended September 30, 2002, from $7.22 million for the year ended September 30, 2001. This decrease resulted from a decrease in the average balance of borrowed funds and a lower average cost on borrowings for the year ended September 30, 2002. The average cost of borrowed funds decreased from 5.77% for the year ended September 30, 2001, to 4.94% for the year ended September 30, 2002. The average balance of borrowed funds decreased $1.33 million, or 1.06%, from $125.03 million for the year ended September 30, 2001, to $123.70 million for the year ended September 30, 2002.

Net Interest Income.    Net interest income for the year ended September 30, 2002, increased $2.32 million, or 25.11% to $11.56 million for the year ended September 30, 2002, from $9.24 million for the year ended

September 30, 2001. This increase was mainly the result of margin expansion as the result of a steepening yield curve environment.

Provision for Loan Losses.    Equitable Bank’s provision for loan losses increased $110,000, to $87,000 for the year ended September 30, 2002, compared to a recovery of $23,000 for the year ended September 30, 2001. This $110,000 increase in the provision for loan losses for the year ended September 30, 2002 was mainly the result of growth in commercial real estate and residential construction loans which resulted in higher general loan loss reserves.

The Asset Evaluation Committee (“Committee”) meets monthly to analyze and make adjustments, if necessary, to the loan loss reserve. The Committee classifies loans as substandard, doubtful, or loss, as required by federal regulations. Such an evaluation is necessary in order to meet the criteria for accrual of loss contingencies set forth in paragraph 8 of Statement of Financial Accounting Standards No.5 (“SFAS 5”).

The allowance for loan losses represents management’s estimate of probable credit losses presently inherent in our loan portfolio. The determination of the allowance for residential, commercial and construction loans, involves the monitoring of delinquency, default, and loss rates (among other factors that determine portfolio risk) and an assessment of current economic conditions, particularly in geographic areas where we have significant concentrations. Loss factors are based on the analysis of the historical performance of these loans and an assessment of portfolio trends and conditions, as well as specific risk factors impacting the loans. These factors are then applied to the total of the loans in each category in the loan portfolio.

In estimating the amount of probable loan losses presently inherent in our loan portfolio, various judgments and assumptions are made. For example, when assessing the condition of the overall economic environment, assumptions are made regarding market conditions and their impact on the loan portfolio. In the event the economy were to continue its current downturn for a prolonged period of time, the loss factors applied to our portfolio may need to be revised, which may significantly impact the measurement of the allowance for loan losses. These factors include, but are not limited to, general economic and business conditions affecting the key lending areas of the Bank, credit quality and collateral value trends, loan concentrations, specific industry conditions within portfolio segments and recent loss experience. In addition, for impaired loans that are collateral-dependent, the estimated fair value of the collateral may deviate significantly from the proceeds received when the collateral is sold.

The Committee concluded that, based on the results of these analyses, an increase in the loan loss provision of $87,000 was warranted. The Committee documents the calculation as part of the minutes of the meeting.

The allowance for loan losses as a percent of loans outstanding was .26% and .22% for the years ended September 30, 2002, and 2001, respectively. Management believes that the loan loss reserves are adequate based on information available at the end of the respective periods.

Noninterest Income.    Noninterest income for the year ended September 30, 2002, totaled $1.15 million as compared to $813,000 for the year ended September 30, 2001. This $336,000, or 41.33%, increase was mainly the result of gain on sale of loans increasing by $313,000, from $213,000 for the year ended September 30, 2001, to $526,000 for the year ended September 30, 2002. This increase was mainly the result of Equitable Bank selling thirty-year and fifteen-year fixed-rate one-to-four family residential mortgage loans that were originated during the year ended September 30, 2002. Also, other service fee income increased by $53,000, or 16.11%, from $329,000 for the year ended September 30, 2001, to $382,000 for the year ended September 30, 2002. This increase was mainly the result of the opening of the Rockville branch at King Farm coupled with Equitable Bank increasing non-interest bearing checking accounts over the past year. These increases were partially offset by loan servicing fee income decreasing by $25,000, or 14.71%, from $170,000 for the year ended September 30, 2001, to $145,000 for the year ended September 30, 2002. This decrease has been the result of Equitable Bank pursuing a policy of selling mortgage loans with servicing released in order to increase gains and competitiveness. This has led to the mortgage servicing portfolio decreasing as the result of prepayments and normal amortization of loans.

Noninterest Expenses.    Noninterest expense for the year ended September 30, 2002, totaled $6.86 million compared to $6.29 million for the year ended September 30, 2001. This $564,000, or 8.97%, increase was mainly the result of compensation and benefit expense increasing by $401,000, or 11.39%, from $3.52 million for the year ended September 30, 2001, to $3.92 million for the year ended September 30, 2002. This increase was mainly the result of normal salary increases coupled with the opening of the new Rockville branch located at King Farm. Other expenses increased by $150,000, from $2,000 for the year ended September 30, 2001, to $152,000 for the year ended September 30, 2002. This increase was mainly the result of $150,000 in merger related legal expenses. Also, occupancy and equipment expense increased by $51,000, or 6.75%, from $755,000 for the year ended September 30, 2001, to $806,000 for the year ended September 30, 2002. This increase was mainly the result of the opening of the new Rockville branch located at King Farm. These increases were partially offset by administrative and general expense decreasing by $39,000, or 1.94%, from $2.01 million for the year ended September 30, 2001, to $1.98 million for the year ended September 30, 2002. This decrease has been the continued result of a concerted company-wide effort to reduce operating expenses as a percentage of assets by improving operating efficiencies and exercising tight cost control measures.

Income Taxes.    Equitable Bank’s provision for income taxes increased $764,000 or 52.33%, from $1.46 million for the year ended September 30, 2001, to $2.23 million for the year ended September 30, 2002. This increase was mainly the result of Equitable Bank’s income before taxes increasing by $1.97 million, or 51.98%, from $3.79 million for the year ended September 30, 2001, to $5.76 million for the year ended September 30, 2002.

Comparison of the Years Ended September 30, 2001 and September 30, 2000.

Net Income.    Net income for the year ended September 30, 2001, was $2.33 million, compared to net income of $2.57 million for the year ended September 30, 2000. This $245,000, or 9.53%, decrease in net income for the year ended September 30, 2001 was the result of a $695,000 increase in noninterest expense. This decrease was partially offset by a $181,000 increase in noninterest income, a $121,000 decrease in the income tax provision, a $74,000 increase in net interest income and a $74,000 decrease in the provision for loan losses.

Interest Income.    Total interest income increased $1.19 million, or 3.71%, from $32.09 million for the year ended September 30, 2000, to $33.28 million for the year ended September 30, 2001. This increase was due to an increase in the average balances of loans outstanding and investment securities, and increases in the average yields on loans outstanding and mortgage-backed securities. These increases were partially offset by a lower average balance of mortgage-backed securities and a decrease in the average yield on investment securities. Loan servicing fee income to net interest income was 2% for the both the years ended September 30, 2001, and 2000.

Interest on loans increased $1.04 million, or 4.34%, to $25.00 million for the year ended September 30, 2001, from $23.96 million for the year ended September 30, 2000. This increase was due primarily to an increase in the average balance of loans outstanding and also to a higher average yield on loans outstanding. Equitable Bank’s average balance of loans outstanding increased by $10.76 million, or 3.27%, from $328.63 million for the year ended September 30, 2000, to $339.39 million for the year ended September 30, 2001. This increase was mainly the result of Equitable Bank successfully implementing its loan origination strategy of offering competitive rates and timely service coupled with increasing market penetration throughout the area. Loans outstanding increased mainly through the origination of commercial real estate loans, construction loans and one- to four-family residential mortgage loans which is in conjunction with Equitable Bank’s business strategy of improving interest income by increasing interest-earning assets that exhibit high quality, low risk characteristics. The average yield on loans increased from 7.29% for the year ended September 30, 2000, to 7.37% for the year ended September 30, 2001.

Interest on mortgage-backed securities increased $41,000, to $7.08 million for the year ended September 30, 2001, from $7.04 million for the year ended September 30, 2000. This increase was due primarily to a higher average yield on mortgage-backed securities which was partially offset by a decrease in the average balance of mortgage-backed securities. The average yield on mortgage-backed securities increased from 6.47% for the year ended September 30, 2000, to 6.58% for the year ended September 30, 2001. Equitable Bank’s average balance of mortgage-backed securities decreased by $1.27 million, or 1.17%, from $108.88 million for the year ended September 30, 2000, to $107.61 million for the year ended September 30, 2001. This decrease was the result of Equitable Bank growing interest-earning assets through the origination of commercial real estate loans, construction loans, and one-to four-family residential mortgage loans without having to supplement growth by purchasing mortgage-backed securities.

Interest on investment securities increased $102,000, or 9.36%, to $1.19 million for the year ended September 30, 2001, from $1.09 million for the year ended September 30, 2000. This increase was due to a higher average balance of investment securities which was partially offset by a decrease in the average yield on investment securities. The average balance of investment securities increased $3.96 million, or 25.92%, from $15.28 million for the year ended September 30, 2000, to $19.24 million for the year ended September 30, 2001. The average yield on investment securities decreased from 7.15% for the year ended September 30, 2000, to 6.21% for the year ended September 30, 2001.

Interest Expense.    Interest expense for the year ended September 30, 2001, was $24.04 million as compared to $22.92 million for the year ended September 30, 2000, which represented an increase of $1.12 million, or 4.89%. This increase was due to an increase in the average balance of deposits and a higher average cost of deposits. This increase was partially offset by a decrease in the average balance on borrowings and a lower average cost of borrowings.

Interest on deposits increased $1.25 million, or 8.03%, from $15.57 million for the year ended September 30, 2000, to $16.82 million for the year ended September 30, 2001. This increase resulted from increases in the average balance of deposits and a higher average cost of deposits for the year ended September 30, 2001. The average balance of deposits increased by $12.75 million, or 4.21%, from $302.86 million for the year ended September 30, 2000, to $315.61 million for the year ended September 30, 2001. This increase was the result of Equitable Bank competitively pricing its deposits close to prevailing market rates as part of its strategy to attract new deposits and retain the majority of maturing deposits. Also, during fiscal 2001 Equitable Bank experienced increased deposits as the result of the economic uncertainty and the extreme volatility of the stock market which resulted in customers seeking preservation of capital. These new deposit inflows were utilized to fund the growth of interest-earning assets experienced during fiscal year 2001. The average cost of deposits increased from 5.14% for the year ended September 30, 2000, to 5.33% for the year ended September 30, 2001.

Other interest expense decreased $132,000, or 1.80%, to $7.22 million for the year ended September 30, 2001, from $7.35 million for the year ended September 30, 2000. This decrease resulted from a decrease in the average balance of borrowed funds and a lower average cost of borrowings for the year ended September 30, 2001. The average balance of borrowed funds decreased $1.42 million, or 1.12%, from $126.45 million for the year ended September 30, 2000, to $125.03 million for the year ended September 30, 2001. The average cost of borrowed funds decreased from 5.81% for the year ended September 30, 2000, to 5.77% for the year ended September 30, 2001.

Net Interest Income.    Net interest income for the year ended September 30, 2001, increased $74,000, to $9.24 million for the year ended September 30, 2001, from $9.17 million for the year ended September 30, 2000.

Provision for Loan Losses.    Equitable Bank’s provision for loan losses decreased $74,000, to a recovery of $23,000 for the year ended September 30, 2001, compared to a provision of $51,000 for the year ended September 30, 2000. This $74,000 decrease in the provision for loan losses for the year ended September 30, 2001, was mainly the result of a decrease in delinquent loans, fewer charge offs, and increased recoveries on consumer loans.

The allowance for loan losses as a percent of loans outstanding was .22% for both the years ended September 30, 2001, and 2000. Management believes that the loan loss reserves are adequate based on information available at the end of the respective periods.

Noninterest Income.    Noninterest income for the year ended September 30, 2001, totaled $813,000 as compared to $632,000 for the year ended September 30, 2000. This $181,000, or 28.64%, increase was mainly the result of gains on sale of loans increasing by $183,000, from $30,000 for the year ended September 30, 2000, to $213,000 for the year ended September 30, 2001. This increase was mainly the result of Equitable Bank selling thirty-year and fifteen-year fixed-rate one-to-four family residential mortgage loans that were originated during the year ended September 30, 2001. This increase was partially offset by loan servicing fee income decreasing by $22,000, or 11.46%, from $192,000 for the year ended September 30, 2000, to $170,000 for the year ended September 30, 2001. This decrease has been the result of Equitable Bank pursuing a policy of selling mortgage loans with servicing released in order to increase gains and competitiveness. This has led to the mortgage servicing portfolio decreasing as the result of prepayments and normal amortization of loans.

Noninterest Expenses.    Noninterest expense for the year ended September 30, 2001, totaled $6.29 million compared to $5.60 million for the year ended September 30, 2000. This $695,000, or 12.41%, increase was mainly the result of compensation and benefit expense increasing by $355,000, or 11.20%, from $3.17 million for the year ended September 30, 2000, to $3.52 million for the year ended September 30, 2001. This increase was mainly the result of normal salary increases coupled with the opening of the new Rockville branch located at King Farm. Also, administrative and general expense increased by $88,000, or 4.56%, from $1.93 million for the year ended September 30, 2000, to $2.01 million for the year ended September 30, 2001, and occupancy and equipment expense increased by $94,000, or 14.22%, from $661,000 for the year ended September 30, 2000, to $755,000 for the year ended September 30, 2001. These increases were mainly the result of startup/operating costs associated with the opening of the new Rockville branch located at King Farm. The recovery for losses on real estate decreased by $177,000, to $0 for the year ended September 30, 2001. The recovery in the prior year was the direct result of the Bank reducing the specific reserve on real estate owned as the property is sold.

Income Taxes.    Equitable Bank’s provision for income taxes decreased $121,000 or 7.66%, from $1.58 million for the year ended September 30, 2000, to $1.46 million for the year ended September 30, 2001. This $121,000 decrease was mainly the result of Equitable Bank’s income before taxes decreasing by $366,000, or 8.82%, from $4.15 million for the year ended September 30, 2000, to $3.79 million for the year ended September 30, 2001. This decrease was partially offset as the result of Equitable Bank’s effective tax rate increasing from 38.12 % for the year ended September 30, 2000, to 38.61% for the year ended September 30, 2001.

The following table presents for the periods indicated the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances, including nonaccrual loans.

	September 30, 2002(1)	Year Ended September 30,
		2002			2001			2000
	Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Yield/Rate
							(Dollars in Thousands)
Interest-earning assets:
Loans receivable	6.62%	$341,089	$22,853	6.70%	$339,394	$25,005	7.37%	$328,630	$23,958	7.29%
Mortgage-backed securities	5.00	115,278	5,913	5.13	107,611	7,081	6.58	108,884	7,040	6.47
Investment securities, U.S. treasury securities and cash equivalents	4.28	10,940	500	4.57	19,244	1,195	6.21	15,283	1,093	7.15

Total interest-earning assets	6.15	$467,307	$29,266	6.26	$466,249	$33,281	7.14	$452,797	$32,091	7.09

Interest-bearing liabilities:
Savings deposits	0.60	51,548	416	0.81	43,798	728	1.66	$44,864	$874	1.95
Time deposits	3.64	264,734	11,185	4.22	271,813	16,088	5.92	258,000	14,696	5.70
FHLB advances	4.92	123,701	6,106	4.94	122,523	7,045	5.75	113,304	6,549	5.78
Securities sold under agreements to repurchase	—	—	—	—	2,505	175	6.99	13,150	802	6.10

Total interest-bearing liabilities	3.60	$439,983	$17,707	4.02	$440,639	24,036	5.45	$429,318	$22,921	5.34

Net interest income; interest rate spread	2.55%		$11,559	2.24%		$9,245	1.69%		$9,170	1.75%

Net earning assets; net yield on average interest-earning assets		$27,324	2.47%		$25,610	1.98%		$23,479	2.03%

Average interest-earning assets to average interest-bearing liabilities		106.21%			105.81%			105.47%

[33448.

(1)	Based on stated rates at September 30, 2002.

The following table presents the yields received on loans, investments, and other interest-earning assets, the rates paid on savings deposits and borrowings and the resultant interest rate spreads for the periods and at the dates indicated. Weighted average balances are based on monthly balances.

	September 30,
	2002	2001	2000
Weighted average yield on:
Loans receivable	6.62%	7.27%	7.48%
Investment securities and other	4.28%	5.01%	6.73%
Mortgage-backed securities	5.00%	6.45%	6.85%
Combined weighted average yield on interest-earning assets	6.15%	7.01%	7.31%

Weighted average rate paid on:
Savings deposits	3.10%	4.79%	5.63%
Borrowings	4.92%	5.10%	6.11%
Combined weighted average rate paid on interest-bearing liabilities	3.60%	4.86%	5.76%
Spread	2.55%	2.15%	1.55%

	Year Ended September 30,
	2002	2001	2000
Average yield on:
Loans receivable	6.70%	7.37%	7.29%
Investment securities and other	4.57%	6.21%	7.15%
Mortgage-backed securities	5.13%	6.58%	6.47%
Combined average yield on interest-earning assets	6.26%	7.14%	7.09%
Average rate paid on:
Savings deposits	3.67%	5.33%	5.14%
Borrowings	4.94%	5.77%	5.81%
Combined average rate paid on interest-bearing liabilities	4.02%	5.45%	5.34%
Spread	2.24%	1.69%	1.75%
Net interest margin (net interest earnings divided by average interest-earning assets)	2.47%	1.98%	2.03%

The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the increase related to changes in balances and that due to changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume which cannot be segregated have been allocated proportionately to the change due to volume and the change due to rate.

	Year Ended September 30,
	2002 vs. 2001			2001 vs. 2000
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable	$124	$(2,276)	$(2,152)	$788	$258	$1,046
Mortgage-backed securities	477	(1,644)	(1,167)	(83)	124	41
Investments	(431)	(264)	(695)	259	(157)	102

Total interest-earning assets	$170	$(4,184)	$(4,014)	$964	$225	$1,189

Interest-bearing liabilities:
Savings deposits	$(409)	$(4,494)	$(4,903)	$(20)	$(125)	(145)
Time deposits	114	(426)	(312)	804	588	1,392
FHLB advances and other borrowings	(76)	(1,038)	(1,114)	(83)	(49)	(132)

Total interest-bearing liabilities	$(371)	$(5,958)	$(6,329)	$701	$414	$1,115

Net interest income			$2,315			$74

Operating Strategies

Equitable Bank, in an effort to increase long-term franchise value and maximize shareholder value, has formulated and implemented a strategic plan designed to achieve stable and improved operating income and to strengthen capital, while continuing to implement Equitable Bank’s asset/liability management program and manage credit risks in the loan portfolio. Among the steps taken to implement this strategy have been (a) the increase in net interest income and the reduction of interest rate sensitivity through the origination and sale (as market conditions permit) of one- to four-family residential long-term fixed-rate mortgage loans, the origination of adjustable-rate mortgage loans for retention in the loan portfolio, origination of adjustable-rate home equity loans, origination of commercial real estate loans (with a conservative loan to value ratio), origination of adjustable-rate residential construction loans, and the purchase of one-year adjustable-rate mortgage-backed securities; (b) the maintaining of controls on operating costs as Equitable Bank’s asset base has increased in order to reduce our operating costs to assets ratio and provide Equitable Bank with a competitive advantage; (c) the reduction of non-performing assets and maintenance of high credit quality standards on all loan products; and (d) the maximization of our deposit base at Equitable Bank’s five branch locations to increase operating efficiencies as well as the future opening of new branches in high growth and high density locations.

Increasing Net Interest Income.    Equitable Bank has increased net interest income by $4.23 million, or 57.71%, from $7.33 million as of September 30, 1998, to $11.56 million as of September 30, 2002. This increase was mainly the result of Equitable Bank increasing its loans receivable portfolio by $86.04 million, or 36.14%, from $238.09 million as of September 30, 1998, to $324.13 million as of September 30, 2002. This increase was the result of Equitable Bank successfully achieving greater market penetration of its loan products through both competitive pricing strategies and the utilization of loan solicitors. Equitable Bank, in an effort to maximize asset yields, increased commercial real estate loans by 53% and construction loans by 22% during the year ended September 30, 2002.

Control of Operating Expenses.    Equitable Bank, through a concerted company-wide effort, has controlled operating expenses by improving operating efficiencies, increasing productivity, increasing automation, and exercising tight cost control measures. Administrative and general expense has increased only $148,000, or 8.09%, from $1.83 million for the year ended September 30, 1998, to $1.98 million for the year ended September 30, 2002. Equitable Bank has achieved this as assets have increased by $100.53 million, or 27.94%, from $359.86 million as of September 30, 1998, to $460.39 million as of September 30, 2002. Also, the operating cost/average asset ratio has only experienced a minimal increase from 1.39% as of September 30, 1998, to 1.42% as of September 30, 2002. As a direct result of Equitable Bank maintaining control of operating expenses as it has continued to grow its assets, Equitable Bank has been able to operate profitably on a lower net interest margin. This has enabled Equitable to be more competitive on both interest paid on deposits and interest rates offered on loan products.

Reduction of Non-Performing Assets and Minimization of Credit Risk.    Due to concerns regarding the level and credit quality of land acquisition, development and construction loans and increased regulatory capital requirements, Equitable Bank curtailed these lending activities in the early 90’s. These lending activities have been replaced with increased originations of one- to four-family residential mortgage loans, residential construction loans, commercial real estate loans, home equity loans, and increased purchases of one-year adjustable-rate and fifteen-year fixed-rate FHLMC, FNMA, and GNMA mortgage-backed securities. These assets exhibit high quality, low credit risk characteristics. As a result of reducing credit risk and diligently pursuing reductions in non-performing assets, Equitable Bank’s non-performing loans have decreased by $917,000, or 86.51%, from $1.06 million as of September 30, 1998, to $146,000 as of September 30, 2002.

Maximization of Branch Deposits and the Opening of Future Branches.    Equitable Bank has increased branch deposits by $41.76 million, or 15.71%, from $265.89 million as of September 30, 1998, to $307.65 million as of September 30, 2002, as the direct result of competitive pricing, aggressive marketing, and the improvement of our sales culture with emphasis on excellent customer service. During the past few years, Equitable Bank has further improved customer service through the implementation of telephone banking, establishment of a home page (“eqsb.com”) which allows internet banking, introduction of a check card and by offering a brokerage service (“UVEST”) to provide alternative investments for our customers. Also, Equitable Bank expanded its branch system by one branch in fiscal 2001. Equitable Bank increased noninterest-bearing checking accounts by 25% during the year ended September 30, 2002.

Item 7A.    Quantitative and Qualitative Disclosures About Market Risks

Interest rate risk is the most significant market risk affecting the Bank. Other types of market risk, such as foreign currency exchange rate risk and commodity price risk, do not arise in the normal course of the Bank’s business activities.

Interest rate risk is defined as an exposure to a movement in interest rates that could have an adverse effect on the Bank’s net interest income. Net interest income is susceptible to interest rate risk to the degree that interest-bearing liabilities mature or reprice on a different basis than earning assets. When interest-bearing liabilities mature or reprice more quickly than earning assets in a given period, a significant increase in market rates of interest could adversely affect net interest income. Similarly, when earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could result in a decrease in net interest income.

In an attempt to manage its exposure to changes in interest rates, management monitors Equitable Bank’s interest rate risk. Management has established an asset/liability committee consisting of the President, the Executive Vice President-Chief Operating Officer/Chief Financial Officer, the Senior Vice President-Treasurer, the Vice President-Controller, the Executive Vice President-Lending, and the Senior Vice President-Secretary/Mortgage Lending which meets quarterly (or more frequently as appropriate) and reviews the Bank’s interest rate risk position and profitability, and recommends strategies for consideration by the Board of Directors. Management also reviews loan and deposit pricing and the Bank’s investment portfolio, formulates investment and funding strategies and oversees the timing and implementation of transactions to assure attainment of the Board’s objectives in the most effective manner. Notwithstanding the Bank’s interest rate risk management activities, the potential for changing interest rates is an uncertainty that can have an adverse effect on net interest income.

In response to customer demand, Equitable Bank has continued to originate thirty-year fixed-rate mortgage loans, and has sold the majority of these loans in the secondary market in order to maintain an acceptable interest rate sensitivity position. In periods of falling interest rates, Equitable Bank experiences substantial prepayments of its ARM and fixed-rate loans due to refinancing to lower yielding fixed-rate mortgages, which results in the reinvestment of these proceeds at market rates which are lower than rates previously in place.

In adjusting Equitable Bank’s asset/liability position, the Board of Directors and management attempt to manage the Bank’s interest rate risk while enhancing net interest margin. The Bank’ results of operations and net portfolio values remain vulnerable to changes in interest rates and to fluctuations in the difference between long- and short-term interest rates.

Consistent with the asset/liability management philosophy described above, the Bank has taken steps to manage its interest rate risk by attempting to match the repricing periods of its earning assets to its interest-bearing liabilities.

The following table sets forth, at September 30, 2002, an analysis of the Bank’s interest rate risk as measured by the estimated changes in net present value (“NPV”) resulting from instantaneous and sustained parallel shifts in the yield curve (±300 basis points, measured in 100 basis point increments).

Change in Interest Rates (Basis Points)	Estimated NPV Amount	Estimated Increase (Decrease) in NPV
		Amount	Percent
	(Dollars in Thousands)
+300	20,567	(7,729)	(27.31)%
+200	25,402	(2,894)	(10.23)%
+100	28,029	(267)	(0.94)%
—	28,296	—	—
-100	26,960	(1,336)	(4.72)%
-200	(a)	(a)	(a)
-300	(a)	(a)	(a)

(a)	due to the abnormally low prevailing interest rate environment no NPV estimates were provided for the -200 and -300 interest rate scenarios.

Certain assumptions utilized in assessing the interest rate risk of thrift institutions were employed in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates and the market values of certain assets under the various interest rate scenarios. It was also assumed that delinquency rates will not change as a result of changes in interest rates although there can be no assurance that this will be the case. Even if interest rates change in the designated amounts, there can be no assurance that the Bank’s assets and liabilities would perform as set forth above. In addition, a change in U.S. Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause significantly different changes to the NPV than indicated above.

Liquidity and Capital Resources

Equitable Bank’s primary sources of funds are deposits, proceeds from principal and interest payments on loans, and FHLB of Atlanta advances. While maturities and scheduled amortization of loans and mortgage-related securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

The primary investing activity of Equitable Bank is the origination of loans. During the years ended September 30, 2002, and 2001, Equitable originated loans in the amounts of $207.29 million and $142.87 million, respectively.

The sources and uses of cash flows for Equitable Bank are generated by operating activities, investing activities and financing activities. During the years ended September 30, 2002 and 2001, the net cash provided (used) by operating activities was $3.33 million and $(591,000), respectively. The operating activity during fiscal 2002 and fiscal 2001 that used significant cash flows was origination of loans held for sale. The operating activity during fiscal 2002 and fiscal 2001 that provided significant cash flows was the sale of loans held for sale. During the years ended September 30, 2002 and 2001, the net cash provided (used) by investing activities was $13.51 million and $(4.38) million, respectively. The investing activity during the year ended September 30, 2002 that provided cash flows was the decrease in loans as the result of declining interest rates which resulted in a high volume of refinancing activity. The investing activities during fiscal year 2001 that utilized significant cash flows were the purchases of mortgage-backed securities and the origination of loans that resulted from Equitable’s strategic business plan to grow interest-earning assets during the year ended September 30, 2001. During the years ended September 30, 2002 and 2001, the net cash provided (used) by financing activities was $(20.60) million and $10.25 million, respectively. The financing activity during the year ended September 30, 2002 that provided cash flows was the decrease in deposits as the result of Equitable Bank not aggressively retaining higher cost certificates of deposit as a result of cash flows generated by the loan portfolio due to refinancing activity during fiscal year 2002. The financing activities during fiscal year 2001 that provided significant cash flows were borrowing mainly through FHLB advances and increasing deposits to fund Equitable’s growth of interest-earning assets. During the years ended September 30, 2002 and 2001, the net increase (decrease) in cash and cash equivalents was $(3.77) million and $5.28 million, respectively.

Liquidity management for Equitable Bank is both a daily and long-term function of Equitable Bank’s management strategy. Excess funds are generally invested in short-term investments such as federal funds. In the event that Equitable Bank should require funds beyond its ability to generate them internally, additional sources of funds are available through the use of FHLB of Atlanta advances and repurchase agreements.

Equitable Bank is required to maintain adequate levels of liquid assets. This requirement may vary at the discretion of the OTS depending upon economic conditions and deposit flows. Equitable Bank’s liquidity ratio at September 30, 2002, and September 30, 2001, was 40.01% and 33.49%, respectively.

Equitable Bank’s most liquid assets are cash and cash equivalents, which include investments in highly liquid, short-term investments. The levels of these assets are dependent on Equitable Bank’s operating, financing, and investing activities during any given period. At September 30, 2002 and 2001, cash and cash equivalents totaled $2.58 million and $6.35 million, respectively.

At September 30, 2002, Equitable Bank had outstanding loan origination commitments of $1.59 million. Equitable Bank also had extended to borrowing customers unused lines of credit under existing home equity line of credit loans and unsecured consumer line of credit loans totaling $22.49 million at September 30, 2002. Also, Equitable Bank had construction line of credit loans (loans in process or “LIP”) totaling $20.41 million as of September 30, 2002. Equitable Bank anticipates that it will have sufficient funds available to meet its current loan commitments. Certificates of deposit held by customers of Equitable Bank which are scheduled to mature in one year or less at September 30, 2002, totaled $129.82 million. Equitable Bank anticipates, although there can be no assurance, retaining the majority of these deposits by offering competitive interest rates. Equitable Bank has a collateral pool of approximately $209.43 million consisting primarily of residential one- to four-family mortgage loans and mortgage-backed securities which are available to secure borrowings from the Federal Home Loan Bank of Atlanta and other sources providing Equitable Bank meets certain requirements, all of which Equitable Bank is confident it can fulfill.

Contractual Commitments and Obligations

The following summarizes the company’s contractual cash obligations and commitments, including maturing certificates of deposit, as of September 30, 2002 and the effect these obligations may have on liquidity and cash flow in future periods.

	Total	Less Than One Year	One to Three Years	Three to Five Years	After Five Years
	(Dollars in Thousands)
FHLB advances	$120,000	$39,000	$11,000	$—	$70,000
Operating leases	5,511	800	1,600	1,600	1,511

	$125,511	$39,800	$12,600	$1,600	$71,511

Other Commitments
	Total	Less Than One Year	One to Three Years	Three to Five Years	After Five Years
	(Dollars in Thousands)
Certificate of deposit maturities	$252,983	$129,822	$87,002	$36,159	$—
Loan originations	1,588	1,588	—	—	—
Construction loans in process	20,414	20,414	—	—	—
Unfunded lines of credit	22,490	22,490	—	—	—
Standby letters of credit	50	50	—	—	—

	$297,525	$174,364	$87,002	$36,159	$—

Capital

Federally insured savings associations, such as Equitable Bank, are required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to such savings associations. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The OTS is also authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

The following table sets forth Equitable’s compliance with each of the above-described capital requirements as of September 30, 2002. Equitable Bank is considered a well capitalized institution based upon its capital ratios at September 30, 2002.

	Requirement		Equitable Actual		Excess
	%*	$	%*	$	%*	$
	(Dollars in Thousands)
Tangible Capital	1.50%	6,906	6.64%	30,583	5.14%	23,677
Core Capital	4.00	18,416	6.64%	30,583	2.64	12,167
Tier 1 Risk-Based	4.00	9,397	13.02%	30,583	9.02	21,186
Risk-Based Capital**	8.00	18,975	13.38%	31,432	5.38	12,457

*
Tangible and core capital figures are determined as a percentage of total adjusted assets; risk-based capital figures are determined as a percentage of risk-weighted assets in accordance with OTS regulations.

**	Total Capital includes general loan loss reserves of $849,000.

Impact of Inflation and Changing Prices

The consolidated financial statements and notes thereto presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of Equitable Bank’s operations. Unlike most industrial companies, nearly all the assets and liabilities of Equitable Bank are monetary in nature. As a result, interest rates have a greater impact on Equitable Bank’s performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Impact of New Accounting Standards

In June of 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” This Statement amends SFAS No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies.” SFAS No. 143 applies to all entities and addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. All asset retirement obligations that fall within the scope of this Statement and their related asset retirement costs will be accounted for consistently, resulting in comparability among financial statements of different entities. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Equitable Bank will adopt SFAS No. 143 on October 1, 2002. The adoption of this statement is not expected to have a material impact on Equitable Bank’s financial position or results of operations.

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” was issued during the third quarter of 2001. SFAS No. 144 supercedes both SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets to Be Disposed Of,” which previously governed impairment of long-lived assets, and the portions of APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” which addressed the disposal of a business segment. This Statement improves financial reporting by requiring one accounting model be used for long-lived assets to be disposed of by sale and by broadening the presentation of discontinued operations to include more disposal transactions. Equitable Bank will adopt SFAS No. 144 effective October 1, 2002, and management does not anticipate it having a material impact on Equitable Bank’s financial position or results of operations.

In May of 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002.” This statement rescinds

Statements No. 4 and 64, “Reporting Gains and Losses from Extinguishment of Debt” and “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements,” respectively, and restricts the classification of early extinguishment of debt as an extraordinary item to the provisions of APB Opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” The statement also rescinds Statement No. 44, “Accounting for Intangible Assets of Motor Carriers,” which is no longer necessary because the transition to the provisions of the Motor Carrier Act of 1980 is complete. The Statement also amends Statement No. 13, “Accounting for Leases,” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Finally, the statement makes various technical corrections to existing pronouncements which are not considered substantive.

The provisions of this Statement relating to the rescission of Statement No. 4 and 64 are effective for fiscal years beginning after May 15, 2002. The provisions relating to amendments of Statement No. 13 are effective for transactions initiated after May 15, 2002, and all other provisions are effective for transactions initiated after May 15, 2002. Additionally, there is retroactive application for any gain or loss on extinguishment of debt that was classified as extraordinary in a prior period that does not meet the criteria in Opinion No. 30, requiring reclassification of this gain or loss. With the exception of the rescission of Statement No. 4 and 64, Equitable Bank adopted the provisions of this Statement, and it did not have a material impact on its financial position or results of operations. The provisions relating to the rescission of Statement No. 4 and 64, which will eliminate the extraordinary treatment for extinguishment of debt, will be adopted October 1, 2002. Equitable Bank does not expect the remaining provisions of this Statement to have a material impact on its financial position or results of operations.

In August 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. This Statement nullifies the guidance of the Emerging Issues Task Force (“EITF”) in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. In SFAS No. 146, the Board acknowledges that an entity’s commitment to a plan does not, by itself, create a present obligation to other parties that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for the initial measurement of the liability. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. Equitable Bank will adopt the provisions of this Statement effective January 1, 2003. Management does not anticipate that the implementation of this Statement will have a material impact on the Company’s financial position or results of operations.

In October 2002, the FASB issued SFAS No. 147, “Acquisitions of Certain Financial Institutions.” This statement amended SFAS No. 72 and 144 to provide interpretive guidance on the application of the purchase method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, this Statement removes acquisitions of financial institutions from the scope of SFAS No. 72 and FASB Interpretation No. 9. This Statement amends SFAS No. 144 to include in its scope long-term customer-relationship intangible assets such as core deposit intangibles. Accordingly, these intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that SFAS No. 144 requires for other long-lived assets that are held and used. This Statement is effective for acquisitions consummated on or after October 1, 2002. Equitable Bank believes that adoption of this Statement will have no impact on its financial position or results of operations.

Item 8.    Financial Statements and Supplementary Data

Independent Auditors’ Report

Board of Directors and Stockholders
Equitable Bank

We have audited the accompanying consolidated statements of financial condition of Equitable Bank and Subsidiary as of September 30, 2002 and 2001 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 2002. These financial statements are the responsibility of Equitable Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Equitable Bank and Subsidiary at September 30, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

Washington, D.C.
October 30, 2002

Equitable Bank and Subsidiary

Consolidated

September 30,	2002	2001

Assets
Cash and cash equivalents (Note 8)	$2,577,621	$6,348,113
Investment securities (Note 5)	7,160,143	6,670,574
Loans held for sale (Note 1)	2,567,077	2,224,093
Loans receivable, net (Notes 1, 10 and 18)	324,130,090	343,811,396
Mortgage backed securities (Notes 6 and 11)	119,261,878	113,602,800
Accrued interest receivable (Notes 1 and 3)	2,289,870	3,019,070
Premises and equipment, net (Note 7)	1,009,737	1,159,153
Prepaid expenses and other assets (Notes 12 and 14)	1,397,223	1,037,658

	$460,393,639	$477,872,857

Liabilities and Stockholders’ Equity
Liabilities
Deposits (Note 9)	$307,654,013	$328,233,327
Advances from Federal Home Loan Bank (Note 10)	120,000,000	120,000,000
Advances from borrowers for taxes and insurance	416,009	509,882
Accounts payable, accrued expenses and other liabilities	1,740,824	2,153,269

Total liabilities	429,810,846	450,896,478

Commitments and Contingencies (Notes 13, 14 and 20)
Stockholders’ Equity (Notes 15 and 16)
Common stock, $.01 par value—4,000,000 shares authorized; 1,315,620 and 1,309,727 shares outstanding	13,156	13,097
Additional paid-in capital	6,197,763	6,129,481
Retained earnings	24,371,874	20,833,801

Total stockholders’ equity	30,582,793	26,976,379

	$460,393,639	$477,872,857

See accompanying summary of accounting policies and notes to consolidated financial statements.

Equitable Bank and Subsidiary

Consolidated

For the years ended September 30,	2002	2001	2000

Interest Income
Loans receivable
First mortgage loans	$20,288,663	$22,120,644	$21,395,089
Consumer and other loans	2,564,280	2,884,248	2,562,730
Investment securities	499,878	1,194,764	1,093,104
Mortgage backed and related securities	5,913,333	7,080,583	7,039,932

Total interest income	29,266,154	33,280,239	32,090,855

Interest Expense
Deposits (Note 9)	11,600,940	16,815,915	15,569,135
Other interest (Notes 10 and 11)	6,106,456	7,220,120	7,351,737

Total interest expense	17,707,396	24,036,035	22,920,872

Net interest income	11,558,758	9,244,204	9,169,983
(Recovery of ) Provision for
Loan Losses (Note 1)	86,908	(22,673)	51,073

Net interest income after provision for loan losses	11,471,850	9,266,877	9,118,910

Noninterest Income
Gain on sale of real estate and foreclosed assets (Note 4)	—	1,000	2,625
Loan fees and service charges	49,594	62,711	57,567
Loan servicing fees	145,001	170,093	192,444
Gain on sale of loans	526,205	213,095	29,822
Other service fees	381,633	328,777	335,089
Other	45,807	37,009	14,570

Total noninterest income	1,148,240	812,685	632,117

Noninterest Expense
Loss on sale of real estate and foreclosed assets (Note 4)	—	—	6,064
Compensation and benefits	3,921,851	3,520,597	3,165,170
Occupancy and equipment	805,853	754,785	661,421
Administrative and general	1,976,163	2,014,991	1,926,982
Expense of foreclosed assets (Note 4)	—	122	11,143
(Recovery of) provision for losses on real estate (Note 4)	—	—	(176,917)
Other (Note 24)	152,029	1,739	3,426

Total noninterest expense	6,855,896	6,292,234	5,597,289

Income before income taxes	5,764,194	3,787,328	4,153,738

Income tax provision (Note 12)	2,226,121	1,462,191	1,583,232

Net income	$3,538,073	$2,325,137	$2,570,506

Basic earnings per share	$2.69	$1.78	$1.98

Diluted earnings per share	$2.48	$1.68	$1.90

See accompanying summary of accounting policies and notes to consolidated financial statements.

Equitable Bank and Subsidiary

Consolidated

	Number of Shares	Common Stock	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity

Balance, September 30, 1999	1,231,800	$12,318	$5,134,696	$16,772,988	$21,920,002

Issuance of stock dividend	61,827	618	834,046	(834,830)	(166)

Exercise of stock options	5,000	50	24,950	—	25,000

Net income	—	—	—	2,570,506	2,570,506

Balance, September 30, 2000	1,298,627	$12,986	$5,993,692	$18,508,664	$24,515,342

Exercise of stock options	11,100	111	135,789	—	135,900

Net income	—	—	—	2,325,137	2,325,137

Balance, September 30, 2001	1,309,727	$13,097	$6,129,481	$20,833,801	$26,976,379

Exercise of stock options	5,893	59	68,282	—	68,341

Net income	—	—	—	3,538,073	3,538,073

Balance, September 30, 2002	1,315,620	$13,156	$6,197,763	$24,371,874	$30,582,793

See accompanying summary of accounting policies and notes to consolidated financial statements.

Equitable Bank and Subsidiary

Consolidated

For the years ended September 30,	2002	2001	2000

Cash flows from operating activities
Net income	$3,538,073	$2,325,137	$2,570,506
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	221,282	237,353	229,357
Provision for loan losses	86,908	(22,673)	51,073
(Recovery of) provision for losses on real estate	—	—	(176,917)
Premiums and discounts on mortgage backed securities and investments	(355,174)	(226,256)	(212,202)
Deferred income taxes	(56,910)	7,454	16,969
Amortization of deferred loan fees	(406,887)	(339,799)	(265,016)
Gain on sale of loans	(526,205)	(213,095)	(29,822)
Gain on sale of real estate and foreclosed assets	—	(1,000)	(2,625)
Loss on sale of real estate and foreclosed assets	—	—	6,064
Loss on fixed asset disposal	—	4,219	—
(Increase) decrease in assets
Accrued interest receivable	729,200	182,806	(365,222)
Loans originated for sale	52,922,270	(42,941,281)	(4,400,852)
Sales of loans originated for sale	(52,081,250)	40,522,900	4,589,950
Increase (decrease) in liabilities
Income taxes payable	—	—	(85,662)
Other, net	(772,010)	(127,137)	(269,042)

Net cash provided by (used in) operating activities	3,299,297	(591,372)	1,656,559

Equitable Bank and Subsidiary

Consolidated

For the years ended September 30,	2002	2001	2000

Cash flows from investing activities
Net (increase)/decrease in loans	$19,959,347	$(4,733,323)	$(27,313,300)
Principal reduction in mortgage backed securities and participation certificates	40,207,250	33,806,317	18,765,315
Purchase of investment securities	—	(50,000)	(1,000,000)
Principal reduction in investment securities	—	9,000,000	787,500
Purchase of mortgage backed securities and participation certificates	(46,054,674)	(41,641,095)	(15,838,647)
Investment in foreclosed real estate	—	—	(117,886)
Proceeds from the sale of real estate and foreclosed assets	—	—	785,156
Purchase of FHLB stock	(505,000)	(157,473)	(1,918,980)
Purchase of office property and equipment	(71,866)	(604,246)	(245,658)

Net cash provided by (used in) investing activities	13,535,057	(4,379,820)	(26,096,500)

Cash flows from financing activities
Net increase (decrease) in deposits	(20,579,314)	21,952,057	10,162,977
Federal Home Loan Bank advances	93,750,000	63,100,000	349,550,000
Repayment of Federal Home Loan Bank advances	(93,750,000)	(66,400,000)	(329,250,000)
Net (decrease) increase in securities sold under agreements to repurchase	—	(8,247,000)	(6,818,000)
Advance payments by borrowers for taxes	(93,873)	(287,038)	419,941
Proceeds from exercise of stock options	68,341	135,900	25,000
Payment of dividends	—	—	(166)

Net cash provided by financing activities	(20,604,846)	10,253,919	24,089,752

Net (decrease) increase in cash and cash equivalents	(3,770,492)	5,282,727	(350,189)

Cash and cash equivalents, beginning of year	6,348,113	1,065,386	1,415,575

Cash and cash equivalents, end of year	$2,577,621	$6,348,113	$1,065,386

See accompanying summary of accounting policies and notes to consolidated financial statements.

Equitable Bank and Subsidiary

Summary of Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of Equitable Bank and its wholly owned subsidiary, First Equitable Insurance Agency, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. First Equitable Insurance Agency has no significant income or expenses in 2002, 2001 or 2000.

Investment Securities
Investment securities consisting of agency securities, which Equitable Bank has the intent and ability to hold to maturity, are carried at amortized cost. The amortization of premiums and accretion of discounts are recorded on the level yield (interest) method, over the period from the date of purchase to maturity. Investment securities which Equitable Bank intends to hold for indefinite periods of time, use for asset/liability management or that are to be sold in response to changes in interest rates, prepayment risk, the need to increase regulatory capital or other similar factors are classified as held for sale and carried at fair value. If a sale does occur, the adjusted carrying value of the specific security sold is used to compute gain or loss. All investments held by Equitable Bank have been classified as held to maturity as Equitable Bank has the positive intent and ability to hold them to maturity.

Mortgage Backed Securities
Mortgage backed securities which Equitable Bank has the intent and ability to hold to maturity are classified as held to maturity and are stated at amortized cost. The amortization of premiums and accretion of discounts are recorded on the level yield (interest) method over the term of the security.

Mortgage backed securities which Equitable Bank intends to hold for indefinite periods of time, use for asset/liability management or that may be sold in response to changes in interest rates, prepayment risk, the need to increase regulatory capital or other similar factors, are classified as available for sale and are carried at fair value. When sales do occur, gains and losses are recognized at the time of sale and the determination of cost of securities sold is based upon the specific identification method. All sales are made without recourse.

All mortgage backed securities held by Equitable Bank have been classified as held to maturity as Equitable Bank has the positive intent and ability to hold them to maturity.
Loans and Allowance for Loan Losses
Loans receivable are stated at unpaid principal balances, net of unearned discounts resulting from add-on interest, participation or whole-loan interests owned by others, undisbursed loans in process, deferred loan fees, and allowances for loan losses. Valuation allowances for possible losses on loans are established by charges to earnings when a decline in value is deemed both probable and estimable. Management’s determination of the adequacy of the valuation allowance is based on historical patterns, industry experience, current

Equitable Bank and Subsidiary

Summary of Accounting Policies

economic conditions, changes in the composition and risk characteristics of the loan portfolio, appraisals and other factors deemed relevant to the collectibility of the loans currently outstanding.

In addition to the allowance for specific loans, management makes a provision for losses on loans based on loan loss experience and prevailing market conditions.

Equitable Bank considers a loan to be impaired if it is probable that they will be unable to collect all amounts due (both principal and interest) according to the contractual terms of the loan agreement. When a loan is deemed impaired, Equitable Bank computes the present value of the loan’s future cash flows, discounted at the effective interest rate. The effective rate used in the contractual rate is adjusted for any deferred fees, deferred costs, premiums or discounts existing at origination. If the present value is less than the carrying value of the loan, a valuation allowance is recorded. For collateral dependent loans, Equitable Bank uses the fair value of the collateral, less estimated costs to sell, on a discounted basis, to measure impairment.

Equitable Bank defers loan origination and commitment fees, net of certain direct loan origination costs. The net deferred fees are amortized into interest income over the lives of the related loans as yield adjustments.

Mortgage loans originated and intended for sale are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income.

Mortgage Loan Income, Discounts and Premiums
Interest income on loans is recorded using the accrual method. Discounts and premiums relating to mortgage loans purchased are deferred and amortized into income over the estimated lives of the loan using the level-yield method. Accrual of interest is discontinued and deemed uncollectible when a loan is 90 days or more past due unless the loan is well collateralized and in the process of collection.

Mortgage Loan Sales and Servicing
Equitable Bank originates and sells loans and participating interests in loans generally with the servicing rights released. Loans are sold to provide Equitable Bank with additional funds for general corporate purposes. Loans and participating interests originated for sale are carried at the lower of cost or market.

When a loan and its related servicing is sold, Equitable Bank recognizes the gain on the servicing at the time of the sale. When servicing is retained on a loan that is sold, Equitable Bank may recognize a gain or loss based on the present value of the difference between the average constant rate of interest it receives, adjusted for a normal servicing fee, and the yield it must pay to the purchaser of

Equitable Bank and Subsidiary

Summary of Accounting Policies

the loan over the estimated remaining life of the loan. Any resulting net premium is deferred and amortized over the estimated life of the loan using a method approximating the level-yield method.

Foreclosed Real Estate
Real estate acquired through foreclosure and loans considered to have been substantively repossessed are recorded at the lower of cost or fair value minus estimated costs to sell. Subsequent to the date of foreclosure, valuation adjustments are made, if required, to the lower of cost or fair value minus estimated costs to sell. Costs related to holding the real estate are expensed as incurred. Recognition of gains on sale of real estate is dependent upon the transaction meeting certain criteria relating to the nature of the property sold and the terms of the sale.

Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation and amortization. Land is carried at cost. Provision for depreciation of premises and equipment is computed using the straight-line method over the expected useful lives of the assets (three to fifty years). The costs of leasehold improvements are amortized using the straight-line method over the terms of the leases or the expected useful lives of the improvements, whichever is less.

Income Taxes
Equitable Bank accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (FASB 109). FASB 109 provides for the recognition of net deferred tax assets for amounts deductible in future years. The recognition of net deferred assets is reduced, if necessary, by a valuation allowance for the amount of any tax benefits that, based on available evidence, are not expected to be realized. Additionally, under FASB 109, deferred tax liabilities will be provided for “bad debt reserves” for income tax reporting purposes that arise after September 30, 1988 (base year).

Equitable Bank is permitted under the Internal Revenue Code to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. Generally, this addition differs from the bad debt experience used for financial accounting purposes. Bad debt deductions for income tax purposes are included in taxable income of later years if the bad debt reserves are used subsequently for purposes other than to absorb bad debt losses. Retained earnings at September 30, 2002, include approximately $4,385,000 for which no deferred federal income tax liability has been recognized. These amounts represent an allocation of income to bad debt deductions for income tax purposes only. Reduction of amounts so allocated for purposes other than tax bad-debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on the above amounts was approximately $1,491,000 at September 30, 2002.

Equitable Bank and Subsidiary

Summary of Accounting Policies

Cash and Cash Equivalents	Equitable Bank considers cash, interest bearing deposits in other banks and federal funds sold as cash and cash equivalents for purposes of preparing the statement of cash flows.

Earnings Per Share
Earnings per share is based on the weighted average number of shares of common stock and dilutive common stock equivalents outstanding. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. The following table presents a reconciliation between the weighted average shares outstanding for basic and diluted earnings per share for 2002, 2001 and 2000.

For the year ended September 30, 2002	Income	Shares	Per Share Amount

Basic earnings per share Income available to common shareholders	$3,538,073	1,313,158	$2.69
Effect of dilutive stock options	—	113,958	—
Dilutive earnings per share	$3,538,073	1,427,116	$2.48

For the year ended September 30, 2001	Income	Shares	Per Share Amount

Basic earnings per share Income available to common shareholders	$2,325,137	1,304,075	$1.78
Effect of dilutive stock options	—	80,925	—
Dilutive earnings per share	$2,325,137	1,385,000	$1.68

For the year ended September 30, 2000	Income	Shares	Per Share Amount

Basic earnings per share Income available to common shareholders	$2,570,506	1,296,615	$1.98
Effect of dilutive stock options	—	54,400	—
Dilutive earnings per share	$2,570,506	1,351,015	$1.90

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

1. Loans Receivable	Loans receivable consist of the following:

September 30,	2002	2001

Mortgage loans
One-to-four family	$219,242,426	$263,826,341
Non-residential and commercial	59,607,105	38,926,867

	278,849,531	302,753,208
Construction or development loans	50,195,686	39,738,350
Loans collateralized by deposit accounts	199,482	135,072
Home equity loans	15,902,308	16,274,333
Consumer loans	627,431	1,368,548

	345,774,438	360,269,511

Less:
Due borrowers on loans in process	(20,413,953)	(15,344,303)
Deferred loan fees	(381,734)	(373,295)
Allowance for losses	(848,661)	(740,517)

	(21,644,348)	(16,458,115)

	$324,130,090	$343,811,396

Loans held for sale	$2,567,077	$2,224,093
Loans receivable, net	324,130,090	343,811,396

	$326,697,167	$346,035,489

Loans held for sale at September 30, 2002 are all single-family fixed-rate mortgage loans which are carried at the lower of cost or market.

Activity in the allowance for losses on loans is summarized as follows:

For the years ended September 30,	2002	2001	2000

Balance, beginning of period	$740,517	$754,955	$725,429
Provision (recovery)	86,908	(22,673)	51,073
Recoveries (charge-offs), net	21,236	8,235	(21,547)

Balance, end of period	$848,661	$740,517	$754,955

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

Loans which are delinquent for a period in excess of 90 days totaled $146,000 and $25,556 at September 30, 2002 and 2001, respectively. The allowance for uncollectible interest established on these loans amounted to $0 and $0 as of September 30, 2002 and 2001, respectively. Interest income that would have been recorded under the original terms of such loans for the years ended September 30, 2002, 2001 and 2000, are summarized below:

For the years ended September 30,	2002	2001	2000

Interest income that would have been recorded	$—	$—	$59

Interest income foregone	$—	$—	$59

2. Loan Servicing	Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balances of these loans are summarized as follows:

For the years ended September 30,	2002	2001	2000

Mortgage loans underlying passthrough securities:
FNMA	$2,094,123	$4,907,904	$6,479,060
FHLMC	4,637,239	3,809,931	5,070,336

	6,731,362	8,717,835	11,549,396

Mortgage loan portfolios serviced for:
FHLMC	14,825,475	19,262,212	23,743,549
Other investors	12,143,535	8,593,448	10,187,243

	$33,700,372	$36,573,495	$45,480,188

Custodial escrow balances maintained in connection with the foregoing loan servicing were $102,971 and $136,873 at September 30, 2002 and 2001, respectively.

Loan servicing fee income to net interest income was 1%, 2% and 2% for the years ended September 30, 2002, 2001 and 2000, respectively.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

3. Accrued Interest Receivable	Accrued interest receivable is summarized as follows:
September 30,	2002	2001

Mortgage backed securities	$526,847	623,319
Loans receivable	1,763,023	2,395,751

	$2,289,870	$3,019,070

4. Foreclosed Real Estate	Income (loss) from real estate operations is as follows:
For the years ended September 30,	2002	2001	2000

Real estate sales	$—	$1,000	$2,625

(Recovery of) provision for losses on real estate	$—	—	$(176,917)

Loss on sale of real estate	$—	—	$6,064

Expense of foreclosed assets	$—	$122	$11,143

Activity in allowance for losses for real estate foreclosed and held for investment or sale for the year ended September 30, 2000 was as follows:

Balance at September 30, 1999	$176,917
Provision charged to expense	(176,917)

Balance at September 30, 2000	$—

There was no activity in the allowance for losses on real estate in 2001 or 2002.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

5. Investment Securities	The carrying values and estimated market values of investment securities are summarized as follows:

September 30,	2002		2001

	Carrying Value	Market Value	Carrying Value	Market Value

Bonds, notes, and debentures at amortized cost:
State agencies	$143,505	$144,423	$141,346	$139,042
Equity securities:
Federal Home Loan Bank stock, at cost	7,016,638	7,016,638	6,529,228	6,529,228

	$7,160,143	$7,161,061	$6,670,574	$6,668,270

September 30, 2002		Amortized Cost	Gross Unrealized Gains	Estimated Market Value

State agencies		$143,505	$918	$144,423

September 30, 2001		Amortized Cost	Gross Unrealized Losses	Estimated Market Value

State agencies		$141,346	$2,304	$139,042

The amortized cost and estimated market values of debt securities at September 30, 2002 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

September 30, 2002	Amortized Cost	Estimated Market Value

Due after 10 years	$143,505	$144,423

There were no sales of investments in equity securities during 2002 and 2001.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

6. Mortgage Backed Securities	The amortized cost and estimated market values of mortgage backed and related securities are summarized as follows:
Held-to-maturity, September 30, 2002

	Current Face Amount	Unamortized Premium	Unearned Discounts	Amortized Cost

GNMA Certificates	$91,944,343	$531,747	$38,690	$92,437,400
FHLMC
Certificates	17,788,430	215,049	—	18,003,479
FNMA Certificates	8,731,038	89,961	—	8,820,999

	$118,463,811	$836,757	$38,690	$119,261,878

Held-to-maturity, September 30, 2001

	Current Face Amount	Unamortized Premium	Unearned Discounts	Amortized Cost

GNMA Certificates	$74,632,477	$650,361	$125,834	$75,157,004
FHLMC
Certificates	25,599,508	289,190	—	25,888,698
FNMA Certificates	12,384,403	172,695	—	12,557,098

	$112,616,388	$1,112,246	$125,834	$113,602,800

The amortized cost and estimated market values of mortgage backed and related securities is as follows:

Held-to-maturity, September 30, 2002

	Amortized Cost	Gross Unrealized Gains	Estimated Market Value

GNMA Certificates	$92,437,400	$814,068	$93,251,468
FHLMC Certificates	18,003,479	621,248	18,624,727
FNMA Certificates	8,820,999	300,509	9,121,509

	$119,261,878	$1,735,825	$120,997,704

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

Held-to-maturity, September 30, 2001

	Amortized Cost	Gross Unrealized Gains	Estimated Market Value

GNMA Certificates	$75,157,004	$457,789	$75,614,793
FHLMC Certificates	25,888,698	434,448	26,323,146
FNMA Certificates	12,557,098	231,321	12,788,419

	$113,602,800	$1,123,558	$114,726,358

There were no sales of mortgage backed securities during 2002 and 2001.

As of September 30, 2002, there were no mortgage backed securities pledged as collateral for letters of credit or borrowings on behalf of Equitable Bank.

7. Premises and Equipment	Premises and equipment are summarized as follows:
September 30,	2002	2001

Land	$139,300	$139,300
Buildings	316,027	316,027
Furniture, fixtures and equipment	4,169,103	4,168,495
Leasehold improvements	400,290	399,960

	5,024,720	5,023,782
Less accumulated depreciation and amortization	4,014,983	3,864,629

	$1,009,737	$1,159,153

8. Deposits with Federal Reserve
Included in cash and cash equivalents is a cash deposit that Equitable Bank is required to maintain with the Federal Reserve Bank of Richmond. This noninterest-bearing deposit amounted to $36,021 and $46,777, at September 30, 2002 and 2001, respectively.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

9. Deposits	Deposits at September 30, are summarized as follows:

	Weighted Average Rate at September 30, 2002	2002		2001
		Amount	Percent	Amount	Percent

Demand and NOW accounts, including non-interest-bearing deposits of $6,967,533 and $5,556,427 respectively	0.27%	$20,300,707	6.60%	$16,190,122	4.93%
Money market deposit	0.85%	27,866,772	9.06%	23,575,978	7.18%
Passbook savings	0.49%	6,503,425	2.11%	5,692,473	1.74%

		$54,670,904	17.77%	45,458,573	13.85%

Certificates of deposit:
1%-1.99%	1.59%	22,983,364	7.47%	—	—
2%-3.99%	2.88%	131,505,021	42.75%	44,617,108	13.59%
4%-4.99%	4.56%	70,114,670	22.79%	84,698,895	25.80%
5%-5.99%	5.42%	20,369,775	6.62%	68,068,123	20.74%
6%-6.99%	6.19%	8,010,279	2.60%	85,390,628	26.02%

		252,983,109	82.23%	282,774,754	86.15%

		$307,654,013	100%	$328,233,327	100%

The aggregate amount of certificates of deposit with a balance of $95,000 or more was $43,380,000 and $47,484,000 at September 30, 2002 and 2001, respectively.

At September 30, 2002, scheduled maturities of certificates of deposit, in thousands, are as follows:

	2003	2004	2005	2006	2007	Total

1%-1.99%	$22,969	$14	$—	$—	$—	$22,983
2%-3.99%	75,036	45,609	8,234	2,271	355	131,505
4%-4.99%	17,400	22,347	2,103	3,816	24,449	70,115
5%-5.99%	8,758	5,595	1,409	622	3,986	20,370
6%-6.99%	5,659	900	791	89	571	8,010

	$129,822	$74,465	$12,537	$6,798	$29,361	$252,983

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

Interest expense on deposits by type is summarized as follows:

For the years ended September 30,	2002	2001	2000

Passbook accounts	$36,147	$58,755	$65,283
NOW accounts	69,124	106,409	116,092
Money market deposit accounts	310,689	562,686	692,021
Certificates of deposit	11,184,980	16,088,065	14,695,739

	$11,600,940	$16,815,915	$15,569,135

10. Advances From Federal Home Loan Bank of Atlanta and Other Borrowings	A summary of advances from the Federal Home Loan Bank of Atlanta is as follows:
September 30,	2002	2001

Advances	$120,000,000	$120,000,000

Weighted average interest rate during the period	4.94%	5.75%

Weighted average interest rate at the end of the period	4.92%	5.10%

Maximum month-end balance during the year	$133,100,000	$128,200,000

Average balance during the year	$123,701,000	$122,523,000

Equitable Bank maintains a portfolio of first mortgage loans which could be pledged as collateral under a security agreement to secure FHLB advances and other borrowings. First mortgage loans designated to be used as immediate collateral for FHLB advances were $90,020,657 and $109,121,769 at September 30, 2002 and 2001, respectively. Equitable Bank has approximately $209,426,041 and $248,795,776 of total collateral available to be pledged to secure advances from the FHLB or other borrowings at September 30, 2002 and 2000, respectively. First mortgage loans pledged as collateral for FHLB advances were $171,178,963 and $171,730,797, at September 30, 2002, and 2001, respectively.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

Interest expense on borrowed money is summarized as follows:

For the years ended September 30,	2002	2001	2000

Federal Home Loan Bank advances	$6,106,261	$7,043,743	$6,548,416
Securities sold under agreement to repurchase	—	175,238	802,130
Other borrowings	195	1,139	1,191

	$6,106,456	$7,220,120	$7,351,737

11. Securities	A summary of securities sold under agreement to repurchase is as follows:
Sold Under
Agreements to be
Repurchased
September 30,	2002	2001

Borrowings under dollar reverse repurchase agreements	$—	$—
Weighted average interest rate during the period	—	6.99%
Weighted average interest rate at the end of the period	—	—
Maximum month-end balance during the year	—	$8,176,000
Average balance during the year	—	$2,505,000
Mortgage backed securities underlying the agreements:
Carrying value	$—	$—
Estimated market value	$—	$—

During fiscal years 2001, Equitable Bank entered into sales of securities under agreements to repurchase (agreements). Fixed-coupon agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the consolidated balance sheet. The dollar amount of securities underlying the agreements remains in the asset accounts.

No repurchase agreements were entered into during fiscal year 2002.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

12. Income Taxes	The components of the income tax provision are summarized as follows:

For the years ended September 30,	2002	2001	2000

Current—Federal and state provision	$2,283,031	$1,454,737	$1,566,263
Deferred—Federal and state provision	(56,910)	7,454	16,969

	$2,226,121	$1,462,191	$1,583,232

The difference between the Federal income tax provision and the amount computed applying the statutory Federal income tax rate is summarized as follows:

For the years ended September 30,	2002	2001	2000

Federal income tax at statutory rate	34.0%	34.0%	34.0%
Increase (reduction) of taxes:
State taxes, net of federal benefit	7.0	7.0	7.0
Valuation adjustment on REO	—	—	(4.2)
Statutory bad debt deduction	.1	(.1)	.7
Other	(2.7)	(2.3)	.6

Effective income tax rate	38.4%	38.6%	38.1%

Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for tax reporting and financial statement purposes. The components of deferred income taxes are as follows:

September 30,	2002	2001

Deferred tax liabilities
Accelerated depreciation	$17,757	$15,593
FHLB stock dividends	46,742	46,742

Total deferred tax liabilities	64,499	62,335

Deferred tax assets
Bad debt reserves for financial reporting purposes	347,951	303,612
Deferred loan fees	156,511	153,051
Other	45,100	33,825

Total deferred tax assets	549,562	490,488

Net deferred tax asset	$485,063	$428,153

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

13. Commitments and Contingencies
Equitable Bank leases premises for certain of its branch offices under noncancelable lease agreements. Rental expense was $701,123, $645,020 and $576,093 for the years ended September 30, 2002, 2001 and 2000, respectively. The minimum future rental commitments for noncancelable leases at September 30, 2002 are as follows:

2003	$800,143
2004	800,143
2005	800,143
2006	800,143
2007	800,143
Thereafter	1,510,458

$5,511,173

14. Pension Plan
Equitable Bank has a defined benefit noncontributory pension plan covering substantially all full-time regular employees who meet certain age and service requirements. The benefits are based on years of service and the employee’s compensation during the last five years of employment. Equitable Bank’s funding policy is to make the minimum annual contribution required by applicable regulations (ERISA). Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

Pension expense includes the following components:

For the years ended September 30,	2002	2001	2000

Service cost-benefits earned during the period	$179,094	$133,799	$131,388
Interest cost on projected benefit obligation	182,592	143,658	130,837
Actual return on plan assets	(217,099)	(162,696)	(166,995)
Net amortization and deferral	38,535	15,515	(1,554)

Net periodic pension cost	$183,122	$130,276	$93,676

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

The following table sets forth the plan’s funded status and amounts recognized in the consolidated statement of financial condition:

September 30,	2002	2001

Actuarial present value of benefit obligations:
Accumulated benefit obligation	$2,145,275	$1,457,010

Projected benefit obligation for services rendered to date	3,339,691	2,400,088

Plan assets at fair value	3,051,418	1,981,514

Plan assets in (deficiency of) excess of projected benefit obligation	(288,273)	(418,574)
Unrecognized prior service cost	(13,538)	(14,857)
Unrecognized net loss (gain) from past experience difference from that assumed and effects of change in assumptions	958,112	587,031
Unrecognized transition asset	(7,561)	(15,122)

(Accrued) prepaid pension cost	$648,740	$138,478

Assumptions used in accounting for net periodic pension cost for the years ended September 30, were as follows:

	2002	2001	2000

Discount rate	6.75%	7.25%	7.75%
Expected long-term rate of return	11.0%	11.0%	11.0%
Rate of increase in compensation level	5.5%	5.5%	5.5%

The assets of the plan consist of residential mortgages (20%), stock in Equitable Bank (27%), and cash and investments (53%).

Equitable Bank continued to use the expected rate of return of 11% in 2002, based on the advice of its actuary, due to the mix of plan assets and the excess of plan assets in relation to vested benefits determined in an expected payout to participants in March 2003.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

15. Regulatory Matters
The “Prompt Corrective Action” section of the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) created five categories of financial institutions based on the adequacy of their regulatory capital level: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Under FDICIA, a well capitalized financial institution is one with Tier 1 leverage capital of 5%, Tier 1 risk-based capital of 6% and total risk-based capital of 10%. As of September 30, 2001, the Savings Bank was classified as a Tier 1 well capitalized financial institution.

As part of FDICIA, the minimum capital requirements that Equitable Bank is subject to are as follows: 1) tangible capital equal to at least 1.5% of adjusted total assets, 2) core capital equal to at least 4% of adjusted total assets, and 3) total capital equal to at least 8% of risk-based assets.

The following presents Equitable Bank’s capital position at September 30, 2002:

	Actual Balance	Actual Percent	Required Balance	Required Percent	Surplus

Tangible Capital	$30,583,000	6.64%	$6,906,000	1.50%	$23,677,000
Core Capital	30,583,000	6.64%	18,416,000	4.00%	12,167,000
Risk-Based Capital	31,431,661	13.38%	18,975,000	8.00%	12,456,661

Dividend Restrictions

Equitable Bank may not pay a cash dividend if the payment would cause its net worth to fall below the amount required for its liquidation account. The liquidation account was established at the time of conversion of Equitable Bank to a capital stock association in an amount equal to Equitable Bank’s net worth at June 1993 of $4,661,745. The liquidation account will be maintained for the benefit on a pro rata basis of all savings account holders as of the June 30, 1992 eligibility record date who continue to maintain their savings accounts at Equitable Bank after conversion, and will be reduced annually in proportion to withdrawals by such holders. In the event of a complete liquidation of Equitable Bank, an eligible savings account holder will be entitled to receive a pro rata distribution from the liquidation account, based on such holder’s proportionate amount of the total current adjusted balances for savings accounts then held by all eligible account holders, before any liquidation distribution may be made with respect to the stockholders. The liquidation account at September 30, 2002 is estimated to be approximately $1,750,000. Except for the payment of dividends by Equitable Bank, the existence of the liquidation account will not restrict the use or application of such net worth.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

Generally, annual dividends to shareholders are limited to the amount of current year net income, plus the total net income for the preceding two years, adjusted for any prior year distributions. Under certain circumstances, regulatory approval would be required before making a capital distribution. Equitable Bank did not pay any cash dividends during the year ended September 30, 2002.

16. Reconciliation of Consolidated Net Worth	The following is a reconciliation from GAAP net worth to regulatory capital net worth:
September 30,	2002	2001

GAAP Capital	$30,583,000	$26,976,000

Net worth as reported to the OTS (Regulatory Tangible Capital and Core Capital)	30,583,000	26,976,000

Add: General Valuation Allowance	848,661	740,517

Risk-Based Capital	$31,431,661	$27,716,517

17. Stock Options
The Board of Directors of Equitable Bank adopted, and the stockholders approved, the Stock Option and Incentive Plan (the Plan) and adopted and approved an amendment to the plan in 1996. Equitable Bank has reserved 361,000 shares for exercise of such options. The Plan provides for grants of stock options, Stock Appreciation Rights (SARs), Limited Stock Appreciation Rights (Limited SARs) and restricted stock.

Options under the Plan are granted at market value as of the date of grant, have a five year vesting period and are exercisable over the individual lifetime or the individual’s continuous service with the Bank. Options granted under the Plan can be either incentive stock options or non-qualified Options depending upon the grantee. Stock Appreciation Rights (SARs) granted under the Plan are exercisable over ten years and allow the grantee the right to receive the excess market value of the shares on the date exercised over the exercise price. SARs may be related to stock options (TANDEM SARs). Limited SARs granted under the Plan are exercisable only for 45 days in the event of a tender or exchange offer of 25% or more of Equitable Bank’s common stock. The amount paid under the Limited SARs will be the excess of the market value of the shares on the date of exercise or the highest price pursuant to the offer, over the exercise price.

No SARs may be granted to a director, senior officer or 10% beneficial owner of Equitable Bank within six months of the date of the grant. Restricted stock granted under the plan may not be sold, assigned, transferred or pledged for a specified period as defined in the Plan.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

The following summary represents the activity under the employee stock option plan:

	Number of Shares	Price Per Share

Options outstanding, September 30, 1999	200,600	$5.00-19.38

Options granted	59,000	15.50-17.50
Options exercised	(5,000)	5.00

Options outstanding, September 30, 2000	254,600	$5.00-19.38

Options granted	10,000	18.97-20.25
Options exercised	(11,100)	5.50-15.50
Options forfeited	(8,700)	11.00-26.19

Options outstanding, September 30, 2001	244,800	$5.00-26.19
Options exercised	5,893	$5.00-15.50

Options outstanding, September 30, 2002	238,907	$5.00-26.19

Weighted average price of options outstanding		$14.22

A summary of the stock options outstanding and exercisable as of September 30, 2002 is as follows:

Options Outstanding			Options exercisable

Exercise prices	Number outstanding	Weighted average remaining life (years)	Weighted average exercise price	Number exercisable	Weighted average exercise price

$5.00	67,400	0.95	$5.00	67,400	$5.00
9-13.50	57,900	3.07	12.12	57,900	12.12
$15.5-26.19	113,607	6.81	$20.76	102,732	$21.35

Equitable Bank has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock Based Compensation”, but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock options plans.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

For SFAS No. 123 purposes, the weighted average fair value of each option grant has been estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.07% and 6.72% and expected volatility of 36% and 25% for the years ended September 30, 2001, and 2000 respectively, a dividend payout rate of zero for each year and an expected option life of 7½ years. Using these assumptions, the weighted average fair value of the stock options granted is $11.36 and $8.21 for 2001 and 2000, respectively. There were no adjustments made in calculating the fair value to account for vesting provisions or for non-transferability or risk of forfeiture.

If Equitable Bank had elected to recognize compensation cost based on the fair value at the grant dates for options issued under the plans described above, consistent with the method prescribed by SFAS No. 123, net income applicable to common shareholders and earnings per share would have been changed to the pro forma amounts indicated below:

Year ended September 30,
(in thousands, except per share data)	2002	2001	2000

Net income applicable to common shareholders:
as reported	$3,538,073	$2,325,137	$2,570,506
pro forma	3,535,073	2,261,731	2,270,256

Diluted earnings per share:
as reported	$2.48	$1.68	$1.90
pro forma	$2.48	1.64	1.68

18. Related Party Transactions
Equitable Bank, like many financial institutions, has followed a policy of granting loans to its officers, directors and employees, generally for the financing of their personal residences and for certain consumer purposes. These loans are made in the ordinary course of business, and on substantially the same terms as those of comparable transactions prevailing at the time. They also do not involve more than the normal risk of collectibility or present other unfavorable features.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

The aggregate balance of loans to directors and executive officers whose aggregate indebtedness to Equitable Bank exceeded $60,000 at any time is as follows:

September 30,	2002	2001	2000

Balance, beginning of year	$885,010	$1,043,782	$1,058,201
Additions	1,800,000	—	—
Repayments	(314,995)	(158,772)	(14,419)

Balance, end of year	$2,370,015	$885,010	$1,043,782

19. Off-Balance Sheet Items
Loan commitments are made to accommodate the financial needs of Equitable Bank’s customers. Standby letters of credit and financial guarantees commit Equitable Bank to make payments on behalf of customers when certain specified future events occur. They primarily are issued for bond development requirements of municipalities on construction loans.

These arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to Equitable Bank’s normal credit policies. Collateral is obtained based on management’s credit assessment of the customers.

At September 30, 2002, Equitable Bank had outstanding commitments to originate loans with variable interest rates of approximately $234,000 and loans with fixed rates of approximately $1,354,000. In addition, unused lines of credit and standby letters of credit amounted to approximately $22,490,000 and $50,000, respectively at September 30, 2002.

20. Concentration of Credit Risk
Equitable Bank’s primary business activity is with customers located in Maryland, Virginia and the District of Columbia. Equitable Bank grants residential, commercial and consumer loans to customers throughout these areas, most of whom are residents local to Equitable Bank’s business locations. Although Equitable Bank has a diversified loan portfolio, a substantial portion of the debtors’ ability to honor their contracts is dependent upon the service economy and government sectors.

Real estate exposure is concentrated in the Washington metropolitan area. Equitable Bank requires collateral on all construction and development loan exposures and generally maintains loan to value ratios of no greater than 90% of the net present value or 80% of the gross sellout value.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

21. Supplemental Cash Flow Information	Supplemental information on interest and income taxes paid is as follows:
For the years ended September 30,	2002	2001	2000

Interest	$17,736,023	$24,073,488	$22,995,544

Income taxes	2,243,124	1,528,770	1,608,000

Supplemental non-cash investing activity was as follows:
For the year ended September 30,	2002	2001	2000
Transfers of loans to foreclosed assets	$—	$—	$235,552

22. Market Value Disclosure of Financial Instruments
The fair value information for financial instruments, which is provided below, is based on the requirements of Financial Accounting Standard Board Statement of Financial Accounting Standards No. 107 and does not represent the aggregate net fair value of the Savings Bank.

Much of the information used to determine fair value is subjective and judgmental in nature; therefore, fair value estimates, especially for less marketable securities, may vary. The amounts actually realized or paid upon settlement or maturity could be significantly different.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is reasonable to estimate that value:

A.	Cash and interest-bearing deposits—Fair value is estimated to be carrying value.

B.	Investment securities—Fair value is estimated using quoted market prices or market estimates.

C.	Mortgage backed securities and participation certificates—Fair value is estimated using quoted market prices.

D.	Loans receivable—For residential mortgage loans, fair value is estimated by discounting future cash flows using the current rate for similar loans.

E.
Deposits—For passbook savings, checking and money market accounts, fair value is estimated at carrying value. For fixed maturity certificates of deposit, fair value is estimated by discounting future cash flows at the currently offered rates for deposits of similar remaining maturities.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

F.
Advances from the FHLB of Atlanta and Reverse Repurchase agreements—Fair value is estimated by discounting future cash flows at the currently offered rates for advances of similar remaining maturities.

G.
Off-Balance Sheet Instruments—The fair value of commitments is determined by discounting future cash flows using the current rate for similar loans. Commitments to extend credit for other types of loans and standby letters of credit were determined by discounting future cashflows using current rates.

The carrying values and fair values of financial instruments are summarized as follows:

September 30,	2002		2001

	Carrying Value	Fair Value	Carrying Value	Fair Value

Assets:

Cash and cash equivalents	$2,577,621	$2,577,621	$6,348,113	$6,348,113
Investment securities	7,160,143	7,161,061	6,670,574	6,668,270
Loans held for sale	2,567,077	2,567,077	2,224,093	2,224,093
Loans receivable, net	324,130,090	336,104,824	343,811,396	351,392,300
Mortgage backed securities	119,261,878	120,997,704	113,602,800	114,726,358

Liabilities:

Deposits	307,654,013	310,840,256	328,233,327	329,564,021
Borrowings	120,000,000	131,944,000	120,000,000	126,959,000

Off-balance sheet instruments	—	45,066,315	—	39,819,357

23. Recent Accounting Standards
In June of 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” This Statement amends SFAS No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies.” SFAS No. 143 applies to all entities and addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. All asset retirement obligations that fall within the scope of this Statement and their related asset retirement costs will be accounted for consistently, resulting in comparability among financial statements of different entities. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Equitable Bank will adopt SFAS No. 143 on October 1, 2002. The adoption of this statement is not expected to have a material impact on Equitable Bank’s financial position or results of operations.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” was issued during the third quarter of 2001. SFAS No. 144 supercedes both SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” which previously governed impairment of long-lived assets, and the portions of APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” which addressed the disposal of a business segment. This Statement improves financial reporting by requiring one accounting model be used for long-lived assets to be disposed of by sale and by broadening the presentation of discontinued operations to include more disposal transactions. Equitable Bank will adopt SFAS No. 144 effective October 1, 2002, and management does not anticipate it having a material impact on Equitable Bank’s financial position or results of operations.

In May of 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002.” This statement rescinds Statements No. 4 and 64, “Reporting Gains and Losses from Extinguishment of Debt” and “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements,” respectively, and restricts the classification of early extinguishment of debt as an extraordinary item to the provisions of APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” The Statement also rescinds Statement No. 44, “Accounting for Intangible Assets of Motor Carriers,” which is no longer necessary because the transition to the provisions of the Motor Carrier Act of 1980 is complete. The Statement also amends Statement No. 13, “Accounting for Leases,” to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Finally, the statement makes various technical corrections to existing pronouncements which are not considered substantive.

The provisions of this Statement relating to the rescission of Statement No. 4 and 64 are effective for fiscal years beginning after May 15, 2002. The provisions relating to amendments of Statement No. 13 are effective for transactions initiated after May 15, 2002, and all other provisions are effective for financial statements issued after May 15, 2002. Additionally, there is retroactive application for any gain or loss on extinguishment of debt that was classified as extraordinary in a prior period that does not meet the criteria in Opinion No. 30, requiring reclassification of this gain or loss. With the

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

exception of the rescission of Statement No. 4 and 64, Equitable Bank adopted the provisions of this Statement, and it did not have a material impact on its financial position or results of operations. The provisions relating to the rescission of Statement No. 4 and 64, which will eliminate the extraordinary treatment for extinguishment of debt, will be adopted October 1, 2002. Equitable Bank does not expect the remaining provisions of this Statement to have a material impact on its financial position or results of operations.

In August 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS No. 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. This Statement nullifies the guidance of the Emerging Issues Task Force (“EITF”) in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)”. Under EITF Issue No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. In SFAS No. 146, the Board acknowledges that an entity’s commitment to a plan does not, by itself, create a present obligation to other parties that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for the initial measurement of the liability. SFAS No. 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. Equitable Bank will adopt the provisions of this Statement effective January 1, 2003. Management does not anticipate that the implementation of this Statement will have a material impact on the Company’s financial position or results of operations.

In October 2002, the FASB issued SFAS No. 147, “Acquisitions of Certain Financial Institution.” This statement amended SFAS No. 72 and 144 to provide interpretive guidance on the application of the purchase method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, this Statement removes acquisitions of financial institutions from the scope of SFAS No. 72 and FASB Interpretation No. 9. This Statement amends SFAS No. 144 to include in its scope long-term customer—relationship intangible assets such as core deposit intangibles. Accordingly, these intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that SFAS No. 144 requires for other long-lived assets that are held and used. This Statement is effective for acquisitions consummated on or after October 1, 2002. Equitable Bank believes that adoption of this Statement will have no impact on its financial position or results of operations.

Equitable Bank and Subsidiary

Notes to Consolidated Financial Statements

24. Proposed Merger
In September 2002, the Board of Directors approved an agreement and plan of merger pursuant to which 100% of Equitable Bank’s outstanding shares would be acquired by BB&T Corporation. Under the terms of the agreement, each share of Equitable stock will be exchanged for one share of BB&T stock. The agreement is subject to the approval of Equitable shareholders, certain state and federal financial institution regulators, and any unforeseen circumstances. The merger is expected to be completed prior to March 31, 2003.

Item 9.    Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable

PART III

Item 10.    Directors and Executive Officers of the Registrant

Directors

Name	Age(1)	Position(s) Held in the Bank	Director Since	Term to Expire
Gordon N. Luckett	73	Chairman of the Board	1989	2005

Timothy F. Veith	44	President, Chief Executive Officer and Director	1991	2005

Garrett Goodbody	57	Director	2002	2003

C. Brian Carlin	43	Director	1993	2003

Richard L. Latimer	72	Director	1972	2004

Geoffrey A. Huguely	62	Director	1977	2004

(1)	As of September 30, 2002.

The business experience of each director of the Bank is set forth below. All directors have held their present positions for at least five years unless otherwise indicated.

Gordon N. Luckett. Mr. Luckett was elected as Chief Executive Officer of Equitable in 1989 and served until 1995. He served as President from 1989 to 1994, was elected Chairman of the Board in 1994 and was originally employed by Equitable in 1974. Prior to becoming President, Mr. Luckett served as Senior Vice President—Lending.

Timothy F. Veith. Mr. Veith was elected President of the Bank in September 1994 and as Chief Executive Officer in 1995. Prior to that time, he was Senior Vice President/Bank Administration and Corporate Secretary of Equitable and has been employed by Equitable since 1983.

Garrett Goodbody. Mr. Goodbody is managing partner of Goodbody Partners LP, a limited partnership which provides portfolio management and international financial services consulting located in New York, New York. Prior to Goodbody Partners LP, Mr. Goodbody was a senior director of the National Banking Commission in Mexico City, Mexico.

C. Brian Carlin. Mr. Carlin is a partner in the law firm of Carlin, Bradshaw, Thomas & Yeatman, LLP, in Bethesda, Maryland.

Richard L. Latimer. Mr. Latimer is President of Henry A. Latimer and Son, Inc., an insurance agency located in Bethesda, Maryland.

Geoffrey A. Huguely. Mr. Huguely is a local real estate developer and investor and is President of Galliher and Huguely Associates, Inc., a retail lumber company located in Washington, D.C.

Meetings and Committees of the Board of Directors

Meetings of Equitable’s Board of Directors are generally held on at least a monthly basis. The Board of Directors held a total of twelve meetings during the fiscal year ended September 30, 2002. No incumbent director of Equitable attended fewer than 75% of the total number of board meetings held by the Board of Directors and the total number of meetings held by the committees of the Board of Directors on which he served, during fiscal 2002. The Bank’s principal standing committees are the Executive, Loan, Compensation and Audit Committees.

The following is a summary of the principal committees of the Board of Directors.

The Executive Committee of the Board of Directors is composed of Directors Luckett, Latimer, Huguely, Veith, Goodbody and Carlin. To the extent authorized by the Board of Directors and Equitable’s bylaws, this Committee exercises all of the authority of the Board of Directors between board meetings and meets on a monthly basis. During fiscal 2002, the Executive Committee met 12 times.

The Loan Committee reviews applications for all first trust loans amounting to more than $500,000 and for other types of loans in excess of lesser amounts, and recommends approval or disapproval to the full Board. The Loan Committee consists of Directors Huguely and Veith, Officers Hynes, Lucas and Yamada, and one additional member of the Board of Directors on a rotating basis. The Loan Committee held 12 meetings during fiscal 2002.

The Compensation Committee is responsible for establishing the general levels of salary adjustments, reviewing individual senior officer’s salaries, and reviewing, approving and recommending all changes in employee benefit plans. The Compensation Committee is comprised of Directors Latimer, Luckett, Huguely, Goodbody and Carlin. The Compensation Committee met one time during fiscal 2002.

The Audit Committee is responsible for directing and overseeing Equitable’s internal auditor and the activities of the external auditor. The Committee is comprised of Directors Latimer, Luckett, Huguely, Goodbody and Carlin. This Committee held four meetings during fiscal 2002.

Equitable has no standing nominating committee. The full Board of Directors acts as a nominating committee for the annual selection of its nominees. While the Board of Directors will consider nominees recommended by others, it has not actively solicited nominations nor established any procedures for this purpose.

Director Compensation

During fiscal 2002, non-employee directors were paid $24,600 per annum except for the Chairman of the Board, who received $30,000 per annum.

Executive Officers of the Registrant

See “Executive Officers of the Registrant” contained in Part I of this Annual Report on Form 10-K and incorporated by reference hereto.

Item 11.    Executive Compensation

The following table sets forth information regarding compensation paid by the Bank to its named executive officers for services rendered during the periods indicated. No other executive officer made in excess of $100,000 during the year ended September 30, 2002.

SUMMARY COMPENSATION TABLE
Annual Compensation(1)							Long Term Compensation Awards
Name and Principal Position	Year		Salary ($)	Bonus ($)		Restricted Stock Award(s) ($)	Options/ SARs (#)
Timothy F. Veith, President and Chief	2002		$170,000	$51,319	(2)	$—	—
Executive Officer	2001		$116,000	$53,125	(3)	$—	1,200
	2000		$110,000	$29,000		$—	5,000

David E. Hynes, Executive Vice	2002		$140,000	$33,810	(2)	$—	—
President, Chief Financial Officer	2001		$103,000	$35,000	(3)	$—	1,100
and Chief Operating Officer	2000		$93,000	$19,600		$—	4,000

Barbara A. Lucas, Executive Vice	2002		$130,000	$28,256	(2)	$—	—
President and Chief Lending	2001		$91,000	$29,250	(3)	$—	1,100
Officer(3)	2000		$86,500	$16,380		$—	4,000

Kathleen T. Yamada, Senior Vice President—Mortgage Lending and Corporate Secretary	2002	(4)	$90,000	$10,868		$—	—

Daniel A. Russo, Senior Vice President, Controller	2002	(4)	$90,000	$10,868		$—	—

(1)	The named executive officers did not receive any additional benefits or perquisites that exceeded, in the aggregate, the lesser of 10% of his or her salary and bonus, or $50,000.
(2)	Bonus was paid on November 8, 2002 and was based on compensation received for fiscal 2003 pursuant to the Bank’s Senior Management Incentive and Bonus Plan.
(3)	Bonus was paid on October 26, 2001 and was based on compensation received for fiscal 2002 pursuant to the Bank’s Senior Management Incentive and Bonus Plan.
(4)	Prior to fiscal 2002, Ms. Yamada and Mr. Russo did not qualify as an executive officer who earned in excess of $100,000 in salary and benefits.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End

Option Values. The following table sets forth certain information concerning the number and value of stock options held at September 30, 2002, by the named executive officers. “In-the-money” means that the market price of the Bank’s common stock is greater than the exercise price of the option on the date specified. The value of unexercised in-the-money options is the difference between the option exercise price and the market value of the Bank’s common stock at the presumed time of exercise. The actual gain, if any, the executive recognizes will depend on the market price of the Bank’s common stock at the time of exercise.

			Number of Unexercised Options at FY-End(#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy F. Veith, President and Chief Executive Officer	—	$—	31,950	1,250	$674,425	$19,345

David E. Hynes, Executive Vice President, Chief Financial Officer and Chief Operating Officer	—	—	22,100	1,000	421,720	18,700

Barbara A. Lucas, Executive Vice President and Chief Lending Officer	—	—	21,600	1,000	417,724	18,700

Kathleen T. Yamada, Senior Vice President—Mortgage Lending and Corporate Secretary	—	—	15,525	875	307,547	13,562

Daniel A. Russo, Senior Vice President, Controller	—	—	10,725	875	167,387	13,562

(1)
Value is based upon $34.20, the average of the high and low price per share of the Bank’s common stock as reported on the Nasdaq National Market on September 30, 2002, less the exercise price for each respective option share.

Employment Agreements

The Bank has entered into employment agreements with Officers Veith, Lucas, Hynes, Russo and Yamada. The employment agreements are designed to assist the Bank in maintaining a stable and competent management team. The continued success of the Bank depends to a significant degree on the skills and competence of its officers. The employment agreements originally provided for an annual base salary in an amount not less than the employee’s current salary and terms of three years, with extensions of one year on each anniversary of the effective date of the agreements, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. The employment agreements for each of the above officers are renewed quarterly. The agreements provide for termination upon the employee’s death, for cause or in certain events specified by federal regulations. The employment agreements are also terminable by the employee upon 90 days notice to the Bank.

Compensation Committee Interlocks and Insider Participation

The Bank’s compensation plans and matters are administered by the Compensation Committee and the Stock Option Committee. The members of these two committees are identical and consist of Directors Latimer, Luckett, Huguely, Goodbody and Carlin. Mr. Carlin is a partner in the law firm Carlin, Bradshaw, Thomas & Yeatman, LLP, which has, in the past, provided legal services to the Bank. During fiscal 2002, no legal fees were paid to Mr. Carlin’s firm.

Section 16(a) of the Securities Exchange Act of 1934 requires the Bank’s directors and executive officers, and persons who own more than 10% of a registered class of the Bank’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Bank. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Bank with copies of all Section 16 (a) forms they file.

To the Bank’s knowledge, based solely on a review of the copies of such reports furnished to the Bank and written representations that no other reports were required, during the last fiscal year ended September 30, 2002, all section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

Compensation Committee Report on Executive Compensation

Under rules established by the Securities and Exchange Commission (“SEC”) and followed by the Office of Thrift Supervision (the “OTS”), the Bank is required to provide certain data and information in regard to the compensation and benefits provided to the Bank’s Chief Executive Officer and other executive officers of the Bank. In fulfillment of this requirement, the Compensation Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

General. The Board of Directors of the Bank has delegated to the Compensation Committee the responsibility and authority to oversee the general compensation policies of the Bank, to establish compensation plans and specific compensation levels for executive officers, and to review the recommendations of management for compensation and benefits for other officers and employees of the Bank. The Board’s Stock Option Committee oversees the Bank’s Amended and Restated Stock Option and Incentive Plan (“Stock Option Plan”) which includes the authority to grant awards in the form of stock options, stock appreciation rights, and restricted stock to the Bank’s directors and officers. Each award is made on such terms and conditions, consistent with the Stock Option Plan, as the Stock Option Committee determines appropriate. Currently, the members of the Compensation Committee and the Stock Option Committee are identical.

The Compensation Committee has developed an executive compensation policy designed to: (i) offer competitive compensation packages in order to attract, motivate, retain and reward those key executive officers who are crucial to the long-term success of the Bank; and (ii) encourage decision making that maximizes long-term stockholder value. The Compensation Committee’s primary compensation objective is to ensure that compensation is tied to the achievement of both short term and longer term objectives established in conjunction with the Bank’s annual planning process.

Executive Compensation Policy. The compensation package provided to the executive officers of the Bank is composed principally of base salary and annual incentive bonus awards. Executive officers also participate in other benefit plans available to all eligible employees. The Compensation Committee periodically reviews the various elements of the compensation package available to executive officers in consideration of the policies described above. The Compensation Committee met one time in fiscal 2002 to review employee related compensation/benefit issues in general and to review and recommend the base salary and bonuses of the Bank’s senior officers.

Base Salary. It is the policy of the Compensation Committee to annually review and compare executive compensation packages, including base salaries paid or proposed to be paid, with compensation packages and base salaries offered by other financial institutions with total assets and performance results comparable to those of the Bank, as well as to compare the complexities of the positions under consideration with similar jobs in other financial institutions regardless of asset size. This information is primarily derived from third party sources that provide compensation data and analysis from publicly held companies in the Bank’s market area. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position’s impact on both short term and long term corporate objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his management objectives for the plan year, and the officer’s overall performance in managing his area of responsibility. The Compensation Committee’s decisions are discretionary and no quantifiable formula is utilized in the decision making process.

Senior Management Incentive Compensation Plan. The Bank’s Senior Management Incentive Compensation Plan program is designed to motivate executives by recognizing and rewarding performance. The annual incentive program is used to compensate executives based on the Bank’s profitability and achievement of individual performance goals. Generally, a minimum profitability threshold must be achieved before any incentive may be earned.

Each year, the Committee establishes an incentive payout schedule based on the achievement of the Bank’s annual financial objectives. Each participant has a competitive target award expressed as a percentage of salary, which varies according to level of responsibility. Further, each participant’s target award generally includes both corporate and individual components, which are weighted according to the executive’s sphere of responsibility. Bonus payments were awarded to each member of senior management in recognition of the Bank’s achievement of profit projections and that individual’s performance during fiscal 2002.

Stock Options. No stock options were awarded during fiscal 2002. The granting of options is totally discretionary and options are awarded based on an assessment of the director’s or employee’s contribution to the success and growth of the Bank. The grant of stock options to the executive officers must be approved by the Stock Option Committee and are generally made upon the recommendation of the Chief Executive Officer. The Stock Option Committee’s decision is based on the level of an executive’s position with the Bank, an evaluation of the executive’s past and expected performance and the number of outstanding and previously granted options. Providing executives with opportunities to acquire an interest in the growth and prosperity of the Bank through the grant of stock options will enable the Bank to attract and retain qualified and experienced executive officers and offer additional long term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives’ interests with those of the Bank’s stockholders, since the ultimate value of this compensation is directly dependent on the stock price.

Benefit Plans. The Compensation Committee’s policy with respect to employee benefit plans is to provide competitive benefits to employees of the Bank, including executive officers. The Compensation Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

Chief Executive Officer. Total compensation paid to Mr. Veith, the Chief Executive Officer, for fiscal 2002 was $221,319. In determining total compensation paid to the Chief Executive Officer, the Compensation Committee considered factors relating to the performance of the Bank including (i) the level of operating profit and (ii) goals relating to efficiency ratios, fee income, loan volume, asset quality, Community Reinvestment Act compliance and the Bank’s infrastructure. Approximately 30% ($51,319) of Mr. Veith’s total compensation was granted under the Bank’s Incentive Compensation Plan in recognition of Mr. Veith’s excellence in performance, leadership, and the Bank’s achievement of profit and growth projections.

Richard L. Latimer
Gordon N. Luckett
Geoffrey A. Huguely
C. Brian Carlin
Garrett Goodbody

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Bank’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee. The Audit Committee consists of the following members of the Bank’s Board of Directors: Richard L. Latimer, Gordon N. Luckett, Geoffrey A. Huguely, Garrett Goodbody and C. Brian Carlin. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting and tax compliance. The Audit Committee’s primary duties and responsibilities are to (1) serve as an independent and objective party to monitor the Bank’s financial reporting process and internal control system; (2) review and appraise the audit efforts of the Bank’s independent accountants and internal audit department; (3) evaluate the Bank’s quarterly financial performance as well as its compliance with laws and regulations; and (4) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

Review of the Bank’s Audited Financial Statements for the Fiscal Year ended September 30, 2002. The Audit Committee has reviewed and discussed the audited financial statements of the Bank for the fiscal year ended September 30, 2002 with the Bank’s management. The Audit Committee has discussed with BDO Seidman, the Bank’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from BDO Seidman required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of BDO Seidman with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Bank’s audited financial statements be included in the Bank’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the OTS.

Richard L. Latimer
Gordon N. Luckett
Geoffrey A. Huguely
C. Brian Carlin
Garrett Goodbody

Comparative Stock Performance Presentation

The rules and regulations of the SEC require the presentation of a line graph comparing, over a period of five years, the cumulative total stockholder return for the performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by the company. The following graph compares the performance of the Bank’s common stock with the Nasdaq Market Index and the Media General Savings and Loan Index. The comparison assumes $100 was invested on September 30, 1997 in the Bank’s common stock and in each of the foregoing indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

	09/30/1997	09/30/1998	09/30/1999	09/29/2000	09/28/2001	09/30/2002
Equitable Bank	100.00	116.67	90.18	62.50	105.00	162.86
Savings & Loan Index	100.00	88.24	84.86	103.69	138.31	145.14
NASDAQ Market Index	100.00	103.92	168.12	229.98	94.23	75.81

Item 12.    Security Ownership of Certain Beneficial Owners and Management and                    Related Stockholder Matters

The following table sets forth information as of September 30, 2002 with respect to compensation plans under which shares of Bank common stock may be issued.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	242,207	$14.12	—
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	242,207	$14.12	—

Voting Securities and Principal Holders Thereof

As of December 16, 2002, the Bank had 1,397,727 shares of common stock issued and outstanding. The following table sets forth information regarding share ownership of (i) those persons or entities known by management to beneficially own more than five percent of the Bank’s common stock; (ii) the shares of common stock beneficially owned by the individuals listed under the heading “Named Executive Officers;” and (iii) all current directors and executive officers of the Bank as a group.

Beneficial Owner	Shares Beneficially Owned	Percent of Class
Financial Savings Partners, L.P.(1)	67,880	5.0%
477 Madison Avenue
New York, New York 10022

Jeffrey L. Gendell(2)	122,400	8.8
Tontine Management, L.L.C.
Tontine Financial Partners, L.P.
200 Park Avenue, Suite 3900
New York, New York 10166

John W. Palmer(3)	122,650	8.8
Richard J. Lashly
Garrett Goodbody
Financial Edge Fund, L.P.
Financial Edge—Strategic Fund, L.P.
PL Capital, LLC
Goodbody/PL Capital L.P.
Goodbody/PL Capital LLC
Archimedes Overseas LTD
20 East Jefferson Avenue, Suite 22
Naperville, Illinois 60540

Directors and Named Executive Officers
Gordon N. Luckett(4)	37,680	2.64
Richard L. Latimer(5)	28,024	1.98
Geoffrey A. Huguely(6)	31,250	2.21
C. Brian Carlin(7)	19,698	1.39
Garrett Goodbody(8)	122,650	8.57
Timothy F. Veith, President and Chief Executive Officer(9)	37,400	2.61
David E. Hynes, Executive Vice President, Chief Financial Officer and Chief Operating Officer(10)	15,739	1.13
Barbara A. Lucas, Executive Vice President and Chief Lending Officer(11)	11,101	*
Kathleen T. Yamada, Senior Vice President—Mortgage Lending and Corporate Secretary(12)	2,135	*
Daniel A. Russo, Senior Vice President, Controller(13)	6,735	*
All executive officers and directors, as a group (10 persons)(14)	312,412	20.62%

*	Less than 1%.
(1)
As reported by Financial Savings Partners, L.P., a limited partnership, in an amended statement dated December 31, 1997 on Schedule 13D under the Securities Exchange Act of 1934. The partnership reported sole voting and investment power of all of the shares.

(2)
As reported by Jeffrey L. Gendell, Tontine Management, L.L.C. (“Tontine Management”) and Tontine Financial Partners, L.P. (“Tontine Financial”) in a statement dated March 10, 2000 on Amendment No. 2 to Schedule 13 D under the Securities Exchange Act of 1934. Mr. Gendell, Tontine Management and Tontine Financial each reported shared voting and investment power over all the shares.

(3)
As reported by John W. Palmer, Richard J. Lashly, Garrett Goodbody, Financial Edge Fund, L.P., Financial Edge—Strategic Fund, L.P., PL Capital, LLC, Goodbody/PL Capital L.P., Goodbody/PL Capital LLC and Archimedes Overseas LTD in an amended statement dated November 13, 2001 on Schedule 13D under the Securities Exchange Act of 1934. John W. Palmer, Richard J. Lashly and Garrett Goodbody do not directly own any shares of the Bank. However, Messrs. Palmer, Lashly and Goodbody each reported shared voting and investment power obtained through partnership agreements.

(4)	Includes 27,600 shares subject to currently exercisable options or options that are exercisable within 60 days of December 16, 2002.
(5)	Includes 17,600 shares subject to currently exercisable options or options that are exercisable within 60 days of December 16, 2002.
(6)	Includes 17,600 shares subject to currently exercisable options or options that are exercisable within 60 days of December 16, 2002.
(7)	Includes 17,600 shares subject to currently exercisable options or options that are exercisable within 60 days of December 16, 2002.
(8)	See Footnote 3.
(9)	Includes 33,200 shares subject to currently exercisable options or options that are exercisable within 60 days of December 16, 2002.
(10)	Includes 1,000 shares subject to currently exercisable options or options that are exercisable within 60 days of December 16, 2002.
(11)	Includes 1,000 shares subject to currently exercisable options or options that are exercisable within 60 days of December 16, 2002.
(12)	Includes 875 shares subject to currently exercisable options or options that are exercisable within 60 days of December 16, 2002.
(13)	Includes 875 shares subject to currently exercisable options or options that are exercisable within 60 days of December 16, 2002.
(14)
Includes shares held directly, as well as 117,350 vested shares or shares which will vest within 60 days, which executive officers and directors of the Bank have a right to acquire pursuant to options granted under the Bank’s Stock Option and Incentive Plan (“Stock Option Plan”) and 23,940 shares held by the Bank’s pension plan.

Item 13.    Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

Equitable, like many financial institutions, has followed a policy of granting loans to its officers, directors and employees, generally for the financing of their personal residences and for certain consumer purposes. These loans are made in the ordinary course of business on substantially the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and employees must be approved by the Bank’s loan committee. All loans by the Bank to its directors and executive officers are subject to federal regulations restricting loan and other transactions with affiliated persons of the Bank. In accordance with federal law, all loans made by the Bank to directors and executive officers were made on terms and conditions comparable to those for similar transactions with non-affiliates. Loans to all directors and executive officers and their associates totaled approximately $2.3 million at September 30, 2002, which was approximately 7.5% of the Bank’s stockholders’ equity at that date.

PART IV

Item 14.    Controls and Procedures

(a)
Evaluation of Disclosure Controls and Procedures: An evaluation of the Bank’s disclosure controls and procedures (as defined in Section 13(a)-14(c) of the Securities Exchange Act of 1934 (the “Act”) was carried out under the supervision and with the participation of the Bank’s Chief Executive Officer, Chief Financial Officer and several other members of the company’s senior management within the 90-day period preceding the filing date of this annual report. The Bank’s Chief Executive Officer and Chief Financial Officer concluded that the Bank’s disclosure controls and procedures as currently in effect are effective in ensuring that the information required to be disclosed by the Bank in the reports it files or submits under the Act is (i) accumulated and communicated to the Bank’s management (including the Chief Executive Officer and Chief Financial Officer) in a timely manner, and (ii) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

(b)
Changes in Internal Controls: In the quarter ended September 30, 2002, the Bank did not make any significant changes in, nor take any corrective actions regarding, its internal controls or other factors that could significantly affect these controls.

Item 15.    Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)(1) Financial Statements:

The following information appearing in Part I, Item 8 of this Form 10-K is incorporated herein by reference.

Independent Auditors’ Report

Consolidated Statements of Financial Condition at September 30, 2002 and 2001

Consolidated Statements of Income for the Years Ended September 30, 2002, 2001 and 2000

Consolidated Statements of Stockholders’ Equity for the Years Ended September 30, 2002, 2001 and 2000

Consolidated Statements of Cash Flows for the Years Ended September 30, 2002, 2001 and 2000

(a)(3) Exhibits:

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit Number Attached Hereto	Sequential Page Where Attached Exhibits Are Located in This Annual Report on Form 10-K
2	Plan of acquisition, reorganization, arrangement, liquidation, or succession	None	Not applicable
3	Articles of Incorporation and Bylaws	*	Not applicable
4	Instruments defining the rights of security holders, including indentures:
	Common Stock Certificate	*	Not applicable
9	Voting trust agreement and amendments	None	Not applicable
10	Material contracts:
	(a) Stock Option and Incentive Plan, as amended	**	Not applicable
(b) Employment Agreements:
	Timothy F. Veith (dated December 12, 2000)	++	Not applicable
	David E. Hynes (dated December 12, 2000)	++	Not applicable
	Barbara A. Lucas (dated December 12, 2000)	++	Not applicable
	Daniel A. Russo (dated December 12, 2000)	++	Not applicable
	Kathleen T. Yamada (dated December 12, 2000)	++	Not applicable
	(c) Standstill Agreement dated November 12, 2001 between the Bank and PL Capital Group	***
11	Statement re computation of per share earnings	None	Not applicable
13	Annual Report to Security Holders for the last fiscal year,
	Form 10-Q or 10QSB or quarterly report to security holders	None	Not applicable
16	Letter on change in certifying accountant	None	Not applicable
18	Letter on change in accounting principles	None	Not applicable
21	Subsidiaries of Registrant	****	Not applicable
22	Published report regarding matters submitted to vote of security holders	None	Not applicable
23	Consent of Experts and Counsel	None	Not applicable
24	Power of Attorney	Not required	Not applicable
28	Information from reports furnished to state insurance regulatory authorities	None	Not applicable
99	Additional Exhibits	None	Not applicable

*Filed on August 3, 1993 as exhibits to the Registrant’s Pre-Effective Amendment No. One to the Application for Approval of Conversion on Form AC dated August 3, 1993. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

**Filed on December 18, 1995 as an exhibit to the Registrant’s definitive proxy materials for an annual meeting of stockholders held on January 24, 1996. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

***Filed on November 16, 2001, as an exhibit to the Registrant’s Current Report on Form 8-K. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

****Filed on December 22, 1995 as exhibits to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

++Filed on December 28, 2001, as an exhibit to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

(b)	Reports on Form 8-K:

A Form 8-K was filed on September 27, 2002 regarding the proposed merger of Equitable Bank with BB&T Corporation.

SIGNATURES

In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EQUITABLE BANK

Date:	January 29, 2003	By:	/S/ TIMOTHY F. VEITH
Timothy F. Veith President, CEO, and Director (Duly Authorized Representative)

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TIMOTHY F. VEITH Timothy F. Veith	President, CEO, and Director	January 29, 2003

/S/ C. BRIAN CARLIN C. Brian Carlin	Director	January 29, 2003

/s/ GARRETT GOODBODY Garrett Goodbody	Director	January 29, 2003

/S/ RICHARD L. LATIMER Richard L. Latimer	Director	January 29, 2003

Geoffrey A. Huguely	Director

Gordon N. Luckett	Director

/S/ DAVID E. HYNES David E. Hynes	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	January 29, 2003

I, Timothy F. Veith, certify that:

1.	I have reviewed this annual report on Form 10-K of Equitable Bank;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c)	presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.
The registrant’s other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: January 29, 2003

/s/ Timothy F. Veith
Timothy F. Veith President and Chief Executive Officer

I, David E. Hynes, certify that:

1.	I have reviewed this annual report on Form 10-K of Equitable Bank;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.
The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a)
designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c)	presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.
The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.
The registrant’s other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: January 29, 2003

/s/ David E. Hynes
David E. Hynes Executive Vice President, Chief Operating Officer and Chief Financial Officer

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Equitable Bank (the “Bank”) that the Annual Report of the Bank on Form 10-K for the fiscal year ended September 30, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Bank as of the dates and for the periods presented in the financial statements included in such report.

Date:	January 29, 2003	By:	/S/ TIMOTHY F. VEITH
Timothy F. Veith President and Chief Executive Officer (Principal Executive Officer)

Date:	January 29, 2003	By:	/S/ DAVID E. HYNES
David E. Hynes Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Executive Officer)

Appendix C

KEEFE, BRUYETTE & WOODS, INC.
SPECIALISTS IN FINANCIAL SERVICES

211 BRADENTON AVE.        DUBLIN, OH 43017

PHONE	FAX
614-766-0400	614-766-0400

September 27, 2002

Board of Directors
Equitable Bank
11501 Georgia Ave
Wheaton, MD        20902

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Equitable Bank (“EQSB”), of the consideration to be paid by EQSB in the merger (the “Merger”) between EQSB and BB&T Corporation (“BBT”). We have not been requested to opine as to, and our opinion does not in any manner address, EQSB’s underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Reorganization, dated September 27, 2002, by and among EQSB and BBT (the “Agreement”), at the effective time of the Merger, BBT will acquire all of EQSB’s issued and outstanding shares of common stock. EQSB shareholders will receive one (1.0) share of BBT stock for each share of EQSB’s common stock outstanding. In addition, the holders of EQSB stock options will have the right to convert their options to BB&T stock options as provided in Section 2.9 of the Agreement. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by BBT including (i) the Agreement (ii) Annual Report, Proxy Statement and Form 10-K for the years ended December 31, 2001, 2000 and 1999 (iii) and other information we deemed relevant. We discussed with senior management of BBT, the current position and prospective outlook for BBT. We considered historical returns and the prices of recorded transactions in BBT’s common stock for the last ten years. We reviewed financial and stock market data of other savings

Board of Directors
Equitable Bank
September 27, 2002

institutions, particularly in the mid-Atlantic region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

For EQSB, we reviewed the audited financial statements, 10-K’s, and Proxy Statements for the years ended September 30, 1999, 2000 and 2001, and certain other information deemed relevant. We also discussed with senior management of EQSB, the current position and prospective outlook for EQSB.

For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by EQSB and BBT and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from BBT, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of BBT’s management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of BBT or EQSB. We have further relied on the assurances of management of BBT and EQSB that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to BBT or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to EQSB in connection with the Merger and will receive a fee for such services. In addition, EQSB has agreed to indemnify us for certain liabilities arising out of our engagement by EQSB in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by BBT in the Merger is fair, from a financial point of view, to the stockholders of EQSB.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of EQSB used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of EQSB in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,

/s/    KEEFE, BRUYETTE, & WOODS, INC.
Keefe, Bruyette, & Woods, Inc.

PART II.    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his or her defense of a proceeding to which he or she is a party because of his or her status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he or she is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him or her, the corporation may not indemnify him or her. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

The registrant’s bylaws provide for the indemnification of any director or officer of the registrant against liabilities and litigation expenses arising out of his or her status as such, excluding: (i) any liabilities or litigation expenses relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interest of the registrant; and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

The registrant’s articles of incorporation provide for the elimination of the personal liability of each director of the registrant to the fullest extent permitted by law.

The registrant maintains directors’ and officers’ liability insurance that, in general, insures: (i) the registrant’s directors and officers against loss by reason of any of their wrongful acts; and (ii) the registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 21.    Exhibits and Financial Statement Schedules

(a)    The following documents are filed as exhibits to this registration statement on Form S-4:

Exhibit No.		Description

2
Amended and Restated Agreement and Plan of Reorganization dated as of November 12, 2002 between Equitable Bank, Branch Banking and Trust Company and BB&T Corporation (included as Appendix A to the proxy statement/prospectus)

4	(a)
Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant related to Junior Participating Preferred Stock (Incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K filed March 17, 1997)

Exhibit No.		Description

4	(b)
Rights Agreement dated as of December 17, 1996 between the Registrant and Branch Banking and Trust Company, Rights Agent (Incorporated herein by reference to Exhibit 1 to the Registrant’s Form 8-A filed January 10, 1997)

4	(c)
Subordinated Indenture (including Form of Subordinated Debt Security) between the Registrant and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996 (Incorporated herein by reference to Exhibit 4(d) to Registration No. 333-02899)

4	(d)
Senior Indenture (including Form of Senior Debt Security) between the Registrant and State Street Bank and Trust company, Trustee, dated as of May 24, 1996 (Incorporated herein by reference to Exhibit 4(c) to Registration No. 333-02899)

5		Form of Opinion of Womble Carlyle Sandridge & Rice, PLLC

8		Form of Opinion of Womble Carlyle Sandridge & Rice, PLLC

23	(a)	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5)

23	(b)	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 8)

23	(d)	Consent of BDO Seidman, LLP

23	(e)	Consent of Keefe, Bruyette & Woods, Inc.

24		Power of Attorney*

99	(a)	Form of Equitable Bank Proxy Card

99	(b)	Option Agreement dated as of September 27, 2002 between Equitable Bank and BB&T Corporation*

*	previously filed

(b)    Financial statement schedules: The securities filings and financial statements of Equitable Bank are included as Appendix B to the proxy statement/prospectus.

(c)    Reports, opinion or appraisals: The opinion of Keefe, Bruyette & Woods, Inc. is included as Appendix C to the proxy statement/prospectus.

Item 22.    Undertakings

A.    The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

D.    The registrant undertakes that every prospectus (i) that is filed pursuant to Paragraph (C) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

F.    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

G.    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on January 31, 2003.

BB&T CORPORATION

By:	/s/ JERONE C. HERRING
Name:	Jerone C. Herring
Title:	Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on January 31, 2003.

/s/ JOHN A. ALLISON*		/s/ SCOTT E. REED*
Name:	John A. Allison, IV	Name:	Scott E. Reed
Title:	Chairman of the Board and Chief Executive Officer (principal executive officer)	Title:	Senior Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ SHERRY A. KELLETT*		/s/ ALFRED E. CLEVELAND*
Name:	Sherry A. Kellett	Name:	Alfred E. Cleveland
Title:	Senior Executive Vice President and Controller (principal accounting officer)	Title:	Director

/s/ RONALD E. DEAL*
Name:	Nelle Ratrie Chilton	Name:	Ronald E. Deal
Title:	Director	Title:	Director

/s/ TOM D. EFIRD*		/s/ L. VINCENT HACKLEY*
Name:	Tom D. Efird	Name:	L. Vincent Hackley
Title:	Director	Title:	Director

/s/ PAUL S. GOLDSMITH*		/s/ RICHARD JANEWAY, M.D.*
Name:	Paul S. Goldsmith	Name:	Richard Janeway, M.D.
Title:	Director	Title:	Director

/s/ JANE P. HELM*		/s/ JAMES H. MAYNARD*
Name:	Jane P. Helm	Name:	James H. Maynard
Title:	Director	Title:	Director

/s/ J. ERNEST LATHEM, M.D.*		/s/ ALBERT O. MCCAULEY*
Name:	J. Ernest Lathem, M.D.	Name:	Albert O. McCauley
Title:	Director	Title:	Director

/s/ RICHARD L. PLAYER, JR.*
Name:	Joseph A. McAleer, Jr.	Name:	Richard L. Player, Jr.
Title:	Director	Title:	Director

/s/ NIDO R. QUBEIN*
Name:	J. Holmes Morrison	Name:	Nido R. Qubein
Title:	Director	Title:	Director

/s/ E. RHONE SASSER*		/s/ JACK E. SHAW*
Name:	E. Rhone Sasser	Name:	Jack E. Shaw
Title:	Director	Title:	Director

*By:	/s/ JERONE C. HERRING
Jerone C. Herring
Attorney-in-Fact